Exhibit 10.13

FRANCHISE DISCLOSURE DOCUMENT

The Joint Corp. 16767 N. Perimeter Dr., Suite 240 Scottsdale, Arizona 85260 Telephone (480) 245-5960 www.thejoint.com

We offer single unit location franchises (referred hereto hereafter individually as a “Location” or collectively as “Locations”). Each Location franchise will conduct business under the name of The Joint…The Chiropractic Place™ and will own and operate a business that will manage clinics that specialize in providing chiropractic services and products to the general public through licensed chiropractic professionals (“Clinic(s)”). Each Location will report and receive support directly from our corporate headquarters.

The total investment necessary to begin operation of a Location ranges from $130,625 to $325,925. The total investment includes the initial franchise fee of $29,000 that must be paid to the franchisor or affiliate for a Location (“Location Franchise”).

This disclosure document (“Disclosure Document”) summarizes certain provisions of your franchise agreement and other information in plain English. Read this Disclosure Document and all accompanying agreements carefully. You must receive this Disclosure Document at least fourteen (14) calendar days before you sign a binding agreement with, or make any payment to, us or an affiliate in connection with the proposed franchise sale. Note, however that no government agency has verified the information contained in this document.

You may wish to receive your Disclosure Document in another format that is more convenient for you. To discuss the availability of disclosures in different formats, contact Chad Everts, at The Joint Corp., 16767 N. Perimeter Dr., Suite 240, Scottsdale, AZ 85260, telephone (480) 245-5960.

The terms of your contract will govern your franchise relationship. Don’t rely on the Disclosure Document alone to understand your contract. Read your entire contract carefully. Show your contract and this Disclosure Document to an advisor, like a lawyer or accountant.

Buying a franchise is a complex investment. The information in this Disclosure Document can help you make up your mind. More information on franchising, such as “A Consumer’s Guide to Buying a Franchise,” which can help you understand how to use this disclosure document is available from the Federal Trade Commission. You can contact the FTC at 1-877-FTC-HELP or by writing to the FTC at 600 Pennsylvania Avenue NW, Washington, DC 20580. You can also visit the FTC’s home page at www.ftc.gov for additional information on franchising. Call your state agency or visit your public library for other sources of information on franchising.

There may be laws on franchising in your state. Ask your state agencies about them.

Issuance Date: March 28, 2014

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

i

STATE COVER PAGE

Your state may have a franchise law that requires a franchise to register or file with a state franchise administrator before offering or selling in your state. REGISTRATION OF A FRANCHISE BY A STATE DOES NOT MEAN THAT THE STATE RECOMMENDS THE FRANCHISE OR HAS VERIFIED THE INFORMATION IN THIS DISCLOSURE DOCUMENT.

Call the state franchise administrator listed in Exhibit A for information about the franchisor or about franchising in your state.

MANY FRANCHISE AGREEMENTS DO NOT ALLOW YOU TO RENEW UNCONDITIONALLY AFTER THE INITIAL TERM EXPIRES. YOU MAY HAVE TO SIGN A NEW AGREEMENT WITH DIFFERENT TERMS AND CONDITIONS IN ORDER TO CONTINUE TO OPERATE YOUR BUSINESS. BEFORE YOU BUY, CONSIDER WHAT RIGHTS YOU HAVE TO RENEW YOUR FRANCHISE, IF ANY, AND WHAT TERMS YOU MIGHT HAVE TO ACCEPT IN ORDER TO RENEW.

Please consider the following RISK FACTORS before you buy this franchise.

1.	THE FRANCHISE AGREEMENT REQUIRES YOU TO RESOLVE DISPUTES WITH US BY ARBITRATION ONLY IN ARIZONA. OUT OF STATE ARBITRATION MAY FORCE YOU TO ACCEPT A LESS FAVORABLE SETTLEMENT. IT ALSO MAY COST MORE ARBITRATION WITH US IN ARIZONA THAN IN YOUR OWN STATE.

2.	THE FRANCHISE AGREEMENT STATES THAT ARIZONA LAW GOVERNS THE AGREEMENT, AND THIS LAW MAY NOT PROVIDE THE SAME PROTECTION AND BENEFITS AS LOCAL LAW. YOU MAY WANT TO COMPARE THESE LAWS.

3.	YOU, YOUR SPOUSE(S), AND/OR EACH SPOUSE OF YOU OR THE OWNERS/PARTNERS/MEMBERS, OF YOU IF YOU ARE A LEGAL ENTITY, MAY HAVE TO SIGN A PERSONAL GUARANTY AND PERSONALLY GUARANTEE ALL OBLIGATIONS OF THE FRANCHISED BUSINESS, WHETHER OR NOT YOUR SPOUSE(S) IS/ARE INVOLVED IN THE OPERATION OF THE BUSINESS. THIS REQUIREMENT PLACES AT RISK THE PERSONAL ASSETS OF YOU, THE OWNERS/PARTNERS/MEMBERS OF YOU IF YOU ARE A LEGAL ENTITY, AND/OR YOUR SPOUSE(S).

4.	THERE MAY BE OTHER RISKS CONCERNING THIS FRANCHISE.

We use the services of one or more franchise brokers or referral sources to assist us in selling our franchise. A franchise broker or referral source is our agent and represents us, not you. We pay this person a fee for selling our franchise or referring you to us. You should be sure to do your own investigation of the franchise.

Effective Date: March 28, 2014, except for the States listed below.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

ii

The effective dates of registration of this Disclosure Document in these states are:

State	Effective Date
California	May 30, 2014
Hawaii	April 22, 2014
Illinois	Pending
Indiana	April 22, 2014
Maryland	Pending
Michigan	May 29, 2014
Minnesota	April 22, 2014
New York	June 6, 2014
North Dakota	Not Registered
Rhode Island	April 21, 2014
South Dakota	Not Registered
Virginia	Pending
Washington	May 14, 2014
Wisconsin	April 14, 2014

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

iii

EXHIBITS TO DISCLOSURE DOCUMENT:

A — STATE ADMINISTRATORS/AGENTS FOR SERVICE OF PROCESS

B — FRANCHISE AGREEMENT FOR LOCATION FRANCHISES

C — OPERATIONS MANUAL FOR LOCATION FRANCHISES: TABLE OF CONTENTS

D — FINANCIAL STATEMENTS OF FRANCHISOR

E — CONFIDENTIALITY AGREEMENT

F — GUARANTY AND ASSUMPTION OF OBLIGATIONS

G — LIST OF FRANCHISE OWNERS

H — GENERAL RELEASE AGREEMENT

I — TRANSFER AGREEMENT

J — FORM UCC-1 FINANCING STATEMENT

K — STATE-SPECIFIC ADDENDA

L — MANAGEMENT AGREEMENT

M — AMENDMENT TO WAIVE MANAGEMENT AGREEMENT

N — STATE-SPECIFIC DISCLOSURES

O — REQUIRED VENDOR AGREEMENTS

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

iv

Item 1

THE FRANCHISOR, AND ANY PARENTS,

PREDECESSORS AND AFFILIATES

The Joint Corp., a Delaware corporation, is offering prospective Franchise Owners the opportunity to operate a Location franchise in accordance with the terms described in this Disclosure Document. To simplify the language in this Disclosure Document, the terms, “We,” “Us,” “the Company,” or “The Joint” mean The Joint Corp., the franchisor (but not the Company’s officers, directors, agents or employees). “You” or “Franchise Owner” mean the person who buys a franchise from us. The term “Location” or “Locations” mean one or several The Joint single-unit franchises. If you are a corporation, partnership or other entity, our Franchise Agreement will also apply to your owners, officers and directors. Unless otherwise indicated, the term “Franchised Business” means a The Joint franchise.

The Franchisor, and any Parents Predecessor and Affiliates. We are a Delaware corporation, created on March 10, 2010. Our predecessor for the purpose of this Franchise Disclosure Document was The Joint Franchise Co., LLC, an Arizona limited liability company organized on February 21, 2003. However, The Joint Corp. did not take over, or merge with, The Joint Franchise Co., LLC but merely bought the assets from The Joint Franchise Co., LLC, including the existing franchise agreements between The Joint Franchise Co., LLC and its franchisees. We have no affiliates.

Our principal business and mailing address is 16767 N. Perimeter Dr., Suite 240, Scottsdale, Arizona 85260. Our telephone number is (480) 245-5960 and our facsimile number is (480) 513-7989. Our agent for service of process is disclosed in Exhibit A.

The principal business and mailing address of The Joint Franchise Co., LLC was 4300 Paces Ferry Road, #125, Atlanta, Georgia, 30339.

The Franchised Business. We currently offer a single-unit franchise or location franchise (“Location(s)”). Our predecessor began offering Location franchises in March 2003. We offered Regional Developer franchises from February 2011 until December 2013. We no longer offer Regional Developer franchises and do not intend to in the future. However, we have existing Regional Developer franchisees in our system.

We do not operate any company or affiliate -owned Location or Regional Developer franchises. The Company is not engaged in any other business.

We offer Location franchises to persons or legal entities that meet our qualifications, and are willing to undertake the investment and effort to own and operate businesses that will manage clinics that specialize in providing chiropractic services and products to the general public through licensed chiropractic professionals (“Clinic(s)”).

Our existing Regional Developer franchises have the right to solicit potential purchasers for our Location Franchises in a defined territory. Regional Developer Franchises also provide development and ongoing franchise support services to the Location Franchises within their defined territory. Regional Developer franchises are offered under a separate Disclosure Document. Depending on your area, you may have a Regional Developer franchise that assists us with your Location franchise.

Excepted where allowed otherwise by applicable law, each Clinic will be operated by one or more licensed chiropractors who will provide chiropractic services in the state in which the Clinic is located. We expect that these chiropractors will form a “PC”, which is a professional corporation (or similar entity, such as a professional limited liability company, if permitted under local and state laws) to own and operate the Clinic. If permitted by state and local law, the PC may be the same entity as your franchisee entity or have the same owners as the Franchised Business.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

1

To operate a Location franchise, you must enter into a Franchise Agreement with us. If you are a non-chiropractor Location franchisee, in addition to signing the Franchise Agreement with us, before you begin operating the Franchised Business, you must enter into a management agreement (“Management Agreement”) with a PC. Licensed chiropractic professionals and/or a PC are not required to execute a Management Agreement. Under a Management Agreement, a non-chiropractor Location franchisee will provide a PC with management and administrative services and support consistent with the System to support the PC's chiropractic practice and its delivery of chiropractic services and related products to patients at a Clinic, consistent with all applicable laws and regulations. Subject to changes that may be required by state law, you must use our applicable standard form(s) of Management Agreement (Exhibit L of this Disclosure Document), however, you may negotiate the monetary terms and, with our written consent, certain other terms of the relationship with a PC. You must obtain our written approval of the final Management Agreement prior to signing it with a PC. We must also approve the PC candidate. If you are not able to find a suitable chiropractor or chiropractors to create, own and staff the PC, we will attempt to help you find a suitable PC. You must have a Management Agreement in effect with a PC at all times during the operation of the Franchised Business.

The PC will employ and control the chiropractors and the other chiropractic professionals and staff who provide the actual chiropractic services required to be delivered at and through the Clinic. A non-chiropractor Location franchisee may not provide any actual chiropractor services, nor will it supervise, direct, control or suggest to the PC or its licensed chiropractors or employees the manner in which the PC provides or may provide chiropractic services to its patients (except as described below under “Waiver of Management Agreement.”). Due to various federal and state laws regarding the practice of chiropractic medicine, and the ownership and operation of chiropractic practices and health care businesses that provide chiropractic services, it is critical that you, as non-chiropractor Location franchisee, do not engage in practices that are, or may appear to be, the practice of chiropractic medicine. The PC must offer all chiropractic services in accordance with the Management Agreement and the System.

You must operate your Location at a site we approve and in accordance with the standards and procedures designated by the Company (the “System”), and according to the Company’s Operations Manual for Locations (“the Manual”). (See Item 11).

Under our Franchise Agreement (the “Agreement”), the Company offers qualified purchasers the right to establish and operate a Location at a site approved by the Company. The Franchise Agreement (attached as Exhibit B hereto) gives you the right to operate a Location under the name and mark “The Joint… the Chiropractic Place™” and other marks designated by the Company from time to time (all referred to as the “Proprietary Marks”). Under the Agreement, you must offer all products and services that we may specify and may not offer any products or services we have not authorized.

Locations are typically located in high-traffic strip malls or other similarly suitable locations.

Market and Competition. The market for The Joint Locations includes individuals who desire chiropractic care.

If you open a The Joint Location, your competition will include other businesses offering similar products and services to individuals. These competitors may include other chiropractic clinics, physical therapy specialists, hospitals and other medical facilities and franchises.

Laws and Regulations. You are responsible for operating in full compliance with all laws that apply to your Location franchise and the Clinic that you manage. The medical industry is heavily regulated. These laws may include federal, state and local regulations relating to: the practice of chiropractic medicine and the operation and licensing of chiropractic services; the relationship of providers and suppliers of health care services, on the one hand, and chiropractors and clinicians, on the other, including anti-kickback laws (including the Federal Medicare Anti-Kickback Statute and similar state laws); restrictions or prohibition on fee splitting; physician self-referral restrictions (including the federal “Stark Law” and similar state laws); payment systems for medical benefits available to individuals through insurance and government resources (including Medicare and Medicaid); privacy of patient records (including the Health Insurance Portability and Accountability Act of 1996); use of medical devices; and advertising of medical services. While not all of these laws and regulations will be applicable to all Clinics, depending on location, services provided, it is important to be aware of the regulatory framework. We require all employees that will work with patients in a franchise Location to undergo a background check.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

2

You must secure and maintain in force all required licenses, permits and certificates relating to the operation of the Franchised Business and the other licenses applicable to Clinics. You must not employ any person in a position that requires a license unless that person is currently licensed by all applicable authorities and a copy of the license or permit is in your business files. You must comply with all state and local laws and regulations regarding the management of any Clinic.

You must also ensure that your relationship with the PC for which you manage the Clinic complies with all laws and regulations, and that the PC complies with all laws and regulations and secures and maintains in force all required licenses, permits and certificates relating to the operation of a Clinic. Each state has medical, nursing, physician assistant, cosmetology, naturopathic, chiropractic and other boards that determine rules and regulations regarding their respective members and the scope of services that may legally be offered by their members. The laws and regulations generally include requirements for the medical providers to hold required state licenses and registrations to work as chiropractors and chiropractic assistants in the state where the Clinic is located, and to hold required certifications by, or registrations in, any applicable professional association or registry. If a state or jurisdiction has such a law or regulation, these laws and regulations are likely to vary from state to state, and these may change from time to time.

If we license you to operate a Franchised Business, we are not engaging in the practice of chiropractic medicine, nursing or any other profession that requires specialized training or certification, and you, as franchisee, must not engage in the practice of chiropractic medicine, nursing, or any other profession that requires specialized training or certification, unless you are properly licensed to do so. The Franchise Agreement and Management Agreement will not interfere, affect or limit the independent exercise of medical judgment by the PC and its medical staff. It will be your responsibility for researching all applicable laws, and we strongly advise that you consult with an attorney and/or contact local, state and federal agencies before signing a Franchise Agreement with us, or a Management Agreement with a PC, to determine your legal obligations and evaluate the possible effects on your costs and operations.

Based on our review of the laws of the various states, we expect that you will be required to work with a PC in the following states: Arkansas, California, Colorado, District of Columbia, Florida, Hawaii, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Vermont, Washington, West Virginia, and Wyoming. However, you may be required to work with a PC in other states, depending on how those states interpret their own laws. Some states have not explicitly stated whether an unlicensed person can own and/or operate a chiropractic practice in their state. You understand that it is your responsibility to operate your franchise Location in compliance with the laws of your state. This may mean that you may have to alter the structure of your franchise and begin working with a PC, if the state you operate in does not allow, or decides to no longer allow, an unlicensed person from owning and/or operating a chiropractic practice.

Some states may permit an unlicensed person from owning and operating a chiropractic practice, but require you to first obtain a license or permit (i.e., Alabama, Massachusetts). You understand that it is your responsibility to obtain all necessary licenses or permits to operate your franchise Location.

In addition, you must operate the Franchised Business in full compliance with all applicable laws, ordinances and regulations, including, without limitation, government regulations relating to occupational hazards, health, EEOC, OSHA, discrimination, employment, sexual harassment, worker's compensation and unemployment insurance and withholding and payment of federal and state income taxes, social security taxes and sales and service taxes. You should consult with your attorney concerning those and other local laws and ordinances that may affect the operation of your Franchised Business.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

3

Waiver of Management Agreement

In certain states, it may be permissible under the existing laws that may be applicable to chiropractic professionals and/or practices, such as chiropractic clinics, for a non-chiropractor to both own and operate a Clinic and a Location Franchise, including hiring chiropractic and other professional personnel and providing chiropractic services to patients at the Clinic. If you determine that the laws that would apply to a Clinic in your state would permit you to do so, you may request that we waive certain of the requirements of the Franchise Agreement related to separating the operation of the chiropractic aspects of the Clinic from the management aspects. In particular, you (i) would not enter into a management agreement with a PC that, as a separate entity, would otherwise operate the Clinic and provide all chiropractic services, and (ii) you would not be restricted from hiring and supervising chiropractic professionals. Any waiver, or any modification of our standards, would be subject to compliance with all applicable laws and regulations. If we agree to do a waiver, you must enter into an Amendment to Waive Management Agreement (“Waiver Agreement”) (Exhibit M of this Disclosure Document). Under the Waiver Agreement, you agree that, instead of entering into the Management Agreement with a separate PC, you will (a) operate the Clinic, including performing all responsibilities and obligations of the “PC” under the Management Agreement, and (b) manage the Clinic as required in the Franchise Agreement and by performing all the responsibilities and obligations of the “Company” under the Management Agreement.

You are responsible for operating in full compliance with all laws that apply to a Clinic, and you must make your own determination as to your legal compliance obligations. Additionally, the laws applicable to your Clinic may change, and if there are any medical regulations or other laws that would render your operation of the Clinic through a single entity (or otherwise) in violation of any medical regulations, you must immediately advise us of such change and of the your proposed corrective action to comply with medical regulations, including (if applicable) entering into a management agreement with a PC. Similarly, if we discover any such laws, upon providing you notice of such laws, you agree to make such changes as are necessary to comply with medical regulations, including (if applicable) entering into a management agreement with a PC.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

4

Item 2

BUSINESS EXPERIENCE

John Leonesio – Chairman of Board

Mr. Leonesio became the Chairman of the Board of Directors of The Joint in December 2013. Mr. Leonesio served as the Chief Executive Officer (“CEO”) for The Joint from March 2010 to December 2013. Mr. Leonesio has been the CEO of RedLine Athletics Franchising, LLC in Scottsdale, AZ since March 2013. Mr. Leonesio has also been the CEO of United Club Services (“UCS”) located in Scottsdale, AZ since September 1999. He has served as the CEO for Firestorm 24/7 in Scottsdale, AZ since November 2008. Mr. Leonesio is the founder of Massage Envy where he served as the CEO from 2002 through 2008.

David Orwasher – President and Chief Operating Officer

Mr. Orwasher became President and Chief Operating Officer (“COO”) for The Joint in December 2013. From July 2012 to December 2013, Mr. Orwasher was a Senior Strategy and Development Consultant for Make Meaning, Inc. in New York, NY. From July 2010 to July 2012, Mr. Orwasher was an Executive Vice-President for Medi-Fast, Inc. in Owings Mills, MD. From January 2007 to June 2010, Mr. Orwasher was a Principal for SBV Development Company in Westport, CT.

Craig Colmar – Secretary and Director

Mr. Colmar has served as Secretary and a member of the Board of Directors for The Joint Corp. since March 2010. Mr. Colmar is currently a senior partner the Law Firm of Johnson and Colmar located in Bannockburn, IL, where he has been for over 30 years.

Steve Colmar – Director

Mr. Colmar has served as a member of the Board of Directors of The Joint Corp. since April 2010. Mr. Colmar has been the President of Business Ventures Corp based in Austin, Texas since December 2006.

Richard Rees – Director

Mr. Rees has served as a member on the Board of Directors of The Joint Corp. since March 2010. Mr. Rees has been the Chief Operating Officer for Business Ventures Corp based in Austin, Texas since December 2006.

Matt Hale – Vice President of Operations and Construction

Mr. Hale has been the Vice President of Operations and Construction for The Joint Corp. since April 2010. From July 2008 to March 2010, Mr. Hale was the Vice President of Operations for Noodle Development, the franchisor of Nothing But Noodles, in Scottsdale, Arizona. From January 2003 to June 2008, Mr. Hale owned and operated a nationwide franchise called Nothing but Noodles in Chandler, Arizona

Chad Everts – Vice President of Sales and Real Estate

Mr. Everts became the Vice President of Sales and Real Estate for The Joint Corp. in April 2010. Mr. Everts co-founded Noodles Management in 2001, the franchisor of the restaurant concept “Nothing but Noodles”, which has locations in 9 states. Mr. Everts served as the Co-CEO for Noodles Management located in Scottsdale, Arizona from 2001 until March 2010.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

5

Item 3

LITIGATION

No litigation is required to be disclosed in this Item.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

6

Item 4

BANKRUPTCY

No bankruptcy information is required to be disclosed in this Item.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

7

Item 5

INITIAL FEES

You must pay to us an initial fee (“Initial Franchise Fee”) of $29,000 upon signing your Franchise Agreement. The Initial Franchise Fee is fully earned and non-refundable in all or in part in consideration of administrative and other expenses incurred by us in entering into the Franchise Agreement and for our lost or deferred opportunity to enter into the Franchise Agreement with others. There is no financing available from us for the payment of the Initial Franchise Fee. The Initial Franchise Fee is uniform to all Franchise Owners.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

8

Item 6

OTHER FEES

Fee (1), (2)	Amount	Due Date	Remarks
Royalty Fee	7% of weekly Gross Revenues with a monthly minimum of $700 (3)	Collected on the 1st and 16th of each month, or the next business day if the 1st or 16th fall on a weekend or holiday.	Based on weekly Gross Revenues (3). See Item 11 for additional information.
Contribution to the Company’s Advertising Fund	Currently 1% of weekly Gross Revenues (may be increased to 2% at Company discretion)	Collected on the 1st and 16th of each month, or the next business day if the 1st or 16th fall on a weekend or holiday.	Based on weekly Gross Revenues (3). See Item 11 for additional information.
Local or Regional Advertising Cooperatives	Varies without limitation; based on a majority vote of the cooperative	As required by the cooperative	See Item 11 for additional information regarding advertising cooperatives. The amounts contributed to the Advertising Cooperative may be considered as spent for Local Market Advertising
Local Market Advertising	$3,000 or 5% of your monthly Gross Revenues whichever is greater	Paid to vendors before the 10th day of the month following the month of reference.	Based on monthly Gross Revenues (3). See Item 11 for additional information.
Interest	18% per annum	From the date payments are due, and continues until outstanding balance and accrued interest are paid in full	Charged on any late payments of Royalty Fees, contributions to the Company’s advertising fund, amounts due for product purchases, or any other amounts due our affiliates or us.
Late Charge	$50 per day	As incurred	Charged on any late payments of Royalty Fees, contributions to the Company’s advertising fund, amounts due for product purchases, or any other amounts due our affiliates or us.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

9

Fee (1), (2)	Amount	Due Date	Remarks
Audit Expenses	Cost of audit and inspection, plus any reasonable accounting and legal expenses	On demand	Payable if you fail to timely input financial data in the Office Management Program or fail to submit required reports.
Accounting Fee	$100	On the 5th day of the month following the omission or inaccuracy	Payable if you omit or fail to accurately input any information in the office management software, or fail to timely submit any required reports.
Non-Compliance Charge	$500 per violation	On demand	Where permitted by law, we may charge you a non-compliance charge in an amount up to $500 per violation by you of any term or condition of the Franchise Agreement. The non-compliance charge is to compensate us for our damages in dealing with non-compliance.
Fee for Sale of Prohibited Products or Services	$100 per day	As incurred	Payable if you use, sell or distribute non-authorized products or services in your Location.
Computer System Fee (4)	An amount set by us. Currently, the initial setup fee is $495 and the ongoing monthly fee is $275.	Monthly	Payable to cover the monthly cost of computer software and programs necessary to operate your franchise (See Item 11)
Product and Service Purchases	See Item 8	See Item 8	Payable for products and services you purchase from us and/or our affiliates.
Insurance (5)	Amount of unpaid premiums and related costs	On demand	Payable if you fail to maintain required insurance coverage and we obtain coverage for you.
Replacement of Operations Manual	An amount set by us; currently $200	As incurred	Payable if your copy of the Manual for Locations is lost, destroyed, or significantly damaged.
Renewal Fee	25% of the then current Initial Franchise Fee	Upon renewal	Payable upon renewal of the Franchise Agreement.
Remodeling, expansion, redecorating or refurnishing costs	At least $6,000 every 4 years	As incurred	Payable directly to vendors when you remodel, expand, redecorate or refurnish your Location.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

10

Fee (1), (2)	Amount	Due Date	Remarks
Transfer Fee	75% of our then-current Initial Franchise Fee	Before transfer completed	Applies to any transfer of the Franchise Agreement, the franchise, or a controlling interest in the franchise.
Relocation Fee (6)	An amount set by us, currently $2,500	Before relocation is completed	Applies to any relocation of the Location due to a loss of the initial premises of the Location.
Legal Costs and Attorney’s Fees	All legal costs and attorneys’ fees incurred by us	As incurred	Payable if we must enforce the Franchise Agreement, or defend our actions related to, or against your breach of, the Franchise Agreement.
Indemnification	All amounts (including attorneys’ fees) incurred by us or otherwise required to be paid	As incurred	Payable to indemnify us, our affiliates, and our and their respective owners, officers, directors, employees, agents, successors, and assigns against all claims, liabilities, costs, and expenses related to your ownership and operation of your franchise.
De-Identification	All amounts incurred by us	As incurred	Payable if we de-identify the franchise upon its termination, relocation, or expiration.
Termination Fee (7)	One-half of then-current Initial Franchise Fee, plus our attorney fees and costs	On demand	If you or we terminate your franchise before your franchise term expires.

The tables above and accompanying notes describe the nature and amount of all other fees that you must pay to us or our affiliates, or that we or our affiliates impose or collect in whole or in part for a third party, whether on a regular periodic basis or as infrequent anticipated expenses, in carrying on your The Joint Location:

Explanatory Notes:

(1)	Except for some product and service purchases (see Item 8) and advertising cooperative payments (see Item 11), all fees are uniform, and are imposed by, collected by, and payable to us. We have in the past, and may in the future, waive or defer some of the fees set forth in the table. However, we will not do so unless we determine in our sole and absolute discretion that it is in the best interest of the franchise system as a whole. All fees are non-refundable.

(2)	You must pay all amounts due by automatic debit. After you sign the documents we require to debit your business checking account automatically for the amounts due, we will debit your bank account for the Royalty Fee, Advertising Fee, and other amounts you owe us. You must make funds available for withdrawal from your account before each due date.

If you do not report accurately your Location’s gross revenues for any week, then we may debit your account for one hundred twenty percent (120%) of the Royalty Fee and Advertising Fee amounts that we debited during the previous week. If the Royalty Fee and Advertising Fee amounts we debit are less than the Royalty Fee and Advertising Fee amounts you actually owe us (once we determine the franchise’s actual gross revenues for the week), then we will debit your account for the balance on the day we specify. If the Royalty Fee and Advertising Fee amount we debit is greater than the Royalty Fee and Advertising Fee amount you actually owe us, then we will credit the excess amount, without interest, against the amount we otherwise would debit from your account during the following week.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

11

(3)	“Gross revenues” means the total of all revenue and receipts derived from the operation of the franchise, including all amounts received at or away from the Location, or through the business the Location conducts (such as fees for chiropractic care, fees for the sale of any service or product, gift certificate sales, and revenue derived from products sales, whether in cash or by check, credit card, debit card, barter or exchange, or other credit transactions); and excludes only sales taxes collected from customers and paid to the appropriate taxing authority, and all customer refunds and credits the franchise actually makes. For franchisees that operate as the management company for a P.C. and any of its clinics under a Management Agreement, “gross revenues” includes all revenues and receipts of the P.C. and any of its clinics, even if those revenues are not recognized on the books of the franchisee.

(4)	The initial charge for setup of the Office Management Software is $495.00. Thereafter, the monthly charge for the Office Management Software is $275.00. This fee allows the franchisee to access the contents of our site and resources and to use our propriety software. See Item 7 and 11 for additional information regarding Computer Systems.

(5)	If you fail to pay the premiums for insurance required to operate your franchise, including but not limited to, general or professional liability insurance, we may obtain insurance for you and you will be required to reimburse us within ten (10) days of receipt of a demand for reimbursement from us. We will have the right to debit your account the amounts owed to us for such premiums if you fail to pay us within ten (10) days of our request for reimbursement.

(6)	Location relocation is only applicable if the Location loses its premises because of circumstance beyond the control of the franchisee. Any Location relocation site needs to be approved by the Company in the same manner as the approval of the Location’s initial site. The relocation fee is due to the Company within a week after the site approval by the Company.

(7)	You must pay the termination fee, plus any costs and attorneys’ fees incurred by us, if you improperly attempt to terminate or close your Location or franchise before your term expires, or we terminate your Franchise Agreement for any reason set forth in the Franchise Agreement. We may also recover from you any damages suffered by us (e.g., lost future revenues) resulting from your improper or wrongful termination of the franchise. Termination fees may be unenforceable in certain states. See Item 17 for additional information.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

12

Item 7

ESTIMATED INITIAL INVESTMENT

YOUR ESTIMATED INITIAL INVESTMENT *

	Amount		Method of		To Whom Payment
Type of Expenditure	Low	High	Payment	When Due	is to be Made
Initial Franchise Fee (1)	$29,000	$29,000	Lump sum	When you sign the Franchise Agreement	Us
Security and Utility Deposits (2)	$3,700	$4,800	As agreed	Before opening	Landlord and /or utility companies
Three Months’ Lease Rent (3)	$7,200	$27,000	As agreed	As agreed	Landlord
Architectural	$1,500	$4,000	As agreed	Before opening	Architect
Leasehold Improvements (4)	$18,000	$130,000	As agreed	Before opening	Landlord or construction contractors
Signage (5)	$3,600	$9,000	As agreed	Before opening	Vendors
Office Equipment, including furniture and fixtures (6)	$13,000	$26,000	As agreed	Before opening	Vendors
Chiropractic or other Professional Equipment	$5,700	$9,000	As Agreed	Before opening	Vendors
Computer Hardware, Software, Supplies and Installation (7)	$4,200	$6,000	As agreed	Before opening	Vendors and us for Office Management Software
Business Licenses and Permits (8)	$750	$1,800	As required	Before opening	Governmental agencies
Professional Fees and Services (9)	$600	$6,200	As agreed	Before opening	Attorneys, accountants, and other professionals
Insurance (10)	$4,000	$8,000	As agreed	Before opening	Insurer
Initial Training Expenses, including travel (11)	$1,300	$2,300	As agreed	As incurred	Vendors
Start-up supplies – Uniforms, contracts, invoices, and other office supplies	$1,250	$2,000	As agreed	As incurred	Telephone company or other third party
Marketing Expenses for Grand Opening/Start-up and up to the third month of operation (12)	$16,000	$25,000	As agreed	As incurred	Vendors
Three Months’ Office Management Software Fee	$825	$825	As agreed	As incurred	Us
Additional Funds–three months (13)	$20,000	$35,000	As agreed	As incurred	Vendors
TOTAL ESTIMATED INITIAL INVESTMENT (14)	$130,625	$325,925

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

13

Explanatory Notes:

*These estimated initial expenses are our best estimate of the costs you may incur in establishing and operating your franchise. Our estimates are based on our experience (see Items 1 and 2), and our current requirements for Franchised Businesses. The factors underlying our estimates may vary depending on a number of variables, and the actual investment you make in developing and opening your franchise may be greater or less than the estimates given depending upon the location of your franchise, and current relevant market conditions. Your costs will also depend on factors such as how well you follow our methods and procedures; your management skills; your business experience and capabilities; local economic conditions; the local market for our products and services; the prevailing wage rates; competition; and sales levels reached during your initial phase of business operations.

** None of the fees or costs paid to us listed in the table above are refundable.

(1)	See Item 5 for more information about the Initial Franchise Fee for Locations.

(2)	This estimate includes security deposits required by the landlord and utility companies, but not your telecommunications service.

(3)	Your actual rent payments may vary, depending upon your location and your market’s retail lease rates. We recommend that you lease an office of no less than one thousand (1,000) square feet with access to bathrooms, and provisions for telecommunication equipment and office furniture. We estimate your initial expenses for leasing office space during the first three months will range from $7,200 to $27,000 depending on the size and location of the Location.

If you purchase instead of lease the premises for your Location, then the purchase price, down payment, interest rates, and other financing terms will determine the amount of your monthly mortgage payments.

(4)	This estimate does not include any construction allowances that may be offered by your landlord. Building and construction costs will vary depending upon the condition of the premises for the Location, the size of the premises, and local construction costs. The estimate does not take in account any tenant improvement allowances that may be given by the landlord.

(5)	These estimates assume you will purchase your signage. The type and size of the signage you actually install will be based upon the zoning and property use requirements and restrictions. There could be an occasion where signage is not permitted because of zoning or use restrictions.

(6)	You will need to purchase office furniture for the operation of your Location, including workstations and chairs, file cabinets, shelving, and an initial inventory of forms, stationary and other items.

(7)	See Manual and Item 11 for more details about computer systems and software.

(8)	You may be required to obtain business licenses from the local government agency to operate your Franchised Business. We have estimated these costs will be between $750 and $1,800 depending upon the jurisdiction.

(9)	You may incur legal fees, accounting fees and other professional fees in order to incorporate your business, set up a PC, review agreements relating to the operation of the franchise, to perform background checks and personality profiles of potential employees and medical professionals, and to perform all necessary tax filings and to set up a small business or a PC, including a general ledger, tax reports, payroll deposits, etc.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

14

(10)	We estimate that your annual cost of insurance will range from $4,000 to $8,000. You must purchase all insurance necessary to operate your franchise, including but not limited to, professional liability insurance for all chiropractors who work in or supervise each clinic, from our required vendor. Currently, Brown & Brown Insurance is our required vendor for all insurance necessary to meet our specifications. We may periodically increase the amounts of coverage required under these insurance policies and/or require different or additional insurance coverage to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, changing economic conditions, or other relevant changes in circumstances. All insurance policies you purchase must name us and any affiliate we designate as additional insureds, and provide for thirty (30) days’ prior written notice to us of a policy’s material modification or cancellation. If you fail to obtain or maintain the insurance we specify, we may (but need not) obtain the insurance for you and the Location on your behalf (see Item 6). The cost of your premiums will depend on the insurance carrier’s charges, terms of payment, and your insurance and payment histories. Our insurance requirements are in our Operations Manual, and may be updated from time to time by way of updates to our Operations Manual or other written communications.

(11)	We estimate that your travel expenses for initial training will be $1,300 to $2,300. While the Company does not charge for training, the Franchise Owner is required to pay his transportation to and from our training site and pay for his/her living arrangements and food during the time of training. The Company estimates costs of $150 per day, per person, for lodging, food and other miscellaneous expenses, plus travel expenses to and from Franchise Owner’s personal residence. However, if the Franchise Owner lives in the Phoenix metropolitan area where the training will take place, the travel expenses will be minimal.

(12)	We estimate that Grand Opening and other startup advertising expenses (excluding your local advertising requirement) will be $10,000. You must spend this amount in accordance with the Manual during the sixty (60) day period that begins thirty (30) days prior to the opening of your Franchise, and ending thirty (30) days after the opening of your Franchise. Starting on the second month of operation of the Location, you must spend the greater of $3,000 or 5% of the Location’s monthly gross revenue toward local advertising. We anticipate that your monies will be spent for your Grand Opening and local advertising will be used on a variety of advertising media, including but not limited to, online, newspaper/magazine advertisements and related customized marketing materials prepared by the Company or third-party vendors. See the Manual for details. We estimate that a Franchise Owner will pay a at least $16,000 in Grand Opening and local advertising during the first three (3) months of operation of a Location, however, you may choose to spend more.

(13)	The estimate of additional funds is based on an owner-operated business and does not include any allowance for an owner’s draw. The estimate of $20,000 to $35,000 is for a period of at least three (3) months. The Company estimates that, in general, you may expect to put additional cash into the business during at least the first three (3) months, and sometimes longer.

(14)	We have relied on our experience in this industry in compiling these estimates. You should review these figures carefully with a business advisor before making any decision to purchase this franchise opportunity.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

15

Item 8

RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES

Required Purchases of Goods and Services

You must purchase certain products, supplies, insurance, inventory, signage, fixtures, furniture, equipment, décor and other specified items under specifications and standards that we periodically establish in our Manual or other notices we send to you from time to time. These specifications are established to provide standards for performance, durability, design and appearance. You must purchase such products, supplies, insurance, etc. required for the operation of your Franchised Business solely from suppliers (including distributors, manufacturers, and other sources) who have been approved in writing by the Company, as set forth in the Manual. You are not allowed to purchase any item from an unapproved supplier. When selecting suppliers, we consider all relevant factors, including the quality of goods and services, service history, years in business, capacity of supplier, financial condition, terms and other requirements consistent with other supplier relationships. We maintain written lists of approved items of equipment, fixtures, inventory, and supplies (by brand name and/or by standards and specifications) and lists of approved suppliers for those items. All such suppliers and approved vendors will be listed in the Manual, which must always be followed, even as modified and updated by the Company. We will notify you whenever we establish or revise any of our standards or specifications, or if we designate approved suppliers for products, equipment or services.

We are currently an approved supplier of computer hardware, software and supplies. There are no approved suppliers in which any of our officers owns an interest. We may become the required supplier for digital marketing and advertising services in the future. If we do, you will be required to discontinue using other suppliers for these services.

You must comply with our requirements to purchase or lease real estate, goods, and services according to our specifications and/or from approved suppliers to be eligible to renew your franchise. Failure to comply with these requirements will render you ineligible for renewal, and may be a default allowing us to terminate your franchise.

Approval of Alternative Suppliers

The Company does not have any specific written criteria for supplier selection and does not intend at this time to prepare one. Therefore, the Company will not furnish its criteria for supplier approval to Franchise Owners. If you would like to purchase any items from any unapproved supplier, then you must submit to us a written request for approval of the proposed supplier. We have the right to inspect the proposed supplier’s facilities, and require that product samples from the proposed supplier be delivered, at our option, either directly to us, or to any independent, certified laboratory that we may designate, for testing. We may charge you a supplier evaluation fee (not to exceed the reasonable cost of the inspection and the actual cost of the test) to make the evaluation. We reserve the right to periodically re-inspect the facilities and products of any approved supplier, and revoke our approval if the supplier does not continue to meet any of our criteria.

Revenue from Franchisee Purchases

In 2013, we received revenue from franchisee required purchases from two vendors: 1) Woodforest National Bank/Merchants’ Choice Payment Solutions (collectively “WNB/MCPS”) (merchant credit card services) and 2) Clayton/Kendall (franchisee supplies). We did not generate revenue from franchisee purchases of other required products or services. We receive approximately $50/month from MCPS for each franchise clinic that used MCPS’ services. Clayton/Kendall paid us a 10% rebate on franchisee purchases of required products. We received gross revenues of $351,000 from franchisee required purchases of computer hardware, software and related services from us. Our gross revenue from these required purchases does not take into labor, equipment and shipping charges we incurred in providing this equipment. All franchisees are required to sign an agreement with our required vendors for credit card services (MCPS) and for music (Retail Radio). A copy of each of these agreements is attached in Exhibit O.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

16

In the year ending December 31, 2013, revenues from sale of required products and services to franchisees was $482,679, or approximately 8.1% of our total revenues of $5,958,067. The cost of purchasing required products and services to our specifications will represent approximately 31% of your total purchases in establishing your franchise and approximately 6% of your total purchases during the operation of your franchise.

We may receive revenue or other consideration from any other suppliers for goods and services that we require or advise you to purchase. In the event we enter agreements with any such suppliers, we anticipate that any revenue or other consideration received would probably include promotional allowances, rebates, volume discounts, and other payments, and would probably be equal to zero to ten percent (0-10%) of the amount of the goods or services you purchase from the supplier. We expect that at least some of these arrangements will generally allow us to obtain discounts off standard pricing, and pass at least a portion of the savings on to you.

Negotiated Prices, Cooperatives and Material Benefits

We negotiate price terms and other purchase arrangements with suppliers for you for some items that we require you to lease or purchase in developing and operating your Location franchise. There currently are no purchasing and distribution cooperatives. We do not provide any material benefits to you if you buy from sources we approve.

Advertising Specifications. You must obtain our approval before you use any advertising and promotional materials, signs, forms and stationary unless we have prepared or approved them during the twelve (12) months prior to their proposed use. You must purchase certain advertising and promotional materials, brochures, fliers, forms, business cards and letterhead from approved vendors only. Further, you must not engage in any advertising of your Franchised Business unless we have previously approved the medium, content and method.

Price Restrictions. To the extent permitted by applicable law, we may periodically establish maximum and/or minimum prices for services and products that Franchise locations offer, including without limitation, prices for promotions in which all or certain The Joint Franchise locations participate. If we establish such prices for any services or products, you cannot to exceed or reduce that price, but will charge the price for the service or product that we establish. You will apply any pricing matrix or schedule established by us. However, in states where you must enter a Management Agreement this provision will be modified, to the extent legally permissible, to conform to the laws of the state where your Franchise location will be located.

Records. All of your bookkeeping and accounting records, financial statements, and all reports you submit to us must conform to our requirements. All reports must be submitted in a timely manner in accordance with the dates we set from time to time.

Computer-Related Equipment and Software. You must purchase for each Location a computer system and operating software that we specify from time to time. See Item 7 regarding the estimated initial cost of this equipment. You will also be required to purchase from our approved supplier our proprietary office management software costing $495.00. You will also be required to pay a monthly fee of $275.00 for the continuing use and upgrade of the office management software. You will also be required to have access to a broadband Internet connection at all time.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

17

Item 9

FRANCHISEE’S OBLIGATION

This table lists your principal obligations under the Franchise Agreement and other agreements. It will help you find more detailed information about your obligations in these agreements and in other items of this Disclosure Document.

Obligations	Section in Franchise Agreement	Disclosure Document Item
a. Site selection and acquisition/lease	Section 3.1	Items 7 and 11
b. Pre-opening purchases/leases	Sections 3.1, 3.2, 3.3, 3.4 and 3.5	Item 7
c. Site development and other pre-opening requirements	Sections 3.2, 3.3, 3.4, 3.5 and 3.6	Items 7 and 11
d. Initial and ongoing training	Sections 4.1, 4.2 and 5.1	Item 11
e. Opening	Sections 3.3 and 3.6	Items 7 and 11
f. Fees	Sections 2.4, 3.4, 4.2, 5.1, 5.2, 6, 10.1, 10.3, 10.8, 11.1, 11.2, 12, 13.2, 14.5, 15, 16.6, and 16.8	Items 5, 6, 7, 8 and 11
g. Compliance with standards and policies/operating manual	Sections 2.4, 3.3, 3.4, 3.5, 3.6, 5.2, 5.3 and 10	Items 8, 11, and 12
h. Trademarks and proprietary information	Sections 7 and 9	Items 13 and 14
i. Restrictions on products/services offered	Section 10.2	Item 16
j. Warranty and customer service requirements	Section 10.7	None

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

18

Obligations	Section in Franchise Agreement	Disclosure Document Item
k. Territorial development and sales quotas	Section 3	Item 12
l. On-going product/service purchases	Section 3.4, 5.1, 10.2, 10.3, 10.8, 10.9 and 11	Items 7, 8 and 11
m. Maintenance, appearance, and remodeling requirements	Sections 10.1 and 10.5	Items 7, 8 and 11
n. Insurance	Section 10.8	Items 6, 7 and 8
o. Advertising	Sections 6.3, 6.4 and 11	Items 6, 7, and 11
p. Indemnification	Section 8.3	Items 6 and 13
q. Owner’s participation/ management and staffing	Sections 4.1 and 10.7	Items 11 and 15
r. Records/reports	Sections 12, 13.2	Item 6
s. Inspections/audits	Section 13	Item 6
t. Transfer	Section 14	Items 6 and 17
u. Renewal	Section 2.4	Items 6 and 17
v. Post-termination obligations	Section 16	Item 17
w. Non-competition covenants	Section 9.3	Item 17
x. Dispute resolution	Section 17	Item 17
y. Owners/ Shareholders/ Spousal Guarantee	Section 2.7	Item 15
z. Other	None	None

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

19

Item 10

FINANCING

We do not offer direct or indirect financing. We do not guarantee your note, lease or obligations.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

20

Item 11

FRANCHISOR’S ASSISTANCE, ADVERTISING,

COMPUTER SYSTEMS AND TRAINING

Except as listed below, we are not required to provide you with any assistance.

Pre-Opening Obligations:

Before you open your Location franchise for business, we or our designee will:

1.        Review and approve or disapprove your proposed Location site. We require that you have selected and we have approved your proposed Location site within six (6) months of signing the Franchise Agreement. In order to provide us time to review your proposed Location site and meet that deadline, you must use your best efforts to seek and select a mutually agreeable site within one hundred fifty (150) days after signing the Franchise Agreement. You must then obtain lawful possession of the Premises through lease or purchase within thirty (30) days of our approval of the site. The site must meet our criteria for demographics; traffic count; parking; ingress and egress; character of neighborhood; competition from, proximity to, and nature of other businesses; size; appearance; and other physical and commercial characteristics. We require that your Location be at least five hundred (500) or more square feet in size. Locations are typically located in high-traffic strip malls. For each proposed site, you must submit to us, in the form we specify, a description of the site and any other information or materials that we may require. We will not unreasonably withhold approval of a site that meets our standards for general location and neighborhood, traffic patterns, parking size, layout, and other physical characteristics for a Location. If you fail to identify a mutually agreeable site by the established deadline, then we may terminate your Franchise Agreement. (Franchise Agreement – Section 5.1).

2.        Identify the products, materials, supplies, and services you must use to develop and operate your Location, the minimum standards and specifications that you must satisfy in developing and operating the franchise, and the designated and approved suppliers from whom you must or may buy or lease these items (which might be limited to or include us and/or our affiliates) (Franchise Agreement – Section 5.1). See Item 8 for additional information.

3.        Lend to you one copy of our Manual (“Manual”), which contains our mandatory and suggested specifications, standards and procedures for operating your Location (Franchise Agreement – Section 5.1-5.2). Exhibit C to this Disclosure Document sets forth the Table of Contents for our Manual which is approximately 298 pages in length. The Manual may be composed of or include audiotapes, videotapes, computer disks, compact disks, and/or other written or intangible materials. We may make all or part of the Manual available to you through various means, including the Internet. The Manual contains our System Standards and information about your other obligations under the Franchise Agreement. We may modify the Manual periodically to reflect changes in System Standards. You must keep your copy of the Manual current, and in a secure place at your Location. If you and we have a dispute over the contents of the Manual, then our master copy of the Manual will control. The Manual is confidential, and you may not copy, duplicate, record or otherwise reproduce any part of it. If your copy of the Manual is lost, destroyed or significantly damaged, then you must obtain a replacement copy at our then applicable charge (see Item 6). You may view our Manual at our corporate headquarters before purchasing your Location, but must first sign a nondisclosure agreement (Exhibit E of this Disclosure Document) promising not to reveal any of the information contained in the Manual without our permission. See Item 14 for additional information regarding our Manual.

4.        Provide you with specifications for the computer system for your Location (Franchise Agreement – Section 3.4). See below for additional information about these specifications.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

21

5.        No later than thirty (30) days before your Location opens for business, provide to you, other members of your management team, and any agents you employ our initial training program for Locations (Franchise Agreement – Section 5.1). You (if you are an individual) or at least one of your Principal Owners as defined in your Franchise Agreement (if you are a legal entity), your general manager (if we agree for you to have a general manager; see Item 15), any licensed chiropractor practicing at the Location, and other members of your management team that we designate must complete this initial training program to our satisfaction. The training program includes classroom instruction and Location operation training at our headquarters in Scottsdale, Arizona, and on-the-job Location operation training at either a training facility or a location we designate. There will be no tuition charge for these training programs for any persons who attend, but you must pay any wages or compensation owed to, and all travel, lodging, meal, and transportation expenses incurred by, all of your personnel who attend the training programs. All persons who attend our initial training program must complete it to our satisfaction.

6.        Provide at the Company’s expense an opening supervisor to assist you with the Location’s operational efficiency, staff training, Location setup and opening of your Location for one (1) day before the opening of your first Location and for one (1) day after the opening of your first Location (Franchise Agreement – Section 3.6).

Time to Open:

Unless we agree otherwise, you must open your Location franchise within nine (9) months after signing your Franchise Agreement. We estimate that Locations will typically open for business approximately three (3) months after signing the Franchise Agreement. Factors affecting this length of time include locating a site for the Premises and signing a lease, construction or remodeling of the site (if required), completion of required training, financing arrangements, local ordinance and building code compliance, delivery and installation of equipment, and hiring and training of your staff (Franchise Agreement – Section 3.1).

Post-Opening Obligations:

After your Location opens for business, we or our designee will:

1.        Provide you with guidance and assistance in the following areas: (a) the products and services authorized for sale by the Location, and specifications, standards, and operating procedures used by Location franchises; (b) purchasing approved equipment, furniture, furnishings, signs, products, operating materials, and supplies; (c) development and implementation of local advertising and promotional programs; (d) administrative, bookkeeping, accounting, inventory control and general operating and management procedures; (e) establishing and conducting employee training programs at the Location; (f) changes in any of the above that occur from time to time; and (g) specify any approved brands, types and/or models of equipment, furniture, fixtures, and signs (Franchise Agreement – Section 5.1).

2.       Continue lending to you a copy of our Manual (Franchise Agreement – Sections 5.1-5.2).

3.       Allow you to use our Marks and confidential information in operating your Location (Franchise Agreement – Sections 7 and 9). You must use the Marks and confidential information only as authorized in the Franchise Agreement and our Manual. See Items 13 and 14 for additional information.

4.       Indemnify you against damages for which you are held liable in any proceeding arising out of your use of our Marks in compliance with the Franchise Agreement, and reimburse you for costs you incur in defending against any such claim (Franchise Agreement – Section 7.5). See Item 13 for additional information.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

22

5.       As we deem appropriate, provide you with additional, on-going, and supplemental training programs (Franchise Agreement – Section 4.2). We may hold mandatory and optional training programs for you and your staff regarding new techniques, services or products, and other appropriate subjects. We may decide to hold these training programs at our own initiative, or in response to your request for additional or special training. We will determine the location, frequency, and instructors of these training programs. We may, but do not currently, charge you a daily attendance fee in an amount to be set by us for each owner, officer, director, manager, or employee of yours who attends any mandatory or optional training program (see Item 6). You must pay this fee to us in a lump sum before the training program begins. You must pay for all travel, lodging, meal, and personal expenses related to your attendance and the attendance of your personnel.

6.        Review and approve or disapprove your advertising, marketing, and promotional materials (Franchise Agreement – Section 11.2). See Items 8 and the rest of this Item 11 for additional information about our advertising-related requirements and approval process.

7.       As we deem advisable, conduct inspections and/or audits of your Location, including evaluations of its training methods, techniques, and equipment; its staff; and the services rendered to its customers (Franchise Agreement – Section 13.1). We may provide you with additional guidance and training based on the results of these inspections and/or audits.

8.       If requested by you, we may provide you with a Company’s employee or agent to assist you with the operation of your Location (“Store Assistance”). You will be responsible to pay to the Company a daily fee (currently set at $300.00) - the Company reserves the right to adjust this fee as it deems appropriate) in addition to the actual costs (including but not limited to travel, meals, lodging, car rental, etc.) for the Store Assistance (Franchise Agreement – Section 5.1).

Advertising and Marketing:

Advertising by You

You are required to contribute to the advertising of your Location in your local market area, in the amount of $3,000.00 per month or five percent (5%) of your monthly Gross Revenue, whichever is greater (“Minimum Local Advertising Requirement”). This is separate from the amounts you will spend for your Grand Opening. You will be responsible for the local marketing of your Location, including but not limited to the listing and advertising of your Location in each of the telephone directories distributed within your market area. You may only use advertising material that is approved by us. Any advertising or marketing material that you intend to use must receive prior written approval from us. If you do not receive our written disapproval within fifteen (15) days from the date the materials are delivered to us, then the materials will be deemed approved. The approval of the marketing or advertising material is valid for one year (Franchise Agreement – Section 11.2).

You are required to join and participate in The Joint Advertising Cooperative (“Co-op”), which is an association of all other Franchise Owners whose Franchised Businesses are located within your Area of Dominant Influence (“ADI”). An ADI is a geographic market designation that defines a broadcast media market, consisting of all counties in which the home market stations receive a preponderance of viewing. One function of the Co-op is to establish a local advertising pool, of which the funds must be used for Location’s advertising only and for the mutual benefit of each Co-op member. The Franchise Owner must contribute to the pool in accordance with the rules and regulations of the Co-op, as determined by its members. Amounts contributed to the advertising pool by a Franchise Owner may not be considered as spent for local advertising, and therefore may not be used toward the Minimum Local Advertising Requirement (Franchise Agreement – Section 11.3).

Advertising by Us

We may create one or several national and/or regional advertising funds (the “Ad Fund(s)”) for our Locations to accomplish those advertising and promotional programs we deem necessary or appropriate for the Locations (Franchise Agreement – Section 11.1). We may, however, choose to use only one Ad Fund to meet the needs of regional, multi-regional, and national advertising and promotional programs. Each Location must contribute to the Ad Funds for their area such amounts that we periodically require. The current contribution amount is one percent (1%) of Gross Sales. See Item 6 for the amount of your required contribution to Ad Funds. We have the right to increase or decrease your contribution to the Ad Funds upon thirty (30) days written notice to you. The maximum contribution to the Ad Funds we may require from you will be two percent (2%) of Gross Sales. Any Location owned by us must also contribute to the Ad Funds on the same basis as you.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

23

We will direct all marketing programs financed by the Ad Funds, and will have sole discretion over the creative concepts, materials and endorsements used by the Ad Funds, and the geographic, market, and media placement and allocation of the Ad Funds. We have the sole discretion to use the Ad Funds to pay the costs of administering regional, multi-regional, and/or national advertising programs, including purchasing direct mail and other media advertising; employing advertising agencies and supporting public relations, market research, and other advertising and marketing firms; and paying for advertising and marketing activities that we deem appropriate, including the costs of participating in any national or regional trade shows. We may in our discretion use Ad Funds to engage in advertising and promotional programs that benefit only one or several regionals, and not necessarily all Location franchises Ad Funds. We will not use the Ad Funds for advertising that is principally a solicitation for the sale of franchises.

The Ad Funds will be accounted for separately from our other funds, and will not be used to pay any of our general operating expenses, except for salaries, administrative costs, and overhead that we incur in activities reasonably related to the administration of the Ad Funds and their marketing programs, including preparing advertising and marketing materials, and collecting and accounting for contributions to the Ad Funds. We may spend in any fiscal year an amount greater or less than the aggregate contributions to the Ad Fund in that year, and the Ad Funds may borrow from us or other lenders to cover the Ad Funds’ deficits, or invest any surplus for future use by the Ad Funds. We will prepare an annual statement of monies collected and costs incurred by each Ad Fund, and will provide it to you upon written request.

We may cause any Ad Fund to be incorporated or operated through an entity separate from us when we deem appropriate, and the entity will have the same rights and duties as we do under the Franchise Agreement. If established, the Ad Funds will be intended to enhance recognition of the Marks and to enhance the franchise opportunities available through our franchises. Although we will endeavor to use the Ad Funds to develop advertising and marketing materials and programs and place advertising that will benefit all Locations, we do not have to ensure that the Ad Funds’ expenditures in or affecting any geographic area are proportionate or equivalent to the contributions made by Locations in that geographic area, or that any Location will benefit from the development of advertising and marketing materials or the placement of advertising by the Ad Funds directly or in proportion to the Location’s contribution to the Ad Funds. We assume no direct or indirect liability or obligation to you or any other Location in connection with the establishment of an Ad Fund, or the collection, administration, or disbursement of monies paid into any Ad Fund.

We may suspend contributions to, and the operations of, any Ad Fund for any period we deem appropriate, and may terminate the Ad Fund upon thirty (30) days’ written notice to you. All unspent monies held by the Ad Fund on the date of termination will be distributed to us, our affiliates, and you and our other franchisees in proportion to each party’s respective contributions to the Ad Fund during the preceding twelve (12) month period. We may reinstate a terminated Ad Fund upon the same terms and conditions set forth in the Franchise Agreement upon thirty (30) days’ advance written notice to you.

As of December 31, 2013, there are six (6) Advertising Co-ops located throughout the U.S. The Company has the right to create additional co-ops and to decide how they will be run. Currently, the Advertising Co-ops are operating according to their respective bylaws. The specific manner in which any future co-ops will be organized and governed has yet to be determined.

As of the date of this Disclosure Document we have no Ad Council.

We may become the required supplier of digital marketing and advertising services. If we do, you will be required to discontinue using any of your current suppliers for this services upon expiration of any existing contracts for these services, or within thirty (30) days of receiving notice from us that we will be providing these services, whichever occurs first. Any amounts paid to us as the required supplier of digital marketing and advertising services shall be counted against your Minimum Local Advertising Requirement.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

24

Computer System:

You must use the computer hardware and software (collectively, “Computer System”) that we periodically designate to operate your Location (Franchise Agreement – Sections 3.4 and 6.6). You must obtain the Computer System, software licenses, maintenance and support services, and other related services from the suppliers we specify (which may include or be limited to us and/or our affiliates). (See Item 7 for more information regarding the cost of the Computer System) We may periodically modify the specifications for, and components of, the Computer System. These modifications and/or other technological developments or events may require you to purchase, lease, and/or obtain by license new or modified computer hardware and/or software, and obtain service and support for the Computer System. The Franchise Agreement does not limit the frequency or cost of these changes, upgrades, or updates. We have no obligation to reimburse you for any Computer System costs. Within sixty (60) days after you receive notice from us, you must obtain the components of the Computer System that we designate and ensure that your Computer System, as modified, is functioning properly.

We may charge you a reasonable fee for installing, providing, supporting, modifying, and enhancing any proprietary software or hardware that we develop and license to you; and (ii) other Computer System-related maintenance and support services that we or our affiliates provide to you. If we or our affiliates license any proprietary software to you or otherwise allow you to use similar technology that we develop or maintain, then you must sign any software license agreement or similar instrument that we or our affiliates may require.

You will have sole responsibility for: (1) the acquisition, operation, maintenance, and upgrading of your Computer System; (2) the manner in which your Computer System interfaces with our computer system and those of other third parties; and (3) any and all consequences that may arise if your Computer System is not properly operated, maintained and upgraded.

Your Computer System must be capable of supporting our required software, with Internet capability, and accessible by us remotely. You may also be required to purchase certain customer contact software and financial software, and to pay monthly charges associated with your Computer System. The specification regarding the required hardware and software for your Computer System is contained in the Manual.

We estimate the cost of purchasing the Computer System and related software and associated equipment will range from $4,200.00 to $6,000.00. In addition, you will be required to pay a recurring monthly charge for the use of our proprietary office management software. Currently this fee is $275.00 per month, but is subject to change. You will also be required to pay the monthly cost of maintaining high-speed Internet access at your site. We estimate that this cost will be approximately $50.00 per month.

We will have independent access to the information that will be generated and stored on your Computer System. There are no limitations on when or how we may access such information.

Table of Contents of the Operating Manual:

The Table of Contents of our Operations Manual is attached to this Franchise Disclosure Documents as Exhibit C. You will be given the opportunity to view our Operations Manual before buying a franchise and after you execute a confidentiality agreement.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

25

Training Program (Franchise Agreement – Section 4.2):

Our initial training program currently includes the following:

TRAINING PROGRAM

Subject	Hours of Classroom Training	Hours of On-the-Job Training	Location
Introduction to The Joint	1.0		Scottsdale, AZ
Compliance Systems	.75		Scottsdale, AZ
SMO/PC awareness	.75		Scottsdale, AZ
Real Estate/ Site Location	.5		Location site
Clinic Construction	2.0		Scottsdale, AZ
Vendor Introductions	1.0		Scottsdale, AZ
Joint University/Hiring the RIGHT Doctor	3.0		Scottsdale, AZ
Patient Acquisition/Marketing	4.0	2.0	Scottsdale, AZ/ Location site
Clinic Operations	4.5	3.0	Scottsdale, AZ/ Location site
POS Software (Atlas)	3.0	1.5	Scottsdale, AZ/ Location site
Technology (Helpdesk/ SEO marketing)	1.0	1.0	Scottsdale, AZ/ Location site
Profit Management (CBRs/P&Ls)	2.0	2.0	Scottsdale, AZ/ Location site
Quizzes and Final Exam	.5		Scottsdale, AZ
Total	24 hours	16 hours

Explanatory Notes:

(1)	Most of these subjects are integrated throughout the training program (comprised of 24 hours of classroom/online training and 16 hours of initial on the job training). We plan to be flexible in scheduling training. The classroom training program must be completed to our satisfaction before the opening of the Location. On-the-job training will occur at your Location site within a few days before and after the opening of your Location.

(2)	The Company also may offer additional or refresher training courses from time to time. Some of these courses may be mandatory, and some may be optional. These courses may be conducted at the Company’s headquarters or at any other locations selected by the Company.

(3)	You and/or your employees will be responsible for all out-of-pocket expenses in connection with all training programs, including costs and expenses of transportation, lodging, meals, wages and employee benefits. The Company reserves the right to impose reasonable charges for training classes and materials in connection with such training courses. The Company will notify you of any additional charges before you or your employees enroll in a course. The Company may charge you a non-attendance fee of up to $400 per day if you fail to attend any required trainings, including our annual training conference. We may require all employees to take and pass our certification training program. While there is no cost to take such training, we may require all employees and staff to pass such training to our satisfaction before they may begin working at your franchise Location.

(4)	All classes are scheduled by advance written notice to all Franchise Owners. The Company’s class cancellation policies will be included in the written notice of class schedules.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

26

(5)	The instruction materials for our training programs include handouts, the Operation Manual for Location Franchises, and lectures.

(6)	Although the individual instructors of the training program may vary, all of our instructors have significant at least 2 years of experience in their designated subject area. The following are our main instructors:

•	Jack Colmar, Construction Lead
•	Brian Markus, Director of Real Estate
•	Shawn Allen, DC, Operations Trainer
•	Josh Reed, Operations Lead
•	Courtney Switzer, Training Lead

Mr. Hale has been with us since April 2010. Dr. Allen has been with us since September 2010. Mr. Reed has been with us since June 2012. Ms. Switzer has been with us since January 2013.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

27

Item 12

TERRITORY

No Exclusive or Protected Territory

You will not receive an exclusive territory. You may face competition from other franchisees, from outlets that we own, or from other channels of distribution or competitive brands that we control. You will select for our approval the location of the Premises for your Location according to the requirements and within the time specified in the Franchise Agreement. Although, your Franchise Agreement does not provide for an exclusive or protected territory, the Company has the right to grant a protected territory or to decide to allow the installation of another Location near you without limitation of distance or other considerations.

Unless we agree otherwise, you must lease or purchase a site for the Premises of your Location, subject to our approval, within one hundred eighty (180) days after execution of the Franchise Agreement, as noted earlier in this Disclosure Document. Our approval will be based upon a variety of factors including the viability of the proposed location in relation to population, demographics, visibility, signage, access, parking, competition, projected growth in market area and other factors affecting your Territory. See the Manual for details.

We must approve the relocation of your franchised business. We will apply the same criteria for the relocation of a franchised business as we apply when determining the location of a new franchise.

The Franchise Agreement does not grant you any options, rights of first refusal, or similar rights to acquire additional franchises.

Company Reserved Rights

We and our affiliates reserve the right to engage in any activities we deem appropriate that your Franchise Agreement does not expressly prohibit, whenever and wherever we desire, including the right to (1) operate, or grant to others the right to operate Locations on terms and conditions we deem appropriate; (2) provide or grant other persons the right to provide goods and services that are similar to and/or competitive with those provided by Locations through any distribution channel, including, but not limited to, sales via mail order, catalog, toll-free telephone numbers, and electronic means, including the Internet under the Marks or trademarks and services marks other than the Marks; (3) acquire the assets or ownership interest of businesses providing products and services similar to those provided at Locations, and franchising, licensing, or creating similar arrangements with respect to those acquired businesses, wherever those businesses or their franchisees or licensees are located; and (4) being acquired (regardless of the form of transaction) by a business providing products and services similar to those provided at Locations or another business. Franchisor has no obligation to pay franchisee compensation for any of these activities within the franchisee’s territory, if one is granted.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

28

Item 13

TRADEMARKS

The Company grants you the right and license to use the Proprietary Marks and the System solely in connection with your Franchised Business. You may use our trademark “The Joint… The Chiropractic Place™” and design and such other Proprietary Marks as are designated in writing by the Company for your use. In addition, you may use them only in the manner authorized and permitted by the Company and you may not directly or indirectly contest the Company’s ownership of or rights in the Proprietary Marks.

“The Joint…A Chiropractic Place®” is a service mark registered on the Principal Register of the United States Patent and Trademark Office (“USPTO”) on March 2, 2004 under Registration Number 2819916. “The Joint… the Chiropractic Place™” is a service mark registered on the Principal Register of the USPTO on February 22, 2011 under Registration Number 3922558. We also registered the words, letters and stylized form of service mark, “The Joint…the Chiropractic Place”, on the Principal Register of the USPTO on April 23, 2013, under Registration Number 4323810. All required affidavits have been filed.

There are no agreements currently in effect that significantly limit the Company’s right to use or license the use of the Proprietary Marks in a manner material to the franchise. The logo is part of the Company’s Proprietary Marks. With respect to the Marks, there are currently no effective material determinations of the UPSTO, the Trademark Trial and Appeal Board, or any state trademark administrator or court, or any pending infringement, opposition, or cancellation proceeding.

The Company will indemnify against or reimburse for expenses you incur in defending claims of infringement or unfair competition arising out of your use of the Proprietary Marks. You are required to notify the Company immediately when you become aware of the use, or claim of right to, a Proprietary Mark identical or confusingly similar to our Proprietary Marks. If litigation involving the Proprietary Marks is instituted or threatened against you, you must notify the Company promptly and cooperate fully with the Company in defending or settling the litigation. The Company, at its option, may defend and control the defense of any proceeding relating to any Proprietary Marks.

The Company has no actual knowledge of either superior prior rights or infringing uses that could materially affect a Franchise Owner’s use of the Proprietary Marks in any state.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

29

Item 14

PATENTS, COPYRIGHTS AND PROPRIETARY INFORMATION

Patents Rights. The Company owns no rights in or to any patents that are material to the franchise.

Copyrights. The Company claims a copyright and treats the information in the Manual as confidential trade secrets, but you are permitted to use the material as part of the franchise.

Confidential Operations Manual. Under the Franchise Agreement, you must operate the Franchised Business in accordance with the standards, methods, policies, and procedures specified in the Manual. You will be loaned a copy of the Manual for the term of the Franchise Agreement, when you have completed the initial training program to our satisfaction. You must operate your Location franchise strictly in accordance with the Manual, as it may be revised by the Company from time to time.

You must at all times, treat the Manual and the information in it, as well as any other materials created for or approved by use for the operation of your Franchised Business, as confidential, as required by the Franchise Agreement. You must use all reasonable efforts to maintain this information as secret and confidential. You must not copy, duplicate, record or otherwise make them available to any unauthorized person. The Manual will remain our sole property and must be returned in the event that you cease to be a Location Owner.

We may from time to time revise the contents of the Manual, and you must comply with each new or changed provision. You must ensure that the Manual is kept current at all times. In the event of any dispute as to the contents of the Manual, the terms of the master copies maintained by us at Company’s home office will be controlling.

Confidential Information. The Franchise Agreement requires you to maintain all Confidential Information of the Company as confidential both during and after the term of the Agreement. “Confidential Information” includes all information, data, techniques and know-how designated or treated by the Company as confidential and includes the Manual. You may not at any time disclose, copy or use any Confidential Information except as specifically authorized by the Company. Under the Agreement, you agree that all information, data, techniques and know-how developed or assembled by you or your employees or agents during the term of the Franchise Agreement and relating to the System will be deemed a part of the Confidential Information protected under the Franchise Agreement.

See Item 15 below concerning your obligation to obtain confidentiality and non-competition agreements from persons involved in the Franchise Business.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

30

Item 15

OBLIGATION TO PARTICIPATE IN THE

ACTUAL OPERATION OF THE FRANCHISED BUSINESS

Franchise Owners are expected to participate in the direct operation of their franchise on a full-time basis. If they cannot, then they are obligated to have a fully trained Manager operate the franchise. However, we believe that a person with an equity interest can best ensure that our standards of quality and competence are maintained. The Franchise Agreement requires that you, or a designated Manager, be directly involved in the day-to-day operations and utilize your best efforts to promote and enhance the performance of the Franchised Business. While in most cases Franchise Owners will seek additional assistance for the labor-intensive portions of the business, we have built our reputation on Franchise Owner participation and believe it is crucial for continued success. In any case, when making decisions relating to the operation of the Location, the Franchise Owners should keep in mind that at least one licensed chiropractor must be present in the Location at all times, during the hours of business of the Location.

Any Manager you employ at the launching of your franchise operations must complete the initial management-training course required by the Company. All subsequent Managers must be trained fully according to our standards by either the Franchise Owner or the Company. However, the Company may charge a fee for this additional training. See Item 6 and the Manual for details.

Each individual who holds an ownership interest in the Franchise Owner must personally guarantee all of the obligations of the Franchise Owner under the Franchise Agreement. (See Exhibit F for the form of Guaranty and Assumption of Obligations.) The Guaranty must be executed by the spouse(s) of the franchisee, and all its owners, partners, etc.

At the Company’s request, you must obtain and deliver executed covenants of confidentiality and non-competition (See Exhibit E) from any persons who have or may have an ownership interest in the Franchise Owner or in the franchise, any Managers, or any other persons who receive or have access to training and other Confidential Information under the System. The covenants must be in a form satisfactory to us, and must provide that we are a third party beneficiary of, and have the independent right to enforce the covenants.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

31

Item 16

RESTRICTIONS ON

WHAT THE FRANCHISE OWNER MAY SELL

You must operate the Franchised Business in strict conformity with all prescribed methods, procedures, policies, standards, and specifications of the System, as set forth in the Manual and in other writings by the Company from time to time. You must use the Premises only for the operation of your Franchised Business and may not operate any other business at or from the Premises without the express prior written consent of the Company.

The Company requires you to offer and sell only those goods and services that the Company has approved. The Company maintains a written list of approved goods and services in its Manual, which the Company may change from time to time.

You must offer all goods and services that the Company designates as required for all franchises. In addition, the Company may require you to comply with other requirements (such as state or local licenses, training, marketing, insurance) before the Company will allow you to offer certain services.

We reserve the right to designate additional required or optional goods and services in the future and to withdraw any of our previous approvals. In that case, you must comply with the new requirements. There are no express limitations on our right to designate additional or operational goods and services; however, such goods and services will be reasonably related to our franchise system or model.

We do not currently have any restrictions or conditions that limit access to customers to whom the franchisee may sell goods or services

Franchised Business Exclusivity Obligations. You, the Franchise Owner, are not authorized to offer products of services identical or similar to the products or services offered by The Joint through any means other than your franchise. Failure to abide by this term may result in the immediate termination of your The Joint franchise.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

32

Item 17

RENEWAL, TERMINATION, TRANSFER

AND DISPUTE RESOLUTION

THE FRANCHISE RELATIONSHIP

This table lists certain important provisions of the Franchise Agreement and related agreements. You should read these provisions in the agreements attached to this Disclosure Document.

Provision	Section in Franchise or Other Agreement	Summary
a. Length of the franchise term	Section 2.1	Ten (10) years

b. Renewal or extension	Section 2.4	Your renewal rights permit you to remain a franchisee after the initial term of your Franchise Agreement expires. If you wish to do so, and you satisfy the required pre-conditions to renewal, we will offer you the right to one (1) renewal term of ten (10) years.

c. Requirements for franchisee to renew or extend	Section 2.4	You must: have substantially complied with your Franchise Agreement; given notice to us of your intent to renew between twelve (12) and twenty-four (24) months before the expiration of the initial term of the franchise; sign a new Franchise Agreement in our then current form which may include terms and conditions materially different from those in the original Franchise Agreement; sign general release of claims against us and related parties (see Exhibit H); pay the applicable renewal fee (see Item 6); cure any defaults; and pay all amounts owed to us.

d. Termination by franchisee	None	None

e. Termination by franchisor without cause	None	None

f. Termination by franchise with cause	Section 15	Various breaches of Franchise Agreement.

g. “Cause” defined – curable defaults	Section 15	You do not pay us within ten (10) days after written notice; you use, sell, or distribute unauthorized products; you fail to maintain a valid license to practice and/or fail to maintain compliance with state regulations; you do not comply with any other provision of the Franchise Agreement or specification, standard, or operating procedure and do not correct such failure within twenty (20) days after written notice.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

33

Provision	Section in Franchise or Other Agreement	Summary
h. “Cause” defined – non-curable defaults	Section 15	We can terminate if: You fail to timely develop or open the franchise; you abandon, surrender, transfer control of or do not actively operate the franchise or lose the right to occupy the franchise location; you or any Principal Owner make an unauthorized transfer or assignment of the franchise or its assets; you are adjudged a bankrupt, become insolvent, or make an assignment for the benefit of creditors; you or your Principal Owners are convicted of a felony, or are convicted or plead no contest to any crime or offense that adversely affects the reputation of the franchise and the goodwill of our Marks; you are involved in any action that adversely affects the reputation of the franchise and the goodwill of our Marks; you violate any health or safety law or ordinance or regulation, or operate the franchise in a way that creates a health or safety hazard; or you fail on three (3) or more occasions within any twelve (12) month period to comply with the Franchise Agreement regardless of whether or not such failures to comply are corrected.

i. Franchisee’s obligations on termination/non-renewal	Section 16	Includes payment of money owed to us, return Manual, cancellation of assumed names and transfer of phone numbers, cease using Proprietary Marks, cease operating Franchised Business, no confusion with Proprietary Marks, our option to purchase your inventory and equipment, your modification of the premises and our option to purchase your Franchised Business.

j. Assignment of contract by franchisor	Section 14.3	No restriction on right to transfer.

k. “Transfer” by franchisee –defined	Section 14	Includes assignment of Franchise Agreement, sale or merger of business entities, transfer of corporate stock, death of Franchise Owner or majority owner of Franchise Owner.

l. Our approval of transfer by you	Section 14.4	You need the Company’s approval to transfer Location ownership or ownership interest.

m. Conditions for our approval of transfer by you	Section 14.5	New owner must have sufficient business experience, aptitude and financial resources to operate the franchise; you must pay all amounts due us or our affiliates; new owner and its director must successfully complete our initial training program; your landlord must consent to transfer of the lease, if any; you must pay us a transfer fee (see Item 6); you and your Principal Owners must sign a general release in favor of us, our affiliates, and our and their officers, directors, employees and agents (see Exhibit H); if applicable, the new owner must agree to remodel to bring the franchise to current standards; new owner must assume all obligations under your Franchise Agreement or, at our option, sign a new Franchise Agreement using our then-current form; you and your Principal Owners must sign a non-competition agreement agreeing not to engage in a competitive business for twenty-four (24) months within twenty-five (25) miles of your Location or any other The Joint Location (see Exhibit I). We also may approve the material terms of the transfer, and require that you subordinate any installment payments to the new owners’ obligation to pay us.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

34

Provision	Section in Franchise or Other Agreement	Summary
n. Our right of first refusal to acquire your business	Section 14.6	We have the option to match any offer for your Franchised Business.

o. Our option to purchase your business	Section 16.6	We have the option to purchase your Franchised Business upon termination or non-renewal.

p. Death or disability of you	Section 14.7	Franchise must be assigned by estate to approved buyer within forty-five (45) days.

q. Non-compete covenants during the term of the franchise	Section 9.3	You cannot be involved in a competitive business during the term of the Agreement.

r. Non-compete covenants after the franchise is terminated or expires	Section 9.3	No involvement in competing business for twenty-four (24) months within a twenty-five (25) mile radius of any The Joint Location.

s. Modification of the agreement	Section 20	Must be in writing by both sides.

t. Integration/merger clause	Section 20	Only the terms of the Franchise Agreement are binding. Any other promises are unenforceable. However, nothing in the Franchise Agreement will have the effect of disclaiming any of the representations made in this FDD or any of its attachments or addenda.

u. Dispute resolution by arbitration or mediation	Section 17.9	Except for certain claims, we and you must arbitrate all disputes in Maricopa County, Arizona.

v. Choice of forum	Section 17.11	Maricopa County, Arizona

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

35

w. Choice of law	Section 17.11	Arizona law governs, except for matters regulated by the United States Trademark Act (subject to state law).

Applicable state law might require additional disclosures or requirements related to the information contained in this Disclosure Document. These additional disclosures, if any, appear in Exhibit N of this Disclosure Document.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

36

Item 18

PUBLIC FIGURES

The Company does not use any public figure to promote its franchise.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

37

Item 19

FINANCIAL PERFORMANCE REPRESENTATIONS

The FTC’s Franchise Rule permits a franchisor to provide information about the actual or potential financial performance of its franchised and/or franchisor-owned outlets, if there is a reasonable basis for the information, and if the information is included in the disclosure document. Financial performance information that differs from that included in Item 19 may be given only if (1) a franchisor provides the actual records of an existing outlet you are considering buying; or (2) a franchisor supplements the information provided in this Item 19, for example, by providing information about possible performance at a particular location or under particular circumstances.

We do not make any representations about a franchisee’s future financial performance of the past financial performance of company-owned or franchised outlets. We also do not authorize our employees or representatives to make any such representations either orally or in writing. If you are purchasing an existing outlet, however, we may provide you with the actual records of that outlet. If you receive any other financial performance information or projections of your future income, you should report it to the franchisor’s management by contacting Chad Everts (16767 N. Perimeter Dr., Suite 240, Scottsdale, Arizona 85260, Tel. (480) 245-5960), the Federal Trade Commission, and the appropriate state regulatory agencies.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

38

Item 20

OUTLETS AND FRANCHISEE INFORMATION

Table No. 1

Systemwide Outlet Summary

For Years 2011 to 2013

Outlet Type	Year	Outlets at the Start of the Year	Outlets at the End of the Year	Net Change
Franchisee	2011	18	32	+14
	2012	32	82	+50
	2013	82	175	+93
Company-Owned	2011	1	1	0
	2012	1	0	-1
	2013	0	0	0
Total Outlets	2011	19	33	+14
	2012	33	82	+49
	2013	82	175	+93

Table No. 2

Transfers of Outlets From Franchises to New Owners

(Other than the Franchisor)

For Years 2011 to 2013

State	Year	Number of Transfers
Arizona	2011	0
	2012	5
	2013	1
California	2011	0
	2012	1
	2013	4
Colorado	2011	1
	2012	0
	2013	1
Georgia	2011	0
	2012	1
	2013	0
Oregon	2011	0
	2012	0
	2013	4
Texas	2011	0
	2012	0
	2013	6
Washington	2011	0
	2012	0
	2013	1
Total	2011	1
	2012	7
	2013	17

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

39

Table No. 3

Status of Franchised Outlets*

For Years 2011 to 2013

State	Year	Outlets at Start of Year	Outlets Opened	Termina- Tions	Non- Renewals	Reacquired by Franchisor	Ceased Operations Other Reasons	Outlets at End of the Year
Arizona	2011	2	6	0	0	0	0	8
	2012	8	10	0	0	0	0	18
	2013	18	6	2	0	0	0	22
California	2011	1	0	0	0	0	0	1
	2012	1	7	0	0	0	0	8
	2013	8	26	0	0	0	0	34
Colorado	2011	3	0	0	0	0	0	3
	2012	3	2	0	0	0	0	5
	2013	5	10	0	0	0	0	15
Connecticut	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
	2013	0	1	0	0	0	0	1
Florida	2011	1	0	0	0	0	0	1
	2012	1	0	0	0	0	0	1
	2013	1	0	0	0	0	0	1
Georgia	2011	4	0	0	0	0	0	4
	2012	4	4	0	0	0	3	5
	2013	5	8	0	0	0	0	13
Idaho	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
	2013	0	1	0	0	0	0	1
Indiana	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
	2013	0	1	0	0	0	0	1
Kansas	2011	1	0	0	0	0	0	1
	2012	1	0	0	0	0	1	0
	2013	0	0	0	0	0	0	0
Louisiana	2011	0	2	0	0	0	0	2
	2012	2	1	0	0	0	0	3
	2013	3	1	0	0	0	0	4
Minnesota	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1
	2013	1	6	0	0	0	0	7
Missouri	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1
	2013	1	5	0	0	0	0	6

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

40

State	Year	Outlets at Start of Year	Outlets Opened	Termina- Tions	Non- Renewals	Reacquired by Franchisor	Ceased Operations Other Reasons	Outlets at End of the Year
Nebraska	2011	1	0	0	0	0	0	1
	2012	1	0	0	0	0	0	1
	2013	1	0	0	0	0	0	1
Nevada	2011	0	0	0	0	0	0	0
	2012	0	2	0	0	0	0	2
	2013	2	7	0	0	0	0	9
New Mexico	2011	0	1	0	0	0	0	1
	2012	1	1	0	0	0	0	2
	2013	2	0	0	0	0	0	2
New York	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
	2013	0	2	0	0	0	0	2
North	2011	0	0	0	0	0	0	0
Carolina	2012	0	1	0	0	0	0	1
	2013	1	5	0	0	0	0	6
Ohio	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
	2013	0	1	0	0	0	0	1
Oregon	2011	0	0	0	0	0	0	0
	2012	0	1	0	0	0	0	1
	2013	1	0	0	0	0	0	1
South	2011	2	1	0	0	0	1	2
Carolina	2012	2	4	0	0	0	0	6
	2013	6	1	0	0	0	0	7
Tennessee	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
	2013	0	2	0	0	0	0	2
Texas	2011	3	3	0	0	0	0	6
	2012	6	17	0	0	0	0	23
	2013	23	12	0	0	0	0	35
Utah	2011	0	2	0	0	0	0	2
	2012	2	1	0	0	0	0	3
	2013	3	0	0	0	0	0	3
Washington	2011	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0
	2013	0	1	0	0	0	0	1
Total	2011	18	15	0	0	0	1	32
	2012	32	54	0	0	0	4	82
	2013	82	96	2	0	0	1	175

* If multiple events occurred affecting an outlet, this table shows the event that occurred last in time.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

41

Table No. 4

Status of Company-Owned Outlets For

For Years 2011 to 2013

State	Year	Outlets at Start of Year	Outlets Opened	Outlets Required from Franchisees	Outlets Closed	Outlets Sold to Franchisees	Outlets at End of the Year
Arizona	2011	1	0	0	0	0	1
	2012	1	0	0	0	1	0
	2013	0	0	0	0	0	0
Georgia	2011	0	0	0	0	0	0
	2012	0	0	0	0	0	0
	2013	0	0	0	0	0	0
Total	2011	1	0	0	0	0	1
	2012	1	0	0	0	1	0
	2013	0	0	0	0	0	0

Table No. 5 Projected Openings for 2014

State	Franchise Agreements Signed but Outlet Not Open	Projected New Franchised Outlets in the Next Fiscal Year	Projected New Company- Owned Outlets in the Current Fiscal Year
Alabama	1	0	0
Alaska	0	0	0
Arizona	8	3	0
Arkansas	0	0	0
California	102	18	0
Colorado	7	3	0
Connecticut	1	0	0
Delaware	0	0	0
Florida	5	1	0
Georgia	16	5	0
Hawaii	0	0	0
Idaho	0	0	0
Illinois	2	2	0
Indiana	6	2	0
Iowa	0	0	0
Kansas	0	0	0
Kentucky	0	0	0
Louisiana	1	0	0
Maine	0	0	0
Massachusetts	0	0	0
Michigan	1	1	0
Minnesota	10	2	0
Mississippi	0	0	0
Missouri	2	1	0

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

42

Montana	0	0	0
Nebraska	0	0	0
Nevada	2	1	0
New Hampshire	0	0	0
New Jersey	10	2	0
New Mexico	2	0	0
New York	6	1	0
North Carolina	13	5	0
Ohio	3	1	0
Oklahoma	0	0	0
Oregon	0	0	0
Pennsylvania	1	0	0
Rhode Island	0	0	0
South Carolina	10	6	0
Tennessee	9	2	0
Texas	34	10	0
Utah	3	4	0
Vermont	0	0	0
Virginia	2	1	0
Washington	2	1	0
West Virginia	0	0	0
Wisconsin	2	1	0
Wyoming	0	0	0
Total	204	73	0

Exhibit G lists the names of all of our operating franchisees and their addresses and telephone numbers as of December 31, 2013. Exhibit G lists the franchisees who have signed Franchise Agreements for development areas which were not yet operational as of December 31, 2013, and also lists the name, city and state, and business telephone number (or, if unknown, the last known home telephone number) of every franchisee who had an outlet terminated, cancelled, not renewed, or otherwise voluntarily or involuntarily ceased to do business under a Franchise Agreement during the most recently completed fiscal year, or who has not communicated with us within 10 weeks of the issuance date of this disclosure document. If you buy this franchise, your contact information may be disclosed to other buyers when you leave the franchise system.

None of our franchisees have signed confidentiality clauses with us during the last three years which would restrict their ability to speak openly about their experience with us.

We have no Advisory Council staffed by any franchisees. Likewise, no independent franchisee organization has asked to be included in this Disclosure Document.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

43

Item 21

FINANCIAL STATEMENTS

Attached to this Disclosure Document as Exhibit D are: our consolidated audited Financial Statements, for the years ended December 31, 2013, 2012 and 2011.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

44

Item 22

CONTRACTS

Attached are copies of the following agreements relating to the offer of the franchise:

Exhibit B	Franchise Agreement

Exhibit E	Confidentiality Agreement

Exhibit F	Guaranty and Assumption of Obligations

Exhibit H	General Release Agreements

Exhibit I	Transfer Agreements

Exhibit J	Form UCC-1 Financing Statement

Exhibit K	State-Specific Addenda to Franchise Agreement

Exhibit O	Required Vendor Agreements

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

45

Item 23

RECEIPT

Two copies of an acknowledgement of your receipt of this Disclosure Document appear at the end of this Disclosure Document. The Receipts are detachable and one copy must be signed by you and given to us. The other copy may be retained by you for your records. If this page or any other pages or exhibits are missing from your copy, please contact the Company at the address or phone number noted in Item 1.

The Joint… The Chiropractic Place™ – Unit FDD 2014 (v.3)

46

Exhibit A

STATE ADMINISTRATORS/AGENTS FOR SERVICE OF PROCESS

A-1

STATE ADMINISTRATORS/AGENTS FOR SERVICE OF PROCESS

Following is information about our agents for service of process, as well as state agencies and administrators whom you may wish to contact with questions about The Joint Corp.

Our agent for service of process in the State of Delaware is:

THE CORPORATION TRUST COMPANY

CORPORATION TRUST CENTER, 1209 ORANGE STREET

WILMINGTON, DE 19801

We intend to register the franchises described in this Disclosure Document in some or all of the following states in accordance with applicable state law. If and when we pursue franchise registration (or otherwise comply with the franchise investment laws) in these states, we will designate the designated state offices or officials as our agents for service of process in those states:

State	State Agency	Agent for Service of Process

CALIFORNIA	Commissioner of Corporations Department of Corporations Suite 750 320 West 4th Street Los Angeles, CA 90013 (213) 576-7505	California Commissioner of Corporations Department of Corporations Suite 750 320 West 4th Street Los Angeles, CA 90013

HAWAII	Business Registration Division Department of Commerce and Consumer Affairs 335 Merchant Street, Room 203 Honolulu, HI 96812 (808) 586-2727	Commissioner of Securities of the Department of Commerce and Consumer Affairs 335 Merchant Street, Room 203 Honolulu, HI 96812

ILLINOIS	Office of Attorney General Franchise Division 500 South Second Street Springfield, IL 62706 (217) 782-4465	Illinois Attorney General Franchise Division 500 South Second Street Springfield, IL 62706

INDIANA	Indiana Secretary of State Securities Division Room E-1 11 302 West Washington Street Indianapolis, IN 46204 (317) 232-6681	Indiana Secretary of State State Securities Division Room E-1 11 302 West Washington Street Indianapolis, IN 46204

1

MARYLAND	Office of the Attorney General Division of Securities 200 St. Paul Place Baltimore, MD 21202-2020 (410) 576-6360	Maryland Securities Commissioner 200 St. Paul Place Baltimore, MD 21202-2020

MICHIGAN	Michigan Department of Attorney General Consumer Protection Division Antitrust and Franchise Unit 670 Law Building Lansing, MI 48913 (517) 373-7117	Michigan Department of Commerce, Corporations and Securities Bureau Antitrust and Franchise Unit 670 Law Building Lansing, MI 48913

MINNESOTA	Minnesota Department of Commerce 85 7th Place East, Suite 500 St. Paul, MN 55101-2198 (651) 296-4026	Minnesota Commissioner of Commerce 85 7th Place East Suite 500 St. Paul, MN 55101-2198

NEW YORK	New York State Department of Law Bureau of Investor Protection and Securities 120 Broadway, 23rd Floor New York, NY 10271 (212) 416-8211	Secretary of State of the State of New York 41 State Street Albany, New York 11231 and United Corporate Services, Inc. 10 Bank Street, Suite 560 White Plains, NY 10606

NORTH DAKOTA	Office of Securities Commissioner Fifth Floor 600 East Boulevard Bismarck, ND 58505-0510 (701) 328-4712	North Dakota Securities Commissioner Fifth Floor 600 East Boulevard Bismarck, ND 58505-0510

RHODE ISLAND	Department of Business Regulation Division of Securities 1511 Pontiac Avenue Cranston, RI 02920 (401) 462-9527	Director of Rhode Island Department of Business Regulation Floor Division of Securities 1511 Pontiac Avenue Cranston, RI 02920

SOUTH DAKOTA	Department of Revenue and Regulation Division of Securities 445 East Capitol Pierre, SD 57501 (605) 773-4823	Director of South Dakota Division of Securities 445 East Capitol Pierre, SD 57502 (605) 773-4823

2

VIRGINIA	State Corporation Commission Division of Securities and Retail Franchising 1300 East Main Street, 9th Floor Richmond, VA 23219 (804) 371-9051	Clerk of State Corporation Commission 1300 East Main Street, 1st Floor Richmond, VA 23219 And United Corporate Services, Inc. 700 East Main Street, Suite 1700 Richmond, VA 23218

WASHINGTON	Department of Financial Institutions Securities Division 150 Israel Road Tumwater, Washington 98501 (360) 902-8760	Director of Washington Financial Institutions Securities Division 150 Israel Road Tumwater, Washington 98501 (360) 902-8760

WISCONSIN	Wisconsin Securities Commissioner Securities and Franchise Registration 345 W. Washington Avenue Madison, WI 53703 (608) 266-8559	Commissioner of Securities of Wisconsin Securities and Franchise Registration 345 W. Washington Avenue Madison, WI 53703 (608) 266-8559

3

EXHIBIT B

FRANCHISE AGREEMENT

B-1

THE JOINT CORP.

FRANCHISE AGREEMENT

The Joint…The Chiropractic Place™
Franchise Agreement

i

7.	MARKS		17
	7.1	Ownership and Goodwill of Marks	17
	7.2	Limitations on Franchise Owner’s Use of Marks	18
	7.3	Notification of Infringements and Claims	18
	7.4	Discontinuance of Use of Marks	18
	7.5	Indemnification of Franchise Owner	18

8.	RELATIONSHIP OF THE PARTIES; INDEMNIFICATION		19
	8.1	Independent Contractor; No Fiduciary Relationship	19
	8.2	No Liability, No Warranties	19
	8.3	Indemnification	19

9.	CONFIDENTIAL INFORMATION; NON-COMPETITION		20
	9.1	Types of Confidential Information	20
	9.2	Non-Disclosure Agreement	21
	9.3	Non-Competition Agreement	21

10.	THE JOINT CORP. FRANCHISE OPERATING STANDARDS		21
	10.1	Condition and Appearance of the Franchise	22
	10.2	Franchise Services and Products	23
	10.3	Approved Products, Distributors and Suppliers	24
	10.4	Hours of Operation	25
	10.5	Specifications, Standards and Procedures	25
	10.6	Compliance with Laws and Good Business Practices	25
	10.7	Management and Personnel of the Franchise	26
	10.8	Insurance	27
	10.9	Credit Cards and Other Methods of Payment	28
	10.10	Pricing	29

11.	ADVERTISING		29
	11.1	By Company	29
	11.2	By Franchise Owner	30
	11.3	Regional Advertising Cooperatives	31
	11.4	Websites and Other Forms of Advertising Media	31

12.	ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS		32

13.	INSPECTIONS AND AUDITS		33
	13.1	Company’s Right to Inspect the Franchise	33
	13.2	Company’s Right to Audit	33

14.	TRANSFER REQUIREMENTS		34
	14.1	Organization	34
	14.2	Interests in Franchise Owner; Reference to Exhibit 4	33
	14.3	Transfer by Company	35
	14.4	No Transfer Without Approval	35
	14.5	Conditions for Approval of Transfer	36
	14.6	Right of First Refusal	38
	14.7	Death and Disability	39
	14.8	Effect of Consent to Transfer	39
	14.9	Consent Not Unreasonably Delayed	39

The Joint…The Chiropractic Place™
Franchise Agreement

ii

15.	TERMINATION OF THE FRANCHISE		39

16.	RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISE OWNER UPON TERMINATION OR EXPIRATION OF THE FRANCHISE		41
	16.1	Payment of Amounts Owed to Company	41
	16.2	Marks	41
	16.3	De-Identification	41
	16.4	Confidential Information	41
	16.5	Joint Software	42
	16.6	Company’s Option to Purchase the Franchise	41
	16.7	Continuing Obligations	43
	16.8	Management of the Franchise	43

17.	ENFORCEMENT		43
	17.1	Invalid Provisions; Substitution of Valid Provisions	43
	17.2	Unilateral Waiver of Obligations	44
	17.3	Written Consents from Company	44
	17.4	Lien	44
	17.5	No Guarantees	44
	17.6	No Waiver	45
	17.7	Cumulative Remedies	45
	17.8	Specific Performance; Injunctive Relief	45
	17.9	Arbitration	46
	17.10	Waiver of Punitive Damages and Jury Trial; Limitations of Actions	46
	17.11	Governing Law/Consent To Jurisdiction	47
	17.12	Binding Effect	47
	17.13	No Liability to Others; No Other Beneficiaries	47
	17.14	Construction	47
	17.15	Joint and Several Liability	48
	17.16	Multiple Originals	48
	17.17	Timing Is Important	48
	17.18	Independent Provisions	48

18.	NOTICES AND PAYMENTS		48

19.	INDEPENDENT PROFESSIONAL JUDGMENT OF YOU AND YOUR GENERAL MANAGER		49

20.	ENTIRE AGREEMENT		49

Exhibit 1 - Franchise Agreement Expiration Date/ Projected Franchising Opening Schedule

Exhibit 2 - Owner’s Guaranty and Assumption of Obligations

Exhibit 3 - Addendum to Lease Agreement

Exhibit 4 - Ownership Interests in Franchise Owner

The Joint…The Chiropractic Place™
Franchise Agreement

iii

THE JOINT CORP.

FRANCHISE AGREEMENT

This Franchise Agreement (this or the “Agreement”) is being entered into effective as of the _____ day of _______________, 20__ (the “Agreement Date”). The parties to this Agreement are The Joint Corp., a Delaware corporation (“we,” “us,” the “Company,” or “The Joint Corp.“); _________________________________________, as Franchise Owner (“you,” “Franchise Owner,” or “Franchisee”), and, if you are a partnership, corporation, or limited liability company, your “Principal Owners” (defined below).

1.           INTRODUCTION.

This Agreement has been written in an informal style in order to make it more easily readable and to be sure that you become thoroughly familiar with all of the important rights and obligations the Agreement covers before you sign it. This Agreement includes several exhibits, all of which are legally binding and are an integral part of the complete Franchise Agreement. In this Agreement, we refer to The Joint Corp. as “we,” “us,” or the “Company.” We refer to you as “you,” “Franchise Owner” or “Franchisee.” If you are a corporation, partnership or limited liability company, you will notice certain provisions that are applicable to those principal shareholders, partners or members on whose business skill, financial capability and personal character we are relying in entering into this Agreement. Those individuals will be referred to in this Agreement as “Principal Owners.”

Through the expenditure of considerable time, effort and money, we and our affiliates have devised a system for the establishment and operation of The Joint Corp. business model, a chiropractic location that specializes in affordable, convenient, and accessible chiropractic care. It is our mission “to improve your quality of life through affordable Chiropractic care.” Our atmosphere is fun and upbeat, and no appointments are necessary (all of these characteristics are referred to in this Agreement as the “System”). This business model includes a location model offering all of our franchised services and products (individually, a “Location” and collectively, the “Locations”). We identify the System by the use of certain trademarks, service marks and other commercial symbols, including the marks “The Joint…A Chiropractic Place®”, “The Joint…The Chiropractic Place™” and certain associated designs, artwork and logos, which we may change or add to from time to time (the “Marks”).

The Joint…The Chiropractic Place™
Franchise Agreement

1

From time to time we grant to persons who meet our qualifications, franchises to own and operate a The Joint Corp. Location franchise business that will manage clinics that specialize in providing chiropractic services and products to the general public through licensed chiropractic professionals (“Clinic(s)”). This Agreement is being presented to you because of the desire you have expressed to obtain the right to develop, own, and be franchised to operate a The Joint Corp. Location (we will refer to your The Joint Corp. franchise as the “Franchise” or the “Franchised Business”). You may purchase and operate your Franchise as a new, start-up Location (a “Start-up Location“), or may convert an existing chiropractic practice to a The Joint Corp. Location (a “Conversion Location“). In signing this Agreement, you acknowledge that you have conducted an independent investigation of The Joint Corp. Franchised Business, and recognize that, like any other business, the nature of it may evolve and change over time, that an investment in a The Joint Corp. Franchised Business involves business risks, and that the success of this business venture is primarily dependent on your business abilities and efforts.

We expressly disclaim making, and you acknowledge that you have not received or relied on, any guarantee, express or implied, as to the revenues, profits, or likelihood of success of The Joint Corp. Franchise venture contemplated by this Agreement. You acknowledge that there have been no representations by us or our affiliates or our or their respective officers, directors, members, employees, or agents that are inconsistent with the statements made in our current Franchise Disclosure Document concerning the Franchised Business, or the provisions of this Agreement. You further represent to us, as an inducement to our entering into this Agreement with you, that there have been no misrepresentations to us in your application for the rights granted by this Agreement, or in the financial information provided by you and your Principal Owners.

2.          GRANT OF FRANCHISE.

2.1           Term; Reference to Exhibit 1.

You have applied for a franchise to own and operate a The Joint Corp. Location, and we have approved your application in reliance on all of the representations you made in that application. As a result, and subject to the provisions of this Agreement, we grant to you a Franchise to operate a The Joint Corp. Location offering all products, services, and proprietary programs of ours, in accordance with all elements of the System, that we may require for The Joint Corp. Locations.

You must operate the Franchise at a mutually agreeable site (the “Premises”) to be identified after the signing of this Agreement, and to use the System and the Marks in the operation of that Franchise, for a term of 10 years (the “Initial Term”). The Initial Term will begin on the Agreement Date. (For convenience, the expiration date of the Initial Term is listed on Exhibit 1.) Termination or expiration of this Agreement will constitute a termination or expiration of your Franchise. (All references to the “term” of this Agreement refer to the period from the Agreement Date to the date on which this Agreement actually terminates or expires.)

The Joint…The Chiropractic Place™
Franchise Agreement

2

2.2           Full Term Performance.

You specifically agree to be obligated to operate the Franchise, perform the obligations of this Agreement, and continuously exert your best efforts to promote and enhance the business of the Franchise for the full term of this Agreement.

2.3           Management Agreement with Professional Corporation – Non-Licensed Franchisees.

If you are not a licensed chiropractor, prior to commencing operations of the Franchised Business, you must enter into a management agreement (“Management Agreement”) with a chiropractic professional corporation (or a professional limited liability company, if permitted in the state in which the Clinic is located) (a “PC”) whereby you will provide to the PC management and administrative services and support consistent with the System and as outlined in our form of Management Agreement, a copy of which is included as an Exhibit to our Disclosure Document, to support the PC's chiropractic practice and its delivery of chiropractic services and related products to chiropractic patients, consistent with all applicable laws and regulations.

The PC shall employ and control the chiropractors and other chiropractic personnel that will provide the actual chiropractic services required to be delivered at and through the Clinic. You shall not provide any actual chiropractic services, nor shall you supervise, direct, control or suggest to, the PC or its chiropractors or employees the manner in which the PC provides or may provide chiropractic services to its patients. You acknowledge and agree that we will not provide any chiropractic services, nor will we supervise, direct, control or suggest to, the PC or its chiropractors or employees the manner in which the PC provide chiropractic services to its patients.

Due to various federal and state laws regarding the practice of chiropractic medicine, and the ownership and operation of chiropractic practices and health care businesses that provide chiropractic services, you understand and acknowledge that that you, as non-chiropractor Location franchisee, shall not engage in any practices that are, or may appear to be, the practice of chiropractic medicine. You acknowledge that the PC must offer all chiropractic services in accordance with the Management Agreement and the System.

The Joint…The Chiropractic Place™
Franchise Agreement

3

You must use our standard form of Management Agreement, however, you may negotiate the monetary terms and, with our written consent, certain other terms of the relationship with the PC. We will not unreasonably withhold our approval to requested changes in the Management Agreement. You must obtain our written approval of the final Management Agreement prior to your execution. We must approve the PC candidate. You shall ensure that the PC offers all chiropractic services in accordance with the Management Agreement and the System. If you are not able to find a suitable chiropractor to create, own and staff the PC, we will attempt to help you find a suitable PC. You must have a Management Agreement in effect with a PC at all times during the operation of the Franchised Business and during the Initial Term of this Agreement.

If you are a licensed chiropractor, or part of a PC owned by licensed chiropractors, you do not need to execute a Management Agreement. However, you are still responsible for compliance with all laws application to the operation of a chiropractic Clinic and your Location franchise.

2.4           Waiver of Management Agreement.

In certain states, it may be permissible under the existing laws that may be applicable to chiropractic professionals and/or practices, such as chiropractic clinics, for a non-chiropractor to both own and operate a Clinic and a Location Franchise, including hiring chiropractic and other professional personnel and providing chiropractic services to patients at the Clinic. If you determine that the laws that would apply to a Clinic in your state would permit you to do so, you may request that we waive certain of the requirements of the Franchise Agreement related to separating the operation of the chiropractic aspects of the Clinic from the management aspects. In particular, you (i) would not enter into a Management Agreement with a PC that, as a separate entity, would otherwise operate the Clinic and provide all chiropractic services, and (ii) you would not be restricted from hiring and supervising chiropractic professionals. Any waiver, or any modification of our standards, would be subject to compliance with all applicable laws and regulations. If we agree to do a waiver, you must enter into an Amendment to Waive Management Agreement (“Waiver Agreement”), a copy of which is attached as an exhibit to our Disclosure Document. Under the Waiver Agreement, you will agree that, instead of entering into the Management Agreement with a separate PC, you will (a) operate the Clinic, including performing all responsibilities and obligations of the “PC” under the Management Agreement, and (b) manage the Clinic as required in this Agreement and by performing all the responsibilities and obligations of the “Company” under the Management Agreement.

You are responsible for operating in full compliance with all laws that apply to a Clinic, and you must make your own determination as to your legal compliance obligations. Additionally, the laws applicable to your Clinic may change, and if there are any chiropractic regulations or other laws that would render your operation of the Clinic through a single entity (or otherwise) in violation of any medical regulations, you must immediately advise us of such change and of the your proposed corrective action to comply with chiropractic regulations, including (if applicable) entering into a Management Agreement with a PC. Similarly, if we discover any such laws, upon providing you notice of such laws, you agree to make such changes as are necessary to comply with medical regulations, including (if applicable) entering into a Management Agreement with a PC.

The Joint…The Chiropractic Place™
Franchise Agreement

4

2.5           Selection of Premises; No Protected Territory; Reservation of Rights.

You and we will mutually select the location of the Premises upon or after the signing of this Agreement. You acknowledge that the Franchise granted by this Agreement gives you the right to operate your Franchise only at the Premises. Although we will not seek to operate or grant others the right to operate a The Joint Corp. Location within the same general area as the Premises, we make no guarantee of any protected territory. Except as otherwise provided in this Paragraph 2.5, we retain all rights with respect to The Joint Corp. Location franchises, the Marks and the System, including (by way of example only and not as a limitation): (a) the right to operate or grant others the right to operate The Joint Corp. Location franchises in any location on terms and conditions we deem appropriate; and (b) the right to operate or offer other healthcare-related companies or franchises or enter into other lines of business offering similar or dissimilar products or services under trademarks or service marks other than the Marks, in any location.

2.6           Renewal of Franchise.

(a)          Franchise Owner’s Right to Renew. Subject to the provisions of subparagraph 2.6(b) below, and if you have substantially complied with all provisions of this Agreement and all other agreements between us, on expiration of the Initial Term, if you refurbish and decorate the Premises, replace fixtures, furnishings, wall decor, furniture, equipment, and signs and otherwise modify the Franchise in compliance with specifications and standards then applicable under new or renewal franchises for The Joint Corp. Location franchises, you will have the right to renew the Franchise for one (1) additional term of ten (10) years (the “Renewal Term”).

(b)          Notice of Deficiencies and Other Requirements. At least one (1) year before the expiration of the Initial Term, we agree to give you written notice of any deficiencies in your operation or in the historical performance of the Franchise that could cause us not to renew the Franchise. If we will permit renewal, our notice will state what actions, if any, you must take to correct the deficiencies in your operation of the Franchise or of the Premises, and will specify the time period in which those deficiencies must be corrected or other requirements satisfied. Renewal of the Franchise will be conditioned on your continued compliance with all the terms and conditions of this Agreement up to the date of expiration. If we send a notice of non-renewal, it will state the reasons for our refusal to renew.

The Joint…The Chiropractic Place™
Franchise Agreement

5

(c)          Renewal Agreement; Releases. Should you choose to renew the Franchise, you must provide us with written notice of that intent no earlier than two (2) years and no later than one (1) year before the expiration of the Initial Term. To renew the Franchise, the Company, you and your Principal Owners must execute the form of Franchise Agreement and any ancillary agreements we are then customarily using in the grant or renewal of franchises for the operation of The Joint Corp. Location Franchises (with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal franchise), except that no initial franchise fee will be payable upon renewal of the Franchise. However, you must pay to us a renewal fee equal to 25% of our then-current initial franchise fee for Start-up Locations. You and your Principal Owners and your and their spouses must also execute general releases, in a form satisfactory to us, of any and all claims against us and our affiliates, and our and their respective owners, officers, directors, employees, and agents.

2.7           Personal Guaranty by Principal Owners; Reference to Exhibit 2.

Each of the Principal Owners and their spouses (where applicable), will be required to execute a personal guaranty (the “Guaranty”), guaranteeing the Franchise’s liabilities and obligations to the Company. A copy of the Guaranty is incorporated herein as Exhibit 2.

3.          DEVELOPMENT AND OPENING OF THE FRANCHISE

3.1           Site Approval; Lease or Purchase of Premises; Opening Timeline; Reference to Exhibit 3.

(a)          You will use your best efforts to locate and select a proposed site for the Premises that is acceptable to us as suitable for the operation of the Franchise, which must be reviewed and approved by us within six (6) months of the Agreement Date. Our review and approval process may take up to thirty (30) days, so we recommend you submit your proposed site to us within one hundred fifty (150) days of the Agreement Date. You must submit to us, in the form we specify, a description of the site and such other information or materials as we may reasonably require. We will not unreasonably withhold approval of a site that meets our standards for general location and neighborhood, traffic patterns, parking size, layout and other physical characteristics, for The Joint Corp. Location franchises. Our approval of a site shall not constitute, nor be deemed, a judgment as to the likelihood of success of a The Joint Corp. Location at such location, or a judgment as to the relative desirability of such location in comparison to other locations. If you fail to identify a mutually-agreeable site within the aforementioned six (6) month period, we may terminate this Agreement.

(b)          Once we have approved the proposed site of the Premises for your Franchise, you must obtain lawful possession of the Premises through lease or purchase within thirty (30) days of our approval of the Premises. You agree that you will not execute a lease without our advance written approval of the lease terms. The lease for the Premises must include the Addendum to Lease, attached hereto as Exhibit 3, permitting us to take possession of the Premises under certain conditions if this Agreement is terminated or if you violate the terms of the lease.

The Joint…The Chiropractic Place™
Franchise Agreement

6

(c)          Unless we agree otherwise, you must open your franchise for business no later than nine (9) months from the Effective Date of this Agreement.

3.2           Prototype and Construction Plans and Specifications.

We will furnish to you prototype plans and specifications for your Location, reflecting our requirements for design, decoration, furnishings, furniture, layout, equipment, fixtures and signs for The Joint Corp. Locations, which may be in the form of actual plans for an existing or proposed Location with which we are involved. Using an architect we designate or approve, it will then be your responsibility to have the plans and specifications modified to comply with all ordinances, building codes, permit requirements, and lease requirements and restrictions applicable to the Premises. You must submit final construction plans and specifications to us for our approval before you begin construction at the Premises, and must construct the Franchise location in accordance with those approved plans and specifications.

3.3           Development of the Franchise.

You agree at your own expense to do the following by the Opening Deadline defined in Exhibit 1: (1) secure all financing required to fully develop the Franchise; (2) obtain all required building, utility, sign, health, sanitation and business permits and licenses and any other required permits and licenses; (3)  construct the Franchise location according to the approved construction plans and specifications; (4) decorate the Franchise location in compliance with the approved plans and specifications; (5) purchase and install all required equipment, furniture, furnishings and signs; (6) cause the training requirements of Section 4 to be completed; (7) purchase an opening inventory of products and other supplies and materials; (8)  provide proof, in a form satisfactory to us, that your operation of the Franchise at the Franchise location does not violate any applicable state or local zoning or land use laws, ordinances, or regulations, or any restrictive covenants that apply to such location; (9) provide proof, in a form satisfactory to us, that you (and/or your General Manager, as defined in Section 4.1, if any) are legally authorized and have all licenses necessary to perform all of the services to be offered by your Franchise, and that your organizational structure is consistent with all legal requirements; (10) provide proof, in a format satisfactory to us, that you have obtained all required insurance policies, and have name us, as an additional insurance under all such policies; (11) submit to us a completed copy of the grand opening checklist we provide to you; (12) do any other acts necessary to open the Franchise for business; (13) obtain our approval to open the Franchise for business; and (14) open the Franchise for business.

The Joint…The Chiropractic Place™
Franchise Agreement

7

3.4           Computer System.

(a)          General Requirements. You agree to use in the development and operation of the Franchise the computer terminals/billing systems and operating software (“Computer System”) that we specify from time to time. You acknowledge that we may modify such specifications and the components of the Computer System from time to time. As part of the Computer System, we may require you to obtain specified computer hardware and/or software, including without limitation a license to use proprietary software developed by us or others. Our modification of such specifications for the components of the Computer System may require you to incur costs to purchase, lease and/or obtain by license new or modified computer hardware and/or software, and to obtain service and support for the Computer System during the term of this Agreement. You acknowledge that we cannot estimate the future costs of the Computer System (or additions or modifications thereto), and that the cost to you of obtaining the Computer System (or additions or modifications thereto), including software, may not be fully amortizable over the remaining term of this Agreement. Nonetheless, you agree to incur such costs in connection with obtaining the computer hardware and software comprising the Computer System (or additions or modifications thereto). Within sixty (60) days after you receive notice from us, you agree to obtain the components of the Computer System that we designate and require. You further acknowledge and agree that we and our affiliates have the right to charge a reasonable systems fee for software or systems installation services; modifications and enhancements specifically made for us or our affiliates that are licensed to you; and other maintenance and support Computer System-related services that we or our affiliates furnish to you. You will have sole responsibility for: (1) the acquisition, operation, maintenance, and upgrading of your Computer System; (2) the manner in which your Computer System interfaces with our computer system and those of third parties; and (3) any and all consequences that may arise if your Computer System is not properly operated, maintained, and upgraded.

(b)          Software. As a franchisee of The Joint Corp., we will provide to you The Joint Corp.’s proprietary office management software (the “Joint Software”), which you will be required to install onto the Computer System and use in the daily operation of the Franchise. In addition, we may, at any time and from time to time, contract with one or more software providers, business service providers, or other third parties (individually, a “Service Provider”) to develop, license, or otherwise provide to or for the use and benefit of you and other The Joint Corp. Franchises certain software, software applications, and software maintenance and support services related to the Computer System that you must or may use in accordance with our instructions with respect to your Computer System.

The Joint…The Chiropractic Place™
Franchise Agreement

8

3.5           Equipment, Furniture, Fixtures, Furnishings and Signs.

You agree to use in the development and operation of the Franchise only those brands, types, and/or models of equipment, furniture, fixtures, furnishings, and signs we have approved.

3.6           Franchise Opening.

You agree not to open the Franchise for business until: (1) all of your obligations under Paragraphs 3.1 through 3.4 of this Section have been fulfilled; (2) we determine that the Franchise has been constructed, decorated, furnished, equipped, and stocked with materials and supplies in accordance with plans and specifications we have provided or approved; (3) you and any of your Franchise’s employees whom we require complete our pre-opening Initial Training (as defined herein) to our satisfaction; (4) the Initial Franchise Fee (as defined herein) and all other amounts due to us have been paid; (5) you have furnished us with copies of all insurance policies required by Paragraph 10.8 of this Agreement, or have provided us with appropriate alternative evidence of insurance coverage and payment of premiums as we have requested; and (6) we have approved any marketing, advertising, and promotional materials you desire to use, as provided in Paragraph 11.2 of this Agreement.

The Company will provide, at our expense, an opening supervisor to be on site at your Location to assist you with your operational efficiency, staff training, Location setup and grand opening. The opening supervisor will be on site one (1) day before the opening of your first Location and for one (1) day after the opening of your first Location franchise.

4.          TRAINING.

4.1           General Manager.

At your request, we may, but are not obligated to, agree for you to employ a general manager to operate the Franchise (“General Manager”). The term “General Manager” means an individual with primary day-to-day responsibility for the Franchise’s operations, and may or may not be you (if you are an individual) or a Principal Owner, officer, director, or employee of yours (if you are other than an individual). We may or may not require that the General Manager have an equity interest in the Franchise. The General Manager will be obligated to devote his or her full time, best efforts, and constant personal attention to the Franchise’s operations, and must have full authority from you to implement the System at the Franchise. You must not hire any General Manager or successor General Manager without first receiving our written approval of such General Manager’s qualifications. Each General Manager and successor General Manager must attend and complete our Initial Training (as defined herein). No General Manager may have any interest in or business relationship with any business competitor of your franchise. Each General Manager must sign a written agreement, in a form approved by us, to maintain confidential our Confidential Information described in Paragraph 9.1, and to abide by the covenants not to compete described in Paragraph 9.3. You must forward to us a copy of each such signed agreement. If we determine, in our sole discretion, during or following completion of the Initial Training program, that your General Manager (if any) is not qualified to act as General Manager of the Franchise, then we have the right to require you to choose (and obtain our approval of) a new individual for that position.

The Joint…The Chiropractic Place™
Franchise Agreement

9

4.2           Training.

You acknowledge that it is very important to the operation of the Franchise that you and your employees receive appropriate training. To that end, you agree as follows:

(a)          No later than thirty (30) days before the Franchise opens for business, you must attend our initial training program for your Franchise (the “Initial Training”) at the time and place we designate. You (if you are an individual) or at least one of your Principal Owners (if you are a legal entity) must complete the Initial Training to our satisfaction. If you employ a General Manager other than yourself or one of your Principal Owners, that General Manager must also complete the Initial Training to our satisfaction. Other employees may complete the Initial Training at your sole discretion and expense, provided you first obtain our approval and subject to availability of facilities and materials. The Initial Training may include classroom instruction and Franchise operation training, and will be furnished at our training facility in Scottsdale, Arizona, a The Joint Corp. Franchise location we designate, your Franchise location, and/or at another location we designate. Our Initial Training programs may be different for each employee depending on their responsibilities at the Franchise. There will be no tuition charge for the persons whom we require to attend any Initial Training program or for any additional personnel of your choosing. All persons who attend our Initial Training must attend and complete the Initial Training to our satisfaction. If we, in our sole discretion, determine that any General Manager or employee whom we require to attend any Initial Training program is unable to satisfactorily complete such program, then you must not hire that person, and must hire a substitute General Manager or employee (as the case may be), who must enroll in the Initial Training program within fifteen (15) days thereafter, and complete the Initial Training to our satisfaction.

(b)          You agree to have your General Manager (if any) and/or other employees who attend our Initial Training complete additional training programs at places and times as we may request from time to time during the term of this Agreement.

The Joint…The Chiropractic Place™
Franchise Agreement

10

(c)          In addition to providing the Initial Training described above, we reserve the right to offer and hold such additional ongoing training programs and franchise owners meetings regarding such topics and at such times and locations as we may deem necessary or appropriate. We also reserve the right to make any of these training programs mandatory for you and/or designated owners, employees, and/or representatives of yours. We reserve the right to charge you a daily attendance fee in an amount to be set by us for each attendee of yours who attends any mandatory or optional training program or owners meeting. If we offer any such mandatory training programs, then you or your designated personnel must attend a minimum of seventy-five percent (75%) of the programs offered on an annual basis. In addition to any other remedies we may have, if you fail to attend any required training, we reserve the right to charge you a non-attendance fee of up to $400 per day for each day of mandatory training programs or meetings you miss or fail to attend.

(d)          You agree to pay all wages and compensation owed to, and travel, lodging, meal, transportation, and personal expenses incurred by, all of your personnel who attend our Initial Training and/or any mandatory or optional training we provide.

(e)          We may require your employees to take and pass an online computer training course. While there is no cost to take such training, we may require all employees and staff to pass such training to our satisfaction before they may begin working at your Franchise location.

(f)          The Franchise’s General Manager (if any) and other employees shall obtain all certifications and licenses required by law in order to perform their responsibilities and duties for the Franchise.

5.          GUIDANCE; OPERATIONS MANUAL.

5.1           Guidance and Assistance.

During the term of this Agreement, we may from time to time furnish you guidance and assistance with respect to: (1) specifications, standards, and operating procedures used by The Joint Corp. Location franchises; (2) purchasing approved equipment, furniture, furnishings, signs, materials and supplies; (3) development and implementation of local advertising and promotional programs; (4) general operating and management procedures; (5) establishing and conducting employee training programs for your Franchise; and (6) changes in any of the above that occur from time to time. This guidance and assistance may, in our discretion, be furnished in the form of bulletins, written reports and recommendations, operations manuals and other written materials (the “Operations Manual”), and/or telephone consultations and/or personal consultations at our offices or your Franchise. If you request—and if we agree to provide—any additional, special on-premises training of your personnel or other assistance in operating your Franchise, then you agree to pay a daily training fee in an amount to be set by us, and all expenses we incur in providing such training or assistance, including any wages or compensation owed to, and travel, lodging, transportation, and living expenses incurred by, our Company personnel.

The Joint…The Chiropractic Place™
Franchise Agreement

11

5.2           Operations Manual.

The Operations Manual we lend to you will contain mandatory and suggested specifications, standards, and operating procedures that we prescribe from time to time for your Franchise, as well as information relative to other obligations you have in the operation of the Franchise. The Operations Manual may be composed of or include audio recordings, video recordings, computer disks, compact disks, and/or other written or intangible materials. We may make all or part of the Manual available to you through various means, including the Internet. A previously delivered Operations Manual may be superseded from time to time with replacement materials to reflect changes in the specifications, standards, operating procedures and other obligations in operating the Franchise. You must keep your copy of the Operations Manual current, and if you and we have a dispute over the contents of the Manual, then our master copy of the Manual will control. You agree that you will not at any time copy any part of the Operations Manual, permit it to be copied, disclose it to anyone not having a need to know its contents for purposes of operating your Franchise, or remove it from the Franchise location without our permission. If your copy of the Operations Manual is lost, destroyed, or significantly damaged, then you must obtain a replacement copy for us at our then-applicable charge.

5.3           Modifications to System.

We will continually be reviewing and analyzing developments in the healthcare, and chiropractic industries, as well as developments in fields related to small-business management, and based upon our evaluation of this information, may make changes in the System, including but not limited to, adding new components to services offered and equipment used by The Joint Corp. Location franchises. Moreover, changes in laws regulating the services offered by The Joint Corp. franchises may (a) require us to restructure our franchise program, (b) require your General Manager (if any) and employees to obtain additional licenses or certifications, (c) require you to retain or establish relationships with additional professionals and specialists in the chiropractic and/or healthcare industries, and/or (d) require you to modify your ownership or organizational structure. You agree, at our request, to modify the operation of the Franchise to comply with all such changes, and to be solely responsible for all related costs.

5.4           Advisory Councils.

You agree to participate in, and, if required, become a member of any advisory councils or similar organizations we form or organize for The Joint Corp. Location franchises.

The Joint…The Chiropractic Place™

Franchise Agreement

12

6.	FEES AND COSTS.

6.1           Initial Franchise Fee.

You agree to pay us the initial franchise fee of Twenty-Nine Thousand and No/100 Dollars ($29,000.00) (the “Initial Franchise Fee”) when you sign this Agreement. In recognition of the expenses we incur in furnishing assistance and services to you, you agree that we will have fully earned the Initial Franchise Fee, and that is due and non-refundable when you sign this Agreement.

6.2           Royalty Fee.

You agree to pay us a continuing franchise royalty fee (“Royalty Fee”) in the amount of seven percent (7%) of the gross revenues of the Franchise for all periods, with a minimum monthly amount of Seven Hundred and No/100 Dollars ($700.00). This fee will be payable on the 1st and 16th of each month based on the Franchise’s gross revenues. If the 1st or 16th of the month fall on a weekend or holiday, then the fee is payable on the next business day. If, at the end of any calendar month, the total Royalty Fee collected for the preceding month is less than $700.00, the difference between the amount collected and $700.00 shall be due on the tenth (10th) day of the following month. The terms “gross revenues” shall, for purposes of this Agreement, mean the total of all revenue and receipts derived from the operation of the Franchise, including all amounts received at or away from the site of the Franchise, or through the business the Franchise conducts (such as fees for chiropractic care, fees for the sale of any service or product, gift certificate sales, and revenue derived from products sales, whether in cash or by check, credit card, debit card, barter or exchange, or other credit transactions); and excludes only sales taxes collected from customers and paid to the appropriate taxing authority, and all customer refunds and credits the Franchise actually makes. For the avoidance of doubt, you specifically acknowledge that “gross revenues” includes the gross revenues of any P.C. or any of P.C.’s clinics that are managed by you pursuant to a Management Agreement, even if those revenues are not recognized on your books, and that you are responsible for determining those revenues and paying the Royalty Fee as if those revenues were recognized on your books. You and we acknowledge and agree that the Royalty Fee represents compensation paid by you to us for the guidance and assistance we provide and for the use of our Marks, Confidential Information (as defined herein), know-how, and other intellectual property we allow you to use under the terms of this Agreement. The Royalty Fee does not represent payment for the referral of customers to you, and you acknowledge and agree that the services we offer to you and our other The Joint Corp. franchisees do not include the referral of customers.

The Joint…The Chiropractic Place™

Franchise Agreement

13

6.3           Regional and National Advertising Fee.

Recognizing the value of advertising to the goodwill and public image of The Joint Corp. Location franchises, we may, in our sole discretion, establish, maintain and administer one or more regional and/or national advertising funds (the “Ad Fund(s)”) for such advertising as we may deem necessary or appropriate in our sole discretion. We may, however, choose to use only one Ad Fund to meet the needs of regional, multi-regional, and national advertising and promotional programs. If we establish an Ad Fund, you agree to contribute to the Ad Fund a percentage of gross revenues of the Franchise in an amount we designate from time to time by notice to you, up to a maximum of two percent (2%) of the gross revenues of the Franchise. As of the date of this Agreement, the current required contribution to the Ad Fund is one percent (1%) of the gross revenues of the Franchise. In the event we choose to change the required contribution amount, which we may do at our sole and absolute discretion, up to a maximum of two percent (2%) of gross revenues, we will provide you with thirty (30) days’ advance written notice of the change. These advertising fees (”Advertising Fees”) will be payable with and at the same time as your Royalty Fees payable under Paragraph 6.2 above. A further description of the Ad Fund and your obligations with respect to advertising and promoting the Franchise is found in Section 11 of this Agreement.

6.4           Local Advertising.

(a)          By Franchisee. In addition to the Advertising Fees set forth in Paragraph 6.3, which will be used by us to promote The Joint Corp. on a regional and national level, you agree to spend a certain amount on advertising in your local market area. This amount must equal the greater of (a) Three Thousand and No/100 Dollars ($3,000.00); or (b) five percent (5%) of the Franchise’s gross revenues for each month during the term of this Agreement (the “Local Advertising Requirement”). All proposed local advertising must be submitted to and approved by us before you enter into any advertising agreements. At our request, you must provide us with any documentation we request showing that you have met your monthly Local Advertising Requirement.

(b)          Regional Advertising Cooperative. In the event that more than one The Joint Corp. Location franchise is located in an area of dominant influence (“ADI”), we reserve the right to form a regional advertising cooperative (the “Regional Ad Co-op”), require you to join the Regional Ad Co-op and contribute to its funding. An ADI is a geographic market designation that defines a broadcast media market, consisting of all counties in which the home market stations receive a preponderance of viewing. We reserve the right to determine the amount to be contributed by each member of the Regional Ad Co-op as necessary. The required contributions to any Regional Ad Co-op will not be credited against the Local Advertising Requirement set forth in Paragraph 6.4(a) or 11.2.

The Joint…The Chiropractic Place™

Franchise Agreement

14

6.5           Grand Opening Costs.

During sixty (60) day period that begins thirty (30) days prior to the opening of your Franchise, and ending thirty (30) days after the opening of your Franchise (the “Grand Opening Period”), you will be required to expend at least Ten Thousand and No/100 Dollars ($10,000.00) in verifiable marketing costs to publicize the grand opening of your Franchise. These costs may include, but are not limited to, signage, local advertising, flyers, promotions, and giveaways. Upon conclusion of the Grand Opening Period, you must send to us a report detailing the amounts spent to publicize the grand opening of your franchise during the Grand Opening Period. All proposed grand opening advertising must be submitted to and approved by us. At our request, you must provide us with any documentation we request showing that you have met the required spend requirement for your Grand Opening.

6.6           Software and Programming Fees.

The initial purchase and installation fee for the Joint Software is Four Hundred Ninety-Five and No/100 Dollars ($495.00), which is payable along with the Initial Franchise Fee. For each month during the term of this Agreement, the on-going license fee for the Joint Software is Two Hundred Seventy-Five and No/100 Dollars ($275.00), which will be debited from the Account on the fifth (5th) day of each month for the preceding month.

6.7           Relocation Fee.

If you must relocate the Premises of your Location for any reason, you must pay to us a Franchise Relocation Fee (the “Relocation Fee”) of Two Thousand Five Hundred and No/100 Dollars ($2,500.00). The Relocation Fee will help the Company defray the costs of approving a new location, reviewing and approving plans for the new location, and updating Company records and marketing materials to reflect the new location.

6.8           Late Payments.

All Royalty Fees, Advertising Fees, amounts due from you for purchases from us or our affiliates, and other amounts which you owe us or our affiliates (unless otherwise provided for in a separate agreement between us or our affiliates) will begin to accrue interest after their respective due dates at the lesser of (i) the highest commercial contract interest rate permitted by state law, and (ii) the rate of eighteen percent (18%) per annum. In addition to any accruing interest, all late payments will incur a late charge of Fifty and No/100 Dollars ($50.00) per day until the payment is made. Payments due us or our affiliates will not be deemed received until such time as funds from the deposit of any check by us or our affiliates is collected from your account. You acknowledge that the inclusion of this Paragraph in this Agreement does not mean we agree to accept or condone late payments, nor does it indicate that we have any intention to extend credit to, or otherwise finance your operation of the Franchise. We have the right to require that any payments due us or our affiliates be made by certified or cashier’s check in the event that any payment by check is not honored by the bank upon which the check is drawn. We also reserve the right to charge you a fee of One Hundred and No/100 Dollars ($100.00) for any payment by check that is not honored by the bank upon which it is drawn.

The Joint…The Chiropractic Place™

Franchise Agreement

15

6.9           Electronic Funds Transfer.

We have the right to require you to participate in an electronic funds transfer program under which Royalty Fees, Advertising Fees, and any other amounts payable to us or our affiliates are deducted or paid electronically from your bank account (the “Account”). In the event you are required to authorize us to initiate debit entries, you agree to make the funds available in the Account for withdrawal by electronic transfer no later than the payment due date. The amount actually transferred from the Account to pay Royalty Fees and Advertising Fees will be based on the Franchise’s gross revenues as reported in the Franchise’s practice management software. If you have not properly input the Franchise’s gross revenues for any reporting period, then we will be authorized to debit the Account in an amount equal to one hundred twenty percent (120%) of the Royalty Fee, Advertising Fee, and other amounts transferred from the Account for the last reporting period for which a report of the Franchise’s gross revenues was provided to us. If at any time we determine that you have under-reported the Franchise’s gross revenues or underpaid any Royalty Fee or Advertising Fee due us under this Agreement, then we will be authorized to initiate immediately a debit to the Account in the appropriate amount, plus applicable interest, in accordance with the foregoing procedure. Any overpayment will be credited, without interest, against the Royalty Fee, Advertising Fee, and other amounts we otherwise would debit from your account during the following reporting period. Our use of electronic funds transfers as a method of collecting Royalty Fees and Advertising Fees due us does not constitute a waiver of any of your obligations to provide us with weekly reports as provided in Section 12, nor shall it be deemed a waiver of any of the rights and remedies available to us under this Agreement.

6.10         Application of Payments.

When we receive a payment from you, we have the right in our sole discretion to apply it as we see fit to any past due indebtedness of yours due to us or our affiliates, whether for Royalty Fees, Advertising Fees, purchases, interest, or for any other reason, regardless of how you may designate a particular payment should be applied.

The Joint…The Chiropractic Place™

Franchise Agreement

16

6.11         Modification of Payments.

If, by operation of law or otherwise, any fees contemplated by this Agreement cannot be based upon gross revenues, then you and we agree to negotiate in good faith an alternative fee arrangement. If you and we are unable to reach an agreement on an alternative fee arrangement, then the Company reserves the right to terminate this Agreement upon notice to you, in which case all of the post-termination obligations set forth in Section 16 shall apply.

6.12         Non-Compliance Charge.

In addition to our other rights and remedies, we may charge you a non-compliance charge in an amount up to five hundred dollars ($500) per violation by you of any term or condition of this Agreement, including, without limitation, failure to pay (or to have adequate amounts available for electronic transfer of) amounts owed to Franchisor or Franchisor’s affiliates or failure to timely provide required reports, or failure to obtain prior approval from Franchisor whenever Franchisor approval is required (i.e., advertising).

7.	MARKS.

7.1           Ownership and Goodwill of Marks.

You acknowledge that your right to use the Marks is derived solely from this Agreement, and is limited to your operation of the Franchise pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures we prescribe from time to time during the term of the Franchise. You understand and acknowledge that our right to regulate the use of the Marks includes, without limitation, any use of the Marks in any form of electronic media, such as Websites (as defined herein) or web pages, or as a domain name or electronic media identifier. If you make any unauthorized use of the Marks, it will constitute a breach of this Agreement and an infringement of our rights in and to the Marks. You acknowledge and agree that all your usage of the Marks and any goodwill established by your use will inure exclusively to our benefit and the benefit of our affiliates, and that this Agreement does not confer any goodwill or other interests in the Marks on you (other than the right to operate the Franchise in compliance with this Agreement). All provisions of this Agreement applicable to the Marks will apply to any additional trademarks, service marks, commercial symbols, designs, artwork, or logos we may authorize and/or license you to use during the term of this Agreement.

The Joint…The Chiropractic Place™

Franchise Agreement

17

7.2           Limitations on Franchise Owner’s Use of Marks.

You agree to use the Marks as the sole trade identification of the Franchise, except that you will display at the Franchise location a notice, in the form we prescribe, stating that you are the independent owner of the Franchise pursuant to a Franchise Agreement with us. You agree not to use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos and additional trade and service marks licensed to you under this Agreement), or in any modified form. You also shall not use any Mark or any commercial symbol similar to the Marks in connection with the performance or sale of any unauthorized services or products, or in any other manner we have not expressly authorized in writing. You agree to display the Marks in the manner we prescribe at the Franchise and in connection with advertising and marketing materials, and to use, along with the Marks, any notices of trade and service mark registrations we specify. You further agree to obtain any fictitious or assumed name registrations as may be required under applicable law.

7.3           Notification of Infringements and Claims.

You agree to immediately notify us in writing of any apparent infringement of or challenge to your use of any Mark, or claim by any person of any rights in any Mark or similar trade name, trademark, or service mark of which you become aware. You agree not to communicate with anyone except us and our counsel in connection with any such infringement, challenge, or claim. We have the right to exclusively control any litigation or other proceeding arising out of any actual or alleged infringement, challenge, or claim relating to any Mark. You agree to sign any documents, render any assistance, and do any acts that our attorneys say is necessary or advisable in order to protect and maintain our interests in any litigation or proceeding related to the Marks, or to otherwise protect and maintain our interests in the Marks.

7.4           Discontinuance of Use of Marks.

If it becomes advisable at any time in our sole judgment for the Franchise to modify or discontinue the use of any Mark, or use one or more additional or substitute trade or service marks, including the Marks used as the name of the Franchise, then you agree, at your sole expense, to comply with our directions to modify or otherwise discontinue the use of the Mark, or use one or more additional or substitute trade or service marks, within a reasonable time after our notice to you.

7.5           Indemnification of Franchise Owner.

We agree to indemnify you against, and reimburse you for, all damages for which you are held liable in any trademark infringement proceeding arising out of your use of any Mark pursuant to and in compliance with this Agreement, and for all costs you reasonably incur in the defense of any such claim in which you are named as a party, so long as you have timely notified us of the claim, and have otherwise complied with this Agreement.

The Joint…The Chiropractic Place™

Franchise Agreement

18

8.	RELATIONSHIP OF THE PARTIES; INDEMNIFICATION.

8.1           Independent Contractor; No Fiduciary Relationship.

This Agreement does not create a fiduciary relationship between you and us. You and we are independent contractors, and nothing in this Agreement is intended to make either party a general or special agent, joint venture, partner, or employee of the other for any purpose whatsoever. You agree to conspicuously identify yourself in all your dealings with customers, suppliers, public officials, Franchise personnel, and others as the owner of the Franchise pursuant to a Franchise Agreement with us, and to place any other notices of independent ownership on your forms, business cards, stationery, advertising, and other materials as we may require from time to time.

8.2           No Liability, No Warranties.

We have not authorized or empowered you to use the Marks except as provided by this Agreement, and you agree not to employ any of the Marks in signing any contract, check, purchase agreement, negotiable instrument or legal obligation, application for any license or permit, or in a manner that may result in liability to us for any indebtedness or obligation of yours. Except as expressly authorized by this Agreement, neither you nor we will make any express or implied agreements, warranties, guarantees or representations, or incur any debt, in the name of or on behalf of the other, or represent that your and our relationship is other than that of franchisor and franchisee.

8.3           Indemnification.

We will not assume any liability or be deemed liable for any agreements, representations, or warranties you make that are not expressly authorized under this Agreement, nor will we be obligated for any damages to you or any person or property directly or indirectly arising out of the operation of the business you conduct pursuant to this Agreement, whether or not caused by your negligent or willful action or failure to act. We will have no liability for any sales, use, excise, income, gross receipts, property, or other taxes levied against you or your assets, or on us, in connection with the business you conduct, or any payments you make to us pursuant to this Agreement (except for our own income taxes). We will not assume any liability or be deemed liable for any agreements you enter with any third-parties, whether or not they are an approved or required vendor. You agree to indemnify, defend, and hold us, our affiliates and our and their respective owners, directors, officers, employees, agents, successors, and assigns (individually, an “Indemnified Party,” and collectively, the “Indemnified Parties”), harmless against, and to reimburse such Indemnified Parties for, all such obligations, damages, and taxes for which any Indemnified Party may be held liable, and for all costs the Indemnified Party reasonably may incur in the defense of any such claim brought against the Indemnified Party, or in any such action in which the Indemnified Party may be named as a party, including without limitation actual and consequential damages; reasonable attorneys’, accountants’, and/or expert witness fees; cost of investigation and proof of facts; court costs; other litigation expenses; and travel and living expenses. Each Indemnified Party has the right to defend any such claim against the Indemnified Party. You further agree to hold us harmless and indemnify and defend us for all costs, expenses, and/or losses we incur in enforcing the provisions of this Agreement, defending our actions taken relating to this Agreement, or resulting from your breach of this Agreement, including without limitation reasonable arbitrator’s and attorneys’ fees (including those for appeal), unless, after legal proceedings are completed, you are found to have fulfilled and complied with all of the terms of this Agreement. Your indemnification obligations described above will continue in full force and effect after, and notwithstanding, the expiration or termination of this Agreement.

The Joint…The Chiropractic Place™

Franchise Agreement

19

9.	CONFIDENTIAL INFORMATION; NON-COMPETITION.

9.1           Types of Confidential Information.

We possess certain unique confidential and proprietary information and trade secrets consisting of the following categories of information, methods, techniques, products, and knowledge developed by us, including but not limited to: (1) services and products offered and sold at The Joint Corp. franchises; (2) knowledge of sales and profit performance of any one or more The Joint Corp. franchises; (3) knowledge of sources of products sold at The Joint Corp. franchises, advertising and promotional programs, and image and decor; (4) the Joint Software; (5) methods, techniques, formats, specifications, procedures, information, systems, and knowledge of, and experience in, the development, operation, and franchising of The Joint Corp. franchises; and (6) the selection and methods of training employees. We will disclose much of the above-described information to you in advising you about site selection, providing our Initial Training, the Operations Manual, the Joint Software, and providing guidance and assistance to you under this Agreement. In addition, in the course of the operation of your Franchise, you or your employees may develop ideas, concepts, methods, or techniques of improvement relating to the Franchise that you disclose to us, and that we may then authorize you to use in the operation of your Franchise, and may use or authorize others to use in other The Joint Corp. franchises owned or franchised by us or our affiliates. Any such information disclosed to or developed by you will be referred to in this Agreement as “Confidential Information”.

The Joint…The Chiropractic Place™

Franchise Agreement

20

9.2           Non-Disclosure Agreement.

You agree that your relationship with us does not vest in you any interest in the Confidential Information, other than the right to use it in the development and operation of the Franchise, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition. You acknowledge and agree that the Confidential Information belongs to us, may contain trade secrets belonging to us, and is disclosed to you or authorized for your use solely on the condition that you agree, and you therefore do agree, that you (1) will not use the Confidential Information in any other business or capacity; (2) will maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement; (3) will not make unauthorized copies of any portion of the Confidential Information disclosed in written form or another form that may be copied or duplicated; and (4) will adopt and implement all reasonable procedures we may prescribe from time to time to prevent unauthorized use or disclosure of the Confidential Information, including without limitation restrictions on disclosure to your employees, and the use of non-disclosure and non-competition agreements we may prescribe or approve for your shareholders, partners, members, officers, directors, employees, independent contractors, or agents who may have access to the Confidential Information.

9.3           Non-Competition Agreement.

You agree that we would be unable to protect the Confidential Information against unauthorized use or disclosure, and would be unable to encourage a free exchange of ideas and information among The Joint Corp. franchises, if franchise owners of The Joint Corp. franchises were permitted to hold interests in any competitive businesses (as described below). Therefore, during the term of this Agreement, neither you, nor any Principal Owner, nor any member of your immediate family or of the immediate family of any Principal Owner, shall perform services for, or have any direct or indirect interest as a disclosed or beneficial owner, investor, partner, director, officer, employee, manager, consultant, representative, or agent in, any business that offers products or services the same as or similar to those offered or sold at The Joint Corp. Location franchises. The ownership of one percent (1%) or less of a publicly traded company will not be deemed to be prohibited by this Paragraph. Upon expiration or termination of this Agreement for any reason, you agree not to engage in a competitive business for a period of two (2) years after the termination or expiration and within twenty-five (25) miles of your Franchise Premises or any other The Joint Corp. Location franchise location.

The Joint…The Chiropractic Place™

Franchise Agreement

21

10.	THE JOINT CORP. FRANCHISE OPERATING STANDARDS.

10.1         Condition and Appearance of the Franchise.

You agree that:

(a)          neither the Franchise nor the Premises will be used for any purpose other than the operation of the Franchise in compliance with this Agreement;

(b)          you will maintain the condition and appearance of the Franchise; its equipment, furniture, furnishings, and signs; and the Premises in accordance with our standards and consistent with the image of a The Joint Corp. Location franchise as an efficiently operated business offering high quality services, and observing the highest standards of cleanliness, sanitation, efficient, courteous service and pleasant ambiance, and in that connection will take, without limitation, the following actions during the term of this Agreement: (1) thorough cleaning, repainting and redecorating of the interior and exterior of the Premises at reasonable intervals; (2) interior and exterior repair of the Premises; and (3) repair or replacement of damaged, worn out or obsolete equipment, furniture, furnishings and signs;

(c)          you will not make any material alterations to the Premises or the appearance of the Franchise, as originally developed, without our advance written approval. If you do so, we have the right, at our option and at your expense, to rectify alterations we have not previously approved;

(d)          you will promptly replace or add new equipment when we reasonably specify in order to meet changing standards or new methods of service;

(e)          you will expend at least Six Thousand and No/100 Dollars ($6,000.00) every four (4) years in remodeling, expansion, redecorating and/or refurnishing of the Premises and the Franchise, if deemed necessary by us (any changes to the decoration or furnishing of the Premises must be approved by us);

(f)          on notice from us, you will engage in remodeling, expansion, redecorating and/or refurnishing of the Premises and the Franchise to reflect changes in the operations of The Joint Corp. franchises that we prescribe and require of new franchisees, provided that (1) no material changes will be required unless there are at least two (2) years remaining on the Initial Term of the Franchise (any changes to the decoration or furnishing of the Premises must be approved by us); and (2) we have required the proposed change in at least twenty-five percent (25%) of all similarly situated Company and affiliate-owned The Joint Corp. Locations, and have undertaken a plan to make the proposed change in the balance of such Company and affiliate-owned Locations (any expenditures incurred pursuant to this Paragraph 10.1(f) shall apply to the requirement in Paragraph 10.1(e));

The Joint…The Chiropractic Place™

Franchise Agreement

22

(g)          you will place or display at the Premises (interior and exterior) only those signs, emblems, designs, artwork, lettering, logos, and display and advertising materials that we from time to time approve; and

(h)          if at any time in our reasonable judgment, the general state of repair, appearance, or cleanliness of the premises of the Franchise or its fixtures, equipment, furniture, or signs do not meet our standards, then we shall have the right to notify you specifying the action you must take to correct the deficiency. If you do not initiate action to correct such deficiencies within (ten) 10 days after receipt of our notice, and then continue in good faith and with due diligence, a bona fide program to complete any required maintenance or refurbishing, then we shall have the right, in addition to all other remedies available to us at law or under this Agreement, to enter the Premises or the Franchise and perform any required maintenance or refurbishing on your behalf, and you agree to reimburse us on demand.

10.2         Franchise Services and Products.

You agree that (a) the Franchise will offer for sale all services and products that we from time to time specify for Locations, (b) the Franchise will offer and sell approved services and products only in the manner we have prescribed; (c) you will not offer for sale or sell at the Franchise, the Premises, or any other location any services or products we have not approved; (d) all products will be offered at retail prices, and you will not offer or sell any products at wholesale prices; (e) you will not use the Premises for any purpose other than the operation of the Franchise; and (f) you will discontinue selling and offering for sale any services or products that we at any time decide (in our sole discretion) to disapprove in writing. In the event that you use, sell or distribute unauthorized products or services, and do not cease the use, sale, or distribution of unauthorized services or products within ten (10) days after written notice is given to you, we reserve the right to terminate this agreement and/or charge you a fee of One Hundred and No/100 Dollars ($100.00) for each day that you fail to comply with our demand to cease the use, sale or distribution of unauthorized products or services, which is a reasonable estimate of the damages we would incur from your continued use, sale or distribution of unauthorized products or services, and not a penalty. You agree to maintain an inventory of approved products sufficient in quantity and variety to realize the full potential of the Franchise. We may, from time to time, conduct market research and testing to determine consumer trends and the saleability of new services and products. You agree to cooperate by participating in our market research programs, test marketing new services and products in the Franchise, and providing us with timely reports and other relevant information regarding such market research. In connection with any such test marketing, you agree to offer a reasonable quantity of the products or services being tested, and effectively promote and make a reasonable effort to sell them.

The Joint…The Chiropractic Place™

Franchise Agreement

23

10.3         Approved Products, Distributors and Suppliers.

We have developed or may develop various unique products or services that may be prepared according to our formulations. We have approved, and will continue to periodically approve, specifications for suppliers and distributors (which may include us and/or our affiliates) for products or services required to be purchased by, or offered and sold at, The Joint Corp. Location franchises, that meet our standards and requirements, including without limitation standards and requirements relating to product quality, prices, consistency, reliability, and customer relations. You understand and acknowledge we will not be liable to you or anyone else for any damages or claims arising out of or resulting from the acts or omissions any supplier and distributor of products or services, whether or not such supplier or distributor is an approved or required supplier or distributor of products or services. You agree that the Franchise will: (1) purchase any required products or services in such quantities as we designate; (2) utilize such formats, formulae, and packaging for products or services as we prescribe; and (3) purchase all designated products and services only from distributors and other suppliers we have approved. In the event we designate a required supplier or distributor during the term of this Agreement, or any subsequent franchise agreement, you must begin to use such required supplier or distributor with thirty (30) days of the date we notify you that you must use such supplier or distributor, unless we designate a longer period for you to switch or convert over to such supplier or distributor. Your failure or refusal to do so shall constitute a breach of this Agreement.

We may approve a single distributor or other supplier (collectively “supplier”) for any product, and may approve a supplier only as to certain products. We may concentrate purchases with one or more suppliers to obtain lower prices or the best advertising support or services for any group of The Joint Corp. Locations franchised or operated by us. Approval of a supplier may be conditioned on requirements relating to the frequency of delivery, concentration of purchases, standards of service (including prompt attention to complaints), or other criteria, and may be temporary, pending our continued evaluation of the supplier from time to time.

If you would like to purchase any items from any unapproved supplier, then you must submit to us a written request for approval of the proposed supplier. We have the right to inspect the proposed supplier’s facilities, and require that product samples from the proposed supplier be delivered, at our option, either directly to us, or to any independent, certified laboratory that we may designate, for testing. We may charge you a supplier evaluation fee (not to exceed the reasonable cost of the inspection and the actual cost of the test) to make the evaluation. We reserve the right to periodically re-inspect the facilities and products of any approved supplier, and revoke our approval if the supplier does not continue to meet any of our criteria.

The Joint…The Chiropractic Place™

Franchise Agreement

24

We and/or our affiliates may be an approved supplier of certain products or services to be purchased by you for use and/or sale by the Franchise. We and our affiliates reserve the right to charge any licensed manufacturer engaged by us or our affiliates a royalty to manufacture products for us or our affiliates, or to receive commissions or rebates from vendors that supply goods or services to you. We or our affiliates may also derive income from our sale of products or services to you, and may sell these items at prices exceeding our or their costs in order to make a profit on the sale.

10.4         Hours of Operation.

You agree to keep the Franchise open for business at such times and during such hours as we may prescribe from time to time.

10.5         Specifications, Standards and Procedures.

You agree to comply with all mandatory specifications, standards, and operating procedures relating to the appearance, function, cleanliness, sanitation and operation of the Franchise. Any mandatory specifications, standards, and operating procedures that we prescribe from time to time in the Operations Manual, or otherwise communicate to you in writing, will constitute provisions of this Agreement as if fully set forth in this Agreement. All references to “this Agreement” include all such mandatory specifications, standards, and operating procedures.

10.6         Compliance with Laws and Good Business Practices.

You agree to secure and maintain in force in your name all required licenses, permits and certificates relating to the operation of the Franchise. You also agree to operate the Franchise in full compliance with all applicable laws, ordinances, and regulations, including without limitation all government regulations relating to worker’s compensation insurance, unemployment insurance, and withholding and payment of federal and state income taxes, social security taxes, and sales taxes.

All advertising you employ must be completely factual, in good taste (in our judgment), and conform to the highest standards of ethical advertising and all legal requirements. You agree that in all dealings with us and any of our affiliates, other franchisees, your customers, your suppliers, and public officials, you will adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. You further agree to refrain from any business or advertising practice that may be harmful to the business of the Company, the Franchise, and/or the goodwill associated with the Marks and other The Joint Corp. franchises.

The Joint…The Chiropractic Place™

Franchise Agreement

25

You must notify us in writing within 5 days of (1) the commencement of any action, suit, or proceeding, and/or of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental unit, that may adversely affect your and/or the Franchise’s operation, financial condition, or reputation; and/or (2) your receipt or knowledge any notice of violation of any law, ordinance, or regulation relating to health or safety.

10.7         Management and Personnel of the Franchise.

Unless we approve your employment of a General Manager to operate the Franchise as provided in Paragraph 4.1, you must actively participate in the actual, on-site, day-to-day operation of the Franchise, and devote as much of your time as is reasonably necessary for the efficient operation of the Franchise. If you are other than an individual, then at least one (1) Principal Owner, director, officer, or other employee of you whom we approve must comply with the this requirement. If we agree that you may employ a General Manager, then the General Manager must fulfill this requirement. Any General Manager shall each obtain all licenses and certifications required by law before assuming his or her responsibilities at the Franchise. You will ensure that your employees and independent contractors of the Franchise have any licenses as may be required by law, and hold or are pursuing any licenses, certifications, and/or degrees required by law or by us in the Operations Manual, as updated from time to time. You will be exclusively responsible for the terms of your employees’ and independent contractors’ employment and compensation, and for the proper training of your employees and independent contractors in the operation of the Franchise. You must establish any training programs for your employees and/or independent contractors that we may prescribe in writing from time to time. You must require all employees and independent contractors to maintain a neat and clean appearance, and conform to the standards of dress that we specify in the Operations Manual, as updated from time to time. Each of your employees and independent contractors must sign a written agreement, in a form approved by us, to maintain confidential our Confidential Information, proprietary information, and trade secrets as described in Paragraph 9.1, and to abide by the covenants not to compete described in Paragraph 9.3. You must forward to us a copy of each such signed agreement. All of your employees and independent contractors must render prompt, efficient and courteous service to all customers of the Franchise. You agree not to recruit or hire, either directly or indirectly, any employee (or a former employee, for sixty (60) days after his or her employment has ended) of any The Joint Corp. Location franchise operated by us, our affiliates, or another The Joint Corp. franchise owner without first obtaining the written consent of us, our affiliate, or the franchise owner that currently employs (or previously employed) such employee. If you violate this provision, in addition to any other right or remedy we may have, you agree to pay the employee’s current or former employer twice the employee’s annual salary, plus all costs and attorneys’ fees incurred as a result of the violation. This amount is set at twice the employee’s annual salary because it is a reasonable estimation of the damages that would occur from such a breach, and it will almost certainly be impossible to calculate precisely the actual damages from such a breach.

The Joint…The Chiropractic Place™

Franchise Agreement

26

10.8         Insurance.

Before you open the Franchise and during any Term of this Agreement, you must maintain in force, under policies of insurance written on an occurrence basis issued by carriers with an A.M. Best rating of A-VIII or better approved by us, and in such amounts as we may determine from time to time: (1) comprehensive public, professional, product, medical malpractice and motor vehicle liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the Franchise or otherwise in conjunction with your conduct of the Franchise Business pursuant to this Agreement, under one or more policies of insurance containing minimum liability coverage amounts as set forth in the Operations Manual; (2) general casualty insurance, including theft, cash theft, fire and extended coverage, vandalism and malicious mischief insurance, for the replacement value of the Franchise and its contents, and any other assets of the Franchise; (3) worker’s compensation and employer’s liability insurance as required by law, with limits equal to or in excess of those required by statute; (4) business interruption insurance for a period adequate to reestablish normal business operations, but in any event not less than six (6) months; (5) any other insurance required by applicable law, rule, regulation, ordinance or licensing requirements; and (6) umbrella liability coverage with limits of not less than $1,000,000/$3,000,000 or such other amounts that we may establish in the Operations Manual. You must purchase such insurance coverage(s) only from our approved or designated supplier(s). We may periodically increase or decrease the amounts of coverage required under these insurance policies, and/or require different or additional kinds of insurance, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances.

Each insurance policy must name us (and, if we so request, our members, directors, employees, agents, and affiliates) as additional insureds, and must provide us with thirty (30) days’ advance written notice of any material modification, cancellation, or expiration of the policy. Deductibles must be in reasonable amounts, and are subject to review and written approval by us. You must provide us with copies of policies evidencing the existence of such insurance concurrently with execution of this Agreement and prior to each subsequent renewal date of each insurance policy, along with certificates evidencing such insurance. You are responsible for any and all claims, losses or damages, including to third persons, originating from, in connection with, or caused by your failure to name us as an additional insured on each insurance policy. You agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage arising out of your failure to name us as additional insured, which indemnity shall survive the termination or expiration and non-renewal of this Agreement.

The Joint…The Chiropractic Place™

Franchise Agreement

27

Prior to the expiration of the term of each insurance policy, you must furnish us with a copy of a renewal or replacement insurance policy and appropriate certificates of insurance. If you at any time fail or refuse to maintain any insurance coverage required by us or to furnish satisfactory evidence thereof, then we, at our option and in addition to our other rights and remedies under this Agreement, may, but need not, obtain such insurance coverage on your behalf, and you shall reimburse us on demand for any costs or premiums paid or incurred by us, including any administrative fees or surcharges that we may incur. If you fail to pay us within ten (10) days of our demand for reimbursement, we reserve the right to debit your account the amounts owed to us for any premiums paid on your behalf for such insurance coverage along with any other costs, surcharges expenses and fees we incur to obtain such coverage on your behalf or on behalf of your franchise. We reserve the right to require you to provide us with an application for insurance (in a form acceptable to our required supplier for insurance) for any medical professional that has been offered a position to work in a Franchise location so that we may, if you fail to do so, procure any necessary insurance coverage for such medical professional.

Notwithstanding the existence of such insurance, you are and will be responsible for all loss or damage and contractual liability to third persons originating from or in connection with the operation of the Franchise, and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom; and you agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage, which indemnity shall survive the termination or expiration and non-renewal of this Agreement. In addition to the requirements of the foregoing paragraphs of this Paragraph 10.8, you must maintain any and all insurance coverage in such amounts and under such terms and conditions as may be required in connection with your lease or purchase of the Premises.

Your obligation to maintain insurance coverage as described in this Agreement will not be reduced in any manner by reason of any separate insurance we maintain on our own behalf, nor will our maintenance of that insurance relieve you of any obligations under Section 7 of this Agreement.

10.9         Credit Cards and Other Methods of Payment.

You must at all times have arrangements in existence with Visa, Master Card, American Express, Discover and any other credit and debit card issuers or sponsors, check verification services, and electronic fund transfer systems that we designate from time to time, in order that the Franchise may accept customers’ credit and debit cards, checks, and other methods of payment. We may require you to obtain such services through us or our affiliates.

The Joint…The Chiropractic Place™

Franchise Agreement

28

10.10         Pricing.

To the extent permitted by applicable law, we may periodically establish maximum and/or minimum prices for services and products that the Franchise location offers, including without limitation, prices for promotions in which all or certain The Joint Franchise locations participate. If we establish such prices for any services or products, you agree not to exceed or reduce that price, but will charge the price for the service or product that we establish. You hereby agree to apply any pricing matrix or schedule established by us. If you wish to offer an alternate pricing matrix, you must obtain our prior written approval. In states where you must enter a Management Agreement (Section 2.3), this provision shall be modified, to the extent legally permissible, and/or legally construed to conform to the laws of the state where your Franchise location will be located.

11.	ADVERTISING.

11.1         By Company.

As stated in Paragraph 6.3, due to the value of advertising and the importance of promoting the public image of The Joint Corp. Location franchises, we will establish, maintain, and administer one or more Ad Funds to support and pay for national, regional, and/or local marketing programs that we deem necessary, desirable, or appropriate to promote the goodwill and image of all The Joint Corp. Location franchises. You will contribute to the Ad Fund the Advertising Fee set forth in Section 6.3. We agree that any Locations owned by us or our affiliates will contribute to the Ad Fund on at least the same basis as you do.

We will be entitled to direct all advertising programs financed by the Ad Fund, with sole discretion over the creative concepts, materials, and endorsements used in them, and the geographic, market, and media placement and allocation of the programs. We will have the sole discretion to use the Ad Fund to pay the costs of preparing and producing video, audio, and written advertising materials; administering regional, multi-regional and/or national advertising programs; including purchasing direct mail and other media advertising; employing advertising agencies and supporting public relations, market research, and other advertising and marketing firms; and paying for advertising and marketing activities that we deem appropriate, including the costs of participating in any national or regional trade shows. and providing advertising and marketing materials to The Joint Corp. Location franchises. We may in our discretion use the Ad Fund to engage in advertising and promotional programs that benefit only one or several regionals, and not necessarily all Location franchises Ad Funds. The Ad Fund will furnish you with approved advertising materials at its direct cost of producing those advertising materials. The amounts you contribute to the Ad Fund will not be used for placement of advertising in television, radio, newspaper or other media. Rather, any collective media placement will be conducted through the local and regional advertising cooperatives described in Section 11.3.

The Joint…The Chiropractic Place™

Franchise Agreement

29

The Ad Fund will be accounted for separately from other funds of the Company, and will not be used to defray any of our general operating expenses, except for any reasonable salaries, administrative costs, and overhead we may incur in activities reasonably related to the administration of the Ad Fund and its advertising programs (including without limitation conducting market research, preparing advertising and marketing materials, and collecting and accounting for contributions to the Ad Fund). We may spend in any fiscal year an amount greater or less than the total contributions to the Ad Fund in that year. We may cause the Ad Fund to borrow from us or other lenders to cover deficits of the Ad Fund, or to invest any surplus for future use by the Ad Fund. You authorize us to collect for remission to the Ad Fund any advertising monies or credits offered by any supplier to you based upon purchases you make. We will prepare an annual statement of monies collected and costs incurred by the Ad Fund and will make it available to you on written request.

You understand and acknowledge that the Ad Fund will be intended to maximize recognition of the Marks and patronage of The Joint Corp. Location franchises. Although we will endeavor to use the Ad Fund to develop advertising and marketing materials, and to place advertising in a manner that will benefit all The Joint Corp. Location franchises, we undertake no obligation to ensure that expenditures by the Ad Fund in or affecting any geographic area are proportionate or equivalent to contributions to the Ad Fund by The Joint Corp. Location franchises operating in that geographic area, or that any The Joint Corp. Location franchise will benefit directly or in proportion to its contribution to the Ad Fund from the development of advertising and marketing materials or the placement of advertising. Except as expressly provided in this Paragraph, we assume no direct or indirect liability or obligation to you with respect to the maintenance, direction, or administration of the Ad Fund.

We will have the right to terminate the Ad Fund by giving you thirty (30) days’ advance written notice. All unspent monies on date of termination will be divided between the Company and the contributing The Joint Corp. Location franchisees in proportion to our and their respective contributions. At any time thereafter, we will have the right to reinstate the Ad Fund under the same terms and conditions as described in this Section (including the rights to terminate and reinstate the Ad Fund) by giving you thirty (30) days’ advance written notice of reinstatement.

11.2         By Franchise Owner.

You must spend, in addition to any contributions to the Ad Fund, a minimum of the greater of (a) Three Thousand and No/100 Dollars ($3,000.00); or (b) five percent (5%) of the Franchise’s gross revenues for each month during the term of this Agreement, as outlined in Paragraph 6.4, for local advertising, promotion and marketing. You must provide us (in a form we approve or designate) evidence of your required local advertising, marketing and promotional expenditures by the thirtieth (30th) day of each month, for the preceding calendar month, along with a year-to-date report of the total amount spent on local advertising.

The Joint…The Chiropractic Place™

Franchise Agreement

30

You agree to list and advertise the Franchise in each of the classified telephone directories distributed within your market area, in those business classifications as we prescribe from time to time, using any standard form of classified telephone directory advertisement we may provide.

On each occasion before you use them, samples of all local advertising and promotional materials not prepared or previously approved by us must be submitted to us for approval. If you do not receive our written disapproval within fifteen (15) days from the date we receive the materials, the materials will be deemed to have been approved. You agree not to use any advertising or promotional materials that we have disapproved. You will be solely responsible and liable to ensure that all advertising, marketing, and promotional materials and activities you prepare comply with applicable federal, state, and local law, and the conditions of any agreements or orders to which you may be subject.

11.3         Regional Advertising Cooperatives.

In the event that more than one The Joint Corp. Location franchise is located in an area of dominant influence (“ADI”), we reserve the right to form a regional advertising cooperative (the “Regional Ad Co-op”). We also reserve the right to require you to join the Regional Ad Co-op and to contribute to its funding. We reserve the right to determine the amount to be contributed by each member of the Regional Ad Co-op as necessary. The required contributions to any Regional Ad Co-op will not be credited against the Local Advertising Requirement set forth in Paragraphs 6.4(a) and 11.2.

11.4         Websites and Other Forms of Advertising Media.

You acknowledge and agree that any Website or Other Forms of Advertising Media (as defined below) will be deemed “advertising” under this Agreement, and will be subject to, among other things, the need to obtain our prior written approval in accordance with Paragraphs 7.2 and 11.2. As used in this Agreement, the term or reference to “Website or Other Forms of Advertising Media” means any interactive system, including but not limited to all types of online communications, virtual applications, social media, or the like, including but not limited to Groupon, Living Social, Facebook, Twitter, etc., that you operate or use, or authorize others to operate or use, and that refer to the Franchise, the Marks, us, and/or the System. The term or reference Website or Other Forms of Advertising Media includes, but is not limited to, Internet and World Wide Web home pages. In connection with any Website or Other Forms of Advertising Media, you agree to the following:

The Joint…The Chiropractic Place™

Franchise Agreement

31

(a)          Before establishing any Website or Other Form of Advertising Media, you will submit to us a sample of such Website or Other Form of Advertising Media format and information in the form and manner we may require.

(b)          You will not establish or use any Website or Other Forms of Advertising Media without our prior written approval.

(c)          In addition to any other applicable requirements, you must comply with our standards and specifications for Website or Other Forms of Advertising Media as we prescribe in the Operations Manual or otherwise in writing, including any specifications relating to the use of organic and paid search engine optimization, keyword and landing page management. If we require, you will establish a website as part of our corporate website and/or establish electronic links to our corporate website.

(d)          If you propose any material revision to Website or Other Forms of Advertising Media or any of the information contained therein, you will submit each such revision to us for our prior written approval.

12.	ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS.

You agree to maintain, at your own expense, the Joint Software and accounting software, to act as a bookkeeping, accounting, and record keeping system for the Franchise. The Joint Software includes the capability of being polled by our central computer system, which you agree to permit. With respect to the operation and financial condition of the Franchise, we will pull from the Joint Software (if available), or require you to provide from your accounting software in a form we designate, or in accordance with General Acceptably Accounting Principles (“GAAP”), as the case may be, the following: (1) by Tuesday of each week, an electronic report of the Franchise’s gross revenues for the preceding week ending on, and including, Sunday, and any other data, information, and supporting records that we may require; (2) by the thirtieth (30th) day of each month, a profit and loss statement for the preceding calendar month, and a year-to-date profit and loss statement and balance sheet; (3) within ninety (90) days after the end of your fiscal year, a fiscal year-end balance sheet, and an annual profit and loss statement for that fiscal year, reflecting all year-end adjustments; and (4) such other reports as we require from time to time (collectively, the “Reports”). You agree to input all Franchise transactions into the Joint Software and your accounting software in a timely manner to ensure that all Reports are accurate. If it is determined that any information was omitted from the Joint Software or your accounting software was input inaccurately, or you have failed to provide us any required Reports, we may charge a non-refundable accounting fee of One Hundred and No/100 Dollars ($100.00), payable in a lump sum by the fifth (5th) day of the month following the month during which the inaccurate report was submitted or for any late Reports. You agree to maintain and furnish upon our request complete copies of federal and state income tax returns you file with the Internal Revenue Service and state tax departments, reflecting revenues and income of the Franchise or the corporation, partnership, or limited liability company that holds the Franchise. We reserve the right to require you to have audited or reviewed financial statements prepared by a certified public accountant on an annual basis. You agree to retain hard copies of all records for a minimum of four (4) years.

The Joint…The Chiropractic Place™

Franchise Agreement

32

13.	INSPECTIONS AND AUDITS.

13.1         Company’s Right to Inspect the Franchise.

To determine whether you and the Franchise are complying with this Agreement and the specifications, standards, and operating procedures we prescribe for the operation of the Franchise, we or our agents have the right, at any reasonable time and without advance notice to you, to: (1) inspect the Premises; (2) observe the operations of the Franchise for such consecutive or intermittent periods as we deem necessary; (3) interview personnel of the Franchise; (4) interview customers of the Franchise; and (5) inspect and copy any books, records and documents relating to the operation of the Franchise. You agree to fully cooperate with us in connection with any of those inspections, observations and interviews. You agree to present to your customers any evaluation forms we periodically prescribe, and agree to participate in, and/or request that your customers participate in, any surveys performed by or on our behalf. Based on the results of any such inspections and audits and your other reports, we may provide to you such guidance and assistance in operating your Franchise as we deem appropriate.

13.2         Company’s Right to Audit.

We have the right at any time during business hours, and without advance notice to you, to inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, sales and income tax records and returns and other records of the Franchise, and the books and records of any corporation, limited liability company, or partnership that holds the Franchise. You agree to fully cooperate with our representatives and any independent accountants we may hire to conduct any inspection or audit. If the inspection or audit is necessary because of your failure to furnish any reports, supporting records, other information or financial statements as required by this Agreement, or to furnish such reports, records, information, or financial statements on a timely basis, or if an understatement of gross revenues for any period is determined by an audit or inspection to be greater than two percent (2%), then you agree to pay us all monies owed, plus interest of one and one-half percent (1.5%) per month, and reimburse us for the cost of such inspection or audit, including without limitation any attorneys’ fees and/or accountants’ fees we may incur, and the travel expenses, room and board, and applicable per diem charges for our employees or contractors. The above remedies are in addition to all our other remedies and rights under this Agreement or under applicable law.

The Joint…The Chiropractic Place™

Franchise Agreement

33

14.	TRANSFER REQUIREMENTS.

14.1         Organization.

If you are a corporation, partnership or limited liability company (or if this Agreement is assigned to a corporation, partnership or limited liability company with our approval), you represent and warrant to us that you are and will continue to be throughout the term of this Agreement, duly organized and validly existing in good standing under the laws of the state of your incorporation, registration or organization, that you are qualified to do business and will continue to be qualified to do business throughout the term of this Agreement in all states in which you are required to qualify, that you have the authority to execute, deliver and carry out all of the terms of this Agreement, and that during the term of this Agreement the only business you (i.e., the corporate, partnership or limited liability entity) will conduct will be the development, ownership and operation of the Franchise.

14.2         Interests in Franchise Owner; Reference to Exhibit 4.

You and each Principal Owner represent, warrant and agree that all “Interests” in Franchise Owner are owned in the amount and manner described in Exhibit 4. No Interests in Franchise Owner will, during the term of this Agreement, be “public” securities (i.e., securities that require, for their issuance, registration with any state or federal authority). (An “Interest” is defined to mean any shares, membership interests, or partnership interests of Franchise Owner and any other equitable or legal right in any of Franchise Owner’s stock, revenues, profits, rights or assets. When referring to Franchise Owner’s rights or assets, an “Interest” means this Agreement, Franchise Owner’s rights under and interest in this Agreement, any The Joint Corp. franchise, or the revenues, profits or assets of any The Joint Corp. franchise.) You and each Principal Owner also represent, warrant, and agree that no Principal Owner’s Interest has been given as security for any obligation (i.e., no one has a lien on or security interest in a Principal Owner’s Interest), and that no change will be made in the ownership of an Interest other than as expressly permitted by this Agreement or as we may otherwise approve in writing. You and each Principal Owner agree to furnish us with such evidence as we may request from time to time to assure ourselves that the Interests of Franchise Owner and each of your Principal Owners remain as permitted by this Agreement, including a list of all persons or entities owning any Interest, as defined above. If you have transferred your Interests in violation of this Agreement you shall be considered in breach of this Agreement.

The Joint…The Chiropractic Place™

Franchise Agreement

34

14.3         Transfer by Company.

This Agreement is fully transferable by us and will inure to the benefit of any person or entity to whom it is transferred, or to any other legal successor to our interests in this Agreement.

14.4         No Transfer Without Approval.

You understand and acknowledge that the rights and duties created by this Agreement are personal to you and that we have entered into this Agreement in reliance on the individual or collective character, skill, aptitude, attitude, business ability, and financial capacity of you and your Principal Owners. Accordingly, neither this Agreement nor any part of your interest in it, nor any Interest (as defined in Paragraph 14.2) of Franchise Owner or a Principal Owner, may be transferred (see definition below) without our advance written approval if such transfer will result in the Principal Owner(s) set forth in Exhibit 4 holding less than a seventy-five percent (75%) Interest in Franchise Owner. Any Transfer that is made without our approval will constitute a breach of this Agreement and convey no rights to or interests in this Agreement, you, the Franchise, or any other The Joint Corp. franchise.

As used in this Agreement the term “Transfer” means any voluntary, involuntary, direct or indirect assignment, sale, gift, exchange, grant of a security interest, or occurrence of any other event which would or might change the ownership of any Interest, and includes, without limitation: (1) the Transfer of ownership of capital stock, partnership interest or other ownership interest (including the granting of options (such as stock options or any option which give anyone ownership rights now or in the future); (2) merger or consolidation, or issuance of additional securities representing an ownership interest in Franchise Owner; (3) sale of common stock of Franchise Owner sold pursuant to a private placement or registered public offering; (4) Transfer of an Interest in a divorce proceeding or otherwise by operation of law; or (5) Transfer of an Interest by will, declaration of or transfer in trust, or under the laws of intestate succession.

We will not unreasonably withhold consent to a Transfer of an Interest by a Principal Owner to a member of his or her immediate family or to your key employees, so long as all Principal Owners together retain a “controlling Interest” (i.e., the minimum ownership percentage listed in Exhibit 4), although we reserve the right to impose reasonable conditions on the Transfer as a requirement for our consent.

Interests owned by persons other than the Principal Owners (“minority owners”) may be Transferred without our advance consent unless the Transfer would give that transferee and any person or group of persons affiliated or having a common interest with the transferee more than a collective twenty-five percent (25%) Interest in Franchise Owner, in which case our advance written approval for the Transfer must be obtained. Your formal partnership, corporation or other formation documents and all stock certificates, partnership units or other evidence of ownership must recite or bear a legend reflecting the transfer restrictions of this Paragraph 14.4.

The Joint…The Chiropractic Place™

Franchise Agreement

35

14.5         Conditions for Approval of Transfer.

If you and your Principal Owners are in full compliance with this Agreement, we will not unreasonably withhold our approval of a Transfer that meets all the applicable requirements of this Section 14. The person or entity to whom you wish to make the Transfer, or its principal owners (“Proposed New Owner”), must be individuals of good moral character and otherwise meet our then-applicable standards for The Joint Corp. Location franchisees. If you propose to Transfer this Agreement, the Franchise or its assets, or any Interest, or if any of your Principal Owners proposes to Transfer a controlling Interest in you or make a Transfer that is one of a series of Transfers which taken together would constitute the Transfer of a controlling Interest in you, then all of the following conditions must be met before or at the time of the Transfer:

(a)          the Proposed New Owner must have sufficient business experience, aptitude, and financial resources to operate the Franchise;

(b)          you must pay any amounts owed for purchases from us and our affiliates, and any other amounts owed to us or our affiliates which are unpaid;

(c)          the Proposed New Owner’s directors and such other personnel as we may designate must have successfully completed our Initial Training program, and shall be legally authorized and have all licenses necessary to perform the services offered by the Franchise. The Proposed New Owner shall be responsible for any wages and compensation owed to, and the travel and living expenses (including all transportation costs, room, board and meals) incurred by, the attendees who attend the Initial Training program;

(d)          if your lease for the Premises requires it, the lessor must have consented to the assignment of the lease of the Premises to the Proposed New Owner;

(e)          you (or the Proposed New Owner) must pay us a Transfer fee equal to seventy-five percent (75%) of the then current initial franchise fee we charge to new Start-up Location franchisees, and must reimburse us for any reasonable expenses incurred by us in investigating and processing any Proposed New Owner where the Transfer is not consummated for any reason;

(f)          you and your Principal Owners and your and their spouses must execute a general release (in a form satisfactory to us) of any and all claims you and/or they may have against us, our affiliates, and our and our affiliates’ respective officers, directors, employees, and agents;

The Joint…The Chiropractic Place™

Franchise Agreement

36

(g)          we must approve the material terms and conditions of the proposed Transfer, including without limitation that the price and terms of payment are not so burdensome as to adversely affect the operation of the Franchise;

(h)          the Franchise and the Premises shall have been placed in an attractive, neat and sanitary condition;

(i)          you and your Principal Owners must enter into an agreement with us providing that all obligations of the Proposed New Owner to make installment payments of the purchase price (and any interest on it) to you or your Principal Owners will be subordinate to the obligations of the Proposed New Owner to pay any amounts payable under this Agreement or any new Franchise Agreement that we may require the Proposed New Owner to sign in connection with the Transfer;

(j)          you and your Principal Owners must enter into a non-competition agreement wherein you agree not to engage in a competitive business for a period of two (2) years after the Transfer and within twenty-five (25) miles of your Franchise Premises or any other The Joint Corp. Location franchise location;

(k)          the Franchise shall have been determined by us to contain all equipment and fixtures in good working condition, as were required at the initial opening of the Franchise. The Proposed New Owner shall have agreed, in writing, to make such reasonable capital expenditures to remodel, equip, modernize and redecorate the interior and exterior of the premises in accordance with our then existing plans and specifications for a The Joint Corp. Location franchise, and shall have agreed to pay our expenses for plan preparation or review, and site inspection;

(l)          upon receiving our consent for the Transfer or sale of the Franchise, the Proposed New Owner shall agree to assume all of your obligations under this Agreement in a form acceptable to us, or, at our option, shall agree to execute a new Franchise Agreement with us in the form then being used by us. We may, at our option, require that you guarantee the performance, and obligations of the Proposed New Owner; and

(m)          you must have properly offered us the opportunity to exercise our right of first refusal as described below, and we must have then declined to exercise it.

The Joint…The Chiropractic Place™

Franchise Agreement

37

14.6         Right of First Refusal.

If you or any of your Principal Owners wishes to Transfer any Interest, we will have a right of first refusal to purchase that Interest as follows. The party proposing the Transfer (the “transferor”) must obtain a bona fide, executed written offer (accompanied by a “good faith” earnest money deposit of at least five percent (5%) of the proposed purchase price) from a responsible and fully disclosed purchaser, and must submit an exact copy of the offer to us. You also agree to provide us with any other information we need to evaluate the offer, if we request it within five (5) days of receipt of the offer. We have the right, exercisable by delivering written notice to the transferor within fifteen (15) days from the date of last delivery to us of the offer and any other documents we have requested, to purchase the Interest for the price and on the terms and conditions contained in the offer, except that we may substitute cash for any form of payment proposed in the offer, and will not be obligated to pay any “finder’s” or broker’s fees that are a part of the proposed Transfer. We also will not be required to pay any amount for any claimed value of intangible benefits, for example, possible tax benefits that may result by structuring and/or closing the proposed Transfer in a particular manner or for any consideration payable other than the bona fide purchase price for the Interest proposed to be transferred. (In fact, we may in our sole and absolute discretion withhold consent to any proposed Transfer if the offer directly or indirectly requires payment of any consideration other than the bona fide purchase price for the Interest proposed to be transferred.) Our credit will be deemed equal to the credit of any other proposed purchaser, and we will have at least sixty (60) days to prepare for closing. We will be entitled to all customary representations and warranties given purchasers in connection with such sales. If the proposed Transfer includes assets not related to the operation of the Franchise, we may purchase only the assets related to the operation of the Franchise or may also purchase the other assets. (An equitable purchase price will be allocated to each asset included in the Transfer.)

If we do not exercise our right of first refusal, the transferor may complete the sale to the Proposed New Owner pursuant to and on the terms of the offer, as long as we have approved the Transfer as provided in this Section 14. You must immediately notify us of any changes in the terms of an offer. Any material change in the terms of an offer before closing will make it a new offer, revoking any previous approval or previously made election to purchase and giving us a new right of first refusal effective as of the day we receive formal notice of a material change in the terms. If the sale to the Proposed New Owner is not completed within one hundred twenty (120) days after we have approved the Transfer, our approval of the proposed Transfer will expire. Any later proposal to complete that proposed Transfer will be deemed a new offer, giving us a new right of approval and right of first refusal effective as of the day we receive formal notice of the new (or continuing) proposal. We will not exercise a right of first refusal with respect to a proposed Transfer of less than a controlling interest to a member of a Principal Owner’s immediate family or to your key employees.

The Joint…The Chiropractic Place™

Franchise Agreement

38

14.7         Death and Disability.

Upon the death or permanent disability of you or a Principal Owner, the executor, administrator, conservator or other personal representative of the deceased or disabled person must Transfer the deceased or disabled person’s Interest within a reasonable time, not to exceed forty-five (45) days from the date of death or permanent disability, to a person we have approved. Such Transfers, including without limitation transfers by a will or inheritance, will be subject to all the terms and conditions for assignments and Transfers contained in this Agreement. Failure to so dispose of an Interest within the forty-five (45) day period of time will constitute grounds for termination of this Agreement.

14.8         Effect of Consent to Transfer.

Our consent to a proposed Transfer pursuant to this Section 14 will not constitute a waiver of any claims we may have against you or any Principal Owner, nor will it be deemed a waiver of our right to demand exact compliance with any of the terms or conditions of this Agreement by the Proposed New Owner.

14.9         Consent Not Unreasonably Delayed.

If all the conditions are met to transfer the FA or any interest therein, we will not unreasonably delay granting our consent to the transfer.

15.	TERMINATION OF THE FRANCHISE.

We have the right to terminate this Agreement effective upon delivery of notice of termination to you, if: (1) you do not develop or open the Franchise as provided in this Agreement; (2) you abandon, surrender, transfer control of, lose the right to occupy the Premises of, or do not actively operate, the Franchise, or your lease for or purchase of the location of the Franchise is terminated for any reason; (3) you or your Principal Owners assign or Transfer this Agreement, any Interest, the Franchise, or assets of the Franchise without complying with the provisions of Section 14; (4) you are adjudged a bankrupt, become insolvent or make a general assignment for the benefit of creditors; (5) you use, sell, distribute or give away any unauthorized services or products, and do not cease the use, sale, or distribution of unauthorized services or products within ten (10) days after written notice is given to you; (6) you fail to maintain a valid license to practice and/or fail to maintain compliance with state and federal regulations and do not cure the failure within twenty (20) days after written notice is given to you; (7) you or any of your Principal Owners are convicted of or plead no contest to a felony or are convicted or plead no contest to any crime or offense that is likely to adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks; (8) you are involved in any action that is likely to adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks; (9) you or any of your employees violate any health or safety law, ordinance or regulation, or operate the Franchise in a manner that presents a health or safety hazard to your customers or the public; (10) you do not pay when due any monies owed to us or our affiliates, and do not make such payment within ten (10) days after written notice is given to you; (11) you fail to meet the minimum local advertising expenditures required in Section 11.2, and to provide the required proof of your expenditures; (12) you or any of your Principal Owners fail to comply with any other provision of this Agreement or any mandatory specification, standard, or operating procedure or you fail to make changes required to comply with applicable state or federal laws within twenty (20) days after written notice of such failure to comply is given to you; (13) you fail to procure or maintain any and all insurance coverage that we require, or otherwise fail to name us as an additional insured on any such insurance policies and failure to do so within ten (10) days after written notice is given to you; or (13) you or any of your Principal Owners fail on three (3) or more separate occasions within any twelve (12) consecutive month period to submit when due any financial statements, reports or other data, information, or supporting records; pay when due any amounts due under this Agreement; or otherwise fail to comply with this Agreement, whether or not such failures to comply are corrected after notice is given to you or your Principal Owners.

The Joint…The Chiropractic Place™

Franchise Agreement

39

In addition, if, in the opinion of our legal counsel, any provision of this Agreement is contrary to law, then you and we agree to negotiate in good faith an amendment that would make this Agreement conform to the applicable legal requirements. If you and we are unable to reach such an agreement, or if fundamental changes to this Agreement are required to make it conform to the legal requirements, then we reserve the right to terminate this Agreement upon notice to you, in which case all of the post-termination obligations set forth in Section 16 shall apply.

In the event that we terminate this Agreement under this Section or other applicable provisions of this Agreement, we shall be entitled, in those states in which such termination fees are enforceable, to receive from you a termination fee in the amount equal to one-half (1/2) of our then-current initial franchise fee for new The Joint Corp. Location franchises (the “Termination Fee”). The Termination Fee shall be payable by you in addition to any damages payable to us, including loss of future revenues, resulting from your improper or wrongful breach or other termination of this Agreement. We shall be entitled to recover all costs, including attorneys’ fees, incurred in connection with the termination and collection of the Termination Fee.

If you continue to operate the Franchise after termination of this Agreement, in addition to any other right or remedy we may have (including the Termination Fee), you agree to pay to us the amount of One Thousand and No/100 Dollars ($1,000.00) per day that you operate the Franchise in violation of this Agreement, plus all costs and attorneys’ fees incurred as a result of the violation. This amount is set at $1,000 per day because it is a reasonable estimation of the damages that would occur from such a breach, and it will almost certainly be impossible to calculate precisely the actual damages from such a breach.

The Joint…The Chiropractic Place™

Franchise Agreement

40

16.	RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISE OWNER UPON TERMINATION OR EXPIRATION OF THE FRANCHISE.

16.1	Payment of Amounts Owed to Company.

You agree to pay us within five (5) days after the effective date of termination or expiration of the Franchise, or any later date that the amounts due to us are determined, all amounts owed to us or our affiliates which are then unpaid.

16.2	Marks.

You agree that after the termination or expiration of the Franchise you will:

(a)          not directly or indirectly at any time identify any business with which you are associated as a current or former The Joint Corp. franchise or franchisee;

(b)          not use any Mark or any colorable imitation of any Mark in any manner or for any purpose, or use for any purpose any trademark or other commercial symbol that suggests or indicates an association with us;

(c)          return to us or destroy (whichever we specify) all customer lists, forms and materials containing any Mark or otherwise relating to a The Joint Corp. franchise;

(d)          remove all Marks affixed to uniforms or, at our direction, cease to use those uniforms; and

(e)          take any action that may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark.

16.3	De-Identification.

If you retain possession of the Premises, you agree to completely remove or modify, at your sole expense, any part of the interior and exterior decor that we deem necessary to disassociate the Premises with the image of a The Joint Corp. franchise, including any signage bearing the Marks. If you do not take the actions we request within thirty (30) days after notice from us, we have the right to enter the Premises and make the required changes at your expense, and you agree to reimburse us for those expenses on demand.

16.4	Confidential Information.

You agree that on termination or expiration of the Franchise you will immediately cease to use any of the Confidential Information, and agree not to use it in any business or for any other purpose. You further agree to immediately return to us all copies of the Operations Manual and any written Confidential Information or other confidential materials that we have loaned or provided to you. Upon

The Joint…The Chiropractic Place™

Franchise Agreement

41

16.5	Joint Software.

You agree that on termination or expiration of the Franchise, you will immediately cease to use the Joint Software and will uninstall it from all computer systems owned by the Franchise.

16.6	Company’s Option to Purchase the Franchise.

Upon the termination or expiration of the Franchise, we will have the option, but not the obligation, exercisable for thirty (30) days upon written notice to you, to purchase at fair market value all of the assets of the Franchise, including all approved equipment, fixtures, furniture and signs and all supplies, materials, and other items imprinted with any Mark, and to take an assignment of the lease for the Premises and any other lease or concession agreement necessary for the operation of the Franchise. If you and we cannot agree on the fair market value of the assets of the Franchise within a reasonable time, such value shall be determined by an average of the appraisals of two (2) independent appraisers, one of whom will be selected by you and one of whom will be selected by us. If the appraisals differ by more than ten percent (10%), then you and we will mutually agree on a value, or if you and we cannot agree, our appraisers will select a third appraiser whose determination of market value will be final. We shall not assume any liabilities, debts or obligations of the Franchise in connection with any such transfer, and you will indemnify us from any and all claims made against us arising out of any such transfer of the assets of the Franchise. All parties will comply with all applicable laws in connection with any such transfer, and you agree to cooperate with us in complying with all such requirements.

The closing shall occur within thirty (30) days after we exercise our option to purchase the assets or such later date as may be necessary to comply with applicable bulk sales or similar laws. At the closing, you and we both agree to execute and deliver all documents necessary to vest title in the purchased assets and/or real property in us free and clear of all liens and encumbrances, except those assumed by us and/or to effectuate the lease of the Franchise Premises. You also agree to provide us with all information necessary to close the transaction. We reserve the right to assign our option to purchase the Franchise or designate a substitute purchaser for the Franchise. By signing this Agreement, you irrevocably appoint us as your lawful attorney-in-fact with respect to the matters contemplated by this Paragraph 16.6, with full power and authority to execute and deliver in your name all documents required to be provided by you under this Paragraph in the event you do not provide them in a timely and proper manner. You also agree to ratify and confirm all of our acts as your lawful attorney-in-fact, and indemnify and hold us harmless from all claims, liabilities, losses or damages suffered by us in so doing.

The Joint…The Chiropractic Place™

Franchise Agreement

42

Once we give notice that we will purchase the Franchise assets, we will have the right to immediately take over the operations of the Franchise. From the date we take over the Franchise to the date of closing of the purchase of the Franchise assets, we will be entitled to use any gross revenues of the Franchise to operate the Franchise, and to retain as a management fee up to ten percent (10%) of the balance of such gross revenues after operating expenses are paid, plus any additional costs and expenses we may incur.

16.7	Continuing Obligations.

All obligations of this Agreement (whether yours or ours) that expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect after and notwithstanding its expiration or termination until they are satisfied in full or by their nature expire.

16.8	Management of the Franchise.

In the event that we are entitled to terminate this Agreement in accordance with Section 15 above or any other provision of this Agreement, and in addition to any other rights or and remedies available to us in the event of such termination, we may, but need not, assume the Franchise’s management. All gross revenues from the Franchise’s operation while we assume its management will be kept in a separate account, and all of the Franchise’s expenses will be charged to this account. We may charge you (in addition to the Royalty Fee and Advertising Fee contributions due under this Agreement) a reasonable management fee in an amount that we may specify, equal to up to ten percent (10%) of the Franchise’s gross revenues, plus our direct out-of-pocket costs and expenses, if we assume management of the Franchise under this Paragraph. We have a duty to utilize only our reasonable efforts in managing the Franchise, and will not be liable to you for any debts, losses, or obligations the Franchise incurs, or to any of your creditors for any products or services the Franchise purchases, while we manage it pursuant to this Paragraph.

17.	ENFORCEMENT.

17.1	Invalid Provisions; Substitution of Valid Provisions.

To the extent that the non-competition provisions of Sections 9.3 and 14.5 are deemed unenforceable because of their scope in terms of area, business activity prohibited, or length of time, you agree that the invalid provisions will be deemed modified or limited to the extent or manner necessary to make that particular provisions valid and enforceable to the greatest extent possible in light of the intent of the parties expressed in that such provisions under the laws applied in the forum in that we are seeking to enforce such provisions.

The Joint…The Chiropractic Place™

Franchise Agreement

43

If any lawful requirement or court order of any jurisdiction (1) requires a greater advance notice of the termination or non-renewal of this Agreement than is required under this Agreement, or the taking of some other action which is not required by this Agreement, or (2) makes any provision of this Agreement or any specification, standard, or operating procedure we prescribed invalid or unenforceable, then the advance notice and/or other action required or revision of the specification, standard, or operating procedure will be substituted for the comparable provisions of this Agreement in order to make the modified provisions enforceable to the greatest extent possible. You agree to be bound by the modification to the greatest extent lawfully permitted.

17.2	Unilateral Waiver of Obligations.

Either you or we may, by written notice, unilaterally waive or reduce any obligation or restriction of the other under this Agreement. The waiver or reduction may be revoked at any time for any reason on ten (10) days’ written notice.

17.3	Written Consents from Company.

Whenever this Agreement requires our advance approval or consent, you agree to make a timely written request for it. Our approval or consent will not be valid unless it is in writing.

17.4	Lien.

To secure your performance under this Agreement and indebtedness for all sums due us or our affiliates, we shall have a lien upon, and you hereby grant us a security interest in, the following collateral and any and all additions, accessions, and substitutions to or for it and the proceeds from all of the same: (a) all inventory now owned or after-acquired by you and the Franchise, including but not limited to all inventory and supplies transferred to or acquired by you in connection with this Agreement; (b) all accounts of you and/or the Franchise now existing or subsequently arising, together with all interest in you and/or the Franchise, now existing or subsequently arising, together with all chattel paper, documents, and instruments relating to such accounts; (c) all contract rights of you and/or the Franchise, now existing or subsequently arising; and (d) all general intangibles of you and/or the Franchise, now owned or existing, or after-acquired or subsequently arising. You agree to execute such financing statements, instruments, and other documents, in a form satisfactory to us, that we deem necessary so that we may establish and maintain a valid security interest in and to these assets.

17.5	No Guarantees.

If in connection with this Agreement we provide to you any waiver, approval, consent, or suggestion, or if we neglect or delay our response or deny any request for any of those, then we will not be deemed to have made any warranties or guarantees upon which you may rely, and will not assume any liability or obligation to you.

The Joint…The Chiropractic Place™

Franchise Agreement

44

17.6	No Waiver.

If at any time we do not exercise a right or power available to us under this Agreement or do not insist on your strict compliance with the terms of the Agreement, or if there develops a custom or practice that is at variance with the terms of this Agreement, then we will not be deemed to have waived our right to demand exact compliance with any of the terms of this Agreement at a later time. Similarly, our waiver of any particular breach or series of breaches under this Agreement, or of any similar term in any other agreement between us and any other The Joint Corp. franchisee will not affect our rights with respect to any later breach. It will also not be deemed to be a waiver of any breach of this Agreement for us to accept payments that are due to us under this Agreement.

17.7	Cumulative Remedies.

The rights and remedies specifically granted to either you or us by this Agreement will not be deemed to prohibit either you or us from exercising any other right or remedy provided under this Agreement, or permitted by law or equity.

17.8	Specific Performance; Injunctive Relief.

Provided we give you the appropriate notice, we will be entitled, without being required to post a bond, to the entry of temporary and permanent injunctions and orders of specific performance to (1)  enforce the provisions of this Agreement relating to your use of the Marks and non-disclosure and non-competition obligations under this Agreement; (2)  prohibit any act or omission by you or your employees that constitutes a violation of any applicable law, ordinance, or regulation; constitutes a danger to the public; or may impair the goodwill associated with the Marks or The Joint Corp. franchises; or (3)  prevent any other irreparable harm to our interests. If we obtain an injunction or order of specific performance, then you shall pay us an amount equal to the total of our costs of obtaining it, including without limitation reasonable attorneys’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, and any damages we incur as a result of the breach of any such provision. You further agree to waive any claims for damage in the event there is a later determination that an injunction or specific performance order was issued improperly.

The Joint…The Chiropractic Place™

Franchise Agreement

45

17.9	Arbitration.

Except insofar as we elect to enforce this Agreement or to seek temporary or permanent injunctive relief as provided above, all controversies, disputes or claims arising between us, our affiliates, and our and their respective owners, officers, directors, agents, and employees (in their representative capacity) and you (and your Principal Owners and guarantors) arising out of or related to: (1) this Agreement, any provision thereof, or any related agreement (except for any lease or sublease with us or any of our affiliates); (2) the relationship of the parties hereto; (3) the validity of this Agreement or any related agreement, or any provision thereof; or (4) any specification, standard or operating procedure relating to the establishment or operation of the Franchise, shall be submitted for arbitration to be administered by the office of the American Arbitration Association. Such arbitration proceedings shall be conducted in Maricopa County, Arizona, and, except as otherwise provided in this Agreement, shall be conducted in accordance with then current commercial arbitration rules of the American Arbitration Association. The arbitrator shall have the right to award or include in his award any relief that he or she deems proper in the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief, attorneys’ fees, and costs. The award and decision of the arbitrator shall be conclusive and binding on all parties to this agreement, and judgment on the award may be entered in any court of competent jurisdiction, and each such party waives any right to contest the validity or enforceability of such award. The provisions of this Paragraph are intended to benefit and limit third-party non-signatories, and will continue in full force and effect subsequent to, and notwithstanding expiration or termination of, this Agreement. You and we agree that any such arbitration shall be conducted on an individual, not a class-wide basis, and shall not be consolidated with any other arbitration proceeding.

17.10	Waiver of Punitive Damages and Jury Trial; Limitations of Actions.

Except with respect to your obligations to indemnify us and claims that we may bring under Sections 7, 9, 15, or 16 of this Agreement, and except for claims arising from your non-payment or underpayment of any amounts owed to us or our affiliates, (1) any and all claims arising out of or related to this Agreement or the relationship between you and us shall be barred, by express agreement of the parties, unless an action or proceeding is commenced within two (2) years from the date the cause of action accrues; and (2) you and we hereby waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other, and agree that, except to the extent provided to the contrary in this Agreement, in the event of a dispute between you and us, each party will be limited to the recovery of any actual damages sustained by it. You and we irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either you or us.

The Joint…The Chiropractic Place™

Franchise Agreement

46

17.11	Governing Law/Consent To Jurisdiction.

Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. §§ 1051 et seq.) and except that all issues relating to arbitrability or the enforcement or interpretation of the agreement to arbitrate set forth in Section 17.9 which will be governed by the United States Arbitration Act (9 U.S.C. § 1 et seq.) and the federal common law relating to arbitration, this Agreement and the Franchise will be governed by the internal laws of the State of Arizona (without reference to its choice of law and conflict of law rules), except that the provisions of any Arizona law relating to the offer and sale of business opportunities or franchises or governing the relationship of a franchisor and its franchisees will not apply unless their jurisdictional requirements are met independently without reference to this Paragraph. You agree that we may institute any action against you arising out of or relating to this Agreement (which is not required to be arbitrated hereunder or as to which arbitration is waived) in any state or federal court of general jurisdiction in Maricopa County, Arizona, and you irrevocably submit to the jurisdiction of such courts and waive any objection you may have to either the jurisdiction or venue of such court.

17.12	Binding Effect.

This Agreement is binding on and will inure to the benefit of our successors and assigns and, subject to the Transfers provisions contained in this Agreement, will be binding on and inure to the benefit of your successors and assigns, and if you are an individual, on and to your heirs, executors, and administrators.

17.13	No Liability to Others; No Other Beneficiaries.

We will not, because of this Agreement or by virtue of any approvals, advice or services provided to you, be liable to any person or legal entity that is not a party to this Agreement, and no other party shall have any rights because of this Agreement.

17.14	Construction.

All headings of the various Sections and Paragraphs of this Agreement are for convenience only, and do not affect the meaning or construction of any provision. All references in this Agreement to masculine, neuter or singular usage will be construed to include the masculine, feminine, neuter or plural, wherever applicable. Except where this Agreement expressly obligates us to reasonably approve or not unreasonably withhold our approval of any of your actions or requests, we have the absolute right to refuse any request by you or to withhold our approval of any action or omission by you. The term “affiliate” as used in this Agreement is applicable to any company directly or indirectly owned or controlled by you or your Principal Owners, or any company directly or indirectly owned or controlled by us that sells products or otherwise transacts business with you.

The Joint…The Chiropractic Place™

Franchise Agreement

47

17.15	Joint and Several Liability.

If two (2) or more persons are the Franchise Owner under this Agreement, their obligation and liability to us shall be joint and several.

17.16	Multiple Originals.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or other electronic means of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

17.17	Timing Is Important.

Time is of the essence of this Agreement. “Time is of the essence” is a legal term that emphasizes the strictness of time limits. In this case, it means it will be a material breach of this Agreement to fail to perform any obligation within the time required or permitted by this Agreement.

17.18	Independent Provisions.

The provisions of this Agreement are deemed to be severable. In other words, the parties agree that each provision of this Agreement will be construed as independent of any other provision of this Agreement.

18.	NOTICES AND PAYMENTS.

All written notices, reports and payments permitted or required under this Agreement or by the Operations Manual will be deemed delivered: (a) at the time delivered by hand; (b) one (1) business day after transmission by telecopy, facsimile or other electronic system; (c) one (1) business day after being placed in the hands of a reputable commercial courier service for next business day delivery; or (d) three (3) business days after placed in the U.S. mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid; and addressed to the party to be notified or paid at its most current principal business address of which the notifying party has been advised, or to any other place designated by either party. Any required notice, payment or report which we do not actually receive during regular business hours on the date due (or postmarked by postal authorities at least two (2) days before it is due) will be deemed delinquent.

The Joint…The Chiropractic Place™

Franchise Agreement

48

19.	INDEPENDENT PROFESSIONAL JUDGMENT OF YOU AND YOUR GENERAL MANAGER.

You and we acknowledge and agree that the specifications, standards and operating procedures related to the services offered by the Franchise are not intended to limit or replace your or your General Manager’s (if any) professional judgment in supervising and performing the services offered by your Franchise. The specifications, standards, and operating procedures represent only the minimum standards, and you and your General Manager (if any) are solely responsible for ensuring that the Franchise performs services in accordance with all applicable requirements and standards of care. Nothing in this Agreement shall obligate you or your General Manager (if any) to perform any act that is contrary to your or your General Manager’s (if any) professional judgment; provided, however, that you must notify us immediately upon your determination that any specification, standard or operating procedure is contrary to your or your General Manager’s (if any) professional judgment.

20.	ENTIRE AGREEMENT.

This Agreement, together with the introduction and exhibits to it, constitutes the entire agreement between us, and there are no other oral or written understandings or agreements between us concerning the subject matter of this Agreement. This Agreement may be modified only by written agreement signed by both you and us, except that we may modify the Operations Manual at any time as provided herein. However, nothing in this Agreement or any addendum shall have the effect of disclaiming any of the representations made in the Franchise Disclosure Document or any of its exhibits.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Agreement Date.

“Company” The Joint Corp., a Delaware corporation	“Franchise Owner” ___________________, a_________________

By:		By:
Name:	Chad Everts	Name:
Title:	V.P. Franchise Development	Title:

The Joint…The Chiropractic Place™

Franchise Agreement

49

EXHIBIT 1

TO THE JOINT CORP. FRANCHISE AGREEMENT

FRANCHISE AGREEMENT EXPIRATION DATE

PROJECTED FRANCHISING OPENING SCHEDULE

1-1           Expiration Date. Unless sooner terminated in accordance with the provisions of this Agreement, this Agreement will expire on _______________________________________.

1-2           Franchising Opening Schedule. In signing the foregoing Agreement to which this Exhibit 1 is attached, you acknowledge that:

You have purchased the Franchise to which the Agreement corresponds as a The Joint Corp. Location Franchise. You will establish this Franchise as a Start-up Location.

2.           You must open the Franchise mentioned above within a certain time period specified by us, the length of which depends upon the number of Franchises you have purchased and the number of these Franchises that you have developed and opened for business before developing and opening the Franchise to which the Agreement corresponds.

3.           You must open the Franchise to which this Agreement corresponds within the following time period (the “Opening Deadline”), subject to the requirements of Paragraphs 3.3 and 3.6, and any other applicable provision of the Agreement:  ___________________________________________________________________________________

The Joint…The Chiropractic Place™	Exhibit 1 – Expiration Date and Opening Schedule
Franchise Agreement

1

EXHIBIT 2

TO THE JOINT CORP. FRANCHISE AGREEMENT

OWNER’S GUARANTY AND ASSUMPTION OF OBLIGATIONS

In consideration of, and as an inducement to, the execution of the Franchise Agreement, dated as of this _____ day of ____________________, 20__ (the “Agreement”), by and between The Joint Corp. (“us”) and                                                              (the “Franchise Owner”), each of the undersigned owners of the Franchise Owner and their respective spouses (“you,” for purposes of this Guaranty only), hereby personally and unconditionally agree to perform and keep during the terms of the Agreement, each and every covenant, obligation, payment, agreement, and undertaking on the part of Franchise Owner contained and set forth in the Agreement. Each of you agree that all provisions of the Agreement relating to the obligations of Franchise Owners, including, without limitation, the covenants of confidentiality and non-competition and other covenants set forth in the Agreement, shall be binding on you.

Each of you waives (1) protest and notice of default, demand for payment or nonperformance of any obligations guaranteed by this Guaranty; (2) any right you may have to require that an action be brought against Franchise Owner or any other person as a condition of your liability; (3) all right to payment or reimbursement from, or subrogation against, the Franchise Owner which you may have arising out of your guaranty of the Franchise Owner’s obligations; and (4) any and all other notices and legal or equitable defenses to which you may be entitled in your capacity as guarantor.

Each of you consents and agrees that (1) your direct and immediate liability under this Guaranty shall be joint and several; (2) you will make any payment or render any performance required under the Agreement on demand if Franchise Owner fails or refuses to do so when required; (3) your liability will not be contingent or conditioned on our pursuit of any remedies against Franchise Owner or any other person; (4) your liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which we may from time to time grant to Franchise Owner or to any other person, including without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims; and (5) this Guaranty will continue and be irrevocable during the term of the Agreement and afterward for so long as the Franchise Owner has any obligations under the Agreement.

The Joint…The Chiropractic Place™	Exhibit 2 – Owner’s Guaranty and Assumption of Obligations
Franchise Agreement

1

If we are required to enforce this Guaranty in a judicial or arbitration proceeding, and prevail in such proceeding, we will be entitled to reimbursement of our costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If we are required to engage legal counsel in connection with any failure by you to comply with this Guaranty, you agree to reimburse us for any of the above-listed costs and expenses incurred by us.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

The Joint…The Chiropractic Place™	Exhibit 2 – Owner’s Guaranty and Assumption of Obligations
Franchise Agreement

2

This Guaranty is now executed as of the Agreement Date.

OWNER:	OWNER’S SPOUSE:

Name:	Name:

OWNER:	OWNER’S SPOUSE:

Name:	Name:

OWNER:	OWNER’S SPOUSE:

Name:	Name:

The Joint…The Chiropractic Place™	Exhibit 2 – Owner’s Guaranty and Assumption of Obligations
Franchise Agreement

3

EXHIBIT 3

TO THE JOINT CORP. FRANCHISE AGREEMENT

ADDENDUM TO LEASE AGREEMENT

This Addendum to Lease Agreement (this “Addendum”), is entered into effective on this ______ day of _______________, 20___, (the “Effective Date”) by and between __________________, a ________________________ (the “Lessor”), and __________________, a ________________________ (the “Lessee”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties hereto have entered into a certain Lease Agreement, dated on the ______ day of _______________, 20___ (the “Agreement”), and pertaining to the premises located at _____________________________ (the “Premises”);

WHEREAS, Lessor acknowledges that Lessee intends to operate The Joint franchise from the Premises pursuant to a Franchise Agreement (the “Franchise Agreement”) with The Joint Corp. (“Franchisor”) under the name The Joint or other name designated by Franchisor (“Franchised Business”); and

WHEREAS, the Parties now desire to amend the Lease Agreement in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done and to be done pursuant hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:

1.          Remodeling and Decor. The above recitals are hereby incorporated by reference. Lessor agrees that Lessee shall have the right to remodel, equip, paint and decorate the interior of the Premises and to display the proprietary marks and signs on the interior and exterior of the Premises as Lessee is reasonably required to do pursuant to the Franchise Agreement and any successor Franchise Agreement under which Lessee may operate a Franchised Business on the Premises.

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

1

2.          Assignment. Lessee shall have the right to assign all of its right, title and interest in and to the Lease Agreement to Franchisor or its parent, subsidiary, or affiliate, (including another franchisee) at any time during the term of the Lease, including any extensions or renewals thereof, without first obtaining Lessor’s consent, pursuant to the terms of the Collateral Assignment of Lease attached hereto as Exhibit A. However, no assignment shall be effective until such time as Franchisor or its designated affiliate gives Lessor written notice of its acceptance of the assignment, and nothing contained herein or in any other document shall constitute Franchisor or its designated subsidiary or affiliate a party to the Lease Agreement, or guarantor thereof, and shall not create any liability or obligation of Franchisor or its parent unless and until the Lease Agreement is assigned to, and accepted in writing by, Franchisor or its parent, subsidiary or affiliate. In the event of any assignment, Lessee shall remain liable under the terms of the Lease. Franchisor shall have the right to reassign the Lease to another franchisee without the Landlord’s consent in accordance with Section 4(a).

3.          Default and Notice.

(a)          In the event there is a default or violation by Lessee under the terms of the Lease Agreement, Lessor shall give Lessee and Franchisor written notice of the default or violation within ten (10) days after Lessor receives knowledge of its occurrence. If Lessor gives Lessee a default notice, Lessor shall contemporaneously give Franchisor a copy of the notice. Franchisor shall have the right, but not the obligation, to cure the default. Franchisor will notify Lessor whether it intends to cure the default and take an automatic assignment of Lessee’s interest as provided in Paragraph 4(a). Franchisor will have an additional fifteen (15) days from the expiration of Lessee’s cure period in which it may exercise the option to cure, but is not obligated to cure the default or violation.

(b)          All notices to Franchisor shall be sent by registered or certified mail, postage prepaid, to the following address:

The Joint Corp.

16767 N. Perimeter Dr., Suite 240

Scottsdale, AZ 85260

Attention: Chad Everts

E-mail: ceverts@thejoint.com

Franchisor may change its address for receiving notices by giving Lessor written notice of the new address. Lessor agrees that it will notify both Lessee and Franchisor of any change in Lessor’s mailing address to which notices should be sent.

(c)          Following Franchisor’s approval of the Lease Agreement, Lessee agrees not to terminate, or in any way alter or amend the same during the Initial Term of the Franchise Agreement or any Interim Period thereof without Franchisor’s prior written consent, and any attempted termination, alteration or amendment shall be null and void and have no effect as to Franchisor’s interests thereunder; and a clause to the effect shall be included in the Lease.

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

2

4.          Termination or Expiration.

(a)          Upon Lessee’s default and failure to cure the default within the applicable cure period, if any, under either the Lease Agreement or the Franchise Agreement, Franchisor will, at its option, have the right, but not the obligation, to take an automatic assignment of Lessee’s interest in the Lease Agreement and at any time thereafter to re-assign the Lease Agreement to a new franchisee without Lessor’s consent and to be fully released from any and all liability to Lessor upon the reassignment, provided the franchisee agrees to assume Lessee’s obligations and the Lease Agreement. Upon notice from Franchisor to Lessor requesting an automatic assignment, Lessor will, at the cost of Franchisor, take appropriate actions to secure the leased premises including but not limited changing the locks and granting Franchisor sole rights to the Premises.

(b)          Upon the expiration or termination of either the Lease Agreement or the Franchise Agreement (attached), Lessor will cooperate with and assist Franchisor in securing possession of the Premises and if Franchisor does not elect to take an assignment of the Lessee’s interest, Lessor will allow Franchisor to enter the Premises, without being guilty of trespass and without incurring any liability to Lessor, to remove all signs, awnings, and all other items identifying the Premises as a Franchised Business and to make other modifications (such as repainting) as are reasonably necessary to protect The Joint marks and system, and to distinguish the Premises from a Franchised Business. In the event Franchisor exercises its option to purchase assets of Lessee or has rights to those through the terms and conditions any agreement between Lessee and Franchisor, Lessor shall permit Franchisor to remove all the assets being purchased by Franchisor.

5.          Consideration; No Liability.

(a)          Lessor hereby acknowledges that the provisions of this Addendum are required pursuant to the Franchise Agreement under which Lessee plans to operate its business and Lessee would not lease the Premises without this Addendum. Lessor also hereby consents to the Collateral Assignment of Lease from Lessee to Franchisor as evidenced by Exhibit A.

(b)          Lessor further acknowledges that Lessee is not an agent or employee of Franchisor and Lessee has no authority or power to act for, or to create any liability on behalf of, or to in any way bind Franchisor or any affiliate of Franchisor, and that Lessor has entered into this Addendum with full understanding that it creates no duties, obligations or liabilities of or against Franchisor or any affiliate of Franchisor.

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

3

6.          Sales Reports. If requested by Franchisor, Lessor will provide Franchisor with whatever information Lessor has regarding Lessee’s sales from its Franchised Business.

7.          Amendments. No amendment or variation of the terms of the Lease or this Addendum shall be valid unless made in writing and signed by the Parties hereto.

8.          Reaffirmation of Lease. Except as amended or modified herein, all of the terms, conditions and covenants of the Lease Agreement shall remain in full force and effect and are incorporated herein by reference and made a part of this Addendum as though copied herein in full.

9.          Beneficiary. Lessor and Lessee expressly agree that Franchisor is a third party beneficiary of this Addendum.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

4

IN WITNESS WHEREOF, the Parties have duly executed this Addendum as of the Effective Date.

LESSOR: ______________________________, a _____________________________	LESSEE: ______________________________, a _____________________________

By:	By:
Name:	Name:
Its:	Its:

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

5

EXHIBIT A

COLLATERAL ASSIGNMENT OF LEASE

This COLLATERAL ASSIGNMENT OF LEASE (this “Assignment”) is entered into effective as of the ___ day of _____, 20___ (the “Effective Date”), the undersigned, __________________________________, (“Assignor”) hereby assigns, transfers and sets over unto The Joint Corp., a Delaware Corporation (“Assignee”) all of Assignor’s right, title and interest as tenant, in, to and under that certain lease, a copy of which is attached hereto as Exhibit 1 (the “Lease Agreement”) with respect to the premises located at _______________________________________________________________ (the “Premises”). This Assignment is for collateral purposes only and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment unless Assignee shall take possession of the Premises demised by the Lease Agreement pursuant to the terms hereof and shall assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease Agreement and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease Agreement nor the Premises demised thereby.

Upon a default by Assignor under the Lease Agreement or under that certain franchise agreement for The Joint between Assignee and Assignor (“Franchise Agreement”), or in the event of a default by Assignor under any document or instrument securing the Franchise Agreement, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in the event, Assignor shall have no further right, title or interest in the Lease Agreement.

Assignor agrees it will not suffer or permit any surrender, termination, amendment or modification of the Lease Agreement without the prior written consent of Assignee. Through the Initial Term of the Franchise Agreement and any Renewal Period thereof (as defined in the Franchise Agreement), Assignor agrees that it shall elect and exercise all options to extend the term of or renew the Lease Agreement not less than thirty (30) days before the last day that said option must be exercised, unless Assignee otherwise agrees in writing. Upon failure of Assignee to otherwise agree in writing, and upon failure of Assignor to so elect to extend or renew the Lease Agreement as stated herein, Assignor hereby irrevocably appoints Assignee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, to exercise the extension or renewal options in the name, place and stead of Assignor for the sole purpose of effecting the extension or renewal.

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

6

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Collateral Assignment of Lease as of the Effective Date.

ASSIGNOR: ______________________________, a _____________________________	ASSIGNEE: THE JOINT CORP., a Delaware corporation

By:	By:
Name:	Name:	Chad Everts
Its:	Its:	VP Franchise Development

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

7

EXHIBIT 4

TO THE JOINT CORP. FRANCHISE AGREEMENT

OWNERSHIP INTERESTS IN FRANCHISE OWNER

4-1.          Full name and address of the owners of, and a description of the type of, all currently held Interests in Franchise Owner:                                                                                           _________________________________________

4-2.          Minimum individual and aggregate Principal Owner ownership percentage required at all times during the term of this Agreement:

4-2.1          During the term of this Agreement, the Principal Owners together must have a “controlling interest” of no less than seventy-five percent (75%) of the equity, voting control and profits in the Franchise Owner.

4-2.2          Unless otherwise permitted, the required minimum “ownership interest” of each Principal Owner during the term of this Agreement is:

Name	Ownership Percentage

The Joint…The Chiropractic Place™	Exhibit 4 – Ownership Interests in Franchise Owner
Franchise Agreement

1

EXHIBIT C

OPERATIONS MANUAL

TABLE OF CONTENTS

C-1

Operations Manual

1

FRANCHISE OPERATIONS MANUAL

SECTION		# OF PAGES

1.	INTRODUCTION TO THE MANUAL	5
2.	INTRODUCTION TO YOUR FRANCHISE SYSTEM	18
3.	PRE-OPENING PROCEDURES	9
3A.	REAL ESTATE GUIDE	13
4.	FRANCHISE GUIDELINES	56
5.	SAMPLE EMPLOYEE HANDBOOK	10
6.	CLINIC OPERATIONS	30
7.	ATLAS SOFTWARE	26
8.	FORMS	15
9.	SMO/PC	10
10.	BUSINESS POLICIES	30
11.	RD QUICK REFERENCE GUIDE	22
12.	MARKETING HANDBOOK	64

Total Pages (Approximate) - 308

2

EXHIBIT D

FINANCIAL STATEMENTS

D-1

CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

THE JOINT
...the chiropractic place

The Joint Corp. and Subsidiary

Scottsdale, Arizona

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2013, 2012, and 2011

EKS&H
AUDIT | TAX | CONSULTING

THE JOINT CORP. AND SUBSIDIARY
TABLE OF CONTENTS

Independent Auditors' Report 1

Financial Statements

Consolidated Balance Sheets 3

Consolidated Statements of Operations 5

Consolidated Statements of Changes in Stockholders' Equity 6

Consolidated Statements of Cash Flows 7

Notes to Consolidated Financial Statements 8

EKS&H
AUDIT | TAX | CONSULTING

7979 E. Tufts Avenue, Suite 400
Denver, Colorado 80237-2521
P: 303-740-9400
F: 303-740-9009
www.EKSH.com

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
The Joint Corp. and Subsidiary
Scottsdale, Colorado

REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated financial statements of The Joint Corp. and Subsidiary, which are comprised of the consolidated balance sheets as of December 31, 2013, 2012, and 2011, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

MANAGEMENT'S RESPONSIBILITY FOR THE CONSOLIDATED FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS' RESPONSIBILITY

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

DENVER • FORT COLLINS • BOULDER
EKS&H LLLP

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

16

17

18

19

20

21

EXHIBIT E

CONFIDENTIALITY/NONDISCLOSURE AGREEMENT

E-1

CONFIDENTIALITY/NONDISCLOSURE AGREEMENT

THIS AGREEMENT, made and entered into this ______ day of __________________, 20____, by and between The Joint Corp., a Delaware corporation, (hereinafter referred to as “the Company”) and ____________________________________________________________________, whose address is ____________________________________________________________ (hereinafter referred to as “Prospective Franchisee”).

WITNESSETH THAT:

WHEREAS, Prospective Franchisee desires to obtain certain confidential and proprietary information from the Company for the sole purpose of inspecting and analyzing said information in an effort to determine whether to purchase a franchise from the Company; and

WHEREAS, the Company is willing to provide such information to Prospective Franchisee for the limited purpose and under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.          DEFINITION. “Confidential Information” is used herein to mean all information, documentation and devices disclosed to or made available to Prospective Franchisee by the Company, whether orally or in writing, as well as any information, documentation or devises heretofore or hereafter produced by Prospective Franchisee in response to or in reliance on said information, documentation and devises made available by the Company.

2.          TERM. The parties hereto agree that the restrictions and obligations of Paragraph 3 of this Agreement shall be deemed to have been in effect from the commencement on the ______ day of __________________, 20____, of the ongoing negotiations between Prospective Franchisee and the Company and continue in perpetuity until disclosed by the Company.

3.          TRADE SECRET ACKNOWLEDGEMENT. Prospective Franchisee acknowledges and agrees the Confidential Information is a valuable trade secret of the Company and that any disclosure or unauthorized use thereof will cause irreparable harm and loss to the Company.

4.          TREATMENT OF CONFIDENTIAL INFORMATION. In consideration of the disclosure to Prospective Franchisee of Confidential Information, Prospective Franchisee agrees to treat Confidential Information in confidence and to undertake the following additional obligations with respect thereto:

(a)          To use Confidential Information for the sole purpose of inspecting and analyzing the information in an effort to determine whether to purchase a franchise from the Company and solely in its operation of the Company Franchise;

(b)          Not to disclose Confidential Information to any third party;

(c)          To limit dissemination of Confidential Information to only those of Prospective Franchisee’s officers, directors and employees who have a need to know to perform the limited tasks set forth in Item 4 (a) above; and who have agreed to the terms and obligations of this Agreement by affixing their signatures hereto;

(d)          Not to copy Confidential Information or any portions thereof; and

1

(e)          To return Confidential Information and all documents, notes or physical evidence thereof, to the Company upon a determination that Prospective Franchisee no longer has a need therefore, or a request therefore, from the Company, whichever occurs first.

5.          SURVIVAL OF OBLIGATIONS. The restrictions and obligations of this Agreement shall survive any expiration, termination or cancellation of this Agreement and shall continue to bind Prospective Franchisee, his heirs, successors and assigns in perpetuity.

6.          NEGATION OF LICENSES. Except as expressly set forth herein, no rights to licenses, expressed or implied, are hereby granted to Prospective Franchisee as a result of or related to this Agreement.

7.          APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

THE JOINT CORP.

BY:
ITS:

(Signature of Prospective Franchise Owner)

Print Name of Prospective Franchise Owner

2

EXHIBIT F

GUARANTY AND ASSUMPTION OF OBLIGATIONS

F-1

GUARANTY AND ASSUMPTION OF OBLIGATIONS

In consideration of, and as an inducement to, the execution of the Franchise Agreement, dated as of this _____ day of ____________________, 20__ (“the Agreement”), by and between The Joint Corp. (“us”) and (“the Franchise Owner”), each of the undersigned owners of the Franchise Owner and their respective spouses (“you,” for purposes of this Guaranty only), hereby personally and unconditionally agree to perform and keep during the terms of the Agreement, each and every covenant, obligation, payment, agreement, and undertaking on the part of Franchise Owner contained and set forth in the Agreement. Each of you agree that all provisions of the Agreement relating to the obligations of Franchise Owners, including, without limitation, the covenants of confidentiality and non-competition and other covenants set forth in the Agreement, shall be binding on you.

Each of you waives (1) protest and notice of default, demand for payment or nonperformance of any obligations guaranteed by this Guaranty; (2) any right you may have to require that an action be brought against Franchise Owner or any other person as a condition of your liability; (3) all right to payment or reimbursement from, or subrogation against, the Franchise Owner which you may have arising out of your guaranty of the Franchise Owner’s obligations; and (4) any and all other notices and legal or equitable defenses to which you may be entitled in your capacity as guarantor.

Each of you consents and agrees that (1) your direct and immediate liability under this Guaranty shall be joint and several; (2) you will make any payment or render any performance required under the Agreement on demand if Franchise Owner fails or refuses to do so when required; (3) your liability will not be contingent or conditioned on our pursuit of any remedies against Franchise Owner or any other person; (4) your liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which we may from time to time grant to Franchise Owner or to any other person, including without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims; and (5) this Guaranty will continue and be irrevocable during the term of the Agreement and afterward for so long as the Franchise Owner has any obligations under the Agreement.

If we are required to enforce this Guaranty in a judicial or arbitration proceeding, and prevail in such proceeding, we will be entitled to reimbursement of our costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If we are required to engage legal counsel in connection with any failure by you to comply with this Guaranty, you agree to reimburse us for any of the above-listed costs and expenses incurred by us.

1

This Guaranty is now executed as of the Agreement Date.

OWNER:	OWNER’S SPOUSE:

OWNER:	OWNER’S SPOUSE:

OWNER:	OWNER’S SPOUSE:

NOTARY PUBLIC

I,___________________________, a notary in the State of _________________________, County of _________________________, do hereby certify that the foregoing Guaranty and Assumption of Obligations was acknowledged before me this _________ day of ____________________, ________, by and , who is (are) personally known to me or who has (have) produced identification demonstrating his/her identity.

Signature of Person Taking Acknowledgement

My Commission Expires: _______________________________

I,___________________________, a notary in the State of _________________________, County of _________________________, do hereby certify that the foregoing Guaranty and Assumption of Obligations was acknowledged before me this _________ day of ____________________, ________, by and , who is (are) personally known to me or who has (have) produced identification demonstrating his/her identity.

Signature of Person Taking Acknowledgement

My Commission Expires: _______________________________

I,___________________________, a notary in the State of _________________________, County of _________________________, do hereby certify that the foregoing Guaranty and Assumption of Obligations was acknowledged before me this _________ day of ____________________, ________, by and , who is (are) personally known to me or who has (have) produced identification demonstrating his/her identity.

Signature of Person Taking Acknowledgement

My Commission Expires: _______________________________

2

EXHIBIT G

LIST OF FRANCHISE OWNERS

G-1

Opened Outlets as of December 31, 2013

	FRANCHISEE	ADDRESS	CITY	ST	ZIP	PHONE
1	Andy Cooper	3426 E. Baseline Road, Suite #116	Mesa	AZ	85204	(480) 710-2173
2	Brian Allan	245 E. Bell Road, Suite #5	Phoenix	AZ	85022	(206) 902-6273
3	Christina Ybanez	1650 E. Camelback Road, Suite #170	Phoenix	AZ	85016	(915) 920-6663
4	Dr. Chris Judge	6107 N. Scottsdale Road, Suite C-102	Scottsdale	AZ	85250	(480) 286-1030
5	Dr. Peter Darvas	7119 E. Shea Blvd. Suite #112	Scottsdale	AZ	85254	(480) 513-9580
6	Dr. Stephen Gubernick	15035 N. Thompson Peak Parkway, Suite E103	Scottsdale	AZ	85260	(602) 821-9462
7	Greg Sarandi	12603 N. Tatum Blvd, Suite A112	Phoenix	AZ	85032	(602) 625-6382
8	Kevin Ericksteen	4290 E. Indian School Road, Suite #119	Phoenix	AZ	85018	(480) 529-8146
9	Scott Lewandowski	4910 E. Ray Road, Suite G9	Phoenix	AZ	85044	(480) 818-4135
10	Tim Roth	815 E. Baseline Road, Suite #106	Tempe	AZ	85282	(402) 510-4823
11	Tony Di Giuseppe	9925 West McDowell Road, Suite #102	Avondale	AZ	85392	(602) 405-0558
12	Adam Campos	350 N. Glendale Avenue, Unit A	Glendale	CA	91206	(818) 723-3063
13	Anthony Tran	12050 Lakewood Blvd	Downey	CA	90242	(925) 872-8899
14	Bill Bargfrede	146 N. C. El Camino Real	Encinitas	CA	92024	(442) 222-9282
15	Carol Warren	12410 Seal Beach Blvd.	Seal Beach	CA	90740	(323) 559-6422
16	Chad Meisinger	17401 Ventura Blvd, Suite A-39	Encino	CA	91316	(949) 412-8421
17	Chris O'Neal	521 Munroe Street	Sacramento	CA	95825	(805) 451-3281
18	Deon Rice	39445 10th Street W, Suite D5	Palmdale	CA	93551	(818) 481-7616
19	Dr. Laurent Colvin	2628 Telegraph Avenue	Berkeley	CA	94704	(510) 499-1208
20	Eric Hua	745 S. Main Street, Suite #120	Orange	CA	92868	(949) 842-1224
21	Jim Burbach	466 N. Orange Street Plaza, Suite #4-E	Redlands	CA	92374	(206) 478-4580
22	Johnny Linderman	12411 Limonite Avenue, Suite #610	Eastvale	CA	91752	(949) 350-2939
23	Neil Sinay	27070 La Paz Road	Aliso Viejo	CA	92656	(949) 842-0560
24	Peter Townshend	10449 Reserve Drive, Suite #140	San Diego	CA	92127	(858) 349-8705
25	Stephanie McRae	8155 Mira Mesa Blvd, Suite #5	San Diego	CA	92126	(602) 330-2744
26	Steve Donnelly	2245 Fenton Pkwy, Suite #109	San Diego	CA	92108	(858) 999-6001
27	Vincent Huang	2300 Foothill Blvd, Suite A	La Verne	CA	91750	(626) 375-7707

1

	FRANCHISEE	ADDRESS	CITY	ST	ZIP	PHONE
28	Brad Remington	2525 Arapahoe Avenue, Suite C2	Boulder	CO	80302	(303) 968-5408
29	Dr. Andrew Slater	3272 Centennial Blvd.	Colorado Springs	CO	80907	(719) 268-1424
30	Dr. Jeremy Casagrande	1281 E. 120th Avenue, Unit D	Thornton	CO	80233	(303) 440-8019
31	Dr. John Lloyd	24300 E. Smokey Hill Road	Aurora	CO	80016	(303) 246-8350
32	Dr. Scott K. Heiser	1117 Eagle Drive	Loveland	CO	80537	(970) 290-9511
33	Joe Forte	14680 W. Colfax, Suite F-120	Lakewood	CO	80401	(303) 709-5779
34	Phil Davis	6570 S. Yosemite Street, Suite #102	Greenwood Village	CO	80111	(630) 803-1541
35	Vicky Fidone	210 Ken Pratt Blvd. # 245	Longmont	CO	80501	(702) 497-5073
36	Larry Coco	1215 Post Road	Fairfield	CT	6245	(914) 588-5384
37	Dr. Daniel Weber	3016 Lake Washington Road	Melbourne	FL	32934	(321) 266-0928
38	Allen Meglin, MD	485 Pooler Parkway	Pooler	GA	31322	(912) 660-2466
39	Anne Gerretzen	4500 West Village Place, Suite 1011	Smyrna	GA	30080	(404) 428-3166
40	Brett Phillips	1219 N. Peachtree Parkway	Peachtree City	GA	30269	(314) 749-0000
41	Don McMahon	2515 Fence Road, Suite #130	Dacula	GA	30019	(678) 591-0042
42	Dr. Patrick Greco	650 Ponce De Leon Avenue, Suite #0650B	Atlanta	GA	30308	(404) 797-6088
43	Jeff McGinty	305 Brookhaven Avenue, Building 1100, Suite B-1165	Atlanta	GA	30319	(404) 316-1038
44	Kathy Welch	1205 Johnson Ferry Road, Suite #125	Marietta	GA	30068	(770) 841-5831
45	Lee Penland	1453 Terrell Mill Road SE, Suite #115	Marietta	GA	30067	(678) 772-4178
46	Maurice Taylor	3384 Cobb Parkway NW, Suite #450	Acworth	GA	30101	(678) 595-8057
47	Richard Burke	6770 Veteran's Parkway, Space L	Columbus	GA	31909	(954) 805-3223
48	Britney Stokes	2126 North Eagle Road, Suite #120	Meridian	ID	83646	(208) 870-2999
49	Charlie Marsh	14191 Town Center Blvd, Suite #1000	Indianapolis	IN	46060	(317) 989-7955
50	Dr. Dallas Humble	1870 Forsythe Avenue	Monroe	LA	71201	(318) 237-6396
51	Dr. Virgil Bryant	4302 Ambassador Caffery Parkway	Lafayette	LA	70508	(337) 380-9433
52	Angie Selander	1380 Duckwood Drive, Suite #102	Eagan	MN	55123	(612) 703-0224
53	Gary Meyers	1603 County Road, Suite C	Roseville	MN	55113	(612) 618-1349
2

	FRANCHISEE	ADDRESS	CITY	ST	ZIP	PHONE
54	Steve Long	1055 Grand Avenue	St. Paul	MN	55105	(405) 414-1717
55	Bruce Connor	13315 Manchester Road	Des Peres	MO	63131	(314) 494-8454
56	Greg Busch	11475 Olive Blvd.	Creve Coeur	MO	63141	(314) 368-4059
57	Mike Klearman	10759 Sunset Hills Plaza	St. Louis	MO	63127	(636) 675-0366
58	Mike Montgomery	6227 Mid Rivers Mall Drive	Saint Peters	MO	63304	(314) 565-2764
59	Alexander Klaus	2121 East Arbors Drive	Charlotte	NC	28262	(704) 975-8352
60	Gordon Thornton	7918 B Rea Road	Charlotte	NC	28277	(704) 575-3632
61	Kathryn Wolf	8511 Colonnade Center Drive, Unit #132	Raleigh	NC	27615	(813) 767-9214
62	Paul Trindel	3354 W. Friendly Avenue, Suite #144	Greensboro	NC	27410	(336) 601-2926
63	Dr. Kyle Norman	3302 O Street, Suite D	Lincoln	NE	68510	(402) 470-7448
64	Ron Guthrie	5901V Wyoming Blvd. NE	Albuquerque	NM	87109	(281) 773-2118
65	Jesse Curry	1725 Sheridan Drive	Tonawanda	NY	14223	(480) 363-3364
66	Justin Romano	385-3 Route 25A	Miller Place	NY	11764	(631) 416-7767
67	Chad Warner	845 Bethel Road	Columbus	OH	43214	(614) 204-4319
68	Dr. Rob Bousquet	500 E. McBee Avenue, Suite #102	Greenville	SC	29601	(864) 241-8228
69	L.S. Carper	464 D Azalea Square Blvd.	Summerville	SC	29483	(843) 364-1665
70	Michael Hughes	3501 Clemson Blvd, Suite #11	Anderson	SC	29621	(843) 714-7678
71	Mici Fluegge	1140 Woodruff Road	Greenville	SC	29607	(864) 415-4191
72	Robert Keen	4710 Forest Drive, Suite C	Columbia	SC	29206	(803) 238-4100
73	Chris Kemper	782 Old Hickory Blvd, Suite #111	Brentwood	TN	37027	(858) 692-4590
74	Dr. Pat Kolwaite	2200 N. Germantown Parkway, Suite #15	Cordova	TN	38016	(901) 921-4811
75	Ben Crawford	2621 S. Shepherd, Suite #145	Houston	TX	77098	(713) 539-4055
76	David Glover	1620 W. FM 646, Suite C	League City	TX	77539	(713) 829-5198
77	Doug Stewart	9595 Six Pines Drive, Suite #1470	The Woodlands	TX	77380	(281) 475-9355
78	Dr. Don Daniels	10710 Research Blvd, Suite #112	Austin	TX	78759	(512) 415-6405
79	Dr. Jack Nunn	1700 Palm Valley Road, Suite # 400	Round Rock	TX	78664	(469) 222-8100
80	Dr. Justin Tomblin	2430 S. I35E, Suite #128	Denton	TX	76205	(940) 435-0505
81	Dr. Larry D. Maddalena	4970 W. Highway 290, Suite #480	Austin	TX	78735	(512) 968-2282
82	Dr. Leo Thatcher Jr.	2401 E. Expressway 83, Suite #300	Mission	TX	78572	(956) 600-5195
83	Dustin Sparks	9500 South IH-35, Suite L-725	Austin	TX	78748	(512) 296-4024
84	Joseph Craft	15870 Southwest Freeway, Suite #100	Sugar Land	TX	77478	(281) 797-7982
85	Kate Ryan	9650 Westheimer Road, Unit #300	Houston	TX	77063	(630) 947-3070
3

	FRANCHISEE	ADDRESS	CITY	ST	ZIP	PHONE
86	Kevin Stutz	2800 E. Whitestone Blvd, Suite #220	Cedar Park	TX	78612	(512) 970-5979
87	Noah Stone	8701 Spring Cypress Road, Suite B	Spring	TX	77379	(832) 527-4119
88	Shawn Bishop	360 Meyerland Plaza Mall	Houston	TX	77096	(281) 216-6005
89	Vincent Mai	4601 West Freeway, Suite #204	Fort Worth	TX	76107	(214) 274-1078
90	James Adelman	1126 E. 2100 S.	Salt Lake City	UT	84106	(602) 399-4799
91	Trevor Williams	9192 South Village Shop Drive	Sandy	UT	84070	(435) 640-7766

4

Franchisees With Signed Franchise Agreements

But Outlet Not Yet Opened as of December 31, 2013

	FRANCHISEE	CITY	ST	ZIP	PHONE
1	Greg Sarandi	Phoenix	AZ	85022	(602) 625-6382
2	Andy / Ben / Rob Cooper	Phoenix	AZ	TBD	(915) 920-6663
3	Dr. Peter Darvas	Peoria	AZ	85382	(480) 513-9580
4	Dr. Peter Darvas	TBD	AZ	TBD	(480) 513-9580
5	Tim Roth	Tempe	AZ	TBD	(402) 510-4823
6	Scott Lewandowski	Phoenix	AZ	85085	(480) 818-4135
7	Scott Lewandowski	TBD	AZ	TBD	(480) 818-4135
8	Tim Roth	Tucson	AZ	85705	(402) 510-4823
9	Eric Hua	Irvine	CA	TBD	(480) 529-8146
10	Dennis Conklin	Orange County	CA	TBD	(949) 842-1224
11	Chad Meisinger	Encino	CA	91316	(949) 412-8421
12	Bill Bargfrede	San Diego	CA	TBD	(858) 414-0370
13	Bill Bargfrede	San Diego	CA	TBD	(858) 414-0370
14	Steve Donnelly	San Diego	CA	TBD	(858) 999-6001
15	Stephanie / Beth McRae	San Diego	CA	TBD	(602) 330-2744
16	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602) 330-2744
17	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602) 330-2744
18	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602) 330-2744
19	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602) 330-2744
20	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
21	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
22	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
23	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
24	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
25	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
26	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
27	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
28	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
29	Vincent Huang	Los Angeles	CA	TBD	(626) 375-7707
30	Adam Campos	Los Angeles	CA	TBD	(818) 723-3063
31	Chad Meisinger	Los Angeles	CA	TBD	(949) 412-8421
32	Chad Meisinger	Los Angeles	CA	TBD	(949) 412-8421
33	Chad Meisinger	Los Angeles	CA	TBD	(949) 412-8421
34	Chad Meisinger	Los Angeles	CA	TBD	(949) 412-8421
35	Chad Meisinger	Los Angeles	CA	TBD	(949) 412-8421
36	Chad Meisinger	Los Angeles	CA	TBD	(949) 412-8421
37	Chad Meisinger	Los Angeles	CA	TBD	(949) 412-8421
5

38	Carol Warren / Jodi Wolf	Orange County	CA	TBD	(323) 559-6422
39	Carol Warren / Jodi Wolf	Orange County	CA	TBD	(323) 559-6422
40	Carol Warren / Jodi Wolf	Orange County	CA	TBD	(323) 559-6422
41	Carol Warren / Jodi Wolf	Orange County	CA	TBD	(323) 559-6422
42	Carol Warren / Jodi Wolf	Orange County	CA	TBD	(323) 559-6422
43	Carol Warren / Jodi Wolf	Orange County	CA	TBD	(323) 559-6422
44	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602)-330-2744
45	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602)-330-2744
46	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602)-330-2744
47	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602)-330-2744
48	Stephanie / Beth McRae	Los Angeles	CA	TBD	(602)-330-2744
49	Christina Ybanez	Inland Empire	CA	TBD	(915) 920-6663
50	Deon / Erika Rice	Palmdale	CA	93551	(818) 481-7616
51	Deon / Erika Rice	Los Angeles	CA	TBD	(818) 481-7616
52	Deon / Erika Rice	Los Angeles	CA	TBD	(818) 481-7616
53	Deon / Erika Rice	Los Angeles	CA	TBD	(818) 481-7616
54	Deon / Erika Rice	Los Angeles	CA	TBD	(818) 481-7616
55	Stephanie / Beth McRae	San Diego	CA	TBD	(602)-330-2744
56	Stephanie / Beth McRae	San Diego	CA	TBD	(602)-330-2744
57	Stephanie / Beth McRae	San Diego	CA	TBD	(602)-330-2744
58	Stephanie / Beth McRae	San Diego	CA	TBD	(602)-330-2744
59	Chad Meisinger	TBD	CA	TBD	(949) 412-8421
60	Chad Meisinger	TBD	CA	TBD	(949) 412-8421
61	Neil / Jen Sinay	Orange County	CA	TBD	(949) 842-0560
62	Johnny Linderman / Ted Abghari	Rancho Cucamonga	CA	91739	(949) 350-2939
63	Johnny Linderman / Ted Abghari	Upland	CA	TBD	(949) 350-2939
6

64	Johnny Linderman / Ted Abghari	Inland Empire	CA	TBD	(949) 350-2939
65	Johnny Linderman / Ted Abghari	Orange County	CA	TBD	(949) 350-2939
66	Johnny Linderman / Ted Abghari	Orange County	CA	TBD	(949) 350-2939
67	Johnny Linderman / Ted Abghari	Orange County	CA	TBD	(949) 350-2939
68	Peter Townshend / Priscilla Zubia	San Diego	CA	TBD	(858) 349-8705
69	Peter Townshend / Priscilla Zubia	San Diego	CA	TBD	(858) 349-8705
70	Peter Townshend / Priscilla Zubia	San Diego	CA	TBD	(858) 349-8705
71	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Inland Empire	CA	TBD	(925) 872-8899
72	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Inland Empire	CA	TBD	(925) 872-8899
73	Chris / Rory O'Neal	Sacramento	CA	95825	(805) 451-3281
74	Chris / Rory O'Neal	Elk Grove	CA	95757	(805) 451-3281
75	Chris / Rory O'Neal	San Jose	CA	95124	(805) 451-3281
76	Chris / Rory O'Neal	Gold River	CA	TBD	(805) 451-3281
77	Chris / Rory O'Neal	Roseville	CA	95661	(805) 451-3281
78	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
79	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
80	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
81	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
82	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
7

83	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
84	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
85	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
86	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
87	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
88	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
89	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
90	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
91	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
92	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
93	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
94	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
95	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
96	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
97	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
98	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
99	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
100	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
101	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
102	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
103	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
104	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
105	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
106	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
107	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
108	Chris / Rory O'Neal	TBD	CA	TBD	(805) 451-3281
8

109	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Los Angeles	CA	TBD	(925) 872-8899
110	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Los Angeles	CA	TBD	(925) 872-8899
111	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Los Angeles	CA	TBD	(925) 872-8899
112	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Orange County	CA	TBD	(925) 872-8899
113	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Orange County	CA	TBD	(925) 872-8899
114	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Orange County	CA	TBD	(925) 872-8899
115	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Orange County	CA	TBD	(925) 872-8899
116	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Orange County	CA	TBD	(925) 872-8899
117	Anthony Tran / Tina Tuyet Oanh Quach / Thu Nguyet Nguyen	Los Angeles	CA	TBD	(925) 872-8899
118	Johnny Linderman / Ted Abghari	Eastville	CA	91752	(949) 350-2939
119	Johnny Linderman / Ted Abghari	Corona	CA	TBD	(949) 350-2939
120	Bill Bargfrede	San Diego	CA	TBD	(858) 414-0370
121	Bill Bargfrede	San Diego	CA	TBD	(858) 414-0370
9

122	Bill Bargfrede	San Diego	CA	TBD	(858) 414-0370
123	Peter Townshend / Priscilla Zubia	San Diego	CA	TBD	(858) 349-8705
124	Peter Townshend / Priscilla Zubia	San Diego	CA	TBD	(858) 349-8705
125	James Burbach	La Jolla	CA	TBD	(206) 478-4580
126	Stephanie / Beth McRae	San Diego	CA	TBD	(602) 330-2744
127	Stephanie / Beth McRae	San Diego	CA	TBD	(602) 330-2744
128	Stephanie / Beth McRae	San Diego	CA	TBD	(602) 330-2744
129	Jim Burbach / Ken Craig	TBD	CA	TBD	(206) 478-4580
130	Jim Burbach / Ken Craig	TBD	CA	TBD	(206) 478-4580
131	Jim Burbach / Ken Craig	TBD	CA	TBD	(206) 478-4580
132	Brad Remington	Aurora	CO	80012	(303) 968-5408
133	Dr. John Lloyd	Aurora	CO	80016	(303) 246-8350
134	Dr. John Lloyd	Lone Tree	CO	80124	(303) 246-8350
135	Phil Davis / Dean Davenport	Greenwood Village	CO	80111	(630) 803-1541
136	Phil Davis / Dean Davenport	Highlands Ranch	CO	80126	(630) 803-1541
137	Phil Davis / Dean Davenport	Littleton	CO	80123	(630) 803-1541
138	Phil Davis / Dean Davenport	Denver	CO	TBD	(630) 803-1541
139	Phil Davis / Dean Davenport	Denver	CO	TBD	(630) 803-1541
140	Phil Davis / Dean Davenport	Denver	CO	TBD	(630) 803-1541
141	Phil Davis / Dean Davenport	Denver	CO	TBD	(630) 803-1541
142	Phil Davis / Dean Davenport	Denver	CO	TBD	(630) 803-1541
143	Joe Forte	Denver	CO	TBD	(303) 709-5779
144	Larry Coco	TBD	CT	TBD	(914) 588-5384
145	Larry Coco	TBD	CT	TBD	(914) 588-5384
10

146	Dr. Dallas Humble	Tampa Bay	FL	TBD	(318) 237-6396
147	Dr. Matthew Graves	TBD	GA	TBD	(678) 524-7727
148	Dr. Patrick Greco	TBD	GA	TBD	(404) 797-6088
149	Michael Hughes / Allen Meglin	Savannah	GA	TBD	(843) 714-7678
150	Michael Hughes / Allen Meglin	Savannah	GA	TBD	(843) 714-7678
151	Michael Hughes / Allen Meglin	Augusta	GA	TBD	(843) 714-7678
152	Michael Hughes / Allen Meglin	Augusta	GA	TBD	(843) 714-7678
153	Kathy Welch	Kennesaw	GA	TBD	(770) 841-5831
154	Jeff McGinty / Shane Weber	Atlanta	GA	30319	(619) 827-0550
155	Lawrence Rich	Johns Creek	GA	TBD	(404) 759-7204
156	Kathy Welch	Kennesaw	GA	TBD	(770) 841-5831
157	Britney / Seth Stokes / Travis Eaton / Dave Armstong	Meridian	ID	83646	(208) 870-2999
158	Charlie Marsh	Indianapolis	IN	TBD	(317) 989-7955
159	Charlie Marsh	Indianapolis	IN	TBD	(317) 989-7955
160	Bree / Drew / Lacy Emsweller	Indianapolis	IN	TBD	(317) 441-4862
161	Bree / Drew / Lacy Emsweller	Indianapolis	IN	TBD	(317) 441-4862
162	Bree / Drew / Lacy Emsweller	Indianapolis	IN	TBD	(317) 441-4862
163	Bree / Drew / Lacy Emsweller	Indianapolis	IN	TBD	(317) 441-4862
164	Bree / Drew / Lacy Emsweller	Indianapolis	IN	TBD	(317) 441-4862
165	Dr. Dallas Humble	Lafayette	LA	TBD	(318) 237-6396
166	Dr. Dallas Humble	Monroe	LA	TBD	(318) 237-6396
167	Gary Meyers	TBD	MN	TBD	(612) 618-1349
168	Gary Meyers	TBD	MN	TBD	(612) 618-1349
169	Gary Meyers	TBD	MN	TBD	(612) 618-1349
170	Angie / Craig Selander / Robb Quinlan	Eagan	MN	55123	(612) 703-0224
171	Angie / Craig Selander / Robb Quinlan	TBD	MN	TBD	(612) 703-0224
11

172	Angie / Craig Selander / Robb Quinlan	TBD	MN	TBD	(612) 703-0224
173	Angie / Craig Selander / Robb Quinlan	TBD	MN	TBD	(612) 703-0224
174	Angie / Craig Selander / Robb Quinlan	TBD	MN	TBD	(612) 703-0224
175	Angie / Craig Selander / Robb Quinlan	TBD	MN	TBD	(612) 703-0224
176	Mike Klearman / Brian Deutsch / Scott Rich	Clayton	MO	TBD	(636) 675-0366
177	Mike Klearman / Brian Deutsch / Scott Rich	Maplewood	MO	TBD	(636) 675-0366
178	Mike Montgomery / Jim Hawthorn / Ed Woelbel	Chesterfield	MO	63017	(314) 565-2764
179	Mike Montgomery / Jim Hawthorn / Ed Woelbel	St. Louis	MO	TBD	(314) 565-2764
180	Greg Busch	Creve Couer	MO	TBD	(314) 368-4059
181	Paul / Julie Trindel	High Point	NC	TBD	(336) 601-2926
182	Gordon / Mia Thornton	TBD	NC	TBD	(704) 575-3632
183	Gordon / Mia Thornton	TBD	NC	TBD	(704) 575-3632
184	Gordon / Mia Thornton	TBD	NC	TBD	(704) 575-3632
185	Gordon / Mia Thornton	TBD	NC	TBD	(704) 575-3632
186	Gordon / Mia Thornton	TBD	NC	TBD	(704) 575-3632
187	Tom Walsh	TBD	NJ	TBD	(732) 687-4884
188	Phil Davis	Las Vegas	NV	89149	(630) 803-1541
189	Phil Davis	Las Vegas	NV	TBD	(630) 803-1541
190	Phil Davis	Las Vegas	NV	TBD	(630) 803-1541
191	Chris / Rory O'Neal	Henderson	NV	89014	(805) 451-3281
192	Chris / Rory O'Neal	Las Vegas	NV	TBD	(805) 451-3281
193	Chris / Rory O'Neal	Las Vegas	NV	TBD	(805) 451-3281
194	Chris / Rory O'Neal	Las Vegas	NV	TBD	(805) 451-3281
12

195	Chris / Rory O'Neal	Reno	NV	TBD	(805) 451-3281
196	Chris / Rory O'Neal	Reno	NV	TBD	(805) 451-3281
197	Jesse Curry / Marc Ressler / Angelo Marracino / Cleon Easton III	TBD	NY	TBD	(480) 363-3364
198	Jesse Curry / Marc Ressler / Angelo Marracino / Cleon Easton III	TBD	NY	TBD	(480) 363-3364
199	Jesse Curry / Marc Ressler / Angelo Marracino / Cleon Easton III	TBD	NY	TBD	(480) 363-3364
200	Chad Warner	Columbus	OH	TBD	(614) 204-4319
201	Chad Warner	Columbus	OH	TBD	(614) 204-4319
202	Chad Warner	Columbus	OH	TBD	(614) 204-4319
203	Chad Warner	Columbus	OH	TBD	(614) 204-4319
204	Derik Ford	Portland	OR	TBD	(503) 709-6546
205	Derik Ford	Portland	OR	TBD	(503) 709-6546
206	Derik Ford	Portland	OR	TBD	(503) 709-6546
207	Dr. Rob Bousquet	TBD	SC	TBD	(864) 241-8228
208	Mici Fluegge	TBD	SC	TBD	(864) 415-4191
209	Mici Fluegge / David / Anne Glover	TBD	SC	TBD	(864) 415-4191
210	L.S. / Elizabeth Carper	Charleston	SC	TBD	(843) 364-1665
211	Robert Keen	Columbia	SC	TBD	(803) 238-4100
212	Allen / Robyn Meglin	Hilton Head	SC	TBD	(912) 660-2466
213	Allen / Robyn Meglin	Blufton	SC	TBD	(912) 660-2466
214	Chris / Michael Kemper	Nashville	TN	TBD	(858) 692-4590
215	Chris / Michael Kemper	Nashville	TN	TBD	(858) 692-4590
216	Chris / Michael Kemper	Nashville	TN	TBD	(858) 692-4590
217	Chris / Michael Kemper	Nashville	TN	TBD	(858) 692-4590
13

218	Dr. Jack Nunn / Dr. Larry D. Maddalena	Round Rock	TX	78664	(469) 222-8100
219	David Glover	Houston	TX	TBD	(713) 829-5198
220	David Glover	TBD	TX	TBD	(713) 829-5198
221	Ben Crawford	Houston	TX	TBD	(713) 553-6073
222	Phil Davis / Dean Davenport	Dallas	TX	75230	(630) 803-1541
223	Phil Davis / Dean Davenport	Dallas	TX	TBD	(630) 803-1541
224	Phil Davis / Dean Davenport	Dallas	TX	TBD	(630) 803-1541
225	Phil Davis / Dean Davenport	Dallas	TX	TBD	(630) 803-1541
226	Phil Davis / Dean Davenport	Dallas	TX	TBD	(630) 803-1541
227	Phil Davis / Dean Davenport	Dallas	TX	TBD	(630) 803-1541
228	Phil Davis / Dean Davenport	Dallas	TX	TBD	(630) 803-1541
229	Phil Davis / Dean Davenport	Dallas	TX	TBD	(630) 803-1541
230	Shawn Bishop / Mark To	Houston	TX	77096	(281) 216-6005
231	Shawn Bishop / Mark To	Houston	TX	TBD	(281) 216-6005
232	Shawn Bishop / Mark To	Houston	TX	TBD	(281) 216-6005
233	Joseph Craft	Houston	TX	TBD	(281) 797-7982
234	Joseph Craft	Houston	TX	TBD	(281) 797-7982
235	Vincent Mai / Katherine Nguyen / Mark To / Hanh Nguyen	Dallas	TX	TBD	(214) 274-1078
236	Vincent Mai / Katherine Nguyen / Mark To / Hanh Nguyen	Grand Prairie	TX	TBD	(214) 274-1078
237	Noah Stone / Vy Tran	Spring	TX	77379	(832) 527-4119
238	Noah Stone / Vy Tran	Houston	TX	TBD	(832) 527-4119
14

239	Noah Stone / Vy Tran	Houston	TX	TBD	(832) 527-4119
240	Doug / Susan Stewart	Woodlands	TX	TBD	(281) 475-9355
241	Doug / Susan Stewart	Woodlands	TX	TBD	(281) 475-9355
242	Doug / Susan Stewart	Woodlands	TX	TBD	(281) 475-9355
243	Kate Ryan / Joe Skubisz	Houston	TX	TBD	(630) 947-3070
244	Dr. Jack Nunn / Dr. Larry D. Maddalena	Austin	TX	TBD	(469) 222-8100
245	Kevin Stutz	Cedar Park	TX	78612	(512) 970-5979
246	Kevin Stutz	Austin	TX	TBD	(512) 970-5979
247	Kevin Stutz	Austin	TX	TBD	(512) 970-5979
248	Kevin Stutz	Austin	TX	TBD	(512) 970-5979
249	Noah Stone / Vy Tran	Houston	TX	TBD	(832) 527-4119
250	Noah Stone / Vy Tran	Houston	TX	TBD	(832) 527-4119
251	Vincent Mai / Katherine Nguyen / Mark To / Hanh Nguyen	Dallas	TX	TBD	(214) 274-1078
252	Ron Guthrie	Houston	TX	TBD	(281) 773-2118
253	Trevor Williams / Dr. Paul Davis	Salt Lake City	UT	TBD	(435) 640-7767
254	Tony Di Giuseppe	Seattle	WA	TBD	(602) 405-0558

15

The following lists the name, city and state, and the current business telephone number (or, if unknown, the last known home telephone number) of Franchisees who had an outlet terminated, canceled, not renewed, or otherwise voluntarily or involuntarily ceased to do business under the franchise agreement with us during our most recently completed fiscal year or who had not communicated with us within 10 weeks of the issuance date of this Disclosure Document:

Eric Vindiola

800 E. University Blvd. #100

Tucson, AZ 85719

520-622-3886

16

EXHIBIT H

GENERAL RELEASE AGREEMENT

H-1

THE JOINT CORP.

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT (“Release”) is made and entered into this ______ day of _____________, 20__, by and between The Joint Corp., a Delaware corporation (“Franchisor”), and _________________________________, a _______________ corporation/limited liability company/partnership (circle one) (“Franchisee”), and each owner of Franchisee and his or her spouse (individually, an “Owner,” and collectively, the “Owners”) (collectively, Franchisor, Franchisee, and Owners are referred to hereinafter as the “Parties”).

WITNESSETH

WHEREAS, the Parties previously entered into that certain Franchise Agreement dated _________________, 20___ (the “Agreement”), granting Franchisee the right to operate a Franchise Business of Franchisor (“Clinic”) for a specific Term (as defined in the Agreement); and

WHEREAS, Franchisee desires to renew the Agreement for an additional Term (as defined in the Agreement); and

WHEREAS, Section 2.4(c) of the Agreement requires Franchisee and each of its Owners and their respective spouses to execute, in favor of Franchisor and its officers, directors, agents, and employees, and Franchisor’s affiliates and their officers, directors, agents, and employees, as a condition to renew the Agreement, a general release from liability of all claims that Franchisee, its Owners, and their respective spouses may have against Franchisor, its affiliates, and their respective owners, officers, directors, employees, and agents; and

WHEREAS, the Parties desire to enter into this Release to comply with the requirements of the Agreement and preserve Franchisee’s eligibility to renew the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other valuable consideration, the Parties hereby agree as follows:

1.          Recitals. The foregoing Recitals are incorporated into and made part of this Release.

2.          Release. Franchisee, each Owner and his or her spouse, and their present or former affiliated entities, officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, as well as all other persons, firms, corporations, limited liability companies, associations or partnerships or other affiliated entities claiming by or through them (the “Releasing Entities”), hereby fully release Franchisor and its present or former officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, and Franchisor’s affiliates and their respective present or former officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, as well as all other persons, firms, corporations, limited liability companies, associations or partnerships or other affiliated entities claiming by or through Franchisor (the “Released Entities”) from any and all liabilities, claims, demands, debts, damages, obligations and causes of action of any nature or kind, whether presently known or unknown, which the Releasing Entities may have against the Released Entities as of the date this Release is executed.

General Release Agreement

3.          Miscellaneous.

A.           This Release contains the entire agreement and representations between the Parties hereto with respect to the subject matter hereof. This Release supersedes and cancels any prior understanding or agreement between the parties hereto whether written or oral, express or implied. No modifications or amendments to this Release shall be effective unless in writing, signed by all Parties.

B.           In the event any provision hereof, or any portion of any provision hereof shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect the remaining portion of any provision, or of any other provision hereof, and each provision of this Release shall be deemed severable from all other provisions hereof.

C.           This Release shall be governed by the laws of the State of Arizona. Any litigation or court action arising under or related to this Release shall be filed in state or federal court in Maricopa County, State of Arizona.

D.           In the event a court action is brought to enforce or interpret this Release, the prevailing Party in that proceeding or action shall be entitled to reimbursement of all of its legal expenses, including, but not limited to, reasonable attorneys’ fees and court costs incurred. The prevailing Party shall be entitled to reimbursement of all such expenses both in the initial proceeding or action and on any appeal therefrom.

E.           This Release is binding on the Parties hereto and their respective successors, heirs, beneficiaries, agents, legal representatives, and assigns, and on any other persons claiming a right or interest through the Parties.

F.           This Release may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument, and each counterpart shall be deemed an original.

General Release Agreement

IN WITNESS WHEREOF, the Parties hereto affix their signatures and execute this Release as of the day and year first above written.

FRANCHISOR:

THE JOINT CORP.
A Delaware corporation

By:
Its:

FRANCHISEE:

By:
Title:

OWNERS:

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

[The remainder of this page is intentionally left blank]

General Release Agreement

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

[The remainder of this page is intentionally left blank]

General Release Agreement

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

_______________________________ Signature of Owner	Owner’s Residential Address: _______________________________	Owner's % Ownership:
______________________________ Printed/Typed Name of Owner	_______________________________	_______%
______________________________ Signature of Owner's Spouse	Owner’s Title/Position with Franchisee: _______________________________
_______________________________ Printed/Typed Name of Spouse	Date: ____________________, 200__

General Release Agreement

EXHIBIT I

TRANSFER AGREEMENT

I-1

THE JOINT CORP.

TRANSFER AGREEMENT

(For Location Franchises)

THIS TRANSFER AGREEMENT (the “Agreement”) is made and entered into this ______ day of _____________, 20___, by and between The Joint Corp., a Delaware corporation (“Franchisor”), and _________________________________, a _______________ corporation/limited liability company/partnership (circle one) (“Franchisee”), and each undersigned owner of Franchisee and his or her spouse (individually, an “Owner,” and collectively, the “Owners”), and _______________________________, a _______________ corporation/limited liability company/partnership (circle one) (“Assignee”) (collectively, Franchisor, Franchisee, Owners, and Assignee are referred to hereinafter as the “Parties”).

WITNESSETH:

WHEREAS, Franchisor and Franchisee previously entered into that certain Franchisee Agreement dated ______________________, 20__ (the “FA”), granting to Franchisee that certain The Joint Corp. franchise (“Location”) located at _____________________________________________________________________________________________ (the “Franchise”);

WHEREAS, the FA provides as follows with respect to the Transfer (as defined below) of the FA, the Franchise, or any interest therein:

a.           Section 14.4 of the FA states that any Transfer (as defined below) of the Franchisee’s interest in the FA or of Franchisee’s rights or privileges under the FA must be approved by Franchisor in writing before such Transfer may be made or become effective;

b.           Section 14.5 of the FA sets forth certain terms and conditions that must be complied with, or that Franchisor may require be complied with, before any Transfer may be made or become effective; and

WHEREAS, Franchisee and/or each undersigned Owner wish(es) to Transfer (as set forth in Section 14 of the FA) to Assignee the following interest (the “Transferred Interest”): _________________________________________________ ___________________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________;

WHEREAS, Franchisor is willing to consent to the above Transfer of the Transferred Interest, and the Parties desire that the Transfer be made in accordance with the following terms and conditions;

NOW, THEREFORE, in consideration of the mutual agreements, covenants and undertakings herein contained and other valuable consideration, the adequacy of which is acknowledged by all Parties, the Parties hereby agree as follows:

1.          Recitals. The above Recitals and sections of the FA referred therein are hereby incorporated into and made part of this Agreement.

Transfer Agreement

2.          Consent to Transfer. Franchisor hereby consents to the Transfer of the Transferred Interest as described in the Recitals.

3.          Conditions for Approval of Transfer. Franchisee, and/or each undersigned Owner and his or her spouse, and Assignee each hereby represent and warrant that the conditions for approval of Transfer as set forth in Section 14.5 of the FA, to the extent such conditions are not specifically addressed or resolved under this Agreement, have been fully and completely satisfied as provided in such Section 14.5 and to Franchisor’s satisfaction.

4.          Release. Franchisee and/or each undersigned Owner and his or her spouse, and their present or former affiliated entities, officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, as well as all other persons, firms, corporations, limited liability companies, associations or partnerships or other affiliated entities claiming by or through them (the “Releasing Entities”), hereby fully release Franchisor and its present or former affiliated entities, and their respective officers, directors, shareholders, partners, members, employees, contractors, agents, predecessors, successors, assigns, attorneys, representatives, heirs, personal representatives and any spouses of each, as well as all other persons, firms, corporations, limited liability companies, associations or partnerships or other affiliated entities claiming by or through it (the “Released Entities”) from any and all liabilities, claims, demands, debts, damages, obligations and causes of action of any nature or kind, whether presently known or unknown, which the Releasing Entities may have against the Released Entities as of the date this Agreement is executed.

5.          Non-Competition; Non-Solicitation; Confidentiality.

A.           Definitions. Wherever used in this Section 5, the term “Franchisor” shall refer to Franchisor and any affiliate, subsidiary, or any successor or assign of Franchisor. Wherever used in this Section, the phrase “directly or indirectly” includes, but is not limited to, acting, either personally or as principal, owner, shareholder, employee, independent contractor, agent, manager, partner, joint venturer, consultant, or in any other capacity or by means of any corporate or other device, or acting through the spouse, children, parents, brothers, sisters, or any other relatives, friends, trustees, agents, or associates of any of the undersigned parties. Wherever used in this Section, the term “employees” shall refer to employees of Franchisor; any affiliate, subsidiary, or any successor or assign of Franchisor; and any franchisee of Franchisor existing as of the date of this Agreement and, to the extent allowable by law, any other person that has been an employee (as defined above) in the twelve (12) months preceding the date of this Agreement. Whenever used in this Section, the term “Confidential Information” shall be defined as provided in Section 9.1 of the FA, which provisions are hereby incorporated by reference.

B.           Consideration. The undersigned Parties acknowledge that consideration for this Agreement has been provided and is adequate. The consideration includes, but is not limited to, the granting of the Franchise to Franchisee and/or each undersigned Owner, and Franchisor’s consent to the Transfer of the Transferred Interest as provided in this Agreement.

C.           Need for this Agreement. The undersigned Parties recognize that in the highly competitive business in which Franchisor and its affiliates and franchisees are engaged, preservation of Confidential Information is crucial and personal contact is important in securing new franchisees and employees, and retaining the goodwill of present franchisees, employees, customers, and suppliers. Personal contact is a valuable asset and is an integral part of protecting the business of Franchisor. Franchisee and/or each undersigned Owner recognize that it has had substantial contact with Franchisor’s employees, customers, and suppliers and Confidential Information. For that reason, Franchisee and/or each undersigned Owner may be in a position to take for his or her benefit the Confidential Information and goodwill Franchisor has with its employees and Confidential Information now or in the future. If Franchisee and/or each undersigned Owner, after the Transfer of the Transferred Interest as provided in this Agreement, takes advantage of such Confidential Information or goodwill for Franchisee’s and/or each undersigned Owner’s own benefit, then the competitive advantage that Franchisor has created through its efforts and investment will be irreparably harmed.

Transfer Agreement

D.           Non-Competition with Franchisor. Franchisee and/or each undersigned Owner of Franchisee agrees that for twenty-four (24) months following the date of this Agreement, neither Franchisee, nor any Owner, nor any member of Franchisee’s or an Owner’s immediate family will have any direct or indirect interest (e.g., through a spouse) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent, or in any other capacity, in any Competitive Business located or operating: (a) within twenty-five (25) miles of the Franchisee’s current location(s); or (b) within twenty-five (25) miles of any The Joint Corp. franchise in operation or development on the date of this Agreement. The term “Competitive Business” means any business which derives more than Ten Thousand and No/100 Dollars ($10,000.00) of revenue per year from the performance of chiropractic or related services, or any business which grants franchises or licenses to others to operate such a business, other than a The Joint Corp. franchise operated under a franchise agreement with us.

E.           Non-Solicitation of Franchisor’s Employees. Franchisee and/or each undersigned Owner agrees that for twelve (12) months after the date of this Agreement, it will not directly or indirectly: (a) induce, canvas, solicit, or request or advise any employees of Franchisor, the Franchise, or any The Joint Corp. franchise to accept employment with any person, firm, or business that competes with any business of Franchisor, the Franchise, or any The Joint Corp. franchise; or (b) induce, request, or advise any employee of Franchisor, the Franchise, or any The Joint Corp. franchise to terminate such employee’s relationship with Franchisor, the Franchise, or any The Joint Corp. franchise; or (c) disclose to any other person, firm, partnership, corporation or other entity, the names, addresses or telephone numbers of any of the employees of Franchisor, the Franchise, or any The Joint Corp. franchise, except as required by law.

F.           Non-Solicitation of Franchisor’s Customers. Franchisee and/or each undersigned Owner agrees that for twelve (12) months after the date of this Agreement, it will not directly or indirectly: (a) induce, canvas, solicit, or request or advise any customers of Franchisor, the Franchise, or any The Joint Corp. franchise to become customers of any person, firm, or business that competes with any business of Franchisor, the Franchise, or any The Joint Corp. franchise; or (b) induce, request or advise any customer of Franchisor, the Franchise, or any The Joint Corp. franchise to terminate or decrease such customer’s relationship with Franchisor, the Franchise, or any The Joint Corp. franchise; or (c) disclose to any other person, firm, partnership, corporation or other entity, the names, addresses or telephone numbers of any of the customers of Franchisor, the Franchise, or any The Joint Corp. franchise, except as required by law.

G.           Confidential Information. Franchisee and/or each undersigned Owner agrees at all times following the date of this Agreement, to hold the Confidential Information in the strictest confidence and not to use such Confidential Information for Franchisee’s and/or each undersigned Owner’s personal benefit, or the benefit of any other person or entity other than Franchisor, or disclose it directly or indirectly to any person or entity without Franchisor’s express authorization or written consent. Franchisee and each undersigned Owner fully understand the need to protect the Confidential Information and all other confidential materials and agree to use all reasonable care to prevent unauthorized persons from obtaining access to Confidential Information at any time.

6.          Subordination. Franchisee and/or each undersigned Owner and Assignee each agrees that all of Assignee’s obligations to make any installment payments to or for the benefit of Franchisee and/or an undersigned Owner in connection with the Transfer of the Transferred Interest as provided under this Agreement shall be subordinate to Assignee’s obligations under the FA or any New FA (as defined below) to pay to us or our affiliates any fees and payments provided for therein.

Transfer Agreement

7.          New FA. Assignee agrees that in connection with the Transfer of the Transferred Interest to it, Assignee shall sign at Franchisor’s request the form of Franchisee Agreement currently used by Franchisor in selling and offering franchises like the Franchise (the “New FA”).

8.          Guaranty of Obligations. In consideration of, and as an inducement to, the execution of this Agreement by Franchisor, each undersigned Owner hereby personally and unconditionally (a) guarantees to Franchisor and its successors and assigns that the Owner will punctually pay and perform each and every undertaking, agreement and covenant of Assignee set forth in the FA or any New FA; and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the FA or any New FA, including without limitation, monetary obligations, the obligations to take or refrain from taking certain actions and arbitration of disputes. Each undersigned Owner waives (1) protest and notice of default, demand for payment or nonperformance of any obligations guaranteed by this Section 8; (2) any right the Owner may have to require that an action be brought against Franchisor or any other person as a condition of the Owner’s liability; (3) all right to payment or reimbursement from, or subrogation against, Franchisor which Owner may have arising out of this guaranty of Assignee; and (4) any and all other notices and legal or equitable defenses to which Owner may be entitled in its capacity as guarantor. Each undersigned Owner consents and agrees that (1) its direct and immediate liability under this Section shall be joint and several; (2) it will make any payment or render any performance required under the FA or any New FA on demand if Assignee fails or refuses to do so when required; (3) its liability will not be contingent or conditioned on our pursuit of any remedies against Assignee or any other person; (4) its liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which Franchisor may from time to time grant to Assignee or to any other person, including without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims; and (5) the guaranty under this Section will continue and be irrevocable during the term of the FA or any New FA and afterward for so long as Assignee has any obligations under the FA or any New FA. If Franchisor is required to enforce the guaranty provided for under this Section in a judicial or arbitration proceeding, and prevail in such proceeding, then each undersigned Owner agrees that Franchisor will be entitled to reimbursement of its costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If Franchisor is required to engage legal counsel in connection with any failure by any undersigned Owner to comply with the guaranty provisions of this Section, then the Owner shall reimburse Franchisor for any of the above-listed costs and expenses incurred by Franchisor.

9.          Breach. The Parties hereby agree that each of the matters stated herein are important, material, and confidential, and substantially affect the effective and successful conduct of the business of Franchisor and its reputation, and goodwill. Any breach of the terms of this Agreement is a material breach of this Agreement, which will result in substantial and irreparable injury to Franchisor, for which the breaching Party may be preliminarily and permanently enjoined and for which the breaching Party shall also pay to Franchisor all damages (including, but not limited to, compensatory, incidental, consequential and lost profits damages) which arise from the breach, together with interest, costs and Franchisor’s reasonable attorneys’ fees (through final unappealable judgment) to enforce this Agreement. This Agreement does not limit any other remedies available at law or in equity available to Franchisor.

10.         No Waiver. Franchisor may waive a provision of this Agreement only in writing executed by an authorized representative. No Party shall rely upon any oral representations as to a waiver of any provision of this Agreement. No waiver by a Party of a breach by another Party of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach by the breaching Party.

Transfer Agreement

11.         Assignment. This Agreement is fully transferable by Franchisor. Franchisee and/or each undersigned Owner and Assignee shall not assign, convey, sell, delegate, otherwise transfer this Agreement or any right or duty hereunder without obtaining Franchisor’s prior written consent.

12.         Binding Agreement. This Agreement shall be binding upon the Parties’ heirs and legal representatives. This Agreement shall be enforceable by the successors and assigns of Franchisor, any person or entity which purchases substantially all of the assets of Franchisor, and any subsidiary, affiliate or operation division of Franchisor.

13.         Tolling. To ensure that Franchisor will receive the full benefit of this Agreement, the provisions of this Agreement will not run, for purposes of the prohibitions on any competition and solicitation, statute of limitations, or for laches, at any time that a party to this Agreement is actually acting in any way in contravention to this Agreement.

14.         Headings. The paragraph headings of this Agreement are not a substantive part of this Agreement and shall not limit or restrict this Agreement in any way.

15.         Choice of Law and Venue. This Agreement shall be construed in accordance with and governed for all purposes by the laws of Arizona. If any action or proceeding shall be instituted by any Party, or any representative thereof, all Parties and their representatives hereby consent and will submit to the jurisdiction of, and agree that venue is proper in Maricopa County, State of Arizona.

16.         Severance and Reformation. In case any one or more of the provisions or restrictions contained in this Agreement, or any part thereof, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or restrictions of this Agreement. In case any one or more of the provisions or restrictions contained in this Agreement shall, for any reason, be held to be unreasonable, improper, overbroad or unenforceable in any manner, it is agreed that they are divisible and separable and should be valid and enforceable to the extent allowed by law. The intention of the Parties is that Franchisor shall be given the broadest protection allowed by law with respect to this Agreement.

17.         Entire Agreement. No change, addition, deletion or amendment of this Agreement shall be valid or binding upon any Party unless in writing and signed by the Parties. Insofar as matters within the scope of this Agreement are concerned, this Agreement is the entire Agreement between the Parties and replaces and supersedes all prior agreements and understandings pertaining to the matters addressed in this Agreement. There are no oral or other agreements or understandings between the Parties affecting this Agreement.

18.         Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument, and each counterpart shall be deemed an original

19.         Opportunity to Seek Independent Advice. The undersigned Parties recognize that this Agreement is an important document that affects their legal rights. For this reason, the Parties may wish to seek independent legal advice before accepting the terms stated herein. The undersigned Parties acknowledge that they have had an opportunity to seek such independent legal advice. They acknowledge that they have read and understand the provisions contained herein and acknowledge receipt of a copy of this Agreement.

Transfer Agreement

IN WITNESS WHEREOF, the Parties hereto affix their signatures and execute this Agreement as of the day and year first above written.

FRANCHISOR:

THE JOINT CORP.
a Delaware corporation

By:
Its:

FRANCHISEE:

By:
Its:

OWNER AND OWNER’S SPOUSE:

By:	By:

By:	By:

By:	By:

By:	By:

By:	By:

ASSIGNEE:

By:
Its:

 Transfer Agreement

EXHIBIT J

FORM OF UCC-1 FINANCING STATEMENT

J-1

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) – do not abbreviate or combine names

1a. ORGANIZATION'S NAME					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS		TOWN	STATE	POSTAL CODE	COUNTRY
1d. TAX ID #: SSN OR EIN	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) – do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		TOWN	STATE	POSTAL CODE	COUNTRY
2d. TAX ID #: SSN OR EIN	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS	TOWN	STATE	POSTAL CODE	COUNTRY

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor's inventory, equipment, furnishings, fixtures, and supplies now owned or after-acquired; all of Debtor's accounts now existing or subsequently arising, together with all interest of Debtor, now existing or subsequently arising, together with all chattel paper, documents, and instruments relating to such accounts; all of Debtor's contract rights, now existing or subsequently arising; and all of Debtor's general intangibles, now owned or existing, or after-acquired or subsequently arising.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING OFFICER COPY – NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

1

Instructions for National UCC Financing Statement (Form UCC1)

Please type or laser-print this form. Be sure it is completely legible. Read all Instructions, especially Instruction 1; correct Debtor name is crucial. Follow Instructions completely.

Fill in form very carefully; mistakes may have important legal consequences. If you have questions, consult your attorney. Filing office cannot give legal advice.

Do not insert anything in the open space in the upper portion of this form; it is reserved for filing office use.

When properly completed, send Filing Office Copy, with required fee, to filing office. If you want an acknowledgment, complete item B and, if filing in a filing office that returns an acknowledgment copy furnished by filer, you may also send Acknowledgment Copy; otherwise detach. If you want to make a search request, complete item 7 (after reading instruction 7 below) and send Search Report Copy, otherwise detach. Always detach Debtor and Secured Party Copies.

If you need to use attachments, use 8-1/2 X 11 inch sheets and put at the top of each sheet the name of the first Debtor, formatted exactly as it appears in item 1 of this form; you are encouraged to use Addendum (Form UCC1Ad).

A. To assist filing offices that might wish to communicate with filer, filer may provide information in item A. This item is optional.

B. Complete item B if you want an acknowledgment sent to you. If filing in a filing office that returns an acknowledgment copy furnished by filer, present simultaneously with this form a carbon or other copy of this form for use as an acknowledgment copy.

1.	Debtor name: Enter only one Debtor name in item 1, an organization’s name (1a) or an individual’s name (1b). Enter Debtor’s exact full legal name. Don’t abbreviate.

1a.	Organization Debtor. “Organization” means an entity having a legal identity separate from its owner. A partnership is an organization; a sole proprietorship is not an organization, even if it does business under a trade name. If Debtor is a partnership, enter exact full legal name of partnership; you need not enter names of partners as additional Debtors. If Debtor is a registered organization (e.g., corporation, limited partnership, limited liability company), it is advisable to examine Debtor’s current filed charter documents to determine Debtor’s correct name, organization type, and jurisdiction of organization.

1b.	Individual Debtor. “Individual” means a natural person and a sole proprietorship, whether or not operating under a trade name. Don’t use prefixes (Mr., Mrs., Ms.). Use suffix box only for titles of lineage (Jr., Sr., III) and not for other suffixes or titles (e.g., M.D.). Use married woman’s personal name (Mary Smith, not Mrs. John Smith). Enter individual Debtor’s family name (surname) in Last Name box, first given name in First Name box, and all additional given names in Middle Name box.

For both organization and individual Debtors: Don’t’ use Debtor’s trade name, DBA, AKA, FKA, Division name, etc. in place of or combined with Debtor’s legal name; you may add such other names as additional Debtors if you wish (but this is neither required nor recommended.

1c.	An address is always required for the Debtor named in 1a or 1b.

1d.	Debtor’s taxpayer identification number (tax ID #) – social security number or employer identification number – may be required in some states.

1e,f,g. “Additional information re organization Debtor” is always required. Type of organization and jurisdiction of organization as well as Debtor’s exact legal name can be determined from Debtor’s current filed charter document. Organizational ID #, if any, is assigned by the agency where the charter document was filed; this is different from taxpayer ID #; this should be entered preceded by the 2-character U.S. Postal identification of state of organization if one of the United States (e.g., CA12345, for a California corporation whose organizational ID # is 12345); if agency does not assign organizational ED #, check box in item 1g indicating “none.”

Note: If Debtor is a trust or a trustee acting with respect to property held in trust, enter Debtor’s name in item 1 and attach Addendum (Form UCC1Ad) and check appropriate box in item 17. If Debtor is a decedent’s estate, enter name of deceased individual in item 1b and attach Addendum (Form UCC1Ad) and check appropriate box in item 17. If Debtor is a transmitting utility or this Financing Statement is filed in connection with a Manufactured-Home Transaction or a Public-Finance Transaction as defined in applicable Commercial Code, attach Addendum (Form UCC1Ad) and check appropriate box in item 18.

2.	If an additional Debtor is included, complete item 2, determined and formatted per Instruction 1. To include further additional Debtors, or one or more additional Secured Parties, attach either Addendum (Form UCC1Ad) or other additional page(s), using correct name format. Follow Instruction 1 for determining and formatting additional names.

3.	Enter information for Secured Party or Total Assignee, determined and formatted per Instruction 1. If there is more than one Secured Party, see Instruction 2. If there has been a total assignment of the Secured Party’s interest prior to filing this form, you may either (1) enter Assignor S/P’s name and address in item 3 and file an Amendment (Form UCC3) [see item 5 of that form]; or (2) enter Total Assignee’s name and address in item 3 and, if you wish, also attaching Addendum (Form UCC1Ad) giving Assignor S/Ps name and address in item 12.

4.	Use item 4 to indicate the collateral covered by this Financing Statement. If space in item 4 is insufficient, put the entire collateral description or continuation of the collateral description on either Addendum (Form UCC1Ad) or other attached additional page(s).

5.	If filer desires (at filer’s option) to use titles of lessee and lessor, or consignee and consignor, or seller and buyer (in the case of accounts or chattel paper), or bailee and bailor instead of Debtor and Secured Party, check the appropriate box in item 5. If this is an agricultural lien (as defined in applicable Commercial Code) filing or is otherwise not a UCC security interest filing (e.g., a tax lien, judgment lien, etc.), check the appropriate box in item 5, complete items 1-7 as applicable and attach any other items required under other law.

2

6.	If this Financing Statement is filed as a fixture filing or if the collateral consists of timber to be cut or as-extracted collateral, complete items 1-5, check the box in item 6, and complete the required information (items 13, 14 and/or 15 on Addendum (Form UCC1Ad)..

7.	This item is optional. Check appropriate box in item 7 to request Search Report(s) on all or some of the Debtors named in this Financing Statement. The Report will list all Financing Statements on file against the designated Debtor on the date of the Report, including this Financing Statement. There is an additional fee for each Report. If you have checked a box in item 7, file Search Report Copy together with Filing Officer Copy (and Acknowledgment Copy). Note: Not all states do searches and not all states will honor a search request made via this form; some states require a separate request form.

8.	This item is optional and is for filer’s use only. For filer’s convenience of reference, filer may enter in item 8 any identifying information (e.g., Secured Party’s loan number, law firm file number, Debtor’s name or other identification, state in which form is being filed, etc.) that filer may find useful.

3

4

FILING OFFICE COPY – NATIONAL UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad) (REV. 07/29/98)

Instructions for National UCC Financing Statement Addendum (Form UCC1Ad)

9.	Insert name of first Debtor shown on Financing Statement to which this Addendum s related, exactly as shown in item 1 of Financing Statement.

10.	Miscellaneous: Under certain circumstances, additional information not provided on Financing Statement may be required. Also, some states have non-uniform requirements. Use this space to provide such additional information or to comply with such requirements; otherwise, leave blank.

11.	If this Addendum adds an additional Debtor, complete item 11 in accordance with Instruction 1 on Financing Statement. To add more than one additional Debtor, either use an additional Addendum form for each additional Debtor or replicate for each additional Debtor the formatting of Financing Statement item 1 on an 8-1/2 X 11 inch sheet (showing at the top of the sheet the name of the first Debtor shown on the Financing Statement), and in either case give complete information for each additional Debtor in accordance with Instruction 1 on Financing Statement. All additional Debtor information, especially the name, must be presented in proper format exactly identical to the format of item 1 of Financing Statement.

12.	If this Addendum adds an additional Secured Party, complete item 12 in accordance with Instruction 3 on Financing Statement. In the case of a total assignment of the Secured Party’s interest before the filing of this Financing Statement, if filer has given the name and address of the Total Assignee in item 3 of the Financing Statement, filer may give the Assignor S/P’s name and address in item 12.

13-15.	If collateral is timber to be cut or as-extracted collateral, or if this Financing Statement is filed as a fixture filing, check appropriate box in item 13; provide description of real estate in item 14; and, if Debtor is not a record owner of the described real estate, also provide, in item 15, the name and address of a record owner. Also provide collateral description in item 4 of Financing Statement. Also check box 6 on Financing Statement. Description of real estate must be sufficient under the applicable law of the jurisdiction where the real estate is located.

16.	Use this space to provide continued description of collateral, if you cannot complete description in item 4 of Financing Statement.

17.	If Debtor is a trust or a trustee acting with respect to property held in trust or is a decedent’s estate, check the appropriate box.

18.	If Debtor is a transmitting utility or if the Financing Statement relates to a Manufactured-Home Transaction or a Public-Finance Transaction as defined in the applicable Commercial Code, check the appropriate box.

5

EXHIBIT K

STATE-SPECIFIC ADDENDA

TO FRANCHISE AGREEMENT

K-1

CALIFORNIA ADDENDUM TO FRANCHISE AGREEMENT

1.          If any of the provisions of the Agreement concerning termination are inconsistent with either the California Franchise Relations Act or with the Federal Bankruptcy Code (concerning termination of the Agreement on certain bankruptcy-related events), then such laws will apply.

2.          The Agreement requires that it be governed by Arizona law. This requirement may be unenforceable under California law.

3.          You must sign a general release if you renew or transfer your franchise. California Corporations Code 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code 31000 through 31516). Business and Professions Code 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code 20000 through 20043).

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this California Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:

Title:

By:

Title:

California Addendum

HAWAII ADDENDUM TO FRANCHISE AGREEMENT

1.          The Franchise Agreements contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Hawaii Franchise Investment Law.

2.          Any provisions of the Franchise Agreement that relate to non-renewal, termination, and transfer are only applicable if they are not inconsistent with the Hawaii Franchise Investment Law. Otherwise, the Hawaii Franchise Investment Law will control.

3.          The Franchise Agreement permits us to terminate the Agreement on the bankruptcy of you and/or your affiliates. This Article may not be enforceable under federal bankruptcy law. (11 U.S.C. § 101, et seq.).

4.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Hawaii Franchise Investment Law are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Hawaii Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:

Title:

By:

Title:

Hawaii Addendum

ILLINOIS ADDENDUM TO FRANCHISE AGREEMENT

1.          Any provisions of the Agreement requiring a general release as a condition of renewal and transfer of the franchise shall be limited to exclude claims arising under the Illinois Franchise Disclosure Act.

2.          If any of the provisions of Section 15 of the Agreement concerning termination are inconsistent with Section 705/19 of the Illinois Franchise Disclosure Act of 1987, the provisions of Section 705/19 shall apply.

3.          The Illinois Franchise Disclosure Act will govern the Agreement with respect to Illinois Franchisees. The provisions of the Agreement concerning governing law, jurisdiction, and venue will not constitute a waiver of any right conferred on you by the Illinois Franchise Disclosure Act. Consistent with the foregoing, any provision in the Agreement which designates jurisdiction and venue in a forum outside of Illinois is void with respect to any cause of action which is otherwise enforceable in Illinois.

4.          Although the Agreement requires litigation to be instituted in a state or federal court in the county and state where our principal executive offices are located, you must institute all litigation in a court of competent jurisdiction located in the State of Illinois, subject to the arbitration provision of the Agreement.

5.          Nothing in the Agreement will limit or prevent the enforcement of any cause of action otherwise enforceable in Illinois or arising under the Illinois Franchise Disclosure Act of 1987, as amended.

6.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Illinois law applicable to the provision are met independently without reference to this Addendum.

7.          If any of the provisions of this Section 17.10 of the Agreement concerning waivers is inconsistent with Section 705/41 of the Illinois Franchise Disclosure Act of 1987, the provisions of Section 705/41 shall apply.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Illinois Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:	By:

Title:	Title:

Illinois Addendum

INDIANA ADDENDUM TO FRANCHISE AGREEMENT

1.          Articles 2.6 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such provision is inapplicable under the Indiana Deceptive Franchise Practices Law, IC 23-2-2.7 § 1(5).

2.          Under Article 8.3, you will not be required to indemnify us for any liability imposed on us as a result of your reliance on or use of procedures or products which were required by us, if such procedures were utilized by you in the manner required by us.

3.          Article 17.9 is amended to provide that arbitration between you and us will be conducted at a mutually agreed-on location.

4.          Article 17.11 is amended to provide that in the event of a conflict of law, the Indiana Franchise Disclosure Law, I.C. 23-2-2.5, and the Indiana Deceptive Franchise Practices Law, I.C. 23-2-2.7, will prevail.

5.          Nothing in the Agreement will abrogate or reduce any rights you have under Indiana law.

6.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Indiana Franchise Disclosure Law, Indiana Code §§ 23-2-2.5-1 to 23-2-2.5-51, and the Indiana Deceptive Franchise Practices Act, Indiana Code §§ 23-2-2.7-1 to 23-2-2.7-10, are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Indiana Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:

Title:

By:

Title:

Indiana Addendum

MARYLAND ADDENDUM TO FRANCHISE AGREEMENT

a.           Notwithstanding anything to the contrary set forth in the Agreement, the following provisions will supersede and apply to all franchises offered and sold in the State of Maryland:

b.           The provision in the Franchise Agreement which provides for termination upon bankruptcy of the franchisee may not be enforceable under federal bankruptcy law (11 U.S.C. Section 101 et seq.).

c.           The general release required as a condition of renewal, sale, and/or assignment/transfer shall not apply to any liability under the Maryland Franchise Registration and Disclosure Law.

d.           A franchisee may bring an action in Maryland for claims arising under the Maryland Franchise Registration and Disclosure Law.

e.           Any limitation on the period of time litigation and/or arbitration claims may be brought shall not act to reduce the 3 year statute of limitations afforded a franchisee for bringing a claim arising under the Maryland Franchise Registration and Disclosure Law. Any claims arising under the Maryland Franchise Registration and Disclosure Law must be brought within 3 years after the grant of the franchise.

f.            The acknowledgements and representations of the franchisee made in the franchise agreement which disclaim the occurrence and/or acknowledge the non-occurrence of acts that would constitute a violation of the Franchise Law are not intended to nor shall they act to release, estoppel or waive any liability incurred under the Maryland Franchise Registration and Disclosure Law.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:

Title:

By:

Title:

Maryland Addendum

MINNESOTA ADDENDUM TO FRANCHISE AGREEMENT

1.          Article 8 is amended to add the following:

“We will protect your right to use the Marks and/or indemnify you from any loss, costs or expenses arising out of any claim, suit or demand regarding the use of the Marks.”

2.          Articles 2.6 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Minnesota Franchise Law.

3.          Article 15 is amended to add the following:

With respect to franchises governed by Minnesota law, we will comply with Minn. Stat. Sec. 80C. 14, Subds, 3, 4 and 5, which require, except in certain specified cases, that a franchisee be given 90 days’ notice of termination (with 60 days to cure) and 180 days’ notice for nonrenewal of the Franchise Agreement.

4.          Article 17.10 is amended as follows:

Pursuant to Minn. Stat. § 80C.17, Subd. 5, the parties agree that no civil action pertaining to a violation of a franchise rule or statute can be commenced more than three years after the cause of action accrues.

5.          Articles 17.8, and 17.9 are each amended to add the following:

Minn. Stat. Sec. 80C.2 1 and Minn. Rule 2860.4400J prohibit us from requiring litigation or arbitration to be conducted outside Minnesota. In addition, nothing in the Disclosure Document or Franchise Agreement can abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C, or your rights to any procedure, forum or remedies provided for by the laws of the jurisdiction. Under this statute and rule, franchisor cannot require you to consent to inunction relief; however, franchisor may seek injunctive relief from the Court.

6.          Article 17.10 is amended to add the following:

Minn. Rule Part 2860.4400J prohibits us from requiring you to waive your rights to a jury trial or waive your rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction, or consenting to liquidated damages, termination penalties or judgment notes.

7.           Each provision of this Agreement will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Minnesota Franchises Law or the Rules and Regulations promulgated thereunder by the Minnesota Commissioner of Commerce are met independently without reference to this Addendum to the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Minnesota Addendum to the Franchise Agreement on the same day as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:
Title:

Minnesota Addendum

NEW YORK ADDENDUM TO FRANCHISE AGREEMENT

1.          Article 14.3 is amended to add the following:

However, we will not make any such transfer or assignment except to a person who, in our good faith judgment, is willing and able to assume our obligations under this Agreement, and all rights enjoyed by you and any causes of action arising in its favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued thereunder will remain in force, it being the intent of this proviso that the non-waiver provisions of General Business Law Sections 687.4 and 687.5 be satisfied.

2.          Article 14.5 is amended to add the following:

However, all rights enjoyed by you and any causes of action arising in your favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued thereunder will remain in force, it being the intent of this proviso that the non-waiver provisions of General Business Law Sections 687.4 and 687.5 be satisfied.

3.          Article 8.3 is amended to add the following:

However, you will not be required to hold harmless or indemnify us for any claim arising out of a breach of this Agreement by us or any other civil wrong of us.

4.          Article 20 is amended to add the following:

No amendment or modification of any provision of this Agreement, however, will impose any new or different requirement which unreasonably increases your obligations or places an excessive economic burden on your operations.

5.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the General Business Law of the State of New York are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this New York Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:
Title:

New York Addendum

NORTH DAKOTA ADDENDUM TO FRANCHISE AGREEMENT

1.          Articles 2.6 and 14.5 each contain a provision requiring a general release as a condition of renewal or transfer of the franchise. Such release is subject to and will exclude claims arising under the North Dakota Franchise Investment Law.

2.          Article 17.9 will be amended to state that arbitration involving a franchise purchased in North Dakota must be held in a location mutually agreed on prior to the arbitration, or if the parties cannot agree on a location, at a location to be determined by the arbitrator.

3.          Article 9.3 is amended to add that covenants not to compete on termination or expiration of an Franchise Agreement are generally not enforceable in the State of North Dakota except in limited circumstances provided by North Dakota law.

4.          Article 17.9 will be amended to add that any claim or right arising under the North Dakota Franchise Investment Law may be brought in the appropriate state or federal court in North Dakota, subject to the arbitration provision of the Agreement.

5.          Article 17.11 will be amended to state that, in the event of a conflict of law, to the extent required by the North Dakota Franchise Investment Law, North Dakota law will prevail.

6.          Article 17.10 requires the franchisee to waive a trial by jury, as well as exemplary and punitive damages. These requirements are not enforceable in North Dakota pursuant to Section 51-19-09 of the North Dakota Franchise Investment Law, and are therefore not part of the Franchise Agreement.

7.          Article 17.10 requirement that the franchise consent to a limitation of claims period of one year is not consistent with North Dakota law. The limitation of claims period under the Franchise Agreement shall therefore be governed by North Dakota law.

8.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the North Dakota Franchise Investment Law, N.D. Cent. Code §§ 51-19-01 through 51-19-17, are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this North Dakota Addendum to the Franchise Agreement on the same day as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:
Title:

North Dakota Addendum

RHODE ISLAND ADDENDUM TO FRANCHISE AGREEMENT

1.          Articles 2.6 and 14.5 each contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Rhode Island Franchise Investment Act.

2.          This Agreement requires that it be governed by Arizona law. To the extent that such law conflicts with Rhode Island Franchise Investment Act, it is void under Sec. 19-28.1-14.

3.          Article 17.11 of the Agreement will each be amended by the addition of the following, which will be considered an integral part of this Agreement:

“§ 19-28.1-14 of the Rhode Island Franchise Investment Act provides that ‘A provision in an Franchise Agreement restricting jurisdiction or venue to a forum outside this state or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under this Act.’”

4.          Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of Rhode Island Franchise Investment Act, §§ 19- 28-1.1 through 19-28.1-34, are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Rhode Island Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:

Title:

By:

Title:

Rhode Island Addendum

VIRGINIA ADDENDUM TO FRANCHISE AGREEMENT

Pursuant to Section 13.1-564 of the Virginia Retail Franchising Act, it is unlawful for a franchise to cancel a franchise without reasonable cause. If any grounds for default or terminated stated in the franchise agreement does not constitute “reasonable cause,” as that term may be defined in the Virginia Retail Franchising Act or the laws of Virginia, that provision may not be enforceable.

Pursuant to Section 13.1-564 of the Virginia Retail Franchising Act, it is unlawful for a franchise to use undue influence to induce a franchisee to surrender any rights given to him under the franchise. If any provision of the franchise agreement involved the use of undue influence by the franchisor to induce the franchisee to surrender any rights given to him under the franchise, that provision may not be enforceable.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Virginia Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:

Title:

By:

Title:

Virginia Addendum

WASHINGTON ADDENDUM TO FRANCHISE AGREEMENT

1.          The state of Washington has a statute, RCW 19.100.180 which may supersede the Franchise Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise. There may also be court decisions which may supersede the Franchise Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise.

2.          In any arbitration involving a franchise purchased in Washington, the arbitration site shall be either in the state of Washington, or in a place mutually agreed upon at the time of the arbitration, or as determined by the arbitrator.

3.          In the event of a conflict of laws, the provisions of the Washington Franchise Investment Protection Act, Chapter 19.100 RCW shall prevail.

4.          A release or waiver of rights executed by a franchisee shall not include rights under the Washington Franchise Investment Protection Act except when executed pursuant to a negotiated settlement after the Agreement is in effect and where the parties are represented by independent counsel. Provisions such as those which unreasonably restrict or limit the statute of limitations period for claims under the Act, rights or remedies under the Act such as a right to a jury trial may not be enforceable.

5.          Transfer fees are collectable to the extent that they reflect the franchisor’s reasonable estimated or actual costs in effecting a transfer.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Washington Addendum to the Franchise Agreement on the same date as the Franchise Agreement was executed.

THE JOINT CORP.,
a Delaware corporation,

By:
Print Name:
Title:

FRANCHISEE

By:

Title:

By:

Title:

Washington Addendum

EXHIBIT L

MANAGEMENT AGREEMENT

(Form May Vary Based on State Requirements)

L-1

MANAGEMENT AGREEMENT

(Most States)

THIS MANAGEMENT AGREEMENT (“Agreement”) is made effective as of ________ by and between___________________________________________________, a [State] [corporation/limited liability company], having its principal place of business at ___________________________ (“the Company”), and ______________________________________, a ________ [State] professional service corporation, having its principal place of business at ______________________________ (the “P.C.”) [This defined term may be adapted to correspond to the applicable business form (i.e., P.L.L.C.).].

WHEREAS, the P.C. has been incorporated under the laws of the State of _________________ to render chiropractic services to patients of the P.C.;

WHEREAS, the P.C. desires to establish and operate a chiropractic clinic and provide chiropractic services (the “Clinic”) at ________ (the “Premises”) and to obtain certain equipment, furnishings, office space and management services for the P.C. from the Company; and

WHEREAS, the Company is ready, willing, and able to provide furnishings, equipment, office space and management services to the P.C. in connection with the Clinic.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Representations and Warranties.

1.1          Representations and Warranties of the Company. The Company represents and warrants to the P.C. that at all times during the term of this Agreement, the Company is a corporation [limited liability company] duly organized, validly existing and in good standing under the laws of the State of ______________.

1.2          Representations and Warranties of the P.C. The P.C. hereby represents and warrants to the Company that at all times during the term of this Agreement:

(a)           The P.C. is a professional service corporation duly organized, validly existing and in good standing under the laws of the State of ___________ and is duly licensed and qualified under all applicable laws and regulations to engage in the practice of chiropractic medicine in the State of _______________________.

(b)           Each of the professionals employed or engaged by the P.C. to render services at the Clinic is duly licensed, certified, or registered, to render the professional services for which he or she has been employed or engaged by the P.C.

(c)           The P.C. will establish and enforce procedures to ensure that proper and complete patient records are maintained regarding all patients of the P.C. as required by Section 4.10 below, applicable law and by the rules and regulations of any applicable governmental agency (collectively “Laws”).

Most States

1

2.            Furnishings and Equipment, Use of Premises, Trade Name

2.1           Title and Maintenance. During the term of this Agreement, the Company grants to the P.C. the exclusive right to use the Equipment and Furnishings specified in Exhibit A hereto, and as may be amended from time to time, on the terms and conditions hereinafter set forth. The P.C. shall use, and shall cause its Providers (as defined in Section 4.2, below) to use, the Equipment and Furnishings only in connection with the Clinic. Title to the Equipment and Furnishings, including any improvements thereto, shall be and remain in the Company at all times. The P.C. agrees to take no action that would adversely affect the Company’s title to or interest in the Equipment and Furnishings. During the term of this Agreement, the P.C. shall be responsible for maintaining the Equipment and Furnishings in good condition and repair, reasonable wear and tear from normal use excepted, including, where necessary, the replacement or substitution of parts. All maintenance, repair and replacement, if necessary, of the Equipment and Furnishings shall be performed by the Company on behalf of the P.C., in accordance with Section 3.1 of this Agreement. The P.C. agrees to assume the cost and expense of all supplies used in connection with the Equipment and Furnishings, and the P.C. agrees to make the Equipment and furnishings available for inspection by the Company or its designee at any reasonable time.

2.2           Liens, Encumbrances, Etc. The P.C. shall not directly or indirectly create or suffer to exist any mortgage, security interest, attachment, writ or other lien or encumbrance on the Furnishings or Equipment, and will promptly and at its own expense, discharge any such lien or encumbrance which shall arise, unless the same shall have been created or approved by the Company.

2.3           Use of Premises. The Company will provide the use of the Premises in which the P.C. shall conduct and provide its chiropractic services at the Clinic during the term of this Agreement. This Agreement shall not be construed as a lease or sublease of the Premises, and shall not be deemed to create a relationship between a landlord and a tenant. The P.C. shall have no rights as a lessee of or any other possessory or occupancy rights to or any interest in the Premises except for the right to perform professional chiropractic services on the Premises as expressly set forth in this Agreement.

2.4           Return of Equipment and Furnishings. Upon the termination or expiration, as applicable of this Agreement, the Company shall retain all Furnishings and Equipment and the P.C. will relinquish control thereof free and clear of all liens, encumbrances, and right of others (save those created or approved by the Company).

2.5           Assignment. The P.C. shall not assign any of its rights hereunder to the use of the furnishings and Equipment to any third party, without the prior written consent of the Company.

2.6           Reporting. The P.C. shall advise the Company with respect to the selection of additional and replacement equipment or furnishings for the Clinic, and with respect to any proposed additions or improvements to the Equipment or Furnishings. The P.C. will ensure that all Equipment and Furnishings are used in a safe and appropriate manner. The P.C. shall promptly notify the Company of any defective Equipment or Furnishings.

2.7           Use of Trade Name. The Company shall provide P.C. with a revocable license to use the name “The Joint…the chiropractic place” for the Clinic (the “Name”) and the Name shall be used by the P.C. in conformity with all applicable Laws.

3.            General Responsibilities of the Company. Except as otherwise provided in this Agreement, the Company shall have responsibility for general management and administration of the day-to-day business operations of the P.C., exclusive of chiropractic, professional and ethical aspects of the P.C.’s chiropractic Clinic, in all respects subject to applicable Laws.

Most States

2

3.1           Maintenance, Repair and Servicing of Furnishings and Equipment. During the term of this Agreement, the P.C. engages the Company and the Company agrees to perform, or subcontract for the performance of, all maintenance, repair, and servicing as may be necessary for the Equipment and furnishings to be maintained in good working condition, reasonable wear and tear excepted.

3.2           Administrative and Management Services

(a)           The Company shall provide, or arrange for the provision of, certain business, management and administrative services of a non-clinical nature necessary or appropriate for the proper operation of the P.C. (“the Management Services”), as described below. The Company shall be the exclusive provider to the P.C. of such Management Services. The P.C. shall not obtain any Management Services from any source other than the Company, except with the prior written consent of the Company. Subject to the terms of this Agreement and to applicable Laws, the Company is authorized to perform its services in whatever manner it deems necessary to meet the day to day requirements of the P.C., including, without limitation, performance of some business office functions at locations other than the premises of the P.C. and by person other than employees of the Company. The Company is authorized to contract with third parties, including one or more of its affiliates, for the provision of services, equipment and personnel needed to perform its obligations under this Agreement. Any contracts with such affiliates shall be arms’ length agreements on terms reasonably available from reasonably efficient competing vendors.

(b)           The Management Services to be provided by the Company for the Clinic shall include, but not be limited to, the following:

(i)           business planning;

(ii)          financial management, including causing annual financial statements to be prepared for the P.C., providing to the P.C. the data necessary for the P.C. to prepare and file its tax returns and make any other necessary governmental filings, paying on behalf of the P.C., the P.C.’s Monthly Obligations (as defined in Section 4.4(d) hereof);

(iii)        bookkeeping, accounting, and data processing services;

(iv)        maintenance of patient records in accordance with procedures established by the P.C. pursuant to Section 1.2(c) above;

(v)         materials management, including purchase and stock of office supplies and maintenance of equipment and facilities, subject to the P.C.’s approval of the selection of chiropractic equipment for the Clinic;

(vi)        administering or causing to be administered any welfare, benefit or insurance plan or arrangement of the P.C.;

(vii)       human resources management, including primary direction and control of recruitment, training, and management of all Administrative Staff (defined in Section 3.3 below);

(viii)      billing to and collection from all payors, accounts receivable and accounts payable processing, all in accordance with the P.C.’s decisions made in consultation with the Company;

Most States

3

(ix)         administering utilization, cost and quality management systems that are established in accordance with Section 4.3;

(x)          developing a marketing program which includes the design, procurement, and monitoring of electronic and print advertising of the Clinic, in conformity with the requirements of applicable Laws;

(xi)         arrange for the P.C. to obtain and maintain malpractice and other agreed upon insurance coverages;

(xii)        providing administrative services in connection with the P.C.’s advertising, marketing and promotional activities of the Clinic, in accordance with applicable laws;

(xiii)       arranging for necessary legal services except with respect to any legal dispute between the P.C. and the Company;

(xiv)       performing credentialing support services such as application processing and information verification;

(xv)        developing and providing OSHA compliance programs and consulting;

(xvi)       developing and providing P.C. with consulting services regarding pricing and membership plan strategies to be followed by the Clinic, subject to the requirements of applicable provisions of Law. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all policies and decisions relating to pricing, credit, refunds and warranties shall be established in compliance with applicable Laws; and

(xvii)      to the extent not included in any of the services listed in Section 3.2(b)(i) – (xv) providing:

(a)          relationship development with Chiropractic schools;

(b)          personnel training and orientation in non-Chiropractic areas;

(c)          monitoring of industry developments and strategic planning;

(d)          payroll processing;

(e)          public relations;

(f)          facilities management;

(g)          coordination and negotiation of clinic financing efforts;

(h)          clinic remodels;

(i)          continuing education programs;

(j)          client scheduling protocol design;

(k)          client service and complaint handling;

Most States

4

(l)           clinic management analysis;

(m)          internal publications development and distribution;

(n)          conference and travel coordination; and

(o)          administration of committees.

(c)           The Company shall not provide any of the following services to the Clinic:

(i)           the assignment of Providers to treat patients;

(ii)          assumption of responsibility for the care of patients;

(iii)         serving as the party to whom bills and charges are made payable;

(iv)         any activity that involves the practice of chiropractic medicine and the provision of chiropractic services or that would cause the Clinic to be subject to licensure under applicable laws and regulations in ___________ (State).

3.3           Administrative Staff. Subject to the requirements of applicable Laws, the Company shall, on the terms and conditions specified in this Agreement, employ or engage and make available to the Clinic, on a non-exclusive basis, sufficient non-clinical personnel and administrative staff (herein referred to collective as “Administrative Staff”). The hiring, firing, disciplining and determination of compensation and benefits of the Administrative Staff shall be within the sole discretion of the Company; provided, however, that the Company may, at the P.C.’s written request, remove from the Clinic any Administrative Staff member who does not perform to the reasonable satisfaction of P.C.

3.4           Patient Records. The Company shall use its reasonable efforts to preserve the confidentiality of patient records and use information contained in such records only to the extent permitted by applicable Laws.

3.5           Performance Standards. All Management Services provided hereunder shall be subject to commercially reasonable performance standards agreed to by the parties from time to time.

4.            Responsibilities of the P.C.

4.1           Professional Services. During the term of this Agreement, the P.C. shall be solely responsible for all aspects of the diagnostic, therapeutic and related professional services delivered by the Providers at the Clinic, and for the selection, training, professional direction, supervision, employment or engagement of all Providers. In addition, the P.C. shall be solely responsible for the following determining what diagnostic tests are appropriate for a particular condition; determining the need for referrals to or consultation with another chiropractor/specialist; and the overall care of the patient, including the treatment options available.

4.2           Time Commitment. The P.C. shall employ or engage and make available to the Clinic, sufficient chiropractors and other professionals, authorized to engage to the extent permitted by law in the chiropractic services provided by the Clinic (collectively referred to as “Providers”) in adequate numbers to meet the chiropractic needs of the patients of the Clinic. The P.C. shall provide such services during normal business hours, as established in consultation with the Company. The P.C. shall ensure that all work and coverage schedules meet the needs of patients of the P.C. in a competent, timely and responsive manner. The P.C. shall determine how many patients a chiropractor must see in a given period of time or how many hours a chiropractor must work.

Most States

5

4.3           Quality of Service. The P.C. shall establish and enforce procedures to assure the appropriateness, necessity, consistency, quality, cost effectiveness and efficacy of all chiropractic services provided to patients of the Clinic. The P.C. shall require each of its Providers who are licensed, registered or certified to perform professional services to participate in and cooperate with any utilization management, quality assurance, risk management, patient care assessment, continuous quality improvement, accreditation or other similar program or study to review the performance such Providers as may be required by the P.C., governmental agencies, professional review organizations, accrediting bodies, or health care entities or other third parties with which the P.C. may contract or affiliate.

4.4           Billing and Collection.

(a)               The Company shall bill and use its best efforts to collect for all services rendered by the P.C. and its Providers hereunder and for all access and membership fees as agent for the P.C. in accordance with P.C.’s decisions made in consultation with the Company regarding billing procedures for professional services provided by the P.C. All of the payments with respect to such services shall be made by cash or by check, electronic funds transfer, or credit card payable to the P.C. and shall be deposited into a bank account of the P.C. (the “Concentration Account”) with a bank mutually agreed to by the Company and the P.C. (the “Account Bank”). The Company shall prepare and make available to the P.C. an accounting of receipts attributable to services provided by the P.C., and receipts attributable to services provided by the Company.

(b)               The P.C. shall, and shall cause its Providers to, promptly endorse and deliver to the Company all payments, notes, checks, money orders, remittances and other evidences of indebtedness or payment received by the P.C. or its Providers, with respect to all accounts, contract rights, instruments, documents, or other rights to payment from time to time arising from the rendering of chiropractic services by the P.C. and its Providers, for access or membership fees, or otherwise relating to the business of the P.C., together with any guarantees thereof or securities therefore which are generated during the term of this Agreement. The Company is hereby granted a special power of attorney with respect to the Concentration Account and shall have the power an authority to deposit into, and withdraw funds from, all such accounts as may be required to pay P.C.’s Expenses (as defined in Section 4.13 below). The P.C. shall notify the banking institution of the concentration Account, and shall cause one or more employees or agents designated by the Company to be listed as a signatory on that account.

(c)           With respect to funds deposited in the Concentration Account (the “P.C.’s revenues”), the Company shall direct the Account Bank to transfer all amounts in the Concentration Account, at the end of each day, to an operating account maintained by and in the name of the Company (the “Operating Account”). The Company shall hold the P.C.’s Revenues in the Operating Account as the P.C.’s agent, and shall administer such Revenues on the P.C.’s behalf. The Company shall separately and accurately account for the receipt, use, disposition, and interest gained on the P.C.’s Revenues.

(d)           On at least a monthly basis, the Company shall pay, from the P.C.’s Revenue in the Operating Account, all of the current month’s P.C. Expenses, as defined in Section 4.13 hereof and the current month’s Management Fee as defined in Section 5 hereof (collectively, the “P.C.”s Monthly Obligations”). In the event that the P.C.’s Revenue (including the current month’s interest earned on the P.C.’s Revenue) is insufficient to pay fully the P.C.’s Monthly Obligations, the Company may advance to the P.C. an amount equal to the deficit (the “Deficit Advance”) by depositing such amount in the Concentration Account or the Operating Account. The amounts of the Deficit Advances shall accrue and the P.C. shall be obligated to pay such amounts upon the termination of this Agreement. In the event that there is a monthly profit that exceeds the P.C.’s Monthly Obligations (the “Monthly Profits”), then the Company shall use such amount to repay any prior Deficit Advances made by the Company (if any) together with interest accrued thereof.

Most States

6

4.5           Licensure. The P.C. shall ensure that each Provider associated with P.C. maintains, if applicable, an unrestricted license to practice chiropractic or other health care profession, or to be engaged in his or her particular field of expertise in the State of ___________ and, to the extent that Providers provide professional services in other states, that such individuals maintain comparable unrestricted licensure in such other jurisdictions. Each Provider shall have a level of competence, experience and skill comparable to that prevailing in the community where such Provider provides professional services.

4.6           Continuing Education. The P.C. shall ensure that each Provider shall obtain the required continuing professional education for his or her specialty in each state where such Provider provides professional services and shall provide documentation of the same to the Company.

4.7           Disciplinary Actions. The P.C. shall, and shall cause each of its Providers to, disclose to the Company during the term of this Agreement: (i) the existence of any proceeding against any Provider instituted by any plaintiff, governmental agency, health care facility, peer review organization or professional society which involves any allegation of substandard care or professional misconduct raised against any Provider, and (ii) any allegation of substandard care or professional misconduct raised against any Provider by any person or agency during the term of this Agreement.

4.8           Outside Activities. The P.C. and its Providers shall devote their best efforts to fulfill their obligations hereunder. The P.C. and its Providers shall not engage in any other professional activities, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, which would interfere with the performance of the P.C.’s duties hereunder, without the prior written consent of the Company, which consent shall not be unreasonably withheld. The P.C. shall assure that each of its Providers shall not provide chiropractic services other than on behalf of the P.C., unless such activity is disclosed in writing to and is expressly authorized in writing by the Company. In the event that any of the P.C.'s Providers shall violate any provision of this Section 4.8(a), the P.C.'s President shall immediately notify the Company of such activity and the P.C. shall immediately take all necessary and appropriate corrective action to cease such activity.

(b)          Except as otherwise approved in advance by the Company, and to the extent permitted by law, all amounts collected by the P.C. for chiropractic services, regardless of the source of payment, shall be assigned and belong to the Company including honoraria, royalties, revenues from patents, copyrights or other licensable intellectual property, revenues from teaching and supervising licensees-in-training and revenues from other professional activities (“Outside Income”).

4.9           Patient Records.

(a)           The P.C. and its Providers shall maintain, in a timely manner, complete, accurate and legible records for all patients of the Clinic, and all such patient records shall be the property of the P.C. The P.C. and its Providers shall comply with all applicable laws, regulations and ethical principles concerning confidentiality of patient records.

(b)           The P.C. shall own and control all patient chiropractic records, including determining the contents thereof. The P.C. shall grant the Company access to the information contained in the patient records owned by the P.C. and completed by the Providers to the extent that access to such information is permitted by applicable Laws and is required in connection with the Company’s administrative responsibilities hereunder. The P.C. agrees that, upon the termination of this Management Agreement (as permitted by applicable laws), the P.C. will transfer the original, or at PC’s discretion, complete copies of all of the P.C.’s patient records to a successor P.C. or chiropractor identified by the Company who will provide chiropractic services at the Premises.  Such successor P.C. or chiropractor shall be obligated to transfer a patient’s record as directed upon the patient’s request.

Most States

7

(c)          As required by the privacy regulations issue under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the parties shall comply with the terms of the Business Associate Addendum attached as Exhibit B of this Agreement.

4.10         Credentialing. The P.C. shall participate and cooperate in and comply with any credentialing program established from time to time by the Company.

4.11         Fees for Professional Services. The P.C. shall be solely responsible for legal, accounting, and other professional service fees it incurs, except as otherwise provided herein.

4.12         Standards of Care. The P.C. and its Providers shall render services to patients hereunder in a competent and professional manner, in compliance with generally accepted and prevailing standards of care and in compliance with applicable statutes, regulations, rules, policies and directives of federal, state and local governmental, regulatory and accrediting agencies.

4.13         P.C. Expenses. The following expenses of the P.C. that are related to the Clinic (“P.C. Expenses”) shall be paid by the Management Company, on behalf of the P.C. and at the direction of the P.C.:

(a)           Salaries, wages, benefits, (including health, life, and disability insurance coverage and all contributions under employee benefit plans), vacation and sick pay, employment and payroll taxes; and the cost of payroll administration and administration of benefits, for Providers employed by the P.C.;

(b)           Cost of all new chiropractic and non-chiropractic equipment and supplies obtained for use in the operation of the Clinic, and depreciation cost of all capital equipment and items obtained for use in the operation of the Clinic in accordance with federal tax depreciation schedules for such equipment and items;

(c)           Expenses of comprehensive professional liability insurance, professional liability insurance for each Provider of the P.C. to the extent the P.C. is required to pay for such insurance pursuant to the terms of the Provider’s employment agreement, comprehensive general liability insurance and property insurance coverage for the P.C.’s facility and operations, and worker’s compensation and unemployment insurance coverage for all P.C. employees;

(d)           Interest expense on indebtedness (including capitalized leases) incurred with respect to debt obligations to fund the operation of, or the acquisition of capital assets for, the P.C.;

(e)           State and local business license taxes, professional licensure and board certification fees, sales and use taxes, income, franchise and excise taxes and other similar taxes, fees and charges assessed against the P.C. or the Providers;

(f)            Expenses incurred in the course of recruiting chiropractors, chiropractic receptionists and other professional staff to work for and/or join the P.C.; and

(g)           Any federal income taxes, including the cost of preparation of the annual income tax returns of the P.C. and its Providers.

Most States

8

The P.C. shall promptly notify the Company of all P.C. Expenses incurred, and shall provide the Company with all invoices, bills, statements and other documents evidencing such P.C. Expenses.

5.            Management Fee.

(a)            In consideration of the Company (i) licensing to the P.C. the use of Equipment, Furnishings and the Name; (ii) permitting the P.C. to operate the Clinic and perform professional chiropractic services at the Premises; (iii) granting to the P.C. the right to use the personal property and leasehold improvement at the Premises; and (iv) providing all other services described in this Agreement, the P.C. hereby agrees to pay to the Company a monthly Management Fee that shall be equal to all revenues received by the P.C., less the expenses of the P.C. that the Company pays on behalf of the P.C.

(b)            The portion of the Management Fee (i) allocable to the P.C.’s use of the Equipment, Furnishings and Name has been determined by the parties to equal the fair market value of the use of the Equipment, Furnishings and name, respectively, and (ii) allocable to the provisions of all other services hereunder has been determined by the parties to equal the fair market value of such other services without taking into account the volume or value of any referrals of business from the Company (or its affiliates) to the P.C. or the Providers, or from the P.C. or the Providers to the Company (or its affiliates).

(c)            The Management Fee paid by the P.C. to the Company hereunder has been determined by the parties through good-faith and arm’s length bargaining. No amount paid hereunder is intended to be, nor shall it be construed to be, an inducement or payment for referral of, or recommending referral of, patients by the P.C. to the Company (or its affiliates) or by the Company (or its affiliates) to the P.C. In addition, the Management Fee charged hereunder does not include any discount, rebate, kickback, or other reduction in charge, and the Management Fee charged hereunder is not intended to be, nor shall it be construed to be, an inducement or payment for referral, or recommendation of referral, of patients by the P.C. to the Company (or its affiliates) or by the Company (or its affiliates) to the P.C.

6.            Regulatory Matters.

(a)           The P.C.’s Providers shall at all times be free, in their sole discretion, to exercise their professional judgment on behalf of patients of the P.C. No provision of this Agreement is intended, nor shall it be construed, to permit the Company to affect or influence the professional judgment of any member of the P.C.’s Providers. To the extent that any act or service required or permitted of the Company by any provision of this Agreement may be construed or deemed to constitute the practice of chiropractic, the ownership or control of a chiropractic practice, or the operation of a clinic, said provision of this Agreement shall be void ab initio and the performance of said act or service by the Company shall be deemed waived by the P.C.

(b)           The parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement, and to comply with the requirements of applicable Laws and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the Clinic, and of any insurance company insuring the Clinic or the parties against liability for accident or injury in or upon the premises of the Clinic.

Most States

9

7.            Insurance.

7.1           General Comprehensive Liability Insurance. During the term of this agreement, the Company shall obtain and maintain, at the P.C.’s expense, a comprehensive general liability insurance policy and such other insurances as may be required, in such amounts, with such coverages and with such companies as the Company may reasonably determine to be necessary and appropriate, as required by law or as are usual and customary. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional named insureds, and provide for third (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

7.2           Equipment Insurance. The Company shall cause to be carried and maintained, at its own expense, insurance against all risks of physical loss or damage to the Equipment in an amount not less than the original purchase price or the replacement cost with like kind and quality at the time of loss, with such companies and as the Company shall reasonably determine. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional named insureds, and provided for thirty (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

7.3           Malpractice Insurance. During the term of this Agreement, the Company shall arrange for the P.C. to obtain and maintain, at the P.C.’s expense, professional liability insurance covering the P.C. and its Providers, with limits of not less than [one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate], which the parties hereby agree are adequate amounts of coverage, or such other amount as required by law. In the event the P.C. has a “claims made” form of insurance in effect at any time during the term of this Agreement, the Company shall obtain, at P.C.’s expense, full “tail” coverage to cover any event that may have occurred during the term of this Agreement. The P.C. shall provide to the Company any information with respect to the P.C. or the Providers necessary for the Company to secure such professional liability insurance. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional name insureds, and provide for thirty (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

8.             Indemnification by the P.C. The P.C. hereby agrees to indemnify, defend, and hold harmless the Company, and each of the Company’s officers, directors, shareholders, agents and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings judgments and awards, and costs and expenses (including court costs, and reasonable attorneys’ and consultancy fees), arising directly or indirectly, in whole or in part out of any breach by the p.c. OF This Agreement or any acts or omissions by the P.C. or its Providers in their performance of this Agreement, including, but not limited to, negligence of the P.C. or its Providers arising form or related to any of their professional acts or omissions to the extent that such is not paid or covered by the proceeds of insurance. The P.C. shall immediately notify the Company of any lawsuits or actions, or any threat thereof, against P.C. or any Provider, or the Company, that may become known to the P.C.

9.             Indemnification by the Company. The Company hereby agrees to indemnify, defend, and hold harmless the P.C., and each of its officers, managers, members, agents and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including court costs, and reasonable attorneys’ and consultancy fees), arising directly or indirectly, in whole or in part, out of any breach by the Company of this Agreement or any willful or grossly negligent act or omission by the Company in its performance of this Agreement, to the extent that such is not paid or covered by the proceeds of insurance. The company shall immediately notify the P.C. of any lawsuits or actions, or any threat thereof, against the Company, P.C. or any Provider that may become known to the Company.

Most States

10

10.          Non-Solicitation.

(a)            To the extent permitted by applicable Laws, the P.C.s hall not, during the term of this Agreement and for a period of one (1) year from the date of termination or expiration of this Agreement, and shall ensure that its Providers shall not, during the term of their employment by the P.C. and for a period of one (1) year thereafter, solicit for employment, verbally or in writing, employ or offer employment to any employee or former employee of the Company or its affiliates, including, but not limited to any personnel provided by the Company to P.C. hereunder, without the prior written consent of the Company.

(b)            To the extent permitted by law, during the term of any Provider’s employment with the P.C. and for a period of one (1) year after the termination or expiration of any such Provider’s employment agreement with the P.C., such Provider shall not, without the express written consent of the P.C., solicit verbally or in writing, any patient or former patient of the P.C., or otherwise interfere with such patient or former patient’s relationship with the P.C. in connection with the provisions of chiropractic services. Upon termination of any Provider’s employment with the P.C., the P.C. shall promptly notify the Provider’s patients of how and where to contact the Provider.

(c)            In the event that any of the P.C.’s Providers shall violate any provision of this Section 10, the P.C.’s President shall immediately notify the Company of such activity and the P.C. shall immediately take all necessary and appropriate corrective action.

(d)            Company agrees to waive any outstanding Management Fees owed by the P.C. at termination of this agreement, pursuant to Section 4.4(d), as consideration for the non-solicitation provisions set forth in Section 10 (a) and (b) above.

11.          Proprietary Rights. The P.C. recognizes and acknowledges that all records, files, reports, protocols, polities, manuals, data bases, processes, procedures, computer systems, materials and other documents used by the Company (or its affiliates) in rendering services hereunder, or relating to the operations of the company (or its affiliates), belong to and shall remain the property of the Company, and constitute proprietary information and trade secrets that are valuable, special, and unique assets of the Company’s business (“Confidential Information”). The P.C. shall not, and shall assure that each of its Providers shall not, during or after the term of this Agreement, disclose any Confidential Information of the Company (or its affiliates), or the terms and conditions of this Agreement to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of the Company or its respective affiliates.

12.          Enforcement.

(a)            The P.C. recognizes and acknowledges that all records, files, reports, protocols, policies, manuals, data bases, processes, procedures, computer systems, materials and other documents used by the Company (or its affiliates) in rendering services hereunder, or relating to the operations of the Company (or its affiliates), belong to and shall remain the property of the Company, and constitute proprietary information and trade secrets that are valuable, special, and unique assets of the Company's business (“Confidential Information”). The P.C. shall not, and shall assure that each of its Providers shall not, during or after the term of this Agreement, disclose any Confidential Information of the Company (or its affiliates), or the terms and conditions of this Agreement to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of the Company or its respective affiliates.

Most States

11

(b)            All works, discoveries and developments, whether or not copyrightable, relating to the Company's present, past or prospective activities, services and products (“Inventions”) which are at any time conceived or reduced to practice by P.C. and/or any of its Providers, acting alone or in conjunction with others, in connection with the Company's management of the P.C. or, during the course of the P.C.'s employment or engagement of Providers (or, if based on or related to any Confidential Information, made by P.C. and/or any Provider during or after such management by the Company or employment or engagement by the P.C.) and all concepts and ideas known to P.C. or any Provider at any time during the Company's management of the P.C. which relate to the Company's present, past or prospective activities, services and products (“Concepts and Ideas”) or any modifications thereof held by or known to P.C. and/or any Provider on the date of this Agreement or acquired by P.C: and/or any Provider during the term of this Agreement shall be the property of the Company, free of any reserved or other rights of any kind on P.C. and/or 'any Provider's part in respect thereof, and P.C. and/or any such Provider hereby assign all rights therein to the Company.

(c)            P.C. and/or its Providers shall promptly make full disclosure of any such Inventions, Concepts and Ideas or modifications thereof to the Company. Further, P.C. and/or its Providers shall, at the Company's cost and expense, promptly execute formal applications for copyrights and also do all other acts and things (including, among others, executing and delivering instruments of further assurance or confirmation) deemed by the Company to be necessary or desirable at any time or times in order to effect the full assignment to the Company of P.C. and/or its Providers' rights and title to such Inventions, Concepts and Ideas or modifications, without payment therefor and without further compensation. In order to confirm the Company's rights, P.C. and/or its Providers will also assign to the Company any and all copyrights and reproduction rights to any written material prepared by P.C. and/or its Providers in connection with the Company's management of the P.C. or the Providers' employment or engagement by the P.C. P.C. and/or its Providers further understand that the absence of a request by the Company for information, or for the making of an oath, or for the execution of any document, shall in no way be construed to constitute a waiver of the rights of the Company under this Agreement. This Agreement shall not be construed to limit in any way any “shop rights” or other common law or contractual rights of the P.C. or the Company in or to any Inventions, Concepts and Ideas or modifications which the Company has or may have by virtue of the Company's management activities hereunder or the P.C.'s engagement of its Providers.

13.           Employment Agreements. The P.C. agrees that it shall impose by contract on each of its Providers the obligation to abide by the applicable terms and conditions of this Agreement, including the restrictive covenants specified above. The Company and its affiliates are intended to be third-party beneficiaries of such contracts and the Company may, in its sole discretion, be a signatory to such contracts for purposes of enforcing against Providers the terms and conditions of this Agreement. Any liquidated damages pad to the P.C. by Providers pursuant to contracts between the P.C. and such Providers shall be assigned by the P.C. and paid over to the Company.

14.           Term and Termination.

(a)           The term of this Agreement shall be for [coterminous with franchise agreement] years commencing on the date first written above, unless sooner terminated as set forth herein, and shall automatically renew for successive one (1) year terms unless either party gives the other at least ninety (90) days prior written notice of its intention not to renew prior to the expiration of then current term.

(b)           Either party may terminate this Agreement immediately upon the occurrence of any of the following events with regard to the other party: (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition or the commencement of any proceeding by either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustments of indebtedness, reorganization, composition or extension; (iii) the filing of any involuntary petition or the commencement of any proceeding by or against either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, which such petition or proceeding is not dismissed within ninety (90) days of the date on which it is filed or commenced; or (iv) suspension of the transaction of the usual business of either party for a period in excess of thirty (14) days.

Most States

12

(c)           The Company may terminate this Agreement immediately upon any of the following events:

(i)            The date of death of [Name of sole shareholder];

(ii)           The date [Name of sole shareholder] is determined by a court of competent jurisdiction to be incompetent, or permanently disabled so as to be unable to render any professional services

(iii)          The date [Name of sole shareholder] becomes disqualified under the Bylaws of the P.C. or applicable law to be a shareholder of the P.C.;

(iv)          The date upon which any of the shares of stock in the P.C. held by [Name of sole shareholder] are transferred or attempted to be transferred voluntarily, by operation of law or otherwise to any person;

(v)           The date upon which [Name of sole shareholder] ceases to provide chiropractic services in connection with the P.C.; or

(v)           The merger, consolidation, reorganization, sale, liquidation, dissolution, or other disposition of all or substantially all of the stock or assets of the P.C.

(d)           The Company may terminate this Agreement if the P.C. fails, within seven (7) days after receiving written notice from the Company, to remove from the Clinic any Provider who the Company determines has materially disrupted or interfered with the performance of the P.C.’s obligations hereunder. This provision shall not be construed as permitting the Company to control or impair the P.C.’s or the Providers’ chiropractic judgment, professional performance or patient of care.

(e)           The Company may terminate this Agreement immediately upon written notice to the P.C. in the event of termination for any reason of any of the following agreements: the Shareholder and Stock Transfer Restriction Agreement, the Company’s operating agreement and/or the employment agreement between the P.C. and ________________ [Doctor’s Name].

(f)           The Company may terminate this Agreement at any time with or without cause, by giving the P.C. forty-five (45) days’ prior written notice.

(g)           Either party may terminate this Agreement upon thirty (30) days’ prior written notice to the other party in the event of a material breach by the other party of any material term or condition hereof, if such breach is not cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after the non-breaching party has given notice thereof to the other party.

(h)           Upon termination or expiration of this agreement by either party, the P.C. shall pay the Company any amounts owed to the Company under paragraph 5 hereof as of the date of termination or expiration.

(i)           Upon termination or expiration of this Agreement, the P.C. shall return to the Company any and all property of the Company which may be in the P.C.’s possession or under the P.C.’s control.

Most States

13

(j)             If, in the opinion (the “Opinion”) of nationally recognized health care counsel selected by the Company, it is determined that it is more likely than not that applicable Laws in effect or to become effective as of a date certain, or if the Company or the P.C. receives notice (the “Notice”) of an actual or threatened decision, finding or action by any governmental or private agency or court (collectively referred to herein as “Action”), which Laws or Action, if or when implemented, would have the effect of subjecting either party to civil or criminal prosecution under state and/or federal laws, or other material adverse proceeding on the basis of their participation herein, then the Company or the P.C. shall provide such Opinion or Notice to the other party. The parties shall attempt in good faith to amend this Agreement to the minimum extent necessary in order to comply with such Laws or to avoid the Action, as applicable, and shall utilize mutually agreed upon joint legal counsel to the extent practicable. If, within ninety (90) days of providing written notice of such Opinion or such Notice to the other party, the parties hereto acting in good faith are unable to mutually agree upon and make amendments or alterations to this Agreement to meet the requirements in question, or alternatively, the parties mutually determine in good faith that compliance with such requirements is impossible or unfeasible, then this Agreement shall be terminated without penalty, charge or continuing liability upon the earlier of the following: the date one hundred and eight (180) days subsequent to the date upon which any party gives written notice to the other party, or the effective date upon which the Law or Action prohibits the relationship of the parties pursuant to this Agreement. In the event of a termination of this Agreement in accordance with this Section 15(j), then the restrictions contained in 10 and 11 of this Agreement shall be waived and shall be of no further effect.

15.          Obligations After Termination. Except as otherwise provided herein or in any amendment hereto, following the effective date of termination of this Agreement:

(a)            The Company shall continue to permit the P.C. or its authorized representatives to conduct financial audits relating to the period this Agreement was in effect;

(b)            The P.C. shall cooperate with the Company to assure the appropriate transfer of patient cases and patient records;

(c)            Both the Company and the P.C. shall cooperate in connection with the termination or assignment of provider contracts and other contractual arrangements; and

(d)            Both the Company and the P.C. shall cooperate in the preparation of final financial statements and the final reconciliation of fees paid hereunder, which shall be calculated by the Company six (6) months after termination of this agreement; provided that in the event of a termination of this Agreement by the Company pursuant to Section 15(b), (c), or (d), the P.C. and any such Provider shall forfeit its (or his/her) rights to any future payment from the Company under this or any other agreement between the parties, except as may otherwise be agreed to by the Company in its discretion.

16.           Return of Proprietary Property and Confidential Information. All documents, procedural manuals, guides, specifications, plans, drawings, designs, copyrights, service marks and trademark rights, computer programs, program descriptions and similar materials, lists of present, past or prospective patients, proposals, marketing and public relations materials, invitations to submit proposals, fee schedules and data relating to patients and the pricing of the Company’s products and services, records, notebooks and similar repositories of or containing Confidential Information and Inventions (including all copies thereof) that come into P.C. and/or its Providers possession or control, whether prepared by P.C., its Providers, or others: (a) are the property of the Company, (b) will not be used by P.C. or its Providers in any way adverse to the Company or to the benefit of P.C. and/or its Providers, (c) will not be removed from the Company’s premises (except as P.C. and/or its Providers’ duties hereunder require) and (d) at the termination of this Agreement or engagement of such Providers, will be left with, or forthwith returned and/or restored to the Company, and P.C. and such Providers shall discontinue use of such materials.

Most States

14

17.          Status of Parties. In the performance of the work duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement.

18.          Force Majeure. Neither party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is agreed that financial inability shall not be a matter beyond a party’s reasonable control.

19.          Notices. Any notices to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the first business day following delivery to a nationally recognized overnight courier service with proof of delivery, or (c) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties at the addresses set forth on page 1 above or at any other address designated by the parties in writing.

20.          Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement. This Agreement may not be changed orally, and may only be amended by an agreement in writing signed by both parties.

21.          No Rights in Third Parties. Except as provided in Section 13, hereof, this Agreement is not intended to, nor shall it be construed to, create any rights in any third parties, including, without limitation, in any Providers employed or engaged by the P.C. in connection with the Clinic.

22.          Governing Law. This Agreement shall be construed and enforced under and in accordance with the laws of the State of __________________, and venue for the commencement of any action or proceeding brought in connection with this agreement shall be exclusively in the federal or state court in the State of __________________, County of _________________. [Insert State where franchisee and P.C. are located.]

23.          Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect, unless to do so would result in either party not receiving the benefit of its bargain.

24.          Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to that term or any other term of this Agreement.

25.          Rights Unaffected. No amendment, supplement or termination of this Agreement shall affect or impair any right or obligations which shall have theretofore matured hereunder.

26.          Interpretation of Syntax. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.

Most States

15

 27.         Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, executors, administrators and assigns.

28.          Further Actions. Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

29.          Non-Assignment. The P.C. may not assign this Agreement except with the prior written approval of the Company. The Company may assign this Agreement.

30.          Access of the Government to Records. To the extent that the provisions of Section 1861(v)(1)(I) of the Social Security Action [42 U.S.C. § 1395x(v)(1)(I)] are applicable to this Agreement, the parties agree to make available, upon the written request of the Secretary of the Department of Health and Human Services or upon the request of the Comptroller General, or any of their duly authorized representatives, this Agreement, and other books, records and documents that are necessary to certify the nature and extent of costs incurred by them for services furnished under this Agreement. The obligations hereunder shall extent for four (4) years after furnishing of such services. The parties shall notify each other of any such request for records.

Most States

16

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto affix their signatures below and execute this Agreement under seal.

[P.C.]	[JOINT FRANCHISEE/ “Company”]

By:________________________________	By:________________________________
Its: President	Its:________________________________

Most States

17

EXHIBIT A

TO JOINT MANAGEMENT AGREEMENT

EQUIPMENT/FURNISHINGS

[Insert “Supply List” for each Clinic]

A1

EXHIBIT B

TO JOINT MANAGEMENT AGREEMENT

BUSINESS ASSOCIATE ADDENDUM

This Business Associate Addendum (the “Addendum”) to the Management Agreement (the “Agreement”) dated _____________________, by and between the P.C. and the Company (for purposes of this addendum, the “Business Associate”), is entered into for the purpose of complying with the Health Insurance Portability and Accessibility Act of 1996, as amended by the Health Information Technology Act of 2009 (the “HITECH Act”), and the regulations promulgated under HIPAA and the HITECH Act (all of the foregoing collectively referred to as “HIPAA”).

I.              Definitions.         For purposes of this addendum, the following capitalized terms shall have the meanings ascribed to them below:

A.	“Protected Health Information” shall mean Individually Identifiable Health Information (as defined below) that is (a) transmitted by electronic media; (b) maintained in any electronic medium; or (c) transmitted or maintained in any other form or medium. “Protected Health Information” does not include Individually Identifiable health information in (x) education records covered by the Family Educational Right and Privacy Act, as amended (20 USC §1232(g) or (y) records described in 20 USC §1231g(a)(4)(B)(iv). For purposes of this definition, Individually Identifiable Health Information shall mean health information, including demographic information collected from an individual, that: (aa) is created or received by a health care provider (including the P.C.), health plan, employer or health care clearing house; and (bb) relates to the past. present or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present or future payment for the provision of health care to an individual and that (1) identifies the individual or (2) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

B.	“Required by Law” shall mean a mandate contained in law that compels the use or disclosure of Protected Health Information and that is enforceable in a court of law. “Required by Law” includes, but is not limited to, court orders and court-ordered warrants; subpoenas or summons issued by a court, grand jury, a governmental or tribal inspector general, or an administrative body authorized to require the production of information; a civil or an authorized investigative demand; Medicare conditions or participation with respect to health care providers participating in the program; and statutes or regulations that require such information if payment is sought under a government program providing public benefits.

Any terms used but not otherwise defined in this Addendum shall have the same meaning as the meaning ascribed to those terms in HIPAA.

II.            Permitted Uses and Disclosures. Business Associate may use or disclose Protected Health Information received or created by Business Associate pursuant to the Agreement solely for the following purposes:

A.	Business Associate may use or disclose Protected Health Information as necessary to carry out Business Associate’s responsibilities and duties under the Agreement.

B1

B.	Business Associate may use or disclose Protected Health Information for Business Associate’s proper management and administration ore to fulfill any present or future legal responsibilities of Business Associate; provided, however, that if Business Associate discloses Protected Health Information to a third party under this Section II(b), Business Associate shall Ii) obtain reasonable assurances from the person to whom the Protected Health Information is disclosed that it will be held confidentially and used or further disclosed only as Required by Law or for the purpose for which it was disclosed and (ii) obligate such person to notify Business Associate of any instances of which it is aware in which the confidentiality of the Protected Health Information has been breached.

C.	Business Associate may use or disclose protected Information as Required by Law.

D.	Any use or disclosure of Protected Health Information permitted hereunder shall be limited to the minimum amount necessary to accomplish the intended purpose of the use, disclosure or request and shall otherwise be accordance with HIPAA.

III.           Disclosure to Agent. In the event Business Associate disclosed to any agent, including a subcontractor, Protected Health Information received from, or created or received by Business Associate on behalf of, the P.C., Business Associate shall obligate each such agent to agree to the same restrictions and conditions regarding the use and disclosure of Protected Health Information as are applicable to Business Associate under this Addendum.

IV.           Safeguards. Business Associate shall employ appropriate administrative, technical and physical safeguards, consistent with the size and complexity of Business Associate’s operations, to prevent the use or disclosure of Protected Health Information in any manner inconsistent with the terms of this Addendum. Business Associate shall maintain a written security program describing such safeguards, a copy of which shall be available to the P.C. upon request.

V.           Reporting of Improper Disclosures. Business Associate shall report to the P.C. any unauthorized or improper use or disclosure of Protected Health Information within one (1) business day of the date on which Business Associate becomes aware of such use or disclosure.

VI.           Reporting of Disclosures of Security Incidents. Business Associate shall report to the P.C. any Security Incident of which it becomes aware. For purposes of this Addendum, “Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system; provided, however, that Business Associate shall not have any obligation to notify P.C. of any unsuccessful attempts to (i) obtain unauthorized access to P.C.’s information in Business Associate’s possession, or (ii) interfere with Business Associate’s system operations in an information system, where such unsuccessful attempts are extremely numerous and common to all users of electronic information systems (e.g., attempted unauthorized access to information systems, attempted modification or destruction of data files and software, attempted transmission of a computer virus).

VII.         Mitigation. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Addendum.

B2

VIII.	Access to protected health information by the P.C.

A.	Within (10) days of a request by the P.C., Business Associate shall provide to the P.C. all Protected Health Information in Business Associate’s possession necessary for the P.C. to provide patients or their representatives with access to or copies thereof in accordance with 45 CFR §§ 164.524.

B.	Within ten (10) days of a request by the P.C., Business Associate shall provide to the P.C. all information and records in Business Associate’s possession necessary for the P. C. to provide patients or their representatives with an accounting of disclosures thereof in accordance with 45 C.F.R § 164.528.

C.	Within ten (10) days of a request by the P.C. Business Associate shall provide to the P.C. all protected Health Information in Business Associate’s possession necessary for the P.C. to respond to a request by a patient to amend such Protected Health Information in accordance with 45 C.F.R. § 164.526. At the P.C.'s direction, Business Associate shall incorporate any amendments to a patient’s Protected Health Information made by the P.C. into the copies of such information maintained by Business Associate.

IX.           Access of HHS. Business Associate shall make its internal practices, books and records relating to the use and disclosure of Protected Health Information received from the P.C., or created or received by Business Associate on behalf of the P.C., to HHS in accordance with HIPAA and the regulations promulgated thereunder.

X.            Return of Protected Health Information Upon Termination. Upon termination of the Agreement, Business Associate shall: (a) if feasible, return or destroy all Protected Health Information received from , or created or received by Business Associate on behalf of, the P.C. that Business Associate still maintains in any form, and Business Associate shall retain no copies of such information; or (b) if Business Associate reasonably determines that such return or destruction is not feasible, extend the protections of this Addendum to such information and limit further uses and disclosures to those purposes that make the return or destruction of the Protected Health Information infeasible.

XI.           Obligations of P.C.

A.	Upon request of Business Associate, P.C. shall provide Business Associate with the notice of privacy practices that P.C. produces in accordance with 45 CFR §164.520.

B.	P.C. shall provide Business Associate with any changes in, or revocation of, permission by an individual to use or disclose Protected Health Information, if such changes affect Business Associate’s permitted or required uses and disclosures.

C.	P.C. shall notify Business Associate of any restriction on the use or disclosure of Protected Health Information to which P.C. has agreed in accordance with 45 CFR §164.522 to the extent that such restriction may affect Business Associate’s use or disclosure of PHI.

XII.          Amendment. If any of the regulations promulgated under HIPAA are amended or interpreted in a manner that renders this Addendum inconsistent therewith, the P.C. may, on thirty (30) days written notice to Business Associate, amend this Addendum to the extent necessary to comply with such amendments or interpretations.

B3

XIII.         Indemnification. Each of the parties shall indemnify, defend and hold harmless the other and its directors, officers, employees and agents from and against any and all third party liabilities, costs, claims and losses including, without limitation, the imposition of civil penalties by HHS under HIPAA, arising from or relating to the breach by either party or any of its directors, officers, employees or agents (including subcontractors) of the terms of this Addendum.

XIV.         Conflicting Terms. In the event of any terms of this Addendum conflict with any terms of the Agreement, the terms of this Addendum shall govern and control.

B4

MANAGEMENT AGREEMENT

(For Use in CA)

THIS MANAGEMENT AGREEMENT (“Agreement”) is made effective as of ________ by and between___________________________________________________, a [State] [corporation/limited liability company], having its principal place of business at ___________________________ (“the Company”), and ______________________________________, a ________ [State] professional service corporation, having its principal place of business at ______________________________ (the “P.C.”) [This defined term may be adapted to correspond to the applicable business form (i.e., P.L.L.C.).].

WHEREAS, the P.C. has been incorporated under the laws of the State of _________________ to render chiropractic services to patients of the P.C.;

WHEREAS, the P.C. desires to establish and operate a chiropractic clinic and provide chiropractic services (the “Clinic”) at ________ (the “Premises”) and to obtain certain equipment, furnishings, office space and management services for the P.C. from the Company; and

WHEREAS, the Company is ready, willing, and able to provide furnishings, equipment, office space and management services to the P.C. in connection with the Clinic.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Representations and Warranties.

1.1           Representations and Warranties of the Company. The Company represents and warrants to the P.C. that at all times during the term of this Agreement, the Company is a corporation [limited liability company] duly organized, validly existing and in good standing under the laws of the State of ______________.

1.2           Representations and Warranties of the P.C. The P.C. hereby represents and warrants to the Company that at all times during the term of this Agreement:

(a)           The P.C. is a professional service corporation duly organized, validly existing and in good standing under the laws of the State of ___________ and is duly licensed and qualified under all applicable laws and regulations to engage in the practice of chiropractic medicine in the State of _______________________.

(b)           Each of the professionals employed or engaged by the P.C. to render services at the Clinic is duly licensed, certified, or registered, to render the professional services for which he or she has been employed or engaged by the P.C.

(c)           The P.C. will establish and enforce procedures to ensure that proper and complete patient records are maintained regarding all patients of the P.C. as required by Section 4.10 below, applicable law and by the rules and regulations of any applicable governmental agency (collectively “Laws”).

For Use in CA

1

2.            Furnishings and Equipment, Use of Premises, Trade Name

2.1           Title and Maintenance. During the term of this Agreement, the Company grants to the P.C. the exclusive right to use the Equipment and Furnishings specified in Exhibit A hereto, and as may be amended from time to time, on the terms and conditions hereinafter set forth. All Equipment selected for use at the Clinic and identified in Exhibit A must be reviewed and approved by the P.C. The P.C. shall use, and shall cause its Providers (as defined in Section 4.2, below) to use, the Equipment and Furnishings only in connection with the Clinic. Title to the Equipment and Furnishings, including any improvements thereto, shall be and remain in the Company at all times. The P.C. agrees to take no action that would adversely affect the Company’s title to or interest in the Equipment and Furnishings. During the term of this Agreement, the P.C. shall be responsible for maintaining the Equipment and Furnishings in good condition and repair, reasonable wear and tear from normal use excepted, including, where necessary, the replacement or substitution of parts. All maintenance, repair and replacement, if necessary, of the Equipment and Furnishings shall be performed by the Company on behalf of the P.C., in accordance with Section 3.1 of this Agreement. The P.C. agrees to assume the cost and expense of all supplies used in connection with the Equipment and Furnishings, and the P.C. agrees to make the Equipment and furnishings available for inspection by the Company or its designee at any reasonable time.

2.2           Liens, Encumbrances, Etc. The P.C. shall not directly or indirectly create or suffer to exist any mortgage, security interest, attachment, writ or other lien or encumbrance on the Furnishings or Equipment, and will promptly and at its own expense, discharge any such lien or encumbrance which shall arise, unless the same shall have been created or approved by the Company.

2.3           Use of Premises. The Company will provide the use of the Premises in which the P.C. shall conduct and provide its chiropractic services at the Clinic during the term of this Agreement. This Agreement shall not be construed as a lease or sublease of the Premises, and shall not be deemed to create a relationship between a landlord and a tenant. The P.C. shall have no rights as a lessee of or any other possessory or occupancy rights to or any interest in the Premises except for the right to perform professional chiropractic services on the Premises as expressly set forth in this Agreement.

2.4           Return of Equipment and Furnishings. Upon the termination or expiration, as applicable of this Agreement, the Company shall retain all Furnishings and Equipment and the P.C. will relinquish control thereof free and clear of all liens, encumbrances, and right of others (save those created or approved by the Company).

2.5           Assignment. The P.C. shall not assign any of its rights hereunder to the use of the furnishings and Equipment to any third party, without the prior written consent of the Company.

2.6           Reporting. In addition to P.C.’s right to approve the initial Equipment identified in Exhibit A, the P.C. shall advise the Company with respect to the selection of additional and replacement equipment or furnishings for the Clinic, and with respect to any proposed additions or improvements to the Equipment or Furnishings. The P.C. will ensure that all Equipment and Furnishings are used in a safe and appropriate manner. The P.C. shall promptly notify the Company of any defective Equipment or Furnishings.

2.7           Use of Trade Name. The Company shall provide P.C. with a revocable license to use the name “The Joint…the chiropractic place” for the Clinic (the “Name”) and the Name shall be used by the P.C. in conformity with all applicable Laws.

3.            General Responsibilities of the Company. Except as otherwise provided in this Agreement, the Company shall have responsibility for general management and administration of the day-to-day business operations of the P.C., exclusive of chiropractic, professional and ethical aspects of the P.C.’s chiropractic Clinic, in all respects subject to applicable Laws.

For Use in CA

2

3.1           Maintenance, Repair and Servicing of Furnishings and Equipment. During the term of this Agreement, the P.C. engages the Company and the Company agrees to perform, or subcontract for the performance of, all maintenance, repair, and servicing as may be necessary for the Equipment and furnishings to be maintained in good working condition, reasonable wear and tear excepted.

3.3           Administrative and Management Services

(a)           The Company shall provide, or arrange for the provision of, certain business, management and administrative services of a non-clinical nature necessary or appropriate for the proper operation of the P.C. (“the Management Services”), as described below. The Company shall be the exclusive provider to the P.C. of such Management Services. The P.C. shall not obtain any Management Services from any source other than the Company, except with the prior written consent of the Company. Subject to the terms of this Agreement and to applicable Laws, the Company is authorized to perform its services in whatever manner it deems necessary to meet the day to day requirements of the P.C., including, without limitation, performance of some business office functions at locations other than the premises of the P.C. and by person other than employees of the Company. The Company is authorized to contract with third parties, including one or more of its affiliates, for the provision of services, equipment and personnel needed to perform its obligations under this Agreement. Any contracts with such affiliates shall be arms’ length agreements on terms reasonably available from reasonably efficient competing vendors.

(b)           The Management Services to be provided by the Company for the Clinic shall include, but not be limited to, the following:

(i)           business planning;

(ii)          financial management, including causing annual financial statements to be prepared for the P.C., providing to the P.C. the data necessary for the P.C. to prepare and file its tax returns and make any other necessary governmental filings, paying on behalf of the P.C., the P.C.’s Monthly Obligations (as defined in Section 4.4(d) hereof);

(iii)         bookkeeping, accounting, and data processing services;

(iv)         maintenance of patient records owned and maintained by the P.C. in accordance with procedures established by the P.C. pursuant to Section 1.2(c) above;

(v)          materials management, including purchase and stock of office supplies and maintenance of equipment and facilities, subject to the P.C.’s approval of the selection of chiropractic equipment for the Clinic;

(vi)         administering or causing to be administered any welfare, benefit or insurance plan or arrangement of the P.C.;

(vii)        human resources management, including primary direction and control of recruitment, training, and management of all Administrative Staff (defined in Section 3.3 below);

For Use in CA

3

(viii)       billing to and collection from all payors, on behalf of and in the name of the P.C., accounts receivable and accounts payable processing, all in accordance with the P.C.’s instructions and final approval made in consultation with the Company;

(ix)          administering utilization, cost and quality management systems that are established in accordance with Section 4.30

(x)           developing a marketing program which includes the design, procurement, and monitoring of electronic and print advertising of the Clinic, in conformity with the requirements of applicable Laws;

(xi)          arrange for the P.C. to obtain and maintain malpractice and other agreed upon insurance coverages;

(xii)         providing administrative services in connection with the P.C.’s advertising, marketing and promotional activities of the Clinic, subject to the P.C.’s approval of the materials used to advertise, market and promote the Clinic;

(xiii)        arranging for necessary legal services except with respect to any legal dispute between the P.C. and the Company;

(xiv)       performing credentialing support services such as application processing and information verification;

(xv)        developing and providing OSHA compliance programs and consulting;

(xvi)       developing and providing P.C. with consulting services regarding pricing and membership plan strategies to be followed by the Clinic, subject to the requirements of applicable provisions of Law. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all policies and decisions relating to pricing, credit, refunds and warranties shall be established in compliance with applicable Laws; and

(xvii)      to the extent not included in any of the services listed in Section 3.2(b)(i) – (xv) providing:

(a)  relationship development with Chiropractic schools;

(b)  personnel training and orientation in non-Chiropractic areas;

(c)  monitoring of industry developments and strategic planning;

(d)  payroll processing;

(e)  public relations;

(f)   facilities management;

(g)  coordination and negotiation of clinic financing efforts;

(h)  clinic remodels;

(i)   continuing education programs;

For Use in CA

4

(j)   client scheduling protocol design;

(k)  client service and complaint handling;

(l)   clinic management analysis;

(m) internal publications development and distribution;

(n)  conference and travel coordination; and

(o)  administration of committees.

(c)          The Company shall not provide any of the following services to the Clinic:

(i)            the assignment of Providers to treat patients, including determining how many patients a chiropractor must see in a given period or how many hours a chiropractor must work;

(ii)          assumption of responsibility for the care of patients including the treatment options available;

(iii)         serving as the party to whom bills and charges are made payable;

(iv)         determining what diagnostic tests are appropriate for a particular condition;

(v)          determining the need for referrals to or consultation with another healthcare provider; and

(vi)         any activity that involves the practice of chiropractic medicine and the provision of chiropractic services or that would cause the Clinic to be subject to licensure under applicable laws and regulations in ___________ (State).

3.3           Administrative Staff. Subject to the requirements of applicable Laws, the Company shall, on the terms and conditions specified in this Agreement, employ or engage and make available to the Clinic, on a non-exclusive basis, sufficient non-clinical personnel and administrative staff (herein referred to collective as “Administrative Staff”). The hiring, firing, disciplining and determination of compensation and benefits of the Administrative Staff shall be within the sole discretion of the Company; provided, however, that the Company may, at the P.C.’s written request, remove from the Clinic any Administrative Staff member who does not perform to the reasonable satisfaction of P.C.

3.4           Patient Records. The Company shall use its reasonable efforts to preserve the confidentiality of patient records and use information contained in such records only to the extent permitted by applicable Laws.

3.5           Performance Standards. All Management Services provided hereunder shall be subject to commercially reasonable performance standards agreed to by the parties from time to time.

For Use in CA

5

4.            Responsibilities of the P.C.

4.1           Professional Services. During the term of this Agreement, the P.C. shall be solely responsible for all aspects of the diagnostic, therapeutic and related professional services delivered by the Providers at the Clinic, and for the selection, training, professional direction, supervision, employment or engagement, and termination of all Providers. In addition, the P.C. shall be solely responsible for the following determining what diagnostic tests are appropriate for a particular condition; determining the need for referrals to or consultation with another chiropractor/specialist; and the overall care of the patient, including the treatment options available.

4.2           Time Commitment. The P.C. shall employ or engage and make available to the Clinic, sufficient chiropractors and other professionals, authorized to engage to the extent permitted by law in the chiropractic services provided by the Clinic (collectively referred to as “Providers”) in adequate numbers to meet the chiropractic needs of the patients of the Clinic. The P.C. shall establish the Clinic’s hours of operation and provide such services during normal business hours, as established in consultation with the Company. The P.C. shall ensure that all work and coverage schedules meet the needs of patients of the P.C. in a competent, timely and responsive manner. The P.C. shall determine how many patients a chiropractor must see in a given period of time or how many hours a chiropractor must work.

4.3           Quality of Service. The P.C. shall establish and enforce procedures to assure the appropriateness, necessity, consistency, quality, cost effectiveness and efficacy of all chiropractic services provided to patients of the Clinic. The P.C. shall require each of its Providers who are licensed, registered or certified to perform professional services to participate in and cooperate with any utilization management, quality assurance, risk management, patient care assessment, continuous quality improvement, accreditation or other similar program or study to review the performance such Providers as may be required by the P.C., governmental agencies, professional review organizations, accrediting bodies, or health care entities or other third parties with which the P.C. may contract or affiliate.

4.4           Billing and Collection.

(a)           The Company shall bill and use its best efforts to collect for all services rendered by the P.C. and its Providers hereunder and for all access and membership fees as agent for the P.C. in accordance with P.C.’s instructions and final approval made in consultation with the Company regarding coding and billing procedures for professional services provided by the P.C. All of the payments with respect to such services shall be made by cash or by check, electronic funds transfer, or credit card payable to the P.C. and shall be deposited into a bank account of the P.C. (the “Concentration Account”) with a bank mutually agreed to by the Company and the P.C. (the “Account Bank”). The Company shall prepare and make available to the P.C. an accounting of receipts attributable to services provided by the P.C., and receipts attributable to services provided by the Company.

(b)              The P.C. shall, and shall cause its Providers to, promptly endorse and deliver to the Company all payments, notes, checks, money orders, remittances and other evidences of indebtedness or payment received by the P.C. or its Providers, with respect to all accounts, contract rights, instruments, documents, or other rights to payment from time to time arising from the rendering of chiropractic services by the P.C. and its Providers, for access or membership fees, or otherwise relating to the business of the P.C., together with any guarantees thereof or securities therefore which are generated during the term of this Agreement. The Company is hereby granted a special power of attorney with respect to the Concentration Account and shall have the power an authority to deposit into, and withdraw funds from, all such accounts as may be required to pay P.C.’s Expenses (as defined in Section 4.13 below). The P.C. shall notify the banking institution of the concentration Account, and shall cause one or more employees or agents designated by the Company to be listed as a signatory on that account.

(c)           With respect to funds deposited in the Concentration Account (the “P.C.’s revenues”), the Company shall direct the Account Bank to transfer all amounts in the Concentration Account, at the end of each day, to an operating account maintained by and in the name of the Company (the “Operating Account”). The Company shall hold the P.C.’s Revenues in the Operating Account as the P.C.’s agent, and shall administer such Revenues on the P.C.’s behalf. The Company shall separately and accurately account for the receipt, use, disposition, and interest gained on the P.C.’s Revenues.

For Use in CA

6

(d)           On at least a monthly basis, the Company shall pay, from the P.C.’s Revenue in the Operating Account, all of the current month’s P.C. Expenses, as defined in Section 4.13 hereof and the current month’s Management Fee as defined in Section 5 hereof (collectively, the “P.C.’s Monthly Obligations”). In the event that the P.C.’s Revenue (including the current month’s interest earned on the P.C.’s Revenue) is insufficient to pay fully the P.C.’s Monthly Obligations, the Company may advance to the P.C. an amount equal to the deficit (the “Deficit Advance”) by depositing such amount in the Concentration Account or the Operating Account. The amounts of the Deficit Advances shall accrue and the P.C. shall be obligated to pay such amounts upon the termination of this Agreement. In the event that there is a monthly profit that exceeds the P.C.’s Monthly Obligations (the “Monthly Profits”), then the Company shall use such amount to repay any prior Deficit Advances made by the Company (if any) together with interest accrued thereof.

4.5           Licensure. The P.C. shall ensure that each Provider associated with P.C. maintains, if applicable, an unrestricted license to practice chiropractic or other health care profession, or to be engaged in his or her particular field of expertise in the State of ___________ and, to the extent that Providers provide professional services in other states, that such individuals maintain comparable unrestricted licensure in such other jurisdictions. Each Provider shall have a level of competence, experience and skill comparable to that prevailing in the community where such Provider provides professional services.

4.6           Continuing Education. The P.C. shall ensure that each Provider shall obtain the required continuing professional education for his or her specialty in each state where such Provider provides professional services and shall provide documentation of the same to the Company.

4.7           Disciplinary Actions. The P.C. shall, and shall cause each of its Providers to, disclose to the Company during the term of this Agreement: (i) the existence of any proceeding against any Provider instituted by any plaintiff, governmental agency, health care facility, peer review organization or professional society which involves any allegation of substandard care or professional misconduct raised against any Provider, and (ii) any allegation of substandard care or professional misconduct raised against any Provider by any person or agency during the term of this Agreement.

4.8           Outside Activities. The P.C. and its Providers shall devote their best efforts to fulfill their obligations hereunder. The P.C. and its Providers shall not engage in any other professional activities, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, which would interfere with the performance of the P.C.’s duties hereunder, without the prior written consent of the Company, which consent shall not be unreasonably withheld. The P.C. shall assure that each of its Providers shall not provide chiropractic services other than on behalf of the P.C., unless such activity is disclosed in writing to and is expressly authorized in writing by the Company.

4.9           Patient Records.

(a)          The P.C. and its Providers shall maintain, in a timely manner, complete, accurate and legible records for all patients of the Clinic, and all such patient records shall be the property of the P.C. The P.C. and its Providers shall comply with all applicable laws, regulations and ethical principles concerning confidentiality of patient records.

For Use in CA

7

(b)          The P.C. shall own and control all patient chiropractic records, including determining the contents thereof. The P.C. shall grant the Company access to the information contained in the patient records owned by the P.C. and completed by the Providers to the extent that access to such information is permitted by applicable Laws and is required in connection with the Company’s administrative responsibilities hereunder. The P.C. agrees that, upon the termination of this Management Agreement (as permitted by applicable laws), the P.C. will transfer the original, or at PC’s discretion, complete copies of all of the P.C.’s patient records to a successor P.C. or chiropractor identified by the Company who will provide chiropractic services at the Premises.  Such successor P.C. or chiropractor shall be obligated to transfer a patient’s record as directed upon the patient’s request.

(c)          As required by the privacy regulations issue under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the parties shall comply with the terms of the Business Associate Addendum attached as Exhibit B of this Agreement.

4.10         Credentialing. The P.C. shall participate and cooperate in and comply with any credentialing program established from time to time by the Company.

4.11         Fees for Professional Services. The P.C. shall be solely responsible for legal, accounting, and other professional service fees it incurs, except as otherwise provided herein.

4.12         Standards of Care. The P.C. and its Providers shall render services to patients hereunder in a competent and professional manner, in compliance with generally accepted and prevailing standards of care and in compliance with applicable statutes, regulations, rules, policies and directives of federal, state and local governmental, regulatory and accrediting agencies.

4.13         P.C. Expenses. The following expenses of the P.C. that are related to the Clinic (“P.C. Expenses”) shall be paid by the Management Company, on behalf of the P.C. and at the direction of the P.C.:

(a)          Salaries, wages, benefits, (including health, life, and disability insurance coverage and all contributions under employee benefit plans), vacation and sick pay, employment and payroll taxes; and the cost of payroll administration and administration of benefits, for Providers employed by the P.C.;

(h)          Cost of all new chiropractic and non-chiropractic equipment and supplies obtained for use in the operation of the Clinic, and depreciation cost of all capital equipment and items obtained for use in the operation of the Clinic in accordance with federal tax depreciation schedules for such equipment and items;

(i)          Expenses of comprehensive professional liability insurance, professional liability insurance for each Provider of the P.C. to the extent the P.C. is required to pay for such insurance pursuant to the terms of the Provider’s employment agreement, comprehensive general liability insurance and property insurance coverage for the P.C.’s facility and operations, and worker’s compensation and unemployment insurance coverage for all P.C. employees;

(j)          Interest expense on indebtedness (including capitalized leases) incurred with respect to debt obligations to fund the operation of, or the acquisition of capital assets for, the P.C.;

(k)          State and local business license taxes, professional licensure and board certification fees, sales and use taxes, income, franchise and excise taxes and other similar taxes, fees and charges assessed against the P.C. or the Providers;

(l)          Expenses incurred in the course of recruiting chiropractors, chiropractic receptionists and other professional staff to work for and/or join the P.C.; and

For Use in CA

8

(m)          Any federal income taxes, including the cost of preparation of the annual income tax returns of the P.C. and its Providers.

The P.C. shall promptly notify the Company of all P.C. Expenses incurred, and shall provide the Company with all invoices, bills, statements and other documents evidencing such P.C. Expenses.

5.          Management Fee.

(a)          In consideration of the Company (i) licensing to the P.C. the use of Equipment, Furnishings and the Name; (ii) permitting the P.C. to operate the Clinic and perform professional chiropractic services at the Premises; (iii) granting to the P.C. the right to use the personal property and leasehold improvement at the Premises; and (iv) providing all other services described in this Agreement, the P.C. hereby agrees to pay to the Company a monthly Management Fee that shall be equal to [__________ Dollars ($______)]. The Management Fee will be adjusted annually by the parties. The Management Fee shall be paid in accordance with Section 4.4(d). In the event that in any month the P.C.s Revenue (including the current month’s interest earned on the P.C.’s Revenue) is insufficient to pay fully the monthly Management Fee, the unpaid amount of the Management Fee shall accrue each month, and the P.C. shall be obligated to pay such amount until fully paid in accordance with Section 4.4(d). The parties agree that the Management Fee represents the fair market value of the items and services provided under this Agreement. Further, the parties acknowledge that the Management Fee is not based upon, or in no way take into account, the volume or value of referrals to the Clinic or is intended to constitute remuneration for referrals, or the influencing of such referrals, to the Clinic.

(b)          The portion of the Management Fee (i) allocable to the P.C.’s use of the Equipment, Furnishings and Name has been determined by the parties to equal the fair market value of the use of the Equipment, Furnishings and name, respectively, and (ii) allocable to the provisions of all other services hereunder has been determined by the parties to equal the fair market value of such other services without taking into account the volume or value of any referrals of business from the Company (or its affiliates) to the P.C. or the Providers, or from the P.C. or the Providers to the Company (or its affiliates).

(c)          The Management Fee paid by the P.C. to the Company hereunder has been determined by the parties through good-faith and arm’s length bargaining. No amount paid hereunder is intended to be, nor shall it be construed to be, an inducement or payment for referral of, or recommending referral of, patients by the P.C. to the Company (or its affiliates) or by the Company (or its affiliates) to the P.C. In addition, the Management Fee charged hereunder does not include any discount, rebate, kickback, or other reduction in charge, and the Management Fee charged hereunder is not intended to be, nor shall it be construed to be, an inducement or payment for referral, or recommendation of referral, of patients by the P.C. to the Company (or its affiliates) or by the Company (or its affiliates) to the P.C.

6.          Regulatory Matters.

(a)          The P.C.’s Providers shall at all times be free, in their sole discretion, to exercise their professional judgment on behalf of patients of the P.C. No provision of this Agreement is intended, nor shall it be construed, to permit the Company to affect or influence the professional judgment of any member of the P.C.’s Providers. To the extent that any act or service required or permitted of the Company by any provision of this Agreement may be construed or deemed to constitute the practice of chiropractic, the ownership or control of a chiropractic practice, or the operation of a clinic, said provision of this Agreement shall be void ab initio and the performance of said act or service by the Company shall be deemed waived by the P.C.

For Use in CA

9

(b)          The parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement, and to comply with the requirements of applicable Laws and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the Clinic, and of any insurance company insuring the Clinic or the parties against liability for accident or injury in or upon the premises of the Clinic.

7.          Insurance.

7.1           General Comprehensive Liability Insurance. During the term of this agreement, the Company shall obtain and maintain, at the P.C.’s expense, a comprehensive general liability insurance policy and such other insurances as may be required, in such amounts, with such coverages and with such companies as the Company may reasonably determine to be necessary and appropriate, as required by law or as are usual and customary. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional named insureds, and provide for third (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

7.2           Equipment Insurance. The Company shall cause to be carried and maintained, at its own expense, insurance against all risks of physical loss or damage to the Equipment in an amount not less than the original purchase price or the replacement cost with like kind and quality at the time of loss, with such companies and as the Company shall reasonably determine. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional named insureds, and provided for thirty (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

7.3           Malpractice Insurance. During the term of this Agreement, the Company shall arrange for the P.C. to obtain and maintain, at the P.C.’s expense, professional liability insurance covering the P.C. and its Providers, with limits of not less than [one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate], which the parties hereby agree are adequate amounts of coverage, or such other amount as required by law. In the event the P.C. has a “claims made” form of insurance in effect at any time during the term of this Agreement, the Company shall obtain, at P.C.’s expense, full “tail” coverage to cover any event that may have occurred during the term of this Agreement. The P.C. shall provide to the Company any information with respect to the P.C. or the Providers necessary for the Company to secure such professional liability insurance. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional name insureds, and provide for thirty (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

8.          Indemnification by the P.C. The P.C. hereby agrees to indemnify, defend, and hold harmless the Company, and each of the Company’s officers, directors, shareholders, agents and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings judgments and awards, and costs and expenses (including court costs, and reasonable attorneys’ and consultancy fees), arising directly or indirectly, in whole or in part out of any breach by the p.c. OF This Agreement or any acts or omissions by the P.C. or its Providers in their performance of this Agreement, including, but not limited to, negligence of the P.C. or its Providers arising form or related to any of their professional acts or omissions to the extent that such is not paid or covered by the proceeds of insurance. The P.C. shall immediately notify the Company of any lawsuits or actions, or any threat thereof, against P.C. or any Provider, or the Company, that may become known to the P.C.

For Use in CA

10

9.          Indemnification by the Company. The Company hereby agrees to indemnify, defend, and hold harmless the P.C., and each of its officers, managers, members, agents and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including court costs, and reasonable attorneys’ and consultancy fees), arising directly or indirectly, in whole or in part, out of any breach by the Company of this Agreement or any willful or grossly negligent act or omission by the Company in its performance of this Agreement, to the extent that such is not paid or covered by the proceeds of insurance. The company shall immediately notify the P.C. of any lawsuits or actions, or any threat thereof, against the Company, P.C. or any Provider that may become known to the Company.

10.         Non-Solicitation.

(a)          To the extent permitted by applicable Laws, the P.C. shall not, during the term of this Agreement and for a period of one (1) year from the date of termination or expiration of this Agreement, and shall ensure that its Providers shall not, during the term of their employment by the P.C. and for a period of one (1) year thereafter, solicit for employment, verbally or in writing, employ or offer employment to any employee or former employee of the Company or its affiliates, including, but not limited to any personnel provided by the Company to P.C. hereunder, without the prior written consent of the Company.

(b)          To the extent permitted by law, during the term of any Provider’s employment with the P.C. and for a period of one (1) year after the termination or expiration of any such Provider’s employment agreement with the P.C., such Provider shall not, without the express written consent of the P.C., solicit verbally or in writing, any patient or former patient of the P.C., or otherwise interfere with such patient or former patient’s relationship with the P.C. in connection with the provisions of chiropractic services. Upon termination of any Provider’s employment with the P.C., the P.C. shall promptly notify the Provider’s patients of how and where to contact the Provider.

(c)          In the event that any of the P.C.’s Providers shall violate any provision of this Section 10, the P.C.’s President shall immediately notify the Company of such activity and the P.C. shall immediately take all necessary and appropriate corrective action.

(d)          Company agrees to waive any outstanding Management Fees owed by the P.C. at termination of this agreement, pursuant to Section 5(a), as consideration for the non-solicitation provisions set forth in Section 10 (a) and (b) above.

11.         Proprietary Rights. The P.C. recognizes and acknowledges that all records, files, reports, protocols, polities, manuals, data bases, processes, procedures, computer systems, materials and other documents used by the Company (or its affiliates) in rendering services hereunder, or relating to the operations of the company (or its affiliates), belong to and shall remain the property of the Company, and constitute proprietary information and trade secrets that are valuable, special, and unique assets of the Company’s business (“Confidential Information”). The P.C. shall not, and shall assure that each of its Providers shall not, during or after the term of this Agreement, disclose any Confidential Information of the Company (or its affiliates), or the terms and conditions of this Agreement to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of the Company or its respective affiliates.

12.         Enforcement. The P.C. agrees that the restrictive covenants set forth in Sections 10, 11 and 12 are reasonable in nature, duration and geographical scope. The P.C. further acknowledges that any violation of those restrictive covenants will cause the Company irreparable damage, which a monetary award would be inadequate to remedy, and that a court or arbitrator of competent jurisdiction may, in addition to monetary awards, enjoin any breach of, and enforce, such restrictive covenants by temporary restraining order, and preliminary and permanent injunctive relief without the need for the moving party to post any bond or surety. If a court or arbitrator of competent jurisdiction determines that any of the restrictive covenants set forth in Section 10 or 11 are unreasonable in nature, duration or geographic scope, then the P.C. agrees that such court or arbitrator shall reform such restrictive covenant so that such restrictive covenant is enforceable to the maximum extent permitted by law for a restrictive covenant of that nature, and such court shall enforce the restrictive covenant to that extent. If any court or arbitrator finds that the P.C. and/or any Provider has breached the restrictive covenants set forth in Sections 10 or 11 above, then such restrictive covenants shall be extended for an additional period equal to the period of such breach.

For Use in CA

11

13.         Employment Agreements. The P.C. agrees that it shall impose by contract on each of its Providers the obligation to abide by the applicable terms and conditions of this Agreement, including the restrictive covenants specified above. The Company and its affiliates are intended to be third-party beneficiaries of such contracts and the Company may, in its sole discretion, be a signatory to such contracts for purposes of enforcing against Providers the terms and conditions of this Agreement. Any liquidated damages pad to the P.C. by Providers pursuant to contracts between the P.C. and such Providers shall be assigned by the P.C. and paid over to the Company.

14.         Term and Termination.

(a)          The term of this Agreement shall be for [coterminous with franchise agreement] years commencing on the date first written above, unless sooner terminated as set forth herein, and shall automatically renew for successive one (1) year terms unless either party gives the other at least ninety (90) days prior written notice of its intention not to renew prior to the expiration of then current term.

(b)          Either party may terminate this Agreement immediately upon the occurrence of any of the following events with regard to the other party: (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition or the commencement of any proceeding by either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustments of indebtedness, reorganization, composition or extension; (iii) the filing of any involuntary petition or the commencement of any proceeding by or against either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, which such petition or proceeding is not dismissed within ninety (90) days of the date on which it is filed or commenced; or (iv) suspension of the transaction of the usual business of either party for a period in excess of thirty (14) days.

(c)          The Company may terminate this Agreement immediately upon any of the following events:

(i)          The date of death of [Name of sole shareholder];

(ii)         The date [Name of sole shareholder] is determined by a court of competent jurisdiction to be incompetent, or permanently disabled so as to be unable to render any professional services

(iii)        The date [Name of sole shareholder] becomes disqualified under the Bylaws of the P.C. or applicable law to be a shareholder of the P.C.;

(iv)        The date upon which any of the shares of stock in the P.C. held by [Name of sole shareholder] are transferred or attempted to be transferred voluntarily, by operation of law or otherwise to any person;

For Use in CA

12

(v)         The date upon which [Name of sole shareholder] ceases to provide chiropractic services in connection with the P.C.; or

(v)         The merger, consolidation, reorganization, sale, liquidation, dissolution, or other disposition of all or substantially all of the stock or assets of the P.C.

(d)          The Company may terminate this Agreement if the P.C. fails, within seven (7) days after receiving written notice from the Company, to remove from the Clinic any Provider who the Company determines has materially disrupted or interfered with the performance of the P.C.’s obligations hereunder. This provision shall not be construed as permitting the Company to control or impair the P.C.’s or the Providers’ chiropractic judgment, professional performance or patient of care.

(e)          The Company may terminate this Agreement immediately upon written notice to the P.C. in the event of termination for any reason of any of the following agreements: the Shareholder and Stock Transfer Restriction Agreement, the Company’s operating agreement and/or the employment agreement between the P.C. and ________________ [Doctor’s Name].

(f)          The Company may terminate this Agreement at any time with or without cause, by giving the P.C. forty-five (45) days’ prior written notice.

(g)          Either party may terminate this Agreement upon thirty (30) days’ prior written notice to the other party in the event of a material breach by the other party of any material term or condition hereof, if such breach is not cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after the non-breaching party has given notice thereof to the other party.

(h)          Upon termination or expiration of this agreement by either party, the P.C. shall pay the Company any amounts owed to the Company under paragraph 5 hereof as of the date of termination or expiration.

(i)          Upon termination or expiration of this Agreement, the P.C. shall return to the Company any and all property of the Company which may be in the P.C.’s possession or under the P.C.’s control.

(j)          If, in the opinion (the “Opinion”) of nationally recognized health care counsel selected by the Company, it is determined that it is more likely than not that applicable Laws in effect or to become effective as of a date certain, or if the Company or the P.C. receives notice (the “Notice”) of an actual or threatened decision, finding or action by any governmental or private agency or court (collectively referred to herein as “Action”), which Laws or Action, if or when implemented, would have the effect of subjecting either party to civil or criminal prosecution under state and/or federal laws, or other material adverse proceeding on the basis of their participation herein, then the Company or the P.C. shall provide such Opinion or Notice to the other party. The parties shall attempt in good faith to amend this Agreement to the minimum extent necessary in order to comply with such Laws or to avoid the Action, as applicable, and shall utilize mutually agreed upon joint legal counsel to the extent practicable. If, within ninety (90) days of providing written notice of such Opinion or such Notice to the other party, the parties hereto acting in good faith are unable to mutually agree upon and make amendments or alterations to this Agreement to meet the requirements in question, or alternatively, the parties mutually determine in good faith that compliance with such requirements is impossible or unfeasible, then this Agreement shall be terminated without penalty, charge or continuing liability upon the earlier of the following: the date one hundred and eight (180) days subsequent to the date upon which any party gives written notice to the other party, or the effective date upon which the Law or Action prohibits the relationship of the parties pursuant to this Agreement. In the event of a termination of this Agreement in accordance with this Section 15(j), then the restrictions contained in 10 and 11 of this Agreement shall be waived and shall be of no further effect.

For Use in CA

13

15.         Obligations After Termination. Except as otherwise provided herein or in any amendment hereto, following the effective date of termination of this Agreement:

(a)          The Company shall continue to permit the P.C. or its authorized representatives to conduct financial audits relating to the period this Agreement was in effect;

(b)          The P.C. shall cooperate with the Company to assure the appropriate transfer of patient cases and patient records;

(c)          Both the Company and the P.C. shall cooperate in connection with the termination or assignment of provider contracts and other contractual arrangements; and

(d)          Both the Company and the P.C. shall cooperate in the preparation of final financial statements and the final reconciliation of fees paid hereunder, which shall be calculated by the Company six (6) months after termination of this agreement; provided that in the event of a termination of this Agreement by the Company pursuant to Section 15(b), (c), or (d), the P.C. and any such Provider shall forfeit its (or his/her) rights to any future payment from the Company under this or any other agreement between the parties, except as may otherwise be agreed to by the Company in its discretion.

16.         Return of Proprietary Property and Confidential Information. All documents, procedural manuals, guides, specifications, plans, drawings, designs, copyrights, service marks and trademark rights, computer programs, program descriptions and similar materials, lists of present, past or prospective patients, proposals, marketing and public relations materials, invitations to submit proposals, fee schedules and data relating to patients and the pricing of the Company’s products and services, records, notebooks and similar repositories of or containing Confidential Information and Inventions (including all copies thereof) that come into P.C. and/or its Providers possession or control, whether prepared by P.C., its Providers, or others: (a) are the property of the Company, (b) will not be used by P.C. or its Providers in any way adverse to the Company or to the benefit of P.C. and/or its Providers, (c) will not be removed from the Company’s premises (except as P.C. and/or its Providers’ duties hereunder require) and (d) at the termination of this Agreement or engagement of such Providers, will be left with, or forthwith returned and/or restored to the Company, and P.C. and such Providers shall discontinue use of such materials.

17.         Status of Parties. In the performance of the work duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement.

18.         Force Majeure. Neither party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is agreed that financial inability shall not be a matter beyond a party’s reasonable control.

19.         Notices. Any notices to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the first business day following delivery to a nationally recognized overnight courier service with proof of delivery, or (c) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties at the addresses set forth on page 1 above or at any other address designated by the parties in writing.

For Use in CA

14

20.         Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement. This Agreement may not be changed orally, and may only be amended by an agreement in writing signed by both parties.

21.         No Rights in Third Parties. Except as provided in Section 13, hereof, this Agreement is not intended to, nor shall it be construed to, create any rights in any third parties, including, without limitation, in any Providers employed or engaged by the P.C. in connection with the Clinic.

22.         Governing Law. This Agreement shall be construed and enforced under and in accordance with the laws of the State of __________________, and venue for the commencement of any action or proceeding brought in connection with this agreement shall be exclusively in the federal or state court in the State of __________________, County of _________________. [Insert State where franchisee and P.C. are located.]

23.         Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect, unless to do so would result in either party not receiving the benefit of its bargain.

24.         Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to that term or any other term of this Agreement.

25.         Rights Unaffected. No amendment, supplement or termination of this Agreement shall affect or impair any right or obligations which shall have theretofore matured hereunder.

26.         Interpretation of Syntax. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.

27.         Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, executors, administrators and assigns.

28.         Further Actions. Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

29.         Non-Assignment. The P.C. may not assign this Agreement except with the prior written approval of the Company. The Company may assign this Agreement.

30.         Access of the Government to Records. To the extent that the provisions of Section 1861(v)(1)(I) of the Social Security Action [42 U.S.C. § 1395x(v)(1)(I)] are applicable to this Agreement, the parties agree to make available, upon the written request of the Secretary of the Department of Health and Human Services or upon the request of the Comptroller General, or any of their duly authorized representatives, this Agreement, and other books, records and documents that are necessary to certify the nature and extent of costs incurred by them for services furnished under this Agreement. The obligations hereunder shall extent for four (4) years after furnishing of such services. The parties shall notify each other of any such request for records.

For Use in CA

15

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto affix their signatures below and execute this Agreement under seal.

[P.C.]	[JOINT FRANCHISEE/ “Company”]

By:__________________________________	By:______________________________
Its: President	Its: ______________________________

For Use in CA

16

EXHIBIT A

TO JOINT MANAGEMENT AGREEMENT

EQUIPMENT/FURNISHINGS

[Insert “Supply List” for each Clinic]

A1

EXHIBIT B

TO JOINT MANAGEMENT AGREEMENT

BUSINESS ASSOCIATE ADDENDUM

This Business Associate Addendum (the “Addendum”) to the Management Agreement (the “Agreement”) dated _____________________, by and between the P.C. and the Company (for purposes of this addendum, the “Business Associate”), is entered into for the purpose of complying with the Health Insurance Portability and Accessibility Act of 1996, as amended by the Health Information Technology Act of 2009 (the “HITECH Act”), and the regulations promulgated under HIPAA and the HITECH Act (all of the foregoing collectively referred to as “HIPAA”).

I.	Definitions. For purposes of this addendum, the following capitalized terms shall have the meanings ascribed to them below:

A.	“Protected Health Information” shall mean Individually Identifiable Health Information (as defined below) that is (a) transmitted by electronic media; (b) maintained in any electronic medium; or (c) transmitted or maintained in any other form or medium. “Protected Health Information” does not include Individually Identifiable health information in (x) education records covered by the Family Educational Right and Privacy Act, as amended (20 USC §1232(g) or (y) records described in 20 USC §1231g(a)(4)(B)(iv). For purposes of this definition, Individually Identifiable Health Information shall mean health information, including demographic information collected from an individual, that: (aa) is created or received by a health care provider (including the P.C.), health plan, employer or health care clearing house; and (bb) relates to the past. present or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present or future payment for the provision of health care to an individual and that (1) identifies the individual or (2) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

B.	“Required by Law” shall mean a mandate contained in law that compels the use or disclosure of Protected Health Information and that is enforceable in a court of law. “Required by Law” includes, but is not limited to, court orders and court-ordered warrants; subpoenas or summons issued by a court, grand jury, a governmental or tribal inspector general, or an administrative body authorized to require the production of information; a civil or an authorized investigative demand; Medicare conditions or participation with respect to health care providers participating in the program; and statutes or regulations that require such information if payment is sought under a government program providing public benefits.

Any terms used but not otherwise defined in this Addendum shall have the same meaning as the meaning ascribed to those terms in HIPAA.

II.          Permitted Uses and Disclosures. Business Associate may use or disclose Protected Health Information received or created by Business Associate pursuant to the Agreement solely for the following purposes:

A.	Business Associate may use or disclose Protected Health Information as necessary to carry out Business Associate’s responsibilities and duties under the Agreement.

B1

B.	Business Associate may use or disclose Protected Health Information for Business Associate’s proper management and administration ore to fulfill any present or future legal responsibilities of Business Associate; provided, however, that if Business Associate discloses Protected Health Information to a third party under this Section II(b), Business Associate shall Ii) obtain reasonable assurances from the person to whom the Protected Health Information is disclosed that it will be held confidentially and used or further disclosed only as Required by Law or for the purpose for which it was disclosed and (ii) obligate such person to notify Business Associate of any instances of which it is aware in which the confidentiality of the Protected Health Information has been breached.

C.	Business Associate may use or disclose protected Information as Required by Law.

D.	Any use or disclosure of Protected Health Information permitted hereunder shall be limited to the minimum amount necessary to accomplish the intended purpose of the use, disclosure or request and shall otherwise be accordance with HIPAA.

III.         Disclosure to Agent. In the event Business Associate disclosed to any agent, including a subcontractor, Protected Health Information received from, or created or received by Business Associate on behalf of, the P.C., Business Associate shall obligate each such agent to agree to the same restrictions and conditions regarding the use and disclosure of Protected Health Information as are applicable to Business Associate under this Addendum.

IV.          Safeguards. Business Associate shall employ appropriate administrative, technical and physical safeguards, consistent with the size and complexity of Business Associate’s operations, to prevent the use or disclosure of Protected Health Information in any manner inconsistent with the terms of this Addendum. Business Associate shall maintain a written security program describing such safeguards, a copy of which shall be available to the P.C. upon request.

V.          Reporting of Improper Disclosures. Business Associate shall report to the P.C. any unauthorized or improper use or disclosure of Protected Health Information within one (1) business day of the date on which Business Associate becomes aware of such use or disclosure.

VI.          Reporting of Disclosures of Security Incidents. Business Associate shall report to the P.C. any Security Incident of which it becomes aware. For purposes of this Addendum, “Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system; provided, however, that Business Associate shall not have any obligation to notify P.C. of any unsuccessful attempts to (i) obtain unauthorized access to P.C.’s information in Business Associate’s possession, or (ii) interfere with Business Associate’s system operations in an information system, where such unsuccessful attempts are extremely numerous and common to all users of electronic information systems (e.g., attempted unauthorized access to information systems, attempted modification or destruction of data files and software, attempted transmission of a computer virus).

VII.         Mitigation. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Addendum.

B2

VIII.          Access to protected health information by the P.C.

A.	Within (10) days of a request by the P.C., Business Associate shall provide to the P.C. all Protected Health Information in Business Associate’s possession necessary for the P.C. to provide patients or their representatives with access to or copies thereof in accordance with 45 CFR §§ 164.524.

B.	Within ten (10) days of a request by the P.C., Business Associate shall provide to the P.C. all information and records in Business Associate’s possession necessary for the P. C. to provide patients or their representatives with an accounting of disclosures thereof in accordance with 45 C.F.R § 164.528.

C.	Within ten (10) days of a request by the P.C. Business Associate shall provide to the P.C. all protected Health Information in Business Associate’s possession necessary for the P.C. to respond to a request by a patient to amend such Protected Health Information in accordance with 45 C.F.R. § 164.526. At the P.C.'s direction, Business Associate shall incorporate any amendments to a patient’s Protected Health Information made by the P.C. into the copies of such information maintained by Business Associate.

IX.	Access of HHS. Business Associate shall make its internal practices, books and records relating to the use and disclosure of Protected Health Information received from the P.C., or created or received by Business Associate on behalf of the P.C., to HHS in accordance with HIPAA and the regulations promulgated thereunder.

X.	Return of Protected Health Information Upon Termination. Upon termination of the Agreement, Business Associate shall: (a) if feasible, return or destroy all Protected Health Information received from , or created or received by Business Associate on behalf of, the P.C. that Business Associate still maintains in any form, and Business Associate shall retain no copies of such information; or (b) if Business Associate reasonably determines that such return or destruction is not feasible, extend the protections of this Addendum to such information and limit further uses and disclosures to those purposes that make the return or destruction of the Protected Health Information infeasible.

XI.	Obligations of P.C.

A.	Upon request of Business Associate, P.C. shall provide Business Associate with the notice of privacy practices that P.C. produces in accordance with 45 CFR §164.520.

B.	P.C. shall provide Business Associate with any changes in, or revocation of, permission by an individual to use or disclose Protected Health Information, if such changes affect Business Associate’s permitted or required uses and disclosures.

C.	P.C. shall notify Business Associate of any restriction on the use or disclosure of Protected Health Information to which P.C. has agreed in accordance with 45 CFR §164.522 to the extent that such restriction may affect Business Associate’s use or disclosure of PHI.

XII.	Amendment. If any of the regulations promulgated under HIPAA are amended or interpreted in a manner that renders this Addendum inconsistent therewith, the P.C. may, on thirty (30) days written notice to Business Associate, amend this Addendum to the extent necessary to comply with such amendments or interpretations.

B3

XIII.	Indemnification. Each of the parties shall indemnify, defend and hold harmless the other and its directors, officers, employees and agents from and against any and all third party liabilities, costs, claims and losses including, without limitation, the imposition of civil penalties by HHS under HIPAA, arising from or relating to the breach by either party or any of its directors, officers, employees or agents (including subcontractors) of the terms of this Addendum.

XIV.	Conflicting Terms. In the event of any terms of this Addendum conflict with any terms of the Agreement, the terms of this Addendum shall govern and control.

B4

MANAGEMENT AGREEMENT

(For Use in FL, IL and NY)

THIS MANAGEMENT AGREEMENT (“Agreement”) is made effective as of ________ by and between___________________________________________________, a [State] [corporation/limited liability company], having its principal place of business at ___________________________ (“the Company”), and ______________________________________, a ________ [State] professional service corporation, having its principal place of business at ______________________________ (the “P.C.”) [This defined term may be adapted to correspond to the applicable business form (i.e., P.L.L.C.).].

WHEREAS, the P.C. has been incorporated under the laws of the State of _________________ to render chiropractic services to patients of the P.C.;

WHEREAS, the P.C. desires to establish and operate a chiropractic clinic and provide chiropractic services (the “Clinic”) at ________ (the “Premises”) and to obtain certain equipment, furnishings, office space and management services for the P.C. from the Company; and

WHEREAS, the Company is ready, willing, and able to provide furnishings, equipment, office space and management services to the P.C. in connection with the Clinic.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Representations and Warranties.

1.1           Representations and Warranties of the Company. The Company represents and warrants to the P.C. that at all times during the term of this Agreement, the Company is a corporation [limited liability company] duly organized, validly existing and in good standing under the laws of the State of ______________.

1.2           Representations and Warranties of the P.C. The P.C. hereby represents and warrants to the Company that at all times during the term of this Agreement:

(a)          The P.C. is a professional service corporation duly organized, validly existing and in good standing under the laws of the State of ___________ and is duly licensed and qualified under all applicable laws and regulations to engage in the practice of chiropractic medicine in the State of _______________________.

(b)          Each of the professionals employed or engaged by the P.C. to render services at the Clinic is duly licensed, certified, or registered, to render the professional services for which he or she has been employed or engaged by the P.C.

(c)          The P.C. will establish and enforce procedures to ensure that proper and complete patient records are maintained regarding all patients of the P.C. as required by Section 4.10 below, applicable law and by the rules and regulations of any applicable governmental agency (collectively “Laws”).

For Use in FL, IL and NY

1

2.          Furnishings and Equipment, Use of Premises, Trade Name

2.1           Title and Maintenance. During the term of this Agreement, the Company grants to the P.C. the exclusive right to use the Equipment and Furnishings specified in Exhibit A hereto, and as may be amended from time to time, on the terms and conditions hereinafter set forth. The P.C. shall use, and shall cause its Providers (as defined in Section 4.2, below) to use, the Equipment and Furnishings only in connection with the Clinic. Title to the Equipment and Furnishings, including any improvements thereto, shall be and remain in the Company at all times. The P.C. agrees to take no action that would adversely affect the Company’s title to or interest in the Equipment and Furnishings. During the term of this Agreement, the P.C. shall be responsible for maintaining the Equipment and Furnishings in good condition and repair, reasonable wear and tear from normal use excepted, including, where necessary, the replacement or substitution of parts. All maintenance, repair and replacement, if necessary, of the Equipment and Furnishings shall be performed by the Company on behalf of the P.C., in accordance with Section 3.1 of this Agreement. The P.C. agrees to assume the cost and expense of all supplies used in connection with the Equipment and Furnishings, and the P.C. agrees to make the Equipment and furnishings available for inspection by the Company or its designee at any reasonable time.

2.2           Liens, Encumbrances, Etc. The P.C. shall not directly or indirectly create or suffer to exist any mortgage, security interest, attachment, writ or other lien or encumbrance on the Furnishings or Equipment, and will promptly and at its own expense, discharge any such lien or encumbrance which shall arise, unless the same shall have been created or approved by the Company.

2.3           Use of Premises. The Company will provide the use of the Premises in which the P.C. shall conduct and provide its chiropractic services at the Clinic during the term of this Agreement. This Agreement shall not be construed as a lease or sublease of the Premises, and shall not be deemed to create a relationship between a landlord and a tenant. The P.C. shall have no rights as a lessee of or any other possessory or occupancy rights to or any interest in the Premises except for the right to perform professional chiropractic services on the Premises as expressly set forth in this Agreement.

2.4           Return of Equipment and Furnishings. Upon the termination or expiration, as applicable of this Agreement, the Company shall retain all Furnishings and Equipment and the P.C. will relinquish control thereof free and clear of all liens, encumbrances, and right of others (save those created or approved by the Company).

2.5           Assignment. The P.C. shall not assign any of its rights hereunder to the use of the furnishings and Equipment to any third party, without the prior written consent of the Company.

2.6           Reporting. The P.C. shall advise the Company with respect to the selection of additional and replacement equipment or furnishings for the Clinic, and with respect to any proposed additions or improvements to the Equipment or Furnishings. The P.C. will ensure that all Equipment and Furnishings are used in a safe and appropriate manner. The P.C. shall promptly notify the Company of any defective Equipment or Furnishings.

2.7           Use of Trade Name. The Company shall provide P.C. with a revocable license to use the name “The Joint…the chiropractic place” for the Clinic (the “Name”) and the Name shall be used by the P.C. in conformity with all applicable Laws.

3.          General Responsibilities of the Company. Except as otherwise provided in this Agreement, the Company shall have responsibility for general management and administration of the day-to-day business operations of the P.C., exclusive of chiropractic, professional and ethical aspects of the P.C.’s chiropractic Clinic, in all respects subject to applicable Laws.

For Use in FL, IL and NY

2

3.1           Maintenance, Repair and Servicing of Furnishings and Equipment. During the term of this Agreement, the P.C. engages the Company and the Company agrees to perform, or subcontract for the performance of, all maintenance, repair, and servicing as may be necessary for the Equipment and furnishings to be maintained in good working condition, reasonable wear and tear excepted.

3.4           Administrative and Management Services

(a)          The Company shall provide, or arrange for the provision of, certain business, management and administrative services of a non-clinical nature necessary or appropriate for the proper operation of the P.C. (“the Management Services”), as described below. The Company shall be the exclusive provider to the P.C. of such Management Services. The P.C. shall not obtain any Management Services from any source other than the Company, except with the prior written consent of the Company. Subject to the terms of this Agreement and to applicable Laws, the Company is authorized to perform its services in whatever manner it deems necessary to meet the day to day requirements of the P.C., including, without limitation, performance of some business office functions at locations other than the premises of the P.C. and by person other than employees of the Company. The Company is authorized to contract with third parties, including one or more of its affiliates, for the provision of services, equipment and personnel needed to perform its obligations under this Agreement. Any contracts with such affiliates shall be arms’ length agreements on terms reasonably available from reasonably efficient competing vendors.

(b)          The Management Services to be provided by the Company for the Clinic shall include, but not be limited to, the following:

(i)          business planning;

(ii)         financial management, including causing annual financial statements to be prepared for the P.C., providing to the P.C. the data necessary for the P.C. to prepare and file its tax returns and make any other necessary governmental filings, paying on behalf of the P.C., the P.C.’s Monthly Obligations (as defined in Section 4.4(d) hereof);

(iii)        bookkeeping, accounting, and data processing services;

(iv)        maintenance of patient records in accordance with procedures established by the P.C. pursuant to Section 1.2(c) above;

(v)         materials management, including purchase and stock of office supplies and maintenance of equipment and facilities, subject to the P.C.’s approval of the selection of chiropractic equipment for the Clinic;

(vi)        administering or causing to be administered any welfare, benefit or insurance plan or arrangement of the P.C.;

(vii)       human resources management, including primary direction and control of recruitment, training, and management of all Administrative Staff (defined in Section 3.3 below);

(viii)      billing to and collection from all payors, accounts receivable and accounts payable processing, all in accordance with the P.C.’s decisions made in consultation with the Company;

For Use in FL, IL and NY

3

(ix)         administering utilization, cost and quality management systems that are established in accordance with Section 4.3;

(x)          developing a marketing program which includes the design, procurement, and monitoring of electronic and print advertising of the Clinic, in conformity with the requirements of applicable Laws;

(xi)         arrange for the P.C. to obtain and maintain malpractice and other agreed upon insurance coverages;

(xii)        providing administrative services in connection with the P.C.’s advertising, marketing and promotional activities of the Clinic, in accordance with applicable laws;

(xiii)       arranging for necessary legal services except with respect to any legal dispute between the P.C. and the Company;

(xiv)      performing credentialing support services such as application processing and information verification;

(xv)       developing and providing OSHA compliance programs and consulting;

(xvi)      developing and providing P.C. with consulting services regarding pricing and membership plan strategies to be followed by the Clinic, subject to the requirements of applicable provisions of Law. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all policies and decisions relating to pricing, credit, refunds and warranties shall be established in compliance with applicable Laws; and

(xvii)     to the extent not included in any of the services listed in Section 3.2(b)(i) – (xv) providing:

(a)          relationship development with Chiropractic schools;

(b)          personnel training and orientation in non-Chiropractic areas;

(c)          monitoring of industry developments and strategic planning;

(d)          payroll processing;

(e)          public relations;

(f)          facilities management;

(g)          coordination and negotiation of clinic financing efforts;

(h)          clinic remodels;

(i)          continuing education programs;

(j)          client scheduling protocol design;

(k)          client service and complaint handling;

For Use in FL, IL and NY

4

(l)          clinic management analysis;

(m)          internal publications development and distribution;

(n)          conference and travel coordination; and

(o)          administration of committees.

(c)          The Company shall not provide any of the following services to the Clinic:

(i)          the assignment of Providers to treat patients;

(ii)         assumption of responsibility for the care of patients;

(iii)        serving as the party to whom bills and charges are made payable;

(iv)        any activity that involves the practice of chiropractic medicine and the provision of chiropractic services or that would cause the Clinic to be subject to licensure under applicable laws and regulations in ___________ (State).

3.3           Administrative Staff. Subject to the requirements of applicable Laws, the Company shall, on the terms and conditions specified in this Agreement, employ or engage and make available to the Clinic, on a non-exclusive basis, sufficient non-clinical personnel and administrative staff (herein referred to collective as “Administrative Staff”). The hiring, firing, disciplining and determination of compensation and benefits of the Administrative Staff shall be within the sole discretion of the Company; provided, however, that the Company may, at the P.C.’s written request, remove from the Clinic any Administrative Staff member who does not perform to the reasonable satisfaction of P.C.

3.4           Patient Records. The Company shall use its reasonable efforts to preserve the confidentiality of patient records and use information contained in such records only to the extent permitted by applicable Laws.

3.5           Performance Standards. All Management Services provided hereunder shall be subject to commercially reasonable performance standards agreed to by the parties from time to time.

4.          Responsibilities of the P.C.

4.1           Professional Services. During the term of this Agreement, the P.C. shall be solely responsible for all aspects of the diagnostic, therapeutic and related professional services delivered by the Providers at the Clinic, and for the selection, training, professional direction, supervision, employment or engagement of all Providers. In addition, the P.C. shall be solely responsible for the following determining what diagnostic tests are appropriate for a particular condition; determining the need for referrals to or consultation with another chiropractor/specialist; and the overall care of the patient, including the treatment options available.

4.2           Time Commitment. The P.C. shall employ or engage and make available to the Clinic, sufficient chiropractors and other professionals, authorized to engage to the extent permitted by law in the chiropractic services provided by the Clinic (collectively referred to as “Providers”) in adequate numbers to meet the chiropractic needs of the patients of the Clinic. The P.C. shall provide such services during normal business hours, as established in consultation with the Company. The P.C. shall ensure that all work and coverage schedules meet the needs of patients of the P.C. in a competent, timely and responsive manner. The P.C. shall determine how many patients a chiropractor must see in a given period of time or how many hours a chiropractor must work.

For Use in FL, IL and NY

5

4.3           Quality of Service. The P.C. shall establish and enforce procedures to assure the appropriateness, necessity, consistency, quality, cost effectiveness and efficacy of all chiropractic services provided to patients of the Clinic. The P.C. shall require each of its Providers who are licensed, registered or certified to perform professional services to participate in and cooperate with any utilization management, quality assurance, risk management, patient care assessment, continuous quality improvement, accreditation or other similar program or study to review the performance such Providers as may be required by the P.C., governmental agencies, professional review organizations, accrediting bodies, or health care entities or other third parties with which the P.C. may contract or affiliate.

4.4           Billing and Collection.

(a)          The Company shall bill and use its best efforts to collect for all services rendered by the P.C. and its Providers hereunder and for all access and membership fees as agent for the P.C. in accordance with P.C.’s decisions made in consultation with the Company regarding billing procedures for professional services provided by the P.C. All of the payments with respect to such services shall be made by cash or by check, electronic funds transfer, or credit card payable to the P.C. and shall be deposited into a bank account of the P.C. (the “Concentration Account”) with a bank mutually agreed to by the Company and the P.C. (the “Account Bank”). The Company shall prepare and make available to the P.C. an accounting of receipts attributable to services provided by the P.C., and receipts attributable to services provided by the Company.

(b)          The P.C. shall, and shall cause its Providers to, promptly endorse and deliver to the Company all payments, notes, checks, money orders, remittances and other evidences of indebtedness or payment received by the P.C. or its Providers, with respect to all accounts, contract rights, instruments, documents, or other rights to payment from time to time arising from the rendering of chiropractic services by the P.C. and its Providers, for access or membership fees, or otherwise relating to the business of the P.C., together with any guarantees thereof or securities therefore which are generated during the term of this Agreement. The Company is hereby granted a special power of attorney with respect to the Concentration Account and shall have the power an authority to deposit into, and withdraw funds from, all such accounts as may be required to pay P.C.’s Expenses (as defined in Section 4.13 below). The P.C. shall notify the banking institution of the concentration Account, and shall cause one or more employees or agents designated by the Company to be listed as a signatory on that account.

(c)          With respect to funds deposited in the Concentration Account (the “P.C.’s revenues”), the Company shall direct the Account Bank to transfer all amounts in the Concentration Account, at the end of each day, to an operating account maintained by and in the name of the Company (the “Operating Account”). The Company shall hold the P.C.’s Revenues in the Operating Account as the P.C.’s agent, and shall administer such Revenues on the P.C.’s behalf. The Company shall separately and accurately account for the receipt, use, disposition, and interest gained on the P.C.’s Revenues.

(d)          On at least a monthly basis, the Company shall pay, from the P.C.’s Revenue in the Operating Account, all of the current month’s P.C. Expenses, as defined in Section 4.13 hereof and the current month’s Management Fee as defined in Section 5 hereof (collectively, the “P.C.’s Monthly Obligations”). In the event that the P.C.’s Revenue (including the current month’s interest earned on the P.C.’s Revenue) is insufficient to pay fully the P.C.’s Monthly Obligations, the Company may advance to the P.C. an amount equal to the deficit (the “Deficit Advance”) by depositing such amount in the Concentration Account or the Operating Account. The amounts of the Deficit Advances shall accrue and the P.C. shall be obligated to pay such amounts upon the termination of this Agreement. In the event that there is a monthly profit that exceeds the P.C.’s Monthly Obligations (the “Monthly Profits”), then the Company shall use such amount to repay any prior Deficit Advances made by the Company (if any) together with interest accrued thereof.

For Use in FL, IL and NY

6

4.5           Licensure. The P.C. shall ensure that each Provider associated with P.C. maintains, if applicable, an unrestricted license to practice chiropractic or other health care profession, or to be engaged in his or her particular field of expertise in the State of ___________ and, to the extent that Providers provide professional services in other states, that such individuals maintain comparable unrestricted licensure in such other jurisdictions. Each Provider shall have a level of competence, experience and skill comparable to that prevailing in the community where such Provider provides professional services.

4.6           Continuing Education. The P.C. shall ensure that each Provider shall obtain the required continuing professional education for his or her specialty in each state where such Provider provides professional services and shall provide documentation of the same to the Company.

4.7           Disciplinary Actions. The P.C. shall, and shall cause each of its Providers to, disclose to the Company during the term of this Agreement: (i) the existence of any proceeding against any Provider instituted by any plaintiff, governmental agency, health care facility, peer review organization or professional society which involves any allegation of substandard care or professional misconduct raised against any Provider, and (ii) any allegation of substandard care or professional misconduct raised against any Provider by any person or agency during the term of this Agreement.

4.8           Outside Activities. The P.C. and its Providers shall devote their best efforts to fulfill their obligations hereunder. The P.C. and its Providers shall not engage in any other professional activities, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, which would interfere with the performance of the P.C.’s duties hereunder, without the prior written consent of the Company, which consent shall not be unreasonably withheld. The P.C. shall assure that each of its Providers shall not provide chiropractic services other than on behalf of the P.C., unless such activity is disclosed in writing to and is expressly authorized in writing by the Company. In the event that any of the P.C.'s Providers shall violate any provision of this Section 4.8(a), the P.C.'s President shall immediately notify the Company of such activity and the P.C. shall immediately take all necessary and appropriate corrective action to cease such activity.

(b)          Except as otherwise approved in advance by the Company, and to the extent permitted by law, all amounts collected by the P.C. for chiropractic services, regardless of the source of payment, shall be assigned and belong to the Company including honoraria, royalties, revenues from patents, copyrights or other licensable intellectual property, revenues from teaching and supervising licensees-in-training and revenues from other professional activities (“Outside Income”).

4.9           Patient Records.

(a)          The P.C. and its Providers shall maintain, in a timely manner, complete, accurate and legible records for all patients of the Clinic, and all such patient records shall be the property of the P.C. The P.C. and its Providers shall comply with all applicable laws, regulations and ethical principles concerning confidentiality of patient records.

(b)          The P.C. shall own and control all patient chiropractic records, including determining the contents thereof. The P.C. shall grant the Company access to the information contained in the patient records owned by the P.C. and completed by the Providers to the extent that access to such information is permitted by applicable Laws and is required in connection with the Company’s administrative responsibilities hereunder. The P.C. agrees that, upon the termination of this Management Agreement (as permitted by applicable laws), the P.C. will transfer the original, or at PC’s discretion, complete copies of all of the P.C.’s patient records to a successor P.C. or chiropractor identified by the Company who will provide chiropractic services at the Premises.  Such successor P.C. or chiropractor shall be obligated to transfer a patient’s record as directed upon the patient’s request.

For Use in FL, IL and NY

7

(c)          As required by the privacy regulations issue under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the parties shall comply with the terms of the Business Associate Addendum attached as Exhibit B of this Agreement.

4.10         Credentialing. The P.C. shall participate and cooperate in and comply with any credentialing program established from time to time by the Company.

4.11         Fees for Professional Services. The P.C. shall be solely responsible for legal, accounting, and other professional service fees it incurs, except as otherwise provided herein.

4.12         Standards of Care. The P.C. and its Providers shall render services to patients hereunder in a competent and professional manner, in compliance with generally accepted and prevailing standards of care and in compliance with applicable statutes, regulations, rules, policies and directives of federal, state and local governmental, regulatory and accrediting agencies.

4.13         P.C. Expenses. The following expenses of the P.C. that are related to the Clinic (“P.C. Expenses”) shall be paid by the Management Company, on behalf of the P.C. and at the direction of the P.C.:

(a)          Salaries, wages, benefits, (including health, life, and disability insurance coverage and all contributions under employee benefit plans), vacation and sick pay, employment and payroll taxes; and the cost of payroll administration and administration of benefits, for Providers employed by the P.C.;

(b)          Cost of all new chiropractic and non-chiropractic equipment and supplies obtained for use in the operation of the Clinic, and depreciation cost of all capital equipment and items obtained for use in the operation of the Clinic in accordance with federal tax depreciation schedules for such equipment and items;

(c)          Expenses of comprehensive professional liability insurance, professional liability insurance for each Provider of the P.C. to the extent the P.C. is required to pay for such insurance pursuant to the terms of the Provider’s employment agreement, comprehensive general liability insurance and property insurance coverage for the P.C.’s facility and operations, and worker’s compensation and unemployment insurance coverage for all P.C. employees;

(d)          Interest expense on indebtedness (including capitalized leases) incurred with respect to debt obligations to fund the operation of, or the acquisition of capital assets for, the P.C.;

(e)          State and local business license taxes, professional licensure and board certification fees, sales and use taxes, income, franchise and excise taxes and other similar taxes, fees and charges assessed against the P.C. or the Providers;

(f)          Expenses incurred in the course of recruiting chiropractors, chiropractic receptionists and other professional staff to work for and/or join the P.C.; and

(g)          Any federal income taxes, including the cost of preparation of the annual income tax returns of the P.C. and its Providers.

For Use in FL, IL and NY

8

The P.C. shall promptly notify the Company of all P.C. Expenses incurred, and shall provide the Company with all invoices, bills, statements and other documents evidencing such P.C. Expenses.

5.          Management Fee..

(a)          In consideration of the Company (i) licensing to the P.C. the use of Equipment, Furnishings and the Name; (ii) permitting the P.C. to operate the Clinic and perform professional chiropractic services at the Premises; (iii) granting to the P.C. the right to use the personal property and leasehold improvement at the Premises; and (iv) providing all other services described in this Agreement, the P.C. hereby agrees to pay to the Company a monthly Management Fee that shall be equal to [__________ Dollars ($______)]. The Management Fee will be adjusted annually by the parties. The Management Fee shall be paid in accordance with Section 4.4(d). In the event that in any month the P.C.s Revenue (including the current month’s interest earned on the P.C.’s Revenue) is insufficient to pay fully the monthly Management Fee, the unpaid amount of the Management Fee shall accrue each month, and the P.C. shall be obligated to pay such amount until fully paid in accordance with Section 4.4(d). The parties agree that the Management Fee represents the fair market value of the items and services provided under this Agreement. Further, the parties acknowledge that the Management Fee is not based upon, or in no way take into account, the volume or value of referrals to the Clinic or is intended to constitute remuneration for referrals, or the influencing of such referrals, to the Clinic.

(b)          The portion of the Management Fee (i) allocable to the P.C.’s use of the Equipment, Furnishings and Name has been determined by the parties to equal the fair market value of the use of the Equipment, Furnishings and name, respectively, and (ii) allocable to the provisions of all other services hereunder has been determined by the parties to equal the fair market value of such other services without taking into account the volume or value of any referrals of business from the Company (or its affiliates) to the P.C. or the Providers, or from the P.C. or the Providers to the Company (or its affiliates).

(c)          The Management Fee paid by the P.C. to the Company hereunder has been determined by the parties through good-faith and arm’s length bargaining. No amount paid hereunder is intended to be, nor shall it be construed to be, an inducement or payment for referral of, or recommending referral of, patients by the P.C. to the Company (or its affiliates) or by the Company (or its affiliates) to the P.C. In addition, the Management Fee charged hereunder does not include any discount, rebate, kickback, or other reduction in charge, and the Management Fee charged hereunder is not intended to be, nor shall it be construed to be, an inducement or payment for referral, or recommendation of referral, of patients by the P.C. to the Company (or its affiliates) or by the Company (or its affiliates) to the P.C.

6.          Regulatory Matters.

(a)          The P.C.’s Providers shall at all times be free, in their sole discretion, to exercise their professional judgment on behalf of patients of the P.C. No provision of this Agreement is intended, nor shall it be construed, to permit the Company to affect or influence the professional judgment of any member of the P.C.’s Providers. To the extent that any act or service required or permitted of the Company by any provision of this Agreement may be construed or deemed to constitute the practice of chiropractic, the ownership or control of a chiropractic practice, or the operation of a clinic, said provision of this Agreement shall be void ab initio and the performance of said act or service by the Company shall be deemed waived by the P.C.

(b)          The parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement, and to comply with the requirements of applicable Laws and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the Clinic, and of any insurance company insuring the Clinic or the parties against liability for accident or injury in or upon the premises of the Clinic.

For Use in FL, IL and NY

9

7.          Insurance.

7.1           General Comprehensive Liability Insurance. During the term of this agreement, the Company shall obtain and maintain, at the P.C.’s expense, a comprehensive general liability insurance policy and such other insurances as may be required, in such amounts, with such coverages and with such companies as the Company may reasonably determine to be necessary and appropriate, as required by law or as are usual and customary. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional named insureds, and provide for third (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

7.2           Equipment Insurance. The Company shall cause to be carried and maintained, at its own expense, insurance against all risks of physical loss or damage to the Equipment in an amount not less than the original purchase price or the replacement cost with like kind and quality at the time of loss, with such companies and as the Company shall reasonably determine. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional named insureds, and provided for thirty (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

7.3           Malpractice Insurance. During the term of this Agreement, the Company shall arrange for the P.C. to obtain and maintain, at the P.C.’s expense, professional liability insurance covering the P.C. and its Providers, with limits of not less than [one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate], which the parties hereby agree are adequate amounts of coverage, or such other amount as required by law. In the event the P.C. has a “claims made” form of insurance in effect at any time during the term of this Agreement, the Company shall obtain, at P.C.’s expense, full “tail” coverage to cover any event that may have occurred during the term of this Agreement. The P.C. shall provide to the Company any information with respect to the P.C. or the Providers necessary for the Company to secure such professional liability insurance. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional name insureds, and provide for thirty (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

8.          Indemnification by the P.C. The P.C. hereby agrees to indemnify, defend, and hold harmless the Company, and each of the Company’s officers, directors, shareholders, agents and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings judgments and awards, and costs and expenses (including court costs, and reasonable attorneys’ and consultancy fees), arising directly or indirectly, in whole or in part out of any breach by the p.c. OF This Agreement or any acts or omissions by the P.C. or its Providers in their performance of this Agreement, including, but not limited to, negligence of the P.C. or its Providers arising form or related to any of their professional acts or omissions to the extent that such is not paid or covered by the proceeds of insurance. The P.C. shall immediately notify the Company of any lawsuits or actions, or any threat thereof, against P.C. or any Provider, or the Company, that may become known to the P.C.

9.          Indemnification by the Company. The Company hereby agrees to indemnify, defend, and hold harmless the P.C., and each of its officers, managers, members, agents and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including court costs, and reasonable attorneys’ and consultancy fees), arising directly or indirectly, in whole or in part, out of any breach by the Company of this Agreement or any willful or grossly negligent act or omission by the Company in its performance of this Agreement, to the extent that such is not paid or covered by the proceeds of insurance. The company shall immediately notify the P.C. of any lawsuits or actions, or any threat thereof, against the Company, P.C. or any Provider that may become known to the Company.

For Use in FL, IL and NY

10

10.         Non-Solicitation.

(a)          To the extent permitted by applicable Laws, the P.C.s hall not, during the term of this Agreement and for a period of one (1) year from the date of termination or expiration of this Agreement, and shall ensure that its Providers shall not, during the term of their employment by the P.C. and for a period of one (1) year thereafter, solicit for employment, verbally or in writing, employ or offer employment to any employee or former employee of the Company or its affiliates, including, but not limited to any personnel provided by the Company to P.C. hereunder, without the prior written consent of the Company.

(b)          To the extent permitted by law, during the term of any Provider’s employment with the P.C. and for a period of one (1) year after the termination or expiration of any such Provider’s employment agreement with the P.C., such Provider shall not, without the express written consent of the P.C., solicit verbally or in writing, any patient or former patient of the P.C., or otherwise interfere with such patient or former patient’s relationship with the P.C. in connection with the provisions of chiropractic services. Upon termination of any Provider’s employment with the P.C., the P.C. shall promptly notify the Provider’s patients of how and where to contact the Provider.

(c)          In the event that any of the P.C.’s Providers shall violate any provision of this Section 10, the P.C.’s President shall immediately notify the Company of such activity and the P.C. shall immediately take all necessary and appropriate corrective action.

(d)          Company agrees to waive any outstanding Management Fees owed by the P.C. at termination of this agreement, pursuant to Section 4.4(d), as consideration for the non-solicitation provisions set forth in Section 10 (a) and (b) above.

11.         Proprietary Rights. The P.C. recognizes and acknowledges that all records, files, reports, protocols, polities, manuals, data bases, processes, procedures, computer systems, materials and other documents used by the Company (or its affiliates) in rendering services hereunder, or relating to the operations of the company (or its affiliates), belong to and shall remain the property of the Company, and constitute proprietary information and trade secrets that are valuable, special, and unique assets of the Company’s business (“Confidential Information”). The P.C. shall not, and shall assure that each of its Providers shall not, during or after the term of this Agreement, disclose any Confidential Information of the Company (or its affiliates), or the terms and conditions of this Agreement to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of the Company or its respective affiliates.

12.         Enforcement.

(a)          The P.C. recognizes and acknowledges that all records, files, reports, protocols, policies, manuals, data bases, processes, procedures, computer systems, materials and other documents used by the Company (or its affiliates) in rendering services hereunder, or relating to the operations of the Company (or its affiliates), belong to and shall remain the property of the Company, and constitute proprietary information and trade secrets that are valuable, special, and unique assets of the Company's business (“Confidential Information”). The P.C. shall not, and shall assure that each of its Providers shall not, during or after the term of this Agreement, disclose any Confidential Information of the Company (or its affiliates), or the terms and conditions of this Agreement to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of the Company or its respective affiliates.

For Use in FL, IL and NY

11

(b)          All works, discoveries and developments, whether or not copyrightable, relating to the Company's present, past or prospective activities, services and products (“Inventions”) which are at any time conceived or reduced to practice by P.C. and/or any of its Providers, acting alone or in conjunction with others, in connection with the Company's management of the P.C. or, during the course of the P.C.'s employment or engagement of Providers (or, if based on or related to any Confidential Information, made by P.C. and/or any Provider during or after such management by the Company or employment or engagement by the P.C.) and all concepts and ideas known to P.C. or any Provider at any time during the Company's management of the P.C. which relate to the Company's present, past or prospective activities, services and products (“Concepts and Ideas”) or any modifications thereof held by or known to P.C. and/or any Provider on the date of this Agreement or acquired by P.C: and/or any Provider during the term of this Agreement shall be the property of the Company, free of any reserved or other rights of any kind on P.C. and/or 'any Provider's part in respect thereof, and P.C. and/or any such Provider hereby assign all rights therein to the Company.

(c)          P.C. and/or its Providers shall promptly make full disclosure of any such Inventions, Concepts and Ideas or modifications thereof to the Company. Further, P.C. and/or its Providers shall, at the Company's cost and expense, promptly execute formal applications for copyrights and also do all other acts and things (including, among others, executing and delivering instruments of further assurance or confirmation) deemed by the Company to be necessary or desirable at any time or times in order to effect the full assignment to the Company of P.C. and/or its Providers' rights and title to such Inventions, Concepts and Ideas or modifications, without payment therefor and without further compensation. In order to confirm the Company's rights, P.C. and/or its Providers will also assign to the Company any and all copyrights and reproduction rights to any written material prepared by P.C. and/or its Providers in connection with the Company's management of the P.C. or the Providers' employment or engagement by the P.C. P.C. and/or its Providers further understand that the absence of a request by the Company for information, or for the making of an oath, or for the execution of any document, shall in no way be construed to constitute a waiver of the rights of the Company under this Agreement. This Agreement shall not be construed to limit in any way any “shop rights” or other common law or contractual rights of the P.C. or the Company in or to any Inventions, Concepts and Ideas or modifications which the Company has or may have by virtue of the Company's management activities hereunder or the P.C.'s engagement of its Providers.

13.         Employment Agreements. The P.C. agrees that it shall impose by contract on each of its Providers the obligation to abide by the applicable terms and conditions of this Agreement, including the restrictive covenants specified above. The Company and its affiliates are intended to be third-party beneficiaries of such contracts and the Company may, in its sole discretion, be a signatory to such contracts for purposes of enforcing against Providers the terms and conditions of this Agreement. Any liquidated damages pad to the P.C. by Providers pursuant to contracts between the P.C. and such Providers shall be assigned by the P.C. and paid over to the Company.

14.         Term and Termination.

(a)          The term of this Agreement shall be for [coterminous with franchise agreement] years commencing on the date first written above, unless sooner terminated as set forth herein, and shall automatically renew for successive one (1) year terms unless either party gives the other at least ninety (90) days prior written notice of its intention not to renew prior to the expiration of then current term.

(b)          Either party may terminate this Agreement immediately upon the occurrence of any of the following events with regard to the other party: (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition or the commencement of any proceeding by either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustments of indebtedness, reorganization, composition or extension; (iii) the filing of any involuntary petition or the commencement of any proceeding by or against either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, which such petition or proceeding is not dismissed within ninety (90) days of the date on which it is filed or commenced; or (iv) suspension of the transaction of the usual business of either party for a period in excess of thirty (14) days.

For Use in FL, IL and NY

12

(c)          The Company may terminate this Agreement immediately upon any of the following events:

(i)          The date of death of [Name of sole shareholder];

(ii)         The date [Name of sole shareholder] is determined by a court of competent jurisdiction to be incompetent, or permanently disabled so as to be unable to render any professional services

(iii)        The date [Name of sole shareholder] becomes disqualified under the Bylaws of the P.C. or applicable law to be a shareholder of the P.C.;

(iv)        The date upon which any of the shares of stock in the P.C. held by [Name of sole shareholder] are transferred or attempted to be transferred voluntarily, by operation of law or otherwise to any person;

(v)         The date upon which [Name of sole shareholder] ceases to provide chiropractic services in connection with the P.C.; or

(v)         The merger, consolidation, reorganization, sale, liquidation, dissolution, or other disposition of all or substantially all of the stock or assets of the P.C.

(d)          The Company may terminate this Agreement if the P.C. fails, within seven (7) days after receiving written notice from the Company, to remove from the Clinic any Provider who the Company determines has materially disrupted or interfered with the performance of the P.C.’s obligations hereunder. This provision shall not be construed as permitting the Company to control or impair the P.C.’s or the Providers’ chiropractic judgment, professional performance or patient of care.

(e)          The Company may terminate this Agreement immediately upon written notice to the P.C. in the event of termination for any reason of any of the following agreements: the Shareholder and Stock Transfer Restriction Agreement, the Company’s operating agreement and/or the employment agreement between the P.C. and ________________ [Doctor’s Name].

(f)          The Company may terminate this Agreement at any time with or without cause, by giving the P.C. forty-five (45) days’ prior written notice.

(g)          Either party may terminate this Agreement upon thirty (30) days’ prior written notice to the other party in the event of a material breach by the other party of any material term or condition hereof, if such breach is not cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after the non-breaching party has given notice thereof to the other party.

(h)          Upon termination or expiration of this agreement by either party, the P.C. shall pay the Company any amounts owed to the Company under paragraph 5 hereof as of the date of termination or expiration.

For Use in FL, IL and NY

13

(i)          Upon termination or expiration of this Agreement, the P.C. shall return to the Company any and all property of the Company which may be in the P.C.’s possession or under the P.C.’s control.

(j)          If, in the opinion (the “Opinion”) of nationally recognized health care counsel selected by the Company, it is determined that it is more likely than not that applicable Laws in effect or to become effective as of a date certain, or if the Company or the P.C. receives notice (the “Notice”) of an actual or threatened decision, finding or action by any governmental or private agency or court (collectively referred to herein as “Action”), which Laws or Action, if or when implemented, would have the effect of subjecting either party to civil or criminal prosecution under state and/or federal laws, or other material adverse proceeding on the basis of their participation herein, then the Company or the P.C. shall provide such Opinion or Notice to the other party. The parties shall attempt in good faith to amend this Agreement to the minimum extent necessary in order to comply with such Laws or to avoid the Action, as applicable, and shall utilize mutually agreed upon joint legal counsel to the extent practicable. If, within ninety (90) days of providing written notice of such Opinion or such Notice to the other party, the parties hereto acting in good faith are unable to mutually agree upon and make amendments or alterations to this Agreement to meet the requirements in question, or alternatively, the parties mutually determine in good faith that compliance with such requirements is impossible or unfeasible, then this Agreement shall be terminated without penalty, charge or continuing liability upon the earlier of the following: the date one hundred and eight (180) days subsequent to the date upon which any party gives written notice to the other party, or the effective date upon which the Law or Action prohibits the relationship of the parties pursuant to this Agreement. In the event of a termination of this Agreement in accordance with this Section 15(j), then the restrictions contained in 10 and 11 of this Agreement shall be waived and shall be of no further effect.

15.         Obligations After Termination. Except as otherwise provided herein or in any amendment hereto, following the effective date of termination of this Agreement:

(a)          The Company shall continue to permit the P.C. or its authorized representatives to conduct financial audits relating to the period this Agreement was in effect;

(b)          The P.C. shall cooperate with the Company to assure the appropriate transfer of patient cases and patient records;

(c)          Both the Company and the P.C. shall cooperate in connection with the termination or assignment of provider contracts and other contractual arrangements; and

(d)          Both the Company and the P.C. shall cooperate in the preparation of final financial statements and the final reconciliation of fees paid hereunder, which shall be calculated by the Company six (6) months after termination of this agreement; provided that in the event of a termination of this Agreement by the Company pursuant to Section 15(b), (c), or (d), the P.C. and any such Provider shall forfeit its (or his/her) rights to any future payment from the Company under this or any other agreement between the parties, except as may otherwise be agreed to by the Company in its discretion.

16.         Return of Proprietary Property and Confidential Information. All documents, procedural manuals, guides, specifications, plans, drawings, designs, copyrights, service marks and trademark rights, computer programs, program descriptions and similar materials, lists of present, past or prospective patients, proposals, marketing and public relations materials, invitations to submit proposals, fee schedules and data relating to patients and the pricing of the Company’s products and services, records, notebooks and similar repositories of or containing Confidential Information and Inventions (including all copies thereof) that come into P.C. and/or its Providers possession or control, whether prepared by P.C., its Providers, or others: (a) are the property of the Company, (b) will not be used by P.C. or its Providers in any way adverse to the Company or to the benefit of P.C. and/or its Providers, (c) will not be removed from the Company’s premises (except as P.C. and/or its Providers’ duties hereunder require) and (d) at the termination of this Agreement or engagement of such Providers, will be left with, or forthwith returned and/or restored to the Company, and P.C. and such Providers shall discontinue use of such materials.

For Use in FL, IL and NY

14

17.         Status of Parties. In the performance of the work duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement.

18.         Force Majeure. Neither party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is agreed that financial inability shall not be a matter beyond a party’s reasonable control.

19.         Notices. Any notices to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the first business day following delivery to a nationally recognized overnight courier service with proof of delivery, or (c) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties at the addresses set forth on page 1 above or at any other address designated by the parties in writing.

20.         Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement. This Agreement may not be changed orally, and may only be amended by an agreement in writing signed by both parties.

21.         No Rights in Third Parties. Except as provided in Section 13, hereof, this Agreement is not intended to, nor shall it be construed to, create any rights in any third parties, including, without limitation, in any Providers employed or engaged by the P.C. in connection with the Clinic.

22.         Governing Law. This Agreement shall be construed and enforced under and in accordance with the laws of the State of __________________, and venue for the commencement of any action or proceeding brought in connection with this agreement shall be exclusively in the federal or state court in the State of __________________, County of _________________. [Insert State where franchisee and P.C. are located.]

23.         Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect, unless to do so would result in either party not receiving the benefit of its bargain.

24.         Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to that term or any other term of this Agreement.\

25.         Rights Unaffected. No amendment, supplement or termination of this Agreement shall affect or impair any right or obligations which shall have theretofore matured hereunder.

For Use in FL, IL and NY

15

26.         Interpretation of Syntax. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.

27.         Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, executors, administrators and assigns.

28.         Further Actions. Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

29.         Non-Assignment. The P.C. may not assign this Agreement except with the prior written approval of the Company. The Company may assign this Agreement.

30.         Access of the Government to Records. To the extent that the provisions of Section 1861(v)(1)(I) of the Social Security Action [42 U.S.C. § 1395x(v)(1)(I)] are applicable to this Agreement, the parties agree to make available, upon the written request of the Secretary of the Department of Health and Human Services or upon the request of the Comptroller General, or any of their duly authorized representatives, this Agreement, and other books, records and documents that are necessary to certify the nature and extent of costs incurred by them for services furnished under this Agreement. The obligations hereunder shall extent for four (4) years after furnishing of such services. The parties shall notify each other of any such request for records.

For Use in FL, IL and NY

16

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto affix their signatures below and execute this Agreement under seal.

[P.C.]		[JOINT FRANCHISEE/ “Company”]

By:		By:
Its:	President	Its:

For Use in FL, IL and NY

17

EXHIBIT A

TO JOINT MANAGEMENT AGREEMENT

EQUIPMENT/FURNISHINGS

[Insert “Supply List” for each Clinic]

A1

EXHIBIT B

TO JOINT MANAGEMENT AGREEMENT

BUSINESS ASSOCIATE ADDENDUM

This Business Associate Addendum (the “Addendum”) to the Management Agreement (the “Agreement”) dated _____________________, by and between the P.C. and the Company (for purposes of this addendum, the “Business Associate”), is entered into for the purpose of complying with the Health Insurance Portability and Accessibility Act of 1996, as amended by the Health Information Technology Act of 2009 (the “HITECH Act”), and the regulations promulgated under HIPAA and the HITECH Act (all of the foregoing collectively referred to as “HIPAA”).

I.	Definitions. For purposes of this addendum, the following capitalized terms shall have the meanings ascribed to them below:

A.	“Protected Health Information” shall mean Individually Identifiable Health Information (as defined below) that is (a) transmitted by electronic media; (b) maintained in any electronic medium; or (c) transmitted or maintained in any other form or medium. “Protected Health Information” does not include Individually Identifiable health information in (x) education records covered by the Family Educational Right and Privacy Act, as amended (20 USC §1232(g) or (y) records described in 20 USC §1231g(a)(4)(B)(iv). For purposes of this definition, Individually Identifiable Health Information shall mean health information, including demographic information collected from an individual, that: (aa) is created or received by a health care provider (including the P.C.), health plan, employer or health care clearing house; and (bb) relates to the past. present or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present or future payment for the provision of health care to an individual and that (1) identifies the individual or (2) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

B.	“Required by Law” shall mean a mandate contained in law that compels the use or disclosure of Protected Health Information and that is enforceable in a court of law. “Required by Law” includes, but is not limited to, court orders and court-ordered warrants; subpoenas or summons issued by a court, grand jury, a governmental or tribal inspector general, or an administrative body authorized to require the production of information; a civil or an authorized investigative demand; Medicare conditions or participation with respect to health care providers participating in the program; and statutes or regulations that require such information if payment is sought under a government program providing public benefits.

Any terms used but not otherwise defined in this Addendum shall have the same meaning as the meaning ascribed to those terms in HIPAA.

II.          Permitted Uses and Disclosures. Business Associate may use or disclose Protected Health Information received or created by Business Associate pursuant to the Agreement solely for the following purposes:

B1

A.	Business Associate may use or disclose Protected Health Information as necessary to carry out Business Associate’s responsibilities and duties under the Agreement.

B.	Business Associate may use or disclose Protected Health Information for Business Associate’s proper management and administration ore to fulfill any present or future legal responsibilities of Business Associate; provided, however, that if Business Associate discloses Protected Health Information to a third party under this Section II(b), Business Associate shall Ii) obtain reasonable assurances from the person to whom the Protected Health Information is disclosed that it will be held confidentially and used or further disclosed only as Required by Law or for the purpose for which it was disclosed and (ii) obligate such person to notify Business Associate of any instances of which it is aware in which the confidentiality of the Protected Health Information has been breached.

C.	Business Associate may use or disclose protected Information as Required by Law.

D.	Any use or disclosure of Protected Health Information permitted hereunder shall be limited to the minimum amount necessary to accomplish the intended purpose of the use, disclosure or request and shall otherwise be accordance with HIPAA.

III.         Disclosure to Agent. In the event Business Associate disclosed to any agent, including a subcontractor, Protected Health Information received from, or created or received by Business Associate on behalf of, the P.C., Business Associate shall obligate each such agent to agree to the same restrictions and conditions regarding the use and disclosure of Protected Health Information as are applicable to Business Associate under this Addendum.

IV.         Safeguards. Business Associate shall employ appropriate administrative, technical and physical safeguards, consistent with the size and complexity of Business Associate’s operations, to prevent the use or disclosure of Protected Health Information in any manner inconsistent with the terms of this Addendum. Business Associate shall maintain a written security program describing such safeguards, a copy of which shall be available to the P.C. upon request.

V.          Reporting of Improper Disclosures. Business Associate shall report to the P.C. any unauthorized or improper use or disclosure of Protected Health Information within one (1) business day of the date on which Business Associate becomes aware of such use or disclosure.

VI.         Reporting of Disclosures of Security Incidents. Business Associate shall report to the P.C. any Security Incident of which it becomes aware. For purposes of this Addendum, “Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system; provided, however, that Business Associate shall not have any obligation to notify P.C. of any unsuccessful attempts to (i) obtain unauthorized access to P.C.’s information in Business Associate’s possession, or (ii) interfere with Business Associate’s system operations in an information system, where such unsuccessful attempts are extremely numerous and common to all users of electronic information systems (e.g., attempted unauthorized access to information systems, attempted modification or destruction of data files and software, attempted transmission of a computer virus).

VII.        Mitigation. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Addendum.

B2

VIII.	Access to protected health information by the P.C.

A.	Within (10) days of a request by the P.C., Business Associate shall provide to the P.C. all Protected Health Information in Business Associate’s possession necessary for the P.C. to provide patients or their representatives with access to or copies thereof in accordance with 45 CFR §§ 164.524.

B.	Within ten (10) days of a request by the P.C., Business Associate shall provide to the P.C. all information and records in Business Associate’s possession necessary for the P. C. to provide patients or their representatives with an accounting of disclosures thereof in accordance with 45 C.F.R § 164.528.

C.	Within ten (10) days of a request by the P.C. Business Associate shall provide to the P.C. all protected Health Information in Business Associate’s possession necessary for the P.C. to respond to a request by a patient to amend such Protected Health Information in accordance with 45 C.F.R. § 164.526. At the P.C.'s direction, Business Associate shall incorporate any amendments to a patient’s Protected Health Information made by the P.C. into the copies of such information maintained by Business Associate.

IX.         Access of HHS. Business Associate shall make its internal practices, books and records relating to the use and disclosure of Protected Health Information received from the P.C., or created or received by Business Associate on behalf of the P.C., to HHS in accordance with HIPAA and the regulations promulgated thereunder.

X.          Return of Protected Health Information Upon Termination. Upon termination of the Agreement, Business Associate shall: (a) if feasible, return or destroy all Protected Health Information received from , or created or received by Business Associate on behalf of, the P.C. that Business Associate still maintains in any form, and Business Associate shall retain no copies of such information; or (b) if Business Associate reasonably determines that such return or destruction is not feasible, extend the protections of this Addendum to such information and limit further uses and disclosures to those purposes that make the return or destruction of the Protected Health Information infeasible.

XI.	Obligations of P.C.

A.	Upon request of Business Associate, P.C. shall provide Business Associate with the notice of privacy practices that P.C. produces in accordance with 45 CFR §164.520.

B.	P.C. shall provide Business Associate with any changes in, or revocation of, permission by an individual to use or disclose Protected Health Information, if such changes affect Business Associate’s permitted or required uses and disclosures.

C.	P.C. shall notify Business Associate of any restriction on the use or disclosure of Protected Health Information to which P.C. has agreed in accordance with 45 CFR §164.522 to the extent that such restriction may affect Business Associate’s use or disclosure of PHI.

XII.	Amendment. If any of the regulations promulgated under HIPAA are amended or interpreted in a manner that renders this Addendum inconsistent therewith, the P.C. may, on thirty (30) days written notice to Business Associate, amend this Addendum to the extent necessary to comply with such amendments or interpretations.

B3

XIII.	Indemnification. Each of the parties shall indemnify, defend and hold harmless the other and its directors, officers, employees and agents from and against any and all third party liabilities, costs, claims and losses including, without limitation, the imposition of civil penalties by HHS under HIPAA, arising from or relating to the breach by either party or any of its directors, officers, employees or agents (including subcontractors) of the terms of this Addendum.

XIV.	Conflicting Terms. In the event of any terms of this Addendum conflict with any terms of the Agreement, the terms of this Addendum shall govern and control.

B4

MANAGEMENT AGREEMENT

(North Carolina)

THIS MANAGEMENT AGREEMENT (“Agreement”) is made effective as of ________ by and between_____________________, a [State] [corporation/limited liability company], having its principal place of business at ___________________________ (“the Company”), and ________, a ________ [State] professional service corporation, having its principal place of business at (the “P.C.”) [This defined term may be adapted to correspond to the applicable business form (i.e., P.L.L.C.).].

WHEREAS, the P.C. has been incorporated under the laws of the State of _________________ to render chiropractic services to patients of the P.C.;

WHEREAS, the P.C. desires to establish and operate a chiropractic clinic and provide chiropractic services (the “Clinic”) at ________ (the “Premises”) and to obtain certain equipment, furnishings, office space and management services for the P.C. from the Company; and

WHEREAS, the Company is ready, willing, and able to provide furnishings, equipment, office space and management services to the P.C. in connection with the Clinic.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Representations and Warranties.

1.1         Representations and Warranties of the Company. The Company represents and warrants to the P.C. that at all times during the term of this Agreement, the Company is a corporation [limited liability company] duly organized, validly existing and in good standing under the laws of the State of ______________.

1.2         Representations and Warranties of the P.C. The P.C. hereby represents and warrants to the Company that at all times during the term of this Agreement:

(a)         The P.C. is a professional service corporation duly organized, validly existing and in good standing under the laws of the State of ___________ and is duly licensed and qualified under all applicable laws and regulations to engage in the practice of chiropractic medicine in the State of _______________________.

(b)         Each of the professionals employed or engaged by the P.C. to render services at the Clinic is duly licensed, certified, or registered, to render the professional services for which he or she has been employed or engaged by the P.C.

(c)         The P.C. will establish and enforce procedures to ensure that proper and complete patient records are maintained regarding all patients of the P.C. as required by Section 4.10 below, applicable law and by the rules and regulations of any applicable governmental agency (collectively “Laws”).

Management Agreement - North Carolina

2.            Furnishings and Equipment, Use of Premises, Trade Name

2.1         Title and Maintenance. During the term of this Agreement, the Company grants to the P.C. the exclusive right to use the Equipment and Furnishings specified in Exhibit A hereto, and as may be amended from time to time, on the terms and conditions hereinafter set forth. The P.C. shall use, and shall cause its Providers (as defined in Section 4.2, below) to use, the Equipment and Furnishings only in connection with the Clinic. Title to the Equipment and Furnishings, including any improvements thereto, shall be and remain in the Company at all times. The P.C. agrees to take no action that would adversely affect the Company’s title to or interest in the Equipment and Furnishings. During the term of this Agreement, the P.C. shall be responsible for maintaining the Equipment and Furnishings in good condition and repair, reasonable wear and tear from normal use excepted, including, where necessary, the replacement or substitution of parts. All maintenance, repair and replacement, if necessary, of the Equipment and Furnishings shall be performed by the Company on behalf of the P.C., in accordance with Section 3.1 of this Agreement. The P.C. agrees to assume the cost and expense of all supplies used in connection with the Equipment and Furnishings, and the P.C. agrees to make the Equipment and furnishings available for inspection by the Company or its designee at any reasonable time.

2.2         Liens, Encumbrances, Etc. The P.C. shall not directly or indirectly create or suffer to exist any mortgage, security interest, attachment, writ or other lien or encumbrance on the Furnishings or Equipment, and will promptly and at its own expense, discharge any such lien or encumbrance which shall arise, unless the same shall have been created or approved by the Company.

2.3         Use of Premises. The Company will provide the use of the Premises in which the P.C. shall conduct and provide its chiropractic services at the Clinic during the term of this Agreement. This Agreement shall not be construed as a lease or sublease of the Premises, and shall not be deemed to create a relationship between a landlord and a tenant. The P.C. shall have no rights as a lessee of or any other possessory or occupancy rights to or any interest in the Premises except for the right to perform professional chiropractic services on the Premises as expressly set forth in this Agreement.

2.4         Return of Equipment and Furnishings. Upon the termination or expiration, as applicable of this Agreement, the Company shall retain all Furnishings and Equipment and the P.C. will relinquish control thereof free and clear of all liens, encumbrances, and right of others (save those created or approved by the Company).

2.5         Assignment. The P.C. shall not assign any of its rights hereunder to the use of the furnishings and Equipment to any third party, without the prior written consent of the Company.

2.6         Reporting. The P.C. shall advise the Company with respect to the selection of additional and replacement equipment or furnishings for the Clinic, and with respect to any proposed additions or improvements to the Equipment or Furnishings. The P.C. will ensure that all Equipment and Furnishings are used in a safe and appropriate manner. The P.C. shall promptly notify the Company of any defective Equipment or Furnishings.

2.7         Use of Trade Name. The Company shall provide P.C. with a revocable license to use the name “The Joint…the chiropractic place” for the Clinic (the “Name”) and the Name shall be used by the P.C. in conformity with all applicable Laws.

3.            General Responsibilities of the Company. Except as otherwise provided in this Agreement, the Company shall have responsibility for general management and administration of the day-to-day business operations of the P.C., exclusive of chiropractic, professional and ethical aspects of the P.C.’s chiropractic Clinic, in all respects subject to applicable Laws.

Management Agreement - North Carolina

3.1         Maintenance, Repair and Servicing of Furnishings and Equipment. During the term of this Agreement, the P.C. engages the Company and the Company agrees to perform, or subcontract for the performance of, all maintenance, repair, and servicing as may be necessary for the Equipment and furnishings to be maintained in good working condition, reasonable wear and tear excepted.

3.2         Administrative and Management Services

(a)          The Company shall provide, or arrange for the provision of, certain business, management and administrative services of a non-clinical nature necessary or appropriate for the proper operation of the P.C. (“the Management Services”), as described below. The Company shall be the exclusive provider to the P.C. of such Management Services. The P.C. shall not obtain any Management Services from any source other than the Company, except with the prior written consent of the Company. Subject to the terms of this Agreement and to applicable Laws, the Company is authorized to perform its services in whatever manner it deems necessary to meet the day to day requirements of the P.C., including, without limitation, performance of some business office functions at locations other than the premises of the P.C. and by person other than employees of the Company. The Company is authorized to contract with third parties, including one or more of its affiliates, for the provision of services, equipment and personnel needed to perform its obligations under this Agreement. Any contracts with such affiliates shall be arms’ length agreements on terms reasonably available from reasonably efficient competing vendors.

(b)          The Management Services to be provided by the Company for the Clinic shall include, but not be limited to, the following:

(i)          business planning;

(ii)         financial management, including causing annual financial statements to be prepared for the P.C., providing to the P.C. the data necessary for the P.C. to prepare and file its tax returns and make any other necessary governmental filings, paying on behalf of the P.C., the P.C.’s Monthly Obligations (as defined in Section 4.4(d) hereof);

(iii)        bookkeeping, accounting, and data processing services;

(iv)        maintenance of patient records owned and maintained by the P.C. in accordance with procedures established by the P.C. pursuant to Section 1.2(c) above;

(v)         materials management, including purchase and stock of office supplies and maintenance of equipment and facilities, subject to the P.C.’s approval of the selection of chiropractic equipment for the Clinic;

(vi)        administering or causing to be administered any welfare, benefit or insurance plan or arrangement of the P.C.;

(vii)       human resources management, including primary direction and control of recruitment, training, and management of all Administrative Staff (defined in Section 3.3 below);

(viii)      billing to and collection from all payors, accounts receivable and accounts payable processing, all in accordance with the P.C.’s decisions made in consultation with the Company;

Management Agreement - North Carolina

(ix)         administering utilization, cost and quality management systems that are established in accordance with Section 4.3;

(x)          developing a marketing program which includes the design, procurement, and monitoring of electronic and print advertising of the Clinic, in conformity with the requirements of applicable Laws;

(xi)         arrange for the P.C. to obtain and maintain malpractice and other agreed upon insurance coverages;

(xii)        providing administrative services in connection with the P.C.’s advertising, marketing and promotional activities of the Clinic, in accordance with applicable laws;

(xiii)       arranging for necessary legal services except with respect to any legal dispute between the P.C. and the Company;

(xiv)      performing credentialing support services such as application processing and information verification;

(xv)       developing and providing OSHA compliance programs and consulting;

(xvi)      developing and providing P.C. with consulting services regarding pricing and membership plan strategies to be followed by the Clinic, subject to the requirements of applicable provisions of Law. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all policies and decisions relating to pricing, credit, refunds and warranties shall be established in compliance with applicable Laws; and

(xvii)     to the extent not included in any of the services listed in Section 3.2(b)(i) – (xv) providing:

(a)	relationship development with Chiropractic schools;

(b)	personnel training and orientation in non-Chiropractic areas;

(c)	monitoring of industry developments and strategic planning;

(d)	payroll processing;

(e)	public relations;

(f)	facilities management;

(g)	coordination and negotiation of clinic financing efforts;

(h)	clinic remodels;

(i)	continuing education programs;

Management Agreement - North Carolina

(j)	client scheduling protocol design;

(k)	client service and complaint handling;

(l)	clinic management analysis;

(m)	internal publications development and distribution;

(n)	conference and travel coordination; and

(o)	administration of committees.

(c)          The Company shall not provide any of the following services to the Clinic:

(i)          the assignment of Providers to treat patients;

(ii)         assumption of responsibility for the care of patients;

(iii)        serving as the party to whom bills and charges are made payable;

(iv)        any activity that involves the practice of chiropractic medicine and the provision of chiropractic services or that would cause the Clinic to be subject to licensure under applicable laws and regulations in ___________ (State).

3.3         Administrative Staff. Subject to the requirements of applicable Laws, the Company shall, on the terms and conditions specified in this Agreement, employ or engage and make available to the Clinic, on a non-exclusive basis, sufficient non-clinical personnel and administrative staff (herein referred to collective as “Administrative Staff”). The hiring, firing, disciplining and determination of compensation and benefits of the Administrative Staff shall be within the sole discretion of the Company; provided, however, that the Company may, at the P.C.’s written request, remove from the Clinic any Administrative Staff member who does not perform to the reasonable satisfaction of P.C.

3.4         Patient Records. The Company shall use its reasonable efforts to preserve the confidentiality of patient records and use information contained in such records only to the extent permitted by applicable Laws.

3.5         Performance Standards. All Management Services provided hereunder shall be subject to commercially reasonable performance standards agreed to by the parties from time to time.

4.            Responsibilities of the P.C.

4.1         Professional Services. During the term of this Agreement, the P.C. shall be solely responsible for all aspects of the diagnostic, therapeutic and related professional services delivered by the Providers at the Clinic, and for the selection, training, professional direction, supervision, employment or engagement of all Providers. In addition, the P.C. shall be solely responsible for the following determining what diagnostic tests are appropriate for a particular condition; determining the need for referrals to or consultation with another chiropractor/specialist; and the overall care of the patient, including the treatment options available.

Management Agreement - North Carolina

4.2         Time Commitment. The P.C. shall employ or engage and make available to the Clinic, sufficient chiropractors and other professionals, authorized to engage to the extent permitted by law in the chiropractic services provided by the Clinic (collectively referred to as “Providers”) in adequate numbers to meet the chiropractic needs of the patients of the Clinic. The P.C. shall provide such services during normal business hours, as established in consultation with the Company. The P.C. shall ensure that all work and coverage schedules meet the needs of patients of the P.C. in a competent, timely and responsive manner. The P.C. shall determine how many patients a chiropractor must see in a given period of time or how many hours a chiropractor must work.

4.3         Quality of Service. The P.C. shall establish and enforce procedures to assure the appropriateness, necessity, consistency, quality, cost effectiveness and efficacy of all chiropractic services provided to patients of the Clinic. The P.C. shall require each of its Providers who are licensed, registered or certified to perform professional services to participate in and cooperate with any utilization management, quality assurance, risk management, patient care assessment, continuous quality improvement, accreditation or other similar program or study to review the performance such Providers as may be required by the P.C., governmental agencies, professional review organizations, accrediting bodies, or health care entities or other third parties with which the P.C. may contract or affiliate. The P.C. shall ensure that no Provider materially disrupts or interferes with the performance of the P.C.’s obligations hereunder at the Clinic.

4.4         Billing and Collection.

(a)          The Company shall bill and use its best efforts to collect for all services rendered by the P.C. and its Providers hereunder and for all access and membership fees as agent for the P.C. in accordance with P.C.’s decisions made in consultation with the Company regarding billing procedures for professional services provided by the P.C. All of the payments with respect to such services shall be made by cash or by check, electronic funds transfer, or credit card payable to the P.C. and shall be deposited into a bank account of the P.C. (the “Concentration Account”) with a bank mutually agreed to by the Company and the P.C. (the “Account Bank”). The Company shall prepare and make available to the P.C. an accounting of receipts attributable to services provided by the P.C., and receipts attributable to services provided by the Company.

(b)          The P.C. shall, and shall cause its Providers to, promptly endorse and deliver to the Company all payments, notes, checks, money orders, remittances and other evidences of indebtedness or payment received by the P.C. or its Providers, with respect to all accounts, contract rights, instruments, documents, or other rights to payment from time to time arising from the rendering of chiropractic services by the P.C. and its Providers, for access or membership fees, or otherwise relating to the business of the P.C., together with any guarantees thereof or securities therefore which are generated during the term of this Agreement. The Company is hereby granted a special power of attorney with respect to the Concentration Account and shall have the power an authority to deposit into, and withdraw funds from, all such accounts as may be required to pay P.C.’s Expenses (as defined in Section 4.13 below). The P.C. shall notify the banking institution of the concentration Account, and shall cause one or more employees or agents designated by the Company to be listed as a signatory on that account.

(c)          With respect to funds deposited in the Concentration Account (the “P.C.’s revenues”), the Company shall direct the Account Bank to transfer all amounts in the Concentration Account, at the end of each day, to an operating account maintained by and in the name of the Company (the “Operating Account”). The Company shall hold the P.C.’s Revenues in the Operating Account as the P.C.’s agent, and shall administer such Revenues on the P.C.’s behalf. The Company shall separately and accurately account for the receipt, use, disposition, and interest gained on the P.C.’s Revenues.

Management Agreement - North Carolina

(d)          On at least a monthly basis, the Company shall pay, from the P.C.’s Revenue in the Operating Account, all of the current month’s P.C. Expenses, as defined in Section 4.13 hereof and the current month’s Management Fee as defined in Section 5 hereof (collectively, the “P.C.”s Monthly Obligations”). In the event that the P.C.’s Revenue (including the current month’s interest earned on the P.C.’s Revenue) is insufficient to pay fully the P.C.’s Monthly Obligations, the Company may advance to the P.C. an amount equal to the deficit (the “Deficit Advance”) by depositing such amount in the Concentration Account or the Operating Account. The amounts of the Deficit Advances shall accrue and the P.C. shall be obligated to pay such amounts upon the termination of this Agreement. In the event that there is a monthly profit that exceeds the P.C.’s Monthly Obligations (the “Monthly Profits”), then the Company shall use such amount to repay any prior Deficit Advances made by the Company (if any) together with interest accrued thereof.

4.5         Licensure. The P.C. shall ensure that each Provider associated with P.C. maintains, if applicable, an unrestricted license to practice chiropractic or other health care profession, or to be engaged in his or her particular field of expertise in the State of ___________ and, to the extent that Providers provide professional services in other states, that such individuals maintain comparable unrestricted licensure in such other jurisdictions. Each Provider shall have a level of competence, experience and skill comparable to that prevailing in the community where such Provider provides professional services.

4.6         Continuing Education. The P.C. shall ensure that each Provider shall obtain the required continuing professional education for his or her specialty in each state where such Provider provides professional services and shall provide documentation of the same to the Company.

4.7         Disciplinary Actions. The P.C. shall, and shall cause each of its Providers to, disclose to the Company during the term of this Agreement: (i) the existence of any proceeding against any Provider instituted by any plaintiff, governmental agency, health care facility, peer review organization or professional society which involves any allegation of substandard care or professional misconduct raised against any Provider, and (ii) any allegation of substandard care or professional misconduct raised against any Provider by any person or agency during the term of this Agreement.

4.8         Outside Activities. The P.C. and its Providers shall devote their best efforts to fulfill their obligations hereunder. The P.C. and its Providers shall not engage in any other professional activities, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, which would interfere with the performance of the P.C.’s duties hereunder, without the prior written consent of the Company, which consent shall not be unreasonably withheld. The P.C. shall assure that each of its Providers shall not provide chiropractic services other than on behalf of the P.C., unless such activity is disclosed in writing to and is expressly authorized in writing by the Company.

4.9         Patient Records.

(a)          The P.C. and its Providers shall maintain, in a timely manner, complete, accurate and legible records for all patients of the Clinic, and all such patient records shall be the property of the P.C. The P.C. and its Providers shall comply with all applicable laws, regulations and ethical principles concerning confidentiality of patient records.

(b)          The P.C. shall own and control all patient chiropractic records, including determining the contents thereof. The P.C. shall grant the Company access to the information contained in the patient records owned by the P.C. and completed by the Providers to the extent that access to such information is permitted by applicable Laws and is required in connection with the Company’s administrative responsibilities hereunder. The P.C. agrees that, upon the termination of this Management Agreement (as permitted by applicable laws), the P.C. will transfer the original, or at P.C’s discretion, complete copies of all of the P.C.’s patient records to a successor P.C. or chiropractor identified by the Company who will provide chiropractic services at the premises. Such successor P.C. or chiropractor shall be obligated to transfer a patient’s record as directed upon the patient’s request.

Management Agreement - North Carolina

(c)          As required by the privacy regulations issue under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the parties shall comply with the terms of the Business Associate Addendum attached as Exhibit B of this Agreement.

4.10       Credentialing. The P.C. shall participate and cooperate in and comply with any credentialing program established from time to time by the Company.

4.11       Fees for Professional Services. The P.C. shall be solely responsible for legal, accounting, and other professional service fees it incurs, except as otherwise provided herein.

4.12       Standards of Care. The P.C. and its Providers shall render services to patients hereunder in a competent and professional manner, in compliance with generally accepted and prevailing standards of care and in compliance with applicable statutes, regulations, rules, policies and directives of federal, state and local governmental, regulatory and accrediting agencies.

4.13       P.C. Expenses. The following expenses of the P.C. that are related to the Clinic (“P.C. Expenses”) shall be paid by the Management Company, on behalf of the P.C. and at the direction of the P.C.:

(a)          Salaries, wages, benefits, (including health, life, and disability insurance coverage and all contributions under employee benefit plans), vacation and sick pay, employment and payroll taxes; and the cost of payroll administration and administration of benefits, for Providers employed by the P.C.;

(b)          Cost of all new chiropractic and non-chiropractic equipment and supplies obtained for use in the operation of the Clinic, and depreciation cost of all capital equipment and items obtained for use in the operation of the Clinic in accordance with federal tax depreciation schedules for such equipment and items;

(c)          Expenses of comprehensive professional liability insurance, professional liability insurance for each Provider of the P.C. to the extent the P.C. is required to pay for such insurance pursuant to the terms of the Provider’s employment agreement, comprehensive general liability insurance and property insurance coverage for the P.C.’s facility and operations, and worker’s compensation and unemployment insurance coverage for all P.C. employees;

(d)          Interest expense on indebtedness (including capitalized leases) incurred with respect to debt obligations to fund the operation of, or the acquisition of capital assets for, the P.C.;

(e)          State and local business license taxes, professional licensure and board certification fees, sales and use taxes, income, franchise and excise taxes and other similar taxes, fees and charges assessed against the P.C. or the Providers;

(f)          Expenses incurred in the course of recruiting chiropractors, chiropractic receptionists and other professional staff to work for and/or join the P.C.; and

(g)          Any federal income taxes, including the cost of preparation of the annual income tax returns of the P.C. and its Providers.

Management Agreement - North Carolina

The P.C. shall promptly notify the Company of all P.C. Expenses incurred, and shall provide the Company with all invoices, bills, statements and other documents evidencing such P.C. Expenses.

5.            Management Fee.

(a)          In consideration of the Company (i) licensing to the P.C. the use of Equipment, Furnishings and the Name; (ii) permitting the P.C. to operate the Clinic and perform professional chiropractic services at the Premises; (iii) granting to the P.C. the right to use the personal property and leasehold improvement at the Premises; and (iv) providing all other services described in this Agreement, the P.C. hereby agrees to pay to the Company a monthly Management Fee that shall be equal to [__________ Dollars ($______)]. The Management Fee will be adjusted annually by the parties. The Management Fee shall be paid in accordance with Section 4.4(d). In the event that in any month the P.C.s Revenue (including the current month’s interest earned on the P.C.’s Revenue) is insufficient to pay fully the monthly Management Fee, the unpaid amount of the Management Fee shall accrue each month, and the P.C. shall be obligated to pay such amount until fully paid in accordance with Section 4.4(d). The parties agree that the Management Fee represents the fair market value of the items and services provided under this Agreement. Further, the parties acknowledge that the Management Fee is not based upon, or in no way take into account, the volume or value of referrals to the Clinic or is intended to constitute remuneration for referrals, or the influencing of such referrals, to the Clinic.

(b)          The portion of the Management Fee (i) allocable to the P.C.’s use of the Equipment, Furnishings and Name has been determined by the parties to equal the fair market value of the use of the Equipment, Furnishings and name, respectively, and (ii) allocable to the provisions of all other services hereunder has been determined by the parties to equal the fair market value of such other services.

(c)          The Management Fee paid by the P.C. to the Company hereunder has been determined by the parties through good-faith and arm’s length bargaining. No amount paid hereunder is intended to be, nor shall it be construed to be, an inducement or payment for referral of, or recommending referral of, patients by the P.C. to the Company (or its affiliates) or by the Company (or its affiliates) to the P.C. In addition, the Management Fee charged hereunder does not include any discount, rebate, kickback, or other reduction in charge, and the Management Fee charged hereunder is not intended to be, nor shall it be construed to be, an inducement or payment for referral, or recommendation of referral, of patients by the P.C. to the Company (or its affiliates) or by the Company (or its affiliates) to the P.C.

6.            Regulatory Matters.

(a)          The P.C.’s Providers shall at all times be free, in their sole discretion, to exercise their professional judgment on behalf of patients of the P.C. No provision of this Agreement is intended, nor shall it be construed, to permit the Company to affect or influence the professional judgment of any member of the P.C.’s Providers. To the extent that any act or service required or permitted of the Company by any provision of this Agreement may be construed or deemed to constitute the practice of chiropractic, the ownership or control of a chiropractic practice, or the operation of a clinic, said provision of this Agreement shall be void ab initio and the performance of said act or service by the Company shall be deemed waived by the P.C.

(b)          The parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement, and to comply with the requirements of applicable Laws and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the Clinic, and of any insurance company insuring the Clinic or the parties against liability for accident or injury in or upon the premises of the Clinic.

Management Agreement - North Carolina

7.            Insurance.

7.1         General Comprehensive Liability Insurance. During the term of this agreement, the Company shall obtain and maintain, at the P.C.’s expense, a comprehensive general liability insurance policy and such other insurances as may be required, in such amounts, with such coverages and with such companies as the Company may reasonably determine to be necessary and appropriate, as required by law or as are usual and customary. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional named insureds, and provide for third (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

7.2         Equipment Insurance. The Company shall cause to be carried and maintained, at its own expense, insurance against all risks of physical loss or damage to the Equipment in an amount not less than the original purchase price or the replacement cost with like kind and quality at the time of loss, with such companies and as the Company shall reasonably determine. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional named insureds, and provided for thirty (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

7.3         Malpractice Insurance. During the term of this Agreement, the Company shall arrange for the P.C. to obtain and maintain, at the P.C.’s expense, professional liability insurance covering the P.C. and its Providers, with limits of not less than [one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate], which the parties hereby agree are adequate amounts of coverage, or such other amount as required by law. In the event the P.C. has a “claims made” form of insurance in effect at any time during the term of this Agreement, the Company shall obtain, at P.C.’s expense, full “tail” coverage to cover any event that may have occurred during the term of this Agreement. The P.C. shall provide to the Company any information with respect to the P.C. or the Providers necessary for the Company to secure such professional liability insurance. These insurance policies must name The Joint Corp., the Company, and any of their respective affiliates that the Company or The Joint Corp. designates as additional name insureds, and provide for thirty (30) days’ prior written notice to the Company and The Joint Corp. and of a policy’s material modification, cancellation or expiration.

8.            Indemnification by the P.C. The P.C. hereby agrees to indemnify, defend, and hold harmless the Company, and each of the Company’s officers, directors, shareholders, agents and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings judgments and awards, and costs and expenses (including court costs, and reasonable attorneys’ and consultancy fees), arising directly or indirectly, in whole or in part out of any breach by the P.C. of this Agreement or any acts or omissions by the P.C. or its Providers in their performance of this Agreement, including, but not limited to, negligence of the P.C. or its Providers arising form or related to any of their professional acts or omissions to the extent that such is not paid or covered by the proceeds of insurance. The P.C. shall immediately notify the Company of any lawsuits or actions, or any threat thereof, against P.C. or any Provider, or the Company, that may become known to the P.C.

Management Agreement - North Carolina

9.            Indemnification by the Company. The Company hereby agrees to indemnify, defend, and hold harmless the P.C., and each of its officers, managers, members, agents and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including court costs, and reasonable attorneys’ and consultancy fees), arising directly or indirectly, in whole or in part, out of any breach by the Company of this Agreement or any willful or grossly negligent act or omission by the Company in its performance of this Agreement, to the extent that such is not paid or covered by the proceeds of insurance. The company shall immediately notify the P.C. of any lawsuits or actions, or any threat thereof, against the Company, P.C. or any Provider that may become known to the Company.

10.          Non-Solicitation.

(a)          To the extent permitted by applicable Laws, the P.C.s hall not, during the term of this Agreement and for a period of one (1) year from the date of termination or expiration of this Agreement, and shall ensure that its Providers shall not, during the term of their employment by the P.C. and for a period of one (1) year thereafter, solicit for employment, verbally or in writing, employ or offer employment to any employee or former employee of the Company or its affiliates, including, but not limited to any personnel provided by the Company to P.C. hereunder, without the prior written consent of the Company.

(b)          To the extent permitted by law, during the term of any Provider’s employment with the P.C. and for a period of one (1) year after the termination or expiration of any such Provider’s employment agreement with the P.C., such Provider shall not, without the express written consent of the P.C., solicit verbally or in writing, any patient or former patient of the P.C., or otherwise interfere with such patient or former patient’s relationship with the P.C. in connection with the provisions of chiropractic services. Upon termination of any Provider’s employment with the P.C., the P.C. shall promptly notify the Provider’s patients of how and where to contact the Provider.

(c)          In the event that any of the P.C.’s Providers shall violate any provision of this Section 10, the P.C.’s President shall immediately notify the Company of such activity and the P.C. shall immediately take all necessary and appropriate corrective action.

(d)          Company agrees to waive any outstanding Management Fees owed by the P.C. at termination of this agreement, pursuant to Section 4.4(d), as consideration for the non-solicitation provisions set forth in Section 10 (a) and (b) above.

11.          Proprietary Rights. The P.C. recognizes and acknowledges that all records, files, reports, protocols, polities, manuals, data bases, processes, procedures, computer systems, materials and other documents used by the Company (or its affiliates) in rendering services hereunder, or relating to the operations of the company (or its affiliates), belong to and shall remain the property of the Company, and constitute proprietary information and trade secrets that are valuable, special, and unique assets of the Company’s business (“Confidential Information”). The P.C. shall not, and shall assure that each of its Providers shall not, during or after the term of this Agreement, disclose any Confidential Information of the Company (or its affiliates), or the terms and conditions of this Agreement to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of the Company or its respective affiliates.

12.          Enforcement.

(a)          The P.C. recognizes and acknowledges that all records, files, reports, protocols, policies, manuals, data bases, processes, procedures, computer systems, materials and other documents used by the Company (or its affiliates) in rendering services hereunder, or relating to the operations of the Company (or its affiliates), belong to and shall remain the property of the Company, and constitute proprietary information and trade secrets that are valuable, special, and unique assets of the Company's business ("Confidential Information"). The P.C. shall not, and shall assure that each of its Providers shall not, during or after the term of this Agreement, disclose any Confidential Information of the Company (or its affiliates), or the terms and conditions of this Agreement to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of the Company or its respective affiliates.

Management Agreement - North Carolina

(b)          All works, discoveries and developments, whether or not copyrightable, relating to the Company's present, past or prospective activities, services and products ("Inventions") which are at any time conceived or reduced to practice by P.C. and/or any of its Providers, acting alone or in conjunction with others, in connection with the Company's management of the P.C. or, during the course of the P.C.'s employment or engagement of Providers (or, if based on or related to any Confidential Information, made by P.C. and/or any Provider during or after such management by the Company or employment or engagement by the P.C.) and all concepts and ideas known to P.C. or any Provider at any time during the Company's management of the P.C. which relate to the Company's present, past or prospective activities, services and products ("Concepts and Ideas") or any modifications thereof held by or known to P.C. and/or any Provider on the date of this Agreement or acquired by P.C: and/or any Provider during the term of this Agreement shall be the property of the Company, free of any reserved or other rights of any kind on P.C. and/or 'any Provider's part in respect thereof, and P.C. and/or any such Provider hereby assign all rights therein to the Company.

(c)          P.C. and/or its Providers shall promptly make full disclosure of any such Inventions, Concepts and Ideas or modifications thereof to the Company. Further, P.C. and/or its Providers shall, at the Company's cost and expense, promptly execute formal applications for copyrights and also do all other acts and things (including, among others, executing and delivering instruments of further assurance or confirmation) deemed by the Company to be necessary or desirable at any time or times in order to effect the full assignment to the Company of P.C. and/or its Providers' rights and title to such Inventions, Concepts and Ideas or modifications, without payment therefor and without further compensation. In order to confirm the Company's rights, P.C. and/or its Providers will also assign to the Company any and all copyrights and reproduction rights to any written material prepared by P.C. and/or its Providers in connection with the Company's management of the P.C. or the Providers' employment or engagement by the P.C. P.C. and/or its Providers further understand that the absence of a request by the Company for information, or for the making of an oath, or for the execution of any document, shall in no way be construed to constitute a waiver of the rights of the Company under this Agreement. This Agreement shall not be construed to limit in any way any "shop rights" or other common law or contractual rights of the P.C. or the Company in or to any Inventions, Concepts and Ideas or modifications which the Company has or may have by virtue of the Company's management activities hereunder or the P.C.'s engagement of its Providers.

13.          Employment Agreements. The P.C. agrees that it shall impose by contract on each of its Providers the obligation to abide by the applicable terms and conditions of this Agreement, including the restrictive covenants specified above. The Company and its affiliates are intended to be third-party beneficiaries of such contracts and the Company may, in its sole discretion, be a signatory to such contracts for purposes of enforcing against Providers the terms and conditions of this Agreement.

14.          Term and Termination.

(a)          The term of this Agreement shall be for [coterminous with franchise agreement] years commencing on the date first written above, unless sooner terminated as set forth herein, and shall automatically renew for successive one (1) year terms unless either party gives the other at least ninety (90) days prior written notice of its intention not to renew prior to the expiration of then current term.

Management Agreement - North Carolina

(b)          Either party may terminate this Agreement immediately upon the occurrence of any of the following events with regard to the other party: (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition or the commencement of any proceeding by either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustments of indebtedness, reorganization, composition or extension; (iii) the filing of any involuntary petition or the commencement of any proceeding by or against either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, which such petition or proceeding is not dismissed within ninety (90) days of the date on which it is filed or commenced; or (iv) suspension of the transaction of the usual business of either party for a period in excess of fourteen (14) days.

(c)          The Company may terminate this Agreement immediately upon any of the following events:

(i)           The date of death of [Name of sole shareholder];

(ii)          The date [Name of sole shareholder] is determined by a court of competent jurisdiction to be incompetent, or permanently disabled so as to be unable to render any professional services

(iii)         The date [Name of sole shareholder] becomes disqualified under the bylaws of the P.C. or applicable law to be a shareholder of the P.C.;

(iv)         The date upon which any of the shares of stock in the P.C. held by [Name of sole shareholder] are transferred or attempted to be transferred voluntarily, by operation of law or otherwise to any person;

(v)          The date upon which [Name of sole shareholder] ceases to provide chiropractic services in connection with the P.C.; or

(vi)         The merger, consolidation, reorganization, sale, liquidation, dissolution, or other disposition of all or substantially all of the stock or assets of the P.C.

(d)          The Company may terminate this Agreement immediately upon written notice to the P.C. in the event of termination for any reason of any of the following agreements: the Shareholder and Stock Transfer Restriction Agreement, the Company’s operating agreement and/or the employment agreement between the P.C. and ________________ [Doctor’s Name].

(e)          The Company may terminate this Agreement at any time with or without cause, by giving the P.C. forty-five (45) days’ prior written notice.

(f)           Either party may terminate this Agreement upon thirty (30) days’ prior written notice to the other party in the event of a material breach by the other party of any material term or condition hereof, if such breach is not cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after the non-breaching party has given notice thereof to the other party.

(g)          Upon termination or expiration of this agreement by either party, the P.C. shall pay the Company any amounts owed to the Company under paragraph 5 hereof as of the date of termination or expiration.

(h)          Upon termination or expiration of this Agreement, the P.C. shall return to the Company any and all property of the Company which may be in the P.C.’s possession or under the P.C.’s control.

Management Agreement - North Carolina

(i)           If, in the opinion (the “Opinion”) of nationally recognized health care counsel selected by the Company, it is determined that it is more likely than not that applicable Laws in effect or to become effective as of a date certain, or if the Company or the P.C. receives notice (the “Notice”) of an actual or threatened decision, finding or action by any governmental or private agency or court (collectively referred to herein as “Action”), which Laws or Action, if or when implemented, would have the effect of subjecting either party to civil or criminal prosecution under state and/or federal laws, or other material adverse proceeding on the basis of their participation herein, then the Company or the P.C. shall provide such Opinion or Notice to the other party. The parties shall attempt in good faith to amend this Agreement to the minimum extent necessary in order to comply with such Laws or to avoid the Action, as applicable, and shall utilize mutually agreed upon joint legal counsel to the extent practicable. If, within ninety (90) days of providing written notice of such Opinion or such Notice to the other party, the parties hereto acting in good faith are unable to mutually agree upon and make amendments or alterations to this Agreement to meet the requirements in question, or alternatively, the parties mutually determine in good faith that compliance with such requirements is impossible or unfeasible, then this Agreement shall be terminated without penalty, charge or continuing liability upon the earlier of the following: the date one hundred and eight (180) days subsequent to the date upon which any party gives written notice to the other party, or the effective date upon which the Law or Action prohibits the relationship of the parties pursuant to this Agreement. In the event of a termination of this Agreement in accordance with this Section 15(j), then the restrictions contained in 10 and 11 of this Agreement shall be waived and shall be of no further effect.

15.          Obligations After Termination. Except as otherwise provided herein or in any amendment hereto, following the effective date of termination of this Agreement:

(a)          The Company shall continue to permit the P.C. or its authorized representatives to conduct financial audits relating to the period this Agreement was in effect;

(b)          The P.C. shall cooperate with the Company to assure the appropriate transfer of patient cases and patient records;

(c)          Both the Company and the P.C. shall cooperate in connection with the termination or assignment of provider contracts and other contractual arrangements; and

(d)          Both the Company and the P.C. shall cooperate in the preparation of final financial statements and the final reconciliation of fees paid hereunder, which shall be calculated by the Company six (6) months after termination of this agreement; provided that in the event of a termination of this Agreement by the Company pursuant to Section 15(b), (c), or (d), the P.C. and any such Provider shall forfeit its (or his/her) rights to any future payment from the Company under this or any other agreement between the parties, except as may otherwise be agreed to by the Company in its discretion.

16.          Return of Proprietary Property and Confidential Information. All documents, procedural manuals, guides, specifications, plans, drawings, designs, copyrights, service marks and trademark rights, computer programs, program descriptions and similar materials, lists of present, past or prospective patients, proposals, marketing and public relations materials, invitations to submit proposals, fee schedules and data relating to patients and the pricing of the Company’s products and services, records, notebooks and similar repositories of or containing Confidential Information and Inventions (including all copies thereof) that come into P.C. and/or its Providers possession or control, whether prepared by P.C., its Providers, or others: (a) are the property of the Company, (b) will not be used by P.C. or its Providers in any way adverse to the Company or to the benefit of P.C. and/or its Providers, (c) will not be removed from the Company’s premises (except as P.C. and/or its Providers’ duties hereunder require) and (d) at the termination of this Agreement or engagement of such Providers, will be left with, or forthwith returned and/or restored to the Company, and P.C. and such Providers shall discontinue use of such materials.

Management Agreement - North Carolina

17.          Status of Parties. In the performance of the work duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement.

18.          Force Majeure. Neither party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is agreed that financial inability shall not be a matter beyond a party’s reasonable control.

19.          Notices. Any notices to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the first business day following delivery to a nationally recognized overnight courier service with proof of delivery, or (c) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties at the addresses set forth on page 1 above or at any other address designated by the parties in writing.

20.          Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement. This Agreement may not be changed orally, and may only be amended by an agreement in writing signed by both parties.

21.          No Rights in Third Parties. Except as provided in Section 13, hereof, this Agreement is not intended to, nor shall it be construed to, create any rights in any third parties, including, without limitation, in any Providers employed or engaged by the P.C. in connection with the Clinic.

22.          Governing Law. This Agreement shall be construed and enforced under and in accordance with the laws of the State of __________________, and venue for the commencement of any action or proceeding brought in connection with this agreement shall be exclusively in the federal or state court in the State of __________________, County of _________________. [Insert State where franchisee and P.C. are located.]

23.          Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect, unless to do so would result in either party not receiving the benefit of its bargain.

24.          Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to that term or any other term of this Agreement.

25.          Rights Unaffected. No amendment, supplement or termination of this Agreement shall affect or impair any right or obligations which shall have theretofore matured hereunder.

Management Agreement - North Carolina

26.          Interpretation of Syntax. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.

27.          Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, executors, administrators and assigns.

28.          Further Actions. Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

29.          Non-Assignment. The P.C. may not assign this Agreement except with the prior written approval of the Company. The Company may assign this Agreement.

30.          Access of the Government to Records. To the extent that the provisions of Section 1861(v)(1)(I) of the Social Security Action [42 U.S.C. § 1395x(v)(1)(I)] are applicable to this Agreement, the parties agree to make available, upon the written request of the Secretary of the Department of Health and Human Services or upon the request of the Comptroller General, or any of their duly authorized representatives, this Agreement, and other books, records and documents that are necessary to certify the nature and extent of costs incurred by them for services furnished under this Agreement. The obligations hereunder shall extent for four (4) years after furnishing of such services. The parties shall notify each other of any such request for records.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto affix their signatures below and execute this Agreement under seal.

[P.C.]		[JOINT FRANCHISEE/ “Company”]

By:		By:
Its:	President	Its:

Management Agreement - North Carolina

EXHIBIT A

TO JOINT MANAGEMENT AGREEMENT

EQUIPMENT/FURNISHINGS

[Insert “Supply List” for each Clinic]

A1

EXHIBIT B

TO JOINT MANAGEMENT AGREEMENT

BUSINESS ASSOCIATE ADDENDUM

This Business Associate Addendum (the “Addendum”) to the Management Agreement (the “Agreement”) dated _____________________, by and between the P.C. and the Company (for purposes of this addendum, the “Business Associate”), is entered into for the purpose of complying with the Health Insurance Portability and Accessibility Act of 1996, as amended by the Health Information Technology Act of 2009 (the “HITECH Act”), and the regulations promulgated under HIPAA and the HITECH Act (all of the foregoing collectively referred to as “HIPAA”).

I.	Definitions. For purposes of this addendum, the following capitalized terms shall have the meanings ascribed to them below:

A.	“Protected Health Information” shall mean Individually Identifiable Health Information (as defined below) that is (a) transmitted by electronic media; (b) maintained in any electronic medium; or (c) transmitted or maintained in any other form or medium. “Protected Health Information” does not include Individually Identifiable health information in (x) education records covered by the Family Educational Right and Privacy Act, as amended (20 USC §1232(g) or (y) records described in 20 USC §1231g(a)(4)(B)(iv). For purposes of this definition, Individually Identifiable Health Information shall mean health information, including demographic information collected from an individual, that: (aa) is created or received by a health care provider (including the P.C.), health plan, employer or health care clearing house; and (bb) relates to the past. present or future physical or mental health or condition of an individual, the provision of health care to an individual, or the past, present or future payment for the provision of health care to an individual and that (1) identifies the individual or (2) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

B.	“Required by Law” shall mean a mandate contained in law that compels the use or disclosure of Protected Health Information and that is enforceable in a court of law. “Required by Law” includes, but is not limited to, court orders and court-ordered warrants; subpoenas or summons issued by a court, grand jury, a governmental or tribal inspector general, or an administrative body authorized to require the production of information; a civil or an authorized investigative demand; Medicare conditions or participation with respect to health care providers participating in the program; and statutes or regulations that require such information if payment is sought under a government program providing public benefits.

Any terms used but not otherwise defined in this Addendum shall have the same meaning as the meaning ascribed to those terms in HIPAA.

II.          Permitted Uses and Disclosures. Business Associate may use or disclose Protected Health Information received or created by Business Associate pursuant to the Agreement solely for the following purposes:

B1

A.	Business Associate may use or disclose Protected Health Information as necessary to carry out Business Associate’s responsibilities and duties under the Agreement.

B.	Business Associate may use or disclose Protected Health Information for Business Associate’s proper management and administration ore to fulfill any present or future legal responsibilities of Business Associate; provided, however, that if Business Associate discloses Protected Health Information to a third party under this Section II(b), Business Associate shall Ii) obtain reasonable assurances from the person to whom the Protected Health Information is disclosed that it will be held confidentially and used or further disclosed only as Required by Law or for the purpose for which it was disclosed and (ii) obligate such person to notify Business Associate of any instances of which it is aware in which the confidentiality of the Protected Health Information has been breached.

C.	Business Associate may use or disclose protected Information as Required by Law.

D.	Any use or disclosure of Protected Health Information permitted hereunder shall be limited to the minimum amount necessary to accomplish the intended purpose of the use, disclosure or request and shall otherwise be accordance with HIPAA.

III.         Disclosure to Agent. In the event Business Associate disclosed to any agent, including a subcontractor, Protected Health Information received from, or created or received by Business Associate on behalf of, the P.C., Business Associate shall obligate each such agent to agree to the same restrictions and conditions regarding the use and disclosure of Protected Health Information as are applicable to Business Associate under this Addendum.

IV.         Safeguards. Business Associate shall employ appropriate administrative, technical and physical safeguards, consistent with the size and complexity of Business Associate’s operations, to prevent the use or disclosure of Protected Health Information in any manner inconsistent with the terms of this Addendum. Business Associate shall maintain a written security program describing such safeguards, a copy of which shall be available to the P.C. upon request.

V.          Reporting of Improper Disclosures. Business Associate shall report to the P.C. any unauthorized or improper use or disclosure of Protected Health Information within one (1) business day of the date on which Business Associate becomes aware of such use or disclosure.

VI.         Reporting of Disclosures of Security Incidents. Business Associate shall report to the P.C. any Security Incident of which it becomes aware. For purposes of this Addendum, “Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system; provided, however, that Business Associate shall not have any obligation to notify P.C. of any unsuccessful attempts to (i) obtain unauthorized access to P.C.’s information in Business Associate’s possession, or (ii) interfere with Business Associate’s system operations in an information system, where such unsuccessful attempts are extremely numerous and common to all users of electronic information systems (e.g., attempted unauthorized access to information systems, attempted modification or destruction of data files and software, attempted transmission of a computer virus).

VII.        Mitigation. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Addendum.

B2

VIII.	Access to protected health information by the P.C.

A.	Within (10) days of a request by the P.C., Business Associate shall provide to the P.C. all Protected Health Information in Business Associate’s possession necessary for the P.C. to provide patients or their representatives with access to or copies thereof in accordance with 45 CFR §§ 164.524.

B.	Within ten (10) days of a request by the P.C., Business Associate shall provide to the P.C. all information and records in Business Associate’s possession necessary for the P. C. to provide patients or their representatives with an accounting of disclosures thereof in accordance with 45 C.F.R § 164.528.

C.	Within ten (10) days of a request by the P.C. Business Associate shall provide to the P.C. all protected Health Information in Business Associate’s possession necessary for the P.C. to respond to a request by a patient to amend such Protected Health Information in accordance with 45 C.F.R. § 164.526. At the P.C.'s direction, Business Associate shall incorporate any amendments to a patient’s Protected Health Information made by the P.C. into the copies of such information maintained by Business Associate.

IX.        Access of HHS. Business Associate shall make its internal practices, books and records relating to the use and disclosure of Protected Health Information received from the P.C., or created or received by Business Associate on behalf of the P.C., to HHS in accordance with HIPAA and the regulations promulgated thereunder.

X.          Return of Protected Health Information Upon Termination. Upon termination of the Agreement, Business Associate shall: (a) if feasible, return or destroy all Protected Health Information received from , or created or received by Business Associate on behalf of, the P.C. that Business Associate still maintains in any form, and Business Associate shall retain no copies of such information; or (b) if Business Associate reasonably determines that such return or destruction is not feasible, extend the protections of this Addendum to such information and limit further uses and disclosures to those purposes that make the return or destruction of the Protected Health Information infeasible.

XI.        Obligations of P.C.

A.	Upon request of Business Associate, P.C. shall provide Business Associate with the notice of privacy practices that P.C. produces in accordance with 45 CFR §164.520.

B.	P.C. shall provide Business Associate with any changes in, or revocation of, permission by an individual to use or disclose Protected Health Information, if such changes affect Business Associate’s permitted or required uses and disclosures.

C.	P.C. shall notify Business Associate of any restriction on the use or disclosure of Protected Health Information to which P.C. has agreed in accordance with 45 CFR §164.522 to the extent that such restriction may affect Business Associate’s use or disclosure of PHI.

XII.	Amendment. If any of the regulations promulgated under HIPAA are amended or interpreted in a manner that renders this Addendum inconsistent therewith, the P.C. may, on thirty (30) days written notice to Business Associate, amend this Addendum to the extent necessary to comply with such amendments or interpretations.

B3

XIII.	Indemnification. Each of the parties shall indemnify, defend and hold harmless the other and its directors, officers, employees and agents from and against any and all third party liabilities, costs, claims and losses including, without limitation, the imposition of civil penalties by HHS under HIPAA, arising from or relating to the breach by either party or any of its directors, officers, employees or agents (including subcontractors) of the terms of this Addendum.

XIV.	Conflicting Terms. In the event of any terms of this Addendum conflict with any terms of the Agreement, the terms of this Addendum shall govern and control.

B4

EXHIBIT M

AMENDMENT TO

WAIVE MANAGEMENT AGREEMENT

M1

AMENDMENT TO

FRANCHISE AGREEMENT

WAIVER OF MANAGEMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is made and entered into on         this __ day of _________, 20_ by and between The Joint Corp., a Delaware corporation (“Franchisor” or “we” or “us”), and _____________________________, a ______________________ (“Franchisee” or “you”).

RECITALS

A.           We and you are parties to a The Joint Corp. Franchise Agreement dated as of the same date as this Amendment (the “Franchise Agreement”), which pertains to the management and operation of a “The Joint” business at a facility operating under the name “The Joint” (which is referred to as a “Clinic”) (together the management and operation of a Clinic will be referred to as the “Franchised Business”) with the “Territory” as described in the Franchise Agreement. Your Clinic will be located and operated in the state of

B.            We and you wish to amend the terms of the Franchise Agreement as described below.

C.            All capitalized terms not defined in this Amendment will have the meaning set forth in the Franchise Agreement, or the Management Agreement (as defined below).

AGREEMENT

NOW THEREFORE, we and you, in consideration of the undertakings and commitments of each party to the other party set forth herein and in the Franchise Agreement, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, mutually agree as follows:

I. Franchisee's Representations and Warranties:

a.            You understand and agree that you are solely responsible for operating in full compliance with all laws that apply to your Franchised Business. The laws regulating the chiropractic medical industry include without limitation, federal, state and local regulations relating to: the practice of chiropractic medicine and the operation and licensing of chiropractic services; the relationship of providers and suppliers of health care services, on the one hand, and physicians and clinicians, on the other, including anti-kick back laws; restrictions or prohibition on fee splitting; physician self-referral restrictions; payment systems for medical benefits available to individuals through insurance and government resources; privacy of patient records; use of medical devices; and advertising of medical services (together such are, “Medical Regulations”).

b.            You represent and warrant to us that: (1) you have conducted independent research regarding the Medical Regulations that are applicable to chiropractic services generally, and the Franchised Business specifically in the Territory, including retaining the services of qualified professional advisers as necessary; (ii) you have verified that under the Medical Regulations applicable to your Franchised Business, you are permitted to both manage the Clinic and operate the Clinic, including hiring any chiropractic and other personnel and providing chiropractic services to patients at the Clinic.

c.            You have requested that, based on your representations and warranties to us as to the Medical Regulations applicable to your Franchised Business, we waive the requirements of the Franchise Agreement that you (i) enter into a management agreement with a PC, which as a separate entity would operate the Clinic and provide all chiropractic services, and (ii) you refrain from providing any chiropractic services to patients or hiring and supervising medical providers, subject to all applicable Medical Regulations.

1

d.             You acknowledge and agree that we are entering into this Amendment in reliance your representations and warranties. You understand and agree that your obligations to operate in compliance with Medical Regulations will continue throughout the term of the Franchise Agreement, and if there are any changes in Medical Regulations that would render your operation of the Clinic in violation of any Medical Regulation, you will immediately advise of such change and of the your proposed corrective action to comply with Medical Regulations, including (if applicable) entering into a management agreement with a PC.

e.             You acknowledge and agree that by requesting us to permit you to perform all of the activities and obligations of the PC (rather than signing a management agreement with a PC that would operate the Clinic), you will incur all costs of both managing and operating the Clinic, including those costs that would otherwise be borne by the PC (such as obtaining all necessary licensing and certification for practicing chiropractic medicine and compensation of chiropractic professionals). You have researched the costs associated with both managing and operating the Clinic.

2.           Based on your representations and warranties to us above, you and we agree as follows:

a.             Notwithstanding anything to the contrary in the Franchise Agreement, including Section 1.2, you are not required by the Franchise Agreement to enter into a Management Agreement with a PC, provided that you comply with applicable Medical Regulations.

b.             Notwithstanding anything to the contrary in the Franchise Agreement, including Section 1.2, you are not restricted from providing chiropractic services to the Clinic's patients, or from hiring and supervising the chiropractors and employees who are legally authorized to provide chiropractic services to patients of the Clinic.

c.             Instead of entering into the Management Agreement with a separate PC, you agree to be solely responsible for operating the Clinic and providing, or arranging for and supervising the provision of, chiropractic services to the patients of the Clinic. You, therefore, agree that you will perform all responsibilities and obligations of the “PC” as set forth in the form of Management Agreement attached to this Amendment as Exhibit A (the “Management Agreement”), which are hereby incorporated into this Amendment. Without limiting the foregoing, you acknowledge and agree that these obligations include:

(i)	satisfying the representations and warranties of Section 1.2 of the Management Agreement;
(ii)	selecting, maintaining, and using the Equipment and Furnishings in good condition and repair and in a safe and appropriate manner as described in Section 2 of the Management Agreement;
(iii)	being responsible for all aspects of the diagnostic, therapeutic and related professional services delivered by the Providers at the Clinic; selecting, training, supervising and employing (or otherwise engaging) all Providers; ensuring that the Clinic and all Providers maintain all necessary licenses and credentials; establishing and maintaining quality and standards of patient care, as described in Section 4 of the Management Agreement;
(iv)	maintaining malpractice and other insurance as described in Section 7 of the Management Agreement;
(v)	indemnifying us as described in Sections 8 and 9 of the Management Agreement; and
(vi)	complying with the non-solicitation requirements of Section 10 of the Management Agreement.

2

d.             Instead of entering into the Management Agreement with a separate PC, you agree to be solely responsible for providing the management and support services necessary for operating the Clinic. You, therefore, agree that you will perform all responsibilities and obligations of the “Company” as set forth in the Management Agreement, which are hereby incorporated into this Amendment. Without limiting the foregoing, you acknowledge and agree that these obligations include:

(i)	providing the use of the Premises and Equipment and Furnishings as described in Section 2 of the Management Agreement;
(ii)	providing the management and administrative services described in Sections 3 and 4 of the Management Agreement; and
(iii)	ensuring that all insurance required by Section 7 of the Management Agreement is maintained.

e.            Any reference in the Franchise Agreement to an obligation of, or requirement applicable to, the PC will be your obligation.

f.             Any reference in the Franchise Agreement to the “Franchised Business” will include your activities in both managing and operating the Clinic.

3.           Except as otherwise amended above, the Franchise Agreement is otherwise in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Amendment in duplicate on the day and year first above written.

FRANCHISOR		FRANCHISEE

THE JOINT CORP., a Delaware corporation

By:		By:
Name:	Chad Everts
Title:	V.P. Franchise Development	Its:

Title:

3

EXHIBIT A TO AMENDMENT

MANAGEMENT AGREEMENT

Exhibit N

state-specific disclosures

N-1

REQUIRED BY THE STATE OF CALIFORNIA

CALIFORNIA CORPORATIONS CODE SECTION 31125 REQUIRES THAT THE FRANCHISOR GIVE THE FRANCHISEE A DISCLOSURE DOCUMENT APPROVED BY THE DEPARTMENT OF CORPORATIONS PRIOR TO A SOLICITATION OF A PROPOSED MATERIAL MODIFICATION OF AN EXISTING FRANCHISE.

THE CALIFORNIA FRANCHISE INVESTMENT LAW REQUIRES THAT A COPY OF ALL PROPOSED AGREEMENTS RELATING TO THE SALE OF THE FRANCHISE BE DELIVERED TOGETHER WITH THE DISCLOSURE DOCUMENT.

Neither we nor any person or franchise broker identified in Item 2 is subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities Exchange Act of 1934, 15 U.S.C.A. 78a et seq., suspending or expelling such persons from membership in that association or exchange.

The California Business and Professions Code Sections 20000 through 20043 provide rights to you concerning termination and non-renewal of a franchise. If the Franchise Agreement contains a provision that in inconsistent with the law, the law will control. We may not terminate your franchise except for good cause, and we must give you a notice of default and a reasonable opportunity to cure the defects (except for certain defects specified in the statute, for which no opportunity to cure is required by law). The statute also requires that we give you notice of any intention not to renew your franchise at least 180 days before expiration of the Franchise Agreement.

You must sign a general release if you renew or transfer your franchise. California Corporations Code 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code 31000 through 31516). Business and Professions Code 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code 20000 through 20043).

The Franchise Agreement contains a covenant not to compete which extends beyond the termination of your franchise. This provision may not be enforceable under California law.

THE FRANCHISE AGREEMENT REQUIRES APPLICATION OF THE LAW OF ARIZONA. THIS PROVISION MAY NOT BE ENFORCEABLE UNDER CALIFORNIA LAW.

To the extent permitted by law, you and we waive any right to or claim for any punitive or exemplary damages against each other and agree that in the event of a dispute between us, each will be limited to the recovery of actual damages only (except in limited circumstances). Each party further waives trial by jury and, to the extent permitted by law, all claims arising out of or relating to the Franchise Agreement must be brought within one year from the date on which you or we knew or should have known of the facts giving rise to such claims (except for claims relating to nonpayment or underpayment of amounts you owe us).

The Franchise Agreement requires binding arbitration. The arbitration will occur at the office of the American Arbitration Office closest to our principal executive offices. Prospective franchisees are encouraged to consult private legal counsel to determine the applicability of California and federal laws (such as Business and Professions Code Section 20040.5, Code of Civil Procedure Section 1281, and the Federal Arbitration Act) to any provisions of a franchise agreement restricting venue to a forum outside the State of California.

1

REQUIRED BY THE STATE OF HAWAII

THESE FRANCHISES WILL BE/HAVE BEEN FILED UNDER THE FRANCHISE INVESTMENT LAW OF THE STATE OF HAWAII. FILING DOES NOT CONSTITUTE APPROVAL, RECOMMENDATION OR ENDORSEMENT BY THE DIRECTOR OF COMMERCE AND CONSUMER AFFAIRS OR A FINDING BY THE DIRECTOR OF COMMERCE AND CONSUMER AFFAIRS THAT THE INFORMATION PROVIDED HEREIN IS TRUE, COMPLETE AND NOT MISLEADING.

THE FRANCHISE INVESTMENT LAW MAKES IT UNLAWFUL TO OFFER OR SELL ANY FRANCHISE IN THIS STATE WITHOUT FIRST PROVIDING TO THE PROSPECTIVE FRANCHISEE, OR SUBFRANCHISOR, AT LEAST SEVEN DAYS PRIOR TO THE EXECUTION BY THE PROSPECTIVE FRANCHISEE OF ANY BINDING FRANCHISE OR OTHER AGREEMENT, OR AT LEAST SEVEN DAYS PRIOR TO THE PAYMENT OF ANY CONSIDERATION BY THE FRANCHISEE, OR SUBFRANCHISOR, WHICHEVER OCCURS FIRST, A COPY OF THE DISCLOSURE DOCUMENT, TOGETHER WITH A COPY OF ALL PROPOSED AGREEMENTS RELATING TO THE SALE OF THE FRANCHISE.

THIS DISCLOSURE DOCUMENT CONTAINS A SUMMARY ONLY OF CERTAIN MATERIAL PROVISIONS OF THE FRANCHISE AGREEMENT. THE CONTRACT OR AGREEMENT SHOULD BE REFERRED TO FOR A STATEMENT OF ALL RIGHTS, CONDITIONS, RESTRICTIONS AND OBLIGATIONS OF BOTH THE FRANCHISOR AND THE FRANCHISEE.

Item 20 of this Disclosure Document will be amended by the addition of the following paragraph:

As of the dates listed in Attachment 1, this franchise offering is or will be effective in California, Hawaii, Illinois, Indiana, Michigan, Minnesota, New York, North Dakota, Rhode Island, South Dakota, Washington and Wisconsin and exempt from registration in Arizona and Utah. No states have refused, by order or otherwise, to register these franchises. No states have revoked or suspended the right to offer these franchises. The proposed registration of these franchises has not been involuntarily withdrawn in any state.

REQUIRED BY THE STATE OF ILLINOIS

Item 17 of this disclosure document is supplemented by the addition of the following paragraphs at the end of the chart:

    State Law

The conditions under which you can be terminated and your rights on non-renewal may be affected by Illinois law, 815 ILCS 705/19 and 705/20.

The Illinois Franchise Disclosure Act will govern any Franchise Agreement if it applies to a subfranchise located in Illinois.

Any condition in the Franchise Agreement that designates jurisdiction or venue in a forum outside of Illinois is void with respect to any cause of action that otherwise is enforceable in Illinois, provided that the Franchise Agreement may provide for arbitration in a forum outside of Illinois.

2

REQUIRED BY THE STATE OF INDIANA

The Franchise Agreement contains a covenant not to compete that extends beyond the termination of your franchise. This provision may not be enforceable under Indiana law.

Indiana law makes unilateral termination of your franchise unlawful unless there is a material violation of the Franchise Agreement and the termination is not done in bad faith.

If Indiana law requires the Franchise Agreement and all related documents to be governed by Indiana law, then nothing in the Franchise Agreement or related documents referring to Arizona law will abrogate or reduce any of your rights as provided for under Indiana law.

Indiana law prohibits a prospective general release of claims subject to the Indiana Deceptive Franchise Practices Law.

Although the Franchise Agreement requires arbitration to be held at the office of the American Arbitration Association closest to our principal executive offices, arbitration held pursuant to the Franchise Agreement must take place in Indiana if you so request. If you choose Indiana, we have the right to select the location in Indiana.

MICHIGAN SPECIFIC-NOTICE

The state of Michigan prohibits certain unfair provisions that are sometimes in franchise documents. If any of the following provisions are in these franchise documents, the provisions are void and cannot be enforced against you.

(a)          A prohibition of the right of a franchisee to join an association of franchisees.

(b)          A requirement that a franchisee assent to a release, assignment, novation, waiver, or estoppel which deprives a franchisee of rights and protections provided in this act. This shall not preclude a franchisee, after entering into a franchise agreement, from settling any and all claims.

(c)          A provision that permits a franchisor to terminate a franchise prior to the expiration of its term except for good cause. Good cause shall include the failure of the franchisee to comply with any lawful provision of the franchise agreement and to cure such failure after being given written notice thereof and a reasonable opportunity, which in no event need be more than 30 days, to cure each failure.

(d)          A provision that permits a franchisor to refuse to renew a franchise without fairly compensating the franchisee by repurchase or other means for the fair market value at the time of expiration of the franchisee’s inventory, supplies, equipment, fixtures, and furnishings. Personalized materials which have no value to the franchisor and inventory, supplies, equipment, fixtures, and furnishings not reasonably required in the conduct of the franchised business are not subject to compensation. This subsection applies only if (i) the term of the franchise is less than 5 years and (ii) the franchisee is prohibited by the franchise or other agreement from continuing to conduct substantially the same business under another trademark, service mark, trade name, logotype, advertising, or other commercial symbol in the same area subsequent to the expiration of the franchise or the franchisee does not receive at least 6 months’ notice of franchisor’s intent not to renew the franchise.

(e)          A provision that permits the franchisor to refuse to renew a franchise on terms generally available to other franchisees of the same class or type under similar circumstances. This section does not require a renewal provision.

(f)           A provision requiring that arbitration or litigation be conducted outside this state. This shall not preclude the franchisee from entering into an agreement, at the time of arbitration, to conduct arbitration at a location outside this state.

3

(g)           A provision which permits a franchisor to refuse to permit a transfer of ownership of a franchise, except for good cause. This subdivision does not prevent a franchisor from exercising a right of first refusal to purchase the franchise. Good cause shall include, but is not limited to:

(i)    The failure of the proposed transferee to meet the franchisor’s then current reasonable qualification or standards.

(ii)   The fact that the proposed transferee is a competitor of the franchisor or sub-franchisor.

(iii)  The unwillingness of the proposed transferee to agree in writing to comply with all lawful obligations.

(iv)  The failure of the franchisee or proposed transferee to pay any sums owing to the franchisor or to cure any default in the franchise agreement existing at the time of the proposed transfer.

(v)   A provision that requires the franchisee to resell to the franchisor items that are not uniquely identified with the franchisor. This subdivision does not prohibit a provision that grants to a franchisor a right of first refusal to purchase the assets of a franchise on the same terms and conditions as a bona fide third party willing and able to purchase those assets, nor does this subdivision prohibit a provision that grants the franchisor the right to acquire the assets of a franchise for the market or appraised value of such assets if the franchisee has breached the lawful provisions of the franchise agreement and has failed to cure the breach in the manner provided in subdivision

(h)           A provision which permits the franchisor to directly or indirectly convey, assign, or otherwise transfer its obligations to fulfill contractual obligations to the franchisee unless provision has been made for providing the required contractual services.

The fact that there is a notice of this offering on file with the attorney general does not constitute approval, recommendation, or endorsement by the attorney general.

Any questions regarding this notice should be directed to the Attorney General’s Department for the State of Michigan, Consumer Protection Division, Franchise Section, 670 Law Building, 525 W. Ottawa Street, Lansing, Michigan 48913, (517) 373-7117.

REQUIRED BY THE STATE OF MARYLAND

A franchisee located within the state of Maryland shall not be required to assent to any release, estoppel or waiver of liability as a condition of purchasing a franchise which would act as a release, estoppel or waiver of any liability incurred under the Maryland Franchise Registration and Disclosure Law.

The provisions in the Franchise Agreement relating to the general release that is required as a condition of renewal, sale and assignment/transfer shall not apply to any liability under the Maryland Franchise Registration and Disclosure Law.

Lawsuits by either you or us may take place in Maryland for claims arising under the Maryland Franchise Registration and Disclosure Law.

Any limitation of claims provision(s) in the Franchise Agreement shall not act to reduce the 3-year statute of limitations afforded to you for bringing a claim under the Law. Any claims arising under the Maryland Franchise Registration and Law must be brought within 3 years after the grant of the franchise to you.

4

REQUIRED BY THE STATE OF MICHIGAN

The state of Michigan prohibits certain unfair provisions that are sometimes in franchise documents. If any of the following provisions are in these franchise documents, the provisions are void and cannot be enforced against you.

(i)          A prohibition of the right of a franchisee to join an association of franchisees.

(j)          A requirement that a franchisee assent to a release, assignment, novation, waiver, or estoppel which deprives a franchisee of rights and protections provided in this act. This shall not preclude a franchisee, after entering into a franchise agreement, from settling any and all claims.

(k)          A provision that permits a franchisor to terminate a franchise prior to the expiration of its term except for good cause. Good cause shall include the failure of the franchisee to comply with any lawful provision of the franchise agreement and to cure such failure after being given written notice thereof and a reasonable opportunity, which in no event need be more than 30 days, to cure each failure.

(l)          A provision that permits a franchisor to refuse to renew a franchise without fairly compensating the franchisee by repurchase or other means for the fair market value at the time of expiration of the franchisee’s inventory, supplies, equipment, fixtures, and furnishings. Personalized materials which have no value to the franchisor and inventory, supplies, equipment, fixtures, and furnishings not reasonably required in the conduct of the franchised business are not subject to compensation. This subsection applies only if (i) the term of the franchise is less than 5 years and (ii) the franchisee is prohibited by the franchise or other agreement from continuing to conduct substantially the same business under another trademark, service mark, trade name, logotype, advertising, or other commercial symbol in the same area subsequent to the expiration of the franchise or the franchisee does not receive at least 6 months’ notice of franchisor’s intent not to renew the franchise.

(m)          A provision that permits the franchisor to refuse to renew a franchise on terms generally available to other franchisees of the same class or type under similar circumstances. This section does not require a renewal provision.

(n)           A provision requiring that arbitration or litigation be conducted outside this state. This shall not preclude the franchisee from entering into an agreement, at the time of arbitration, to conduct arbitration at a location outside this state.

(o)           A provision which permits a franchisor to refuse to permit a transfer of ownership of a franchise, except for good cause. This subdivision does not prevent a franchisor from exercising a right of first refusal to purchase the franchise. Good cause shall include, but is not limited to:

(i)   The failure of the proposed transferee to meet the franchisor’s then current reasonable qualification or standards.

(ii)  The fact that the proposed transferee is a competitor of the franchisor or sub-franchisor.

(iii) The unwillingness of the proposed transferee to agree in writing to comply with all lawful obligations.

(iv) The failure of the franchisee or proposed transferee to pay any sums owing to the franchisor or to cure any default in the franchise agreement existing at the time of the proposed transfer.

(v)  A provision that requires the franchisee to resell to the franchisor items that are not uniquely identified with the franchisor. This subdivision does not prohibit a provision that grants to a franchisor a right of first refusal to purchase the assets of a franchise on the same terms and conditions as a bona fide third party willing and able to purchase those assets, nor does this subdivision prohibit a provision that grants the franchisor the right to acquire the assets of a franchise for the market or appraised value of such assets if the franchisee has breached the lawful provisions of the franchise agreement and has failed to cure the breach in the manner provided in subdivision

5

(p)           A provision which permits the franchisor to directly or indirectly convey, assign, or otherwise transfer its obligations to fulfill contractual obligations to the franchisee unless provision has been made for providing the required contractual services.

The fact that there is a notice of this offering on file with the attorney general does not constitute approval, recommendation, or endorsement by the attorney general.

Any questions regarding this notice should be directed to the Attorney General’s Department for the State of Michigan, Consumer Protection Division, Franchise Section, 670 Law Building, 525 W. Ottawa Street, Lansing, Michigan 48913, (517) 373-7117.

REQUIRED BY THE STATE OF MINNESOTA

We will protect your right to use the Marks and/or indemnify you from any loss, costs or expenses arising out of any claim, suit or demand regarding the use of the Marks.

Minn. Rule 2860.4400D prohibits us from requiring you to assent to a general release. Any release you sign as a condition of renewal or transfer will not apply to any claims you may have under the Minnesota Franchise Law.

With respect to franchises governed by Minnesota law, we will comply with Minn. Stat. Sec. 80C. 14, subds, 3, 4 and 5 which require, except in certain specified cases, that you be given 90 days’ notice of termination (with 60 days to cure) and 180 days’ notice for nonrenewal of the Franchise Agreement.

Minn. Stat. § 80C.17, Subd. 5, states that no civil action pertaining to a violation of a franchise rule or statute can be commenced more than three years after the cause of action accrues

Minn. Stat. Sec. 80C.21 and Minn. Rule 2860.4400J prohibit us from requiring litigation to be conducted outside Minnesota. In addition, nothing in this Disclosure Document or the Franchise Agreement can abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C, or your rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction. Under Minnesota law, we cannot require you to consent to inunction relief; however, we may seek injunctive relief from the Court.

Minn. Rule Part 2860.4400J prohibits us from requiring you to waive your rights to a jury trial or waive your rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction, or consenting to liquidated damages, termination penalties or judgment notes.

6

REQUIRED BY STATE OF NEW JERSEY

Liquidated damages are void if unreasonable under the totality of the circumstances, including whether a statute governs the relationship and concerns liquidated damages clauses; and the common practice in the industry.

REQUIRED BY THE STATE OF NEW YORK

Registration of this franchise by New York State does not mean that New York State recommends it or has verified the information in the Disclosure Document.

We may, if we choose, negotiate with you about items covered in the Offering Prospectus. However, we cannot use the negotiating process to prevail upon a prospective franchisee to accept terms which are less favorable than those set forth in the Offering Prospectus.

All references to “Disclosure Document” will be deemed to include the term “Offering Prospectus” as used under the General Business Law of New York.

Item 3 of the Offering Prospectus is supplemented with the following:

Except as provided in Item 3 of the Offering Prospectus, neither we nor any person identified in Item 2 of the Offering Prospectus, or an affiliate offering franchises under our principal trademark:

A.           Has an administrative, criminal or civil action pending against that person alleging: a felony; a violation of a franchise, antitrust or securities law; fraud, embezzlement, fraudulent conversion, misappropriation of property; unfair or deceptive practices or comparable civil or misdemeanor allegations.

B.           Has been convicted of a felony or pleaded nolo contendere to a felony charge or, within the ten-year period immediately preceding the application for registration, has been convicted of or pleaded nolo contendere to a misdemeanor charge or has been the subject of a civil action alleging: violation of a franchise, antifraud or securities law; fraud, embezzlement, fraudulent conversion or misappropriation of property, or unfair or deceptive practices or comparable allegations.

C.           Is subject to a currently effective injunctive or restrictive order or decree relating to the franchise, or under a federal, State or Canadian franchise, securities, antitrust, trade regulation or trade practice law, resulting from a concluded or pending action or proceeding brought by a public agency; or is subject to any currently effective order of any national securities association or national securities exchange, as defined in the Securities and Exchange Act or 1934, suspending or expelling such person from membership in such association or exchange; or is subject to a currently effective injunctive or restrictive order relating to any other business activity as a result of an action brought by a public agency or department, including, without limitation, actions affecting a license as a real estate broker or sales agent.

Item 4 of this Offering Prospectus is supplemented with the following:

Except as provided in Item 4 of the Offering Prospectus, neither we, our affiliates, nor any officer or general partner has at any time during the ten year period immediately before the date of the Offering Prospectus: (a) filed as debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code; (b) obtained a discharge of its debts under the bankruptcy code; or (c) was a principal officer of a company or a general partner in a partnership that either filed as a debtor (or had filed against it) a petition to start an action under the U.S. Bankruptcy Code or that obtained a discharge of its debts under the U.S. Bankruptcy Code during or within one year after our officer or general partner held this position in the company or partnership.

7

Under the Franchise Agreement, the Manuals we issue may be modified and you are bound by such modifications. However, no such modifications may impose an unreasonable economic burden on you.

Provisions of general releases are mentioned in the Offering Prospectus and specified in the Franchise Agreement. These releases are limited by the following: all rights enjoyed by you and any causes of action arising in your favor from the provisions of Article 33 of the General Business Law of the State of New York and the regulations issued under this law will remain in force, it being the intent that the non-waiver proviso of the General Business Law of the State of New York Sections 687.4 and 687.5 be satisfied.

We will not make any assignment of the Franchise Agreement except to an assignee who, in our good faith judgment, is willing and able to assume our obligations under the Franchise Agreement.

The choice of law of the Franchise Agreement should not be considered a waiver of any right conferred upon either you or us by the General Business Law of the State of New York, Article 33.

Item 17 of the Offering Prospectus, the summary column of part (d), is modified to include the following sentence:

You can also terminate the Franchise Agreement on any grounds available by law.

REQUIRED BY THE STATE OF NORTH DAKOTA

The Franchise Agreement contains a covenant not to compete which extends beyond the termination of your franchise. This provision may not be enforceable under North Dakota law.

Although the Franchise Agreement provides that the place of arbitration will be located at the office of the American Arbitration Association closest to our principal executive offices, we agree that the place of arbitration will be a location that is in close proximity to the site of your Franchised Business.

The Franchise Agreement requires that you consent to the jurisdiction of a court in close proximity to our principal executive offices. This provision may not be enforceable under North Dakota law because North Dakota law precludes you from consenting to jurisdiction of any court outside of North Dakota.

Although the Franchise Agreement provides that it will be governed by and construed in accordance with the laws of the State of Arizona, we agree that the laws of the State of North Dakota will govern the construction and interpretation of the Franchise Agreement.

A contractual requirement that you sign a general release may be unenforceable under the laws of North Dakota.

Although the Franchise Agreement requires the franchisee to consent to a waiver of trial by jury, the Commissioner has determined that a requirement requiring the waiver of a trial by jury to be unfair, unjust and inequitable within the intent of Section 51-19-09 of the North Dakota Franchise Investment Law. This provision is not enforceable in North Dakota.

Although the Franchise Agreement requires the franchisee to consent to a waiver of exemplary and punitive damages, the Commissioner had determined these types of provisions to be unfair, unjust and inequitable within the intent of Section 51-19-09 of the North Dakota Franchise Investment Law. This provision is not enforceable in North Dakota.

8

Although the Franchise Agreement requires the franchisee to consent to a limitation of claims period within one year, the Commissioner had determined this to be unfair, unjust and inequitable within the intent of Section 51-19-09 of the North Dakota Franchise Investment Law. The limitation of claims period is therefore governed by North Dakota law.

To the extent any provision of the Franchise Agreement requires you to consent to a waiver of exemplary or punitive damages, the provision will be deemed null and void.

REQUIRED BY THE STATE OF RHODE ISLAND

Even though our Franchise Agreement says the laws of Arizona apply, § 19-28.1-14 of the Rhode Island Franchise Investment Act provides that “A provision in a franchise agreement restricting jurisdiction or venue to a forum outside this state or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under this Act.”

REQUIRED BY THE STATE OF WASHINGTON

The state of Washington has a statute, RCW 19.100.180 which may supersede the Franchise Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise. There may also be court decisions which may supersede the Franchise Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise.

In any arbitration involving a franchise purchased in Washington, the arbitration site shall be either in the state of Washington, or in a place mutually agreed upon at the time of the arbitration, or as determined by the arbitrator.

In the event of a conflict of laws, the provisions of the Washington Franchise Investment Protection Act, Chapter 19.100 RCW shall prevail.

A release or waiver of rights executed by a franchisee shall not include rights under the Washington Franchise Investment Protection Act except when executed pursuant to a negotiated settlement after the agreement is in effect and where the parties are represented by independent counsel. Provisions such as those which unreasonably restrict or limit the statute of limitations period for claims under the Act, rights or remedies under the Act such as a right to a jury trial may not be enforceable.

Transfer fees are collectable to the extent that they reflect the franchisor’s reasonable estimated or actual costs in effecting a transfer.

These requirements must be included in an addendum to the Franchise Agreement you sign for the State of Washington.

9

EXHIBIT O

REQUIRED VENDOR AGREEMENTS

O-1

MERCHANT PAYMENT CARD AGREEMENT

1

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

MERCHANTS' CHOICE PAYMENT SOLUTIONS
P.O. Box 8339,
The Woodlands, TX 77387-8339
Ph: (800) 827-0093

WOODFOREST NATIONAL BANK
Woodforest National Bank
P.O. Box 9243
The Woodlands, TX 77387-8339
Ph: (877)-525-5113

☒ New Account ☐ Additional Location Main Location MID: ☐ Ownership Change Previous Owner's MID:

Independent Agent# / Bank ID#: 7150 Rep #: HT22 Rep Name: Mark Elias

I. Business Information (All fields in this section are mandatory)

Type of Ownership: ☐ Sole Proprietor ☐ Partnership ☐ Corporation ☐ LLC / LLP ☐ Non-Profit	Product / Service Sold:
Legal Business Name:	DBA:
CORPORATE/BILLING INFORMATION	**LOCATION/SHIPPING INFORMATION**
Address 1:	Address 1: (No P.O. Box!)
Address 2:	Address 2:
City:	City:
State: Zip:	State: Zip:
Phone: Fax:	Phone: Fax:
Email:	Customer Service Phone:
Bank Account # (DDA) : (attach copy of voided check)	Web site:
Bank Routing # (ABA):	Do you currently accept Visa/MC/Discover® Network? ☐ Yes ☐ No (If yes, attach 3 months statements)
Financial Institution Name:	Date Business Formed (Mo/Yr):
Indicate if Classified as: ☐ Small Business ☐ Disadvantaged Business	Number of Locations:

II. Processing Volume

Average Ticket	Typical High-End Ticket	Monthly Bank Card Volume	Annual Volume
$ 50.00	$ 350.00	$ 30k-70k	$ 750k

Percent of Business (MUST = 100%)	Sales Method (MUST = 100%)	
90 % Card Swiped	100 % Store Front	% Internet Services
% Keyed with Imprint	% Trade Show	% Mail / Phone Order
10 % Keyed without Imprint	% Off Premise	% Other, specify:

List all 3rd-party agents that have access to cardholder data:

III. Owners/Officers (Must reflect ownership of 50% or more)

Name	Title	Ownership	Date of Birth	Social Security #
		______ %		
Residence Address, City, State, Zip				
Driver's License # / State	Residence Phone #	Cell Phone Number	Email Address	
Name	Title	Ownership	Date of Birth	Social Security #
		______ %		
Residence Address, City, State, Zip				
Driver's License # / State	Residence Phone #	Cell Phone Number	Email Address	

IV. Association Disclosure (Member Bank: Woodforest National Bank, P.O. Box 8339, The Woodlands, TX 77380, (877) 525-5113)

Member Bank Responsibilities: (1) A VISA member is the only entity approved to extended acceptance of VISA products directly to a merchant. (2) A VISA member must be a principal (signer) to the Merchant Agreement. (3) Woodforest National Bank is responsible for and must provide settlement funds to the merchant. (4) Woodforest National Bank is responsible for all funds held in reserve that are derived from settlement. (5) Woodforest National Bank is responsible for educating merchants on pertinent VISA International Operating Regulations with which merchants must comply.

Merchant Responsibilities: (1) Ensure compliance with cardholder data security and storage requirements. (2) Maintain fraud and chargebacks below thresholds. (3) Review and understand the terms of the Merchant Agreement. (4) Comply with VISA International Operating Regulations.

The responsibilities listed above do not supersede the terms of the Merchant Agreement and are provided to ensure the merchant understands some of the important obligations of each party and that the VISA Member – Woodforest National Bank – is the ultimate authority should the Merchant have any problems.

Merchant Name	Merchant Title	Merchant Signature	Date:
		X	

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas MCPS TK 04/13
1 | Page of 10

1

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

Legal Business Name: ______________________ ZERO DAY HOLD

V. Rates & Fees (For Visa, MasterCard, Discover and American Express unless otherwise noted)

DISCOUNT: ☐ Daily ☒ Monthly   DEPOSIT TIME FRAME: ☐ Standard ☒ Alternate Funding – Subject to approval

☒ Interchange, Dues, Fees & Assessments plus Monthly Customer Service plus $0.07

MONTH	FLAT FIXED FEE			
1 to 6	+$ 25.00		Monthly Service Fee	$ 0.00
7 to 12	+$ 70.00		Monthly PCI Protection Plan:	$ 6.95
13 to Beyond	+$ 130.00		Monthly Pin Debit Access Fee:	$ 0.00
			Address Verification Fee:	$ 0.10
			Chargeback Fee:	$ 25.00
			Retrieval/Representment Fee:	$ 10.00
☐ Pin Debit Rate & Transaction Fee(plus Network Fees):	N/A% +$ N/A	☒	Batch Header Fee:	$ 0.07
Annual Fee	$ 79.00		Annual Customer Service Fee:	$ ______
Monthly eMerchant Support Fee:	$ 8.00	☐	Touch Tone Transaction Fee:	$ ______
AMEX/T&E Draft Capture Transaction Fee:	$ 0.07		Card Association Dues, Fees & Assessments:	Pass thru
Monthly Minimum Discount Fee:	$ N/A	☐	Merchant Club – Equipment Warranty Units: ______ Monthly Fee per Unit:	$ N/A
Voice Authorization Fee:	$ 1.00			
☐ Wireless Wireless Setup Fee: Monthly Wireless Network Access Fee: Wireless Transaction Fee:	 $______ $______ +$______	☐	Gateway Gateway Setup Fee: Monthly Gateway Access Fee: Gateway Transaction Fee:	 $ 0.00 $ 45.00 +$ 0.00

AMERICAN EXPRESS

Apply for American Express: ☒ American Express One Point or ☐ American Express ESA (Franchise Only)   American Express Rate**: % + $

American Express Rate: ________% + Flat Per Transaction Fee $________   American Express Prepaid Discount Rate: ________% + Flat Per Transaction Fee $________

POS FEES

POS Monthly Software Fee: $ Monthly Rental Fee: $

ELECTRONIC CHECK FEES & RATES — REQUIRED CHECK INFORMATION

☐ Apply for Electronic Check ☐ Guarantee ☐ Non- Guarantee ☐ ACH

Base Discount Rate	Transaction Fee	Monthly Service Fee	Monthly Minimum Fee	Merchant Club Fee	Return Item Fee	Check Monthly Dollar Volume	Average Check Size
%	$	$	$	$	$	$	$

VI. Processing Equipment (See www.mcpscorp.com/terminals for list of accepted terminals)

FRONT END: ☐ FDR Omaha ☐ FDR Nashville ☐ FDR North ☐ TSYS ☐ Buypass

COMMUNICATION TYPE: ☐ Dial ☐ Wireless ☐ IP - Serial #:______________________

☐ Retail ☐ Dial Out Prefix:__________ ☐ V/WEX ☐ Rev PIP ☐ Wireless SIM Chip #:

☐ MOTO/Full AVS ☐ Restaurant ☐ Hotel Check-In/Out ☐ Virtual Terminal (email required) ESN#:______________

☐ QSR/Small Ticket ☐ Tip ☐ EBT   Terminal Serial #:______________

☐ Auto Settle__________ ☐ A.M. ☐ P.M.   Time Zone: ☐ EST ☐ CST ☐ MST ☐ PST

Ship Equipment: ☐ No ☐ Yes - If Yes, ship to ☐ Sales Office or ☐ Business Location

Equipment Type	Quantity	Manufacturer (Vendor)	Model #
Terminal:			
Printer:			
PIN Pad:			
Check Reader: Acct #			
Other:			

Software	
Product Name:	Zoomgate
Product Version #:	
Vendor Name:	
Vendor Contact:	
Vendor Phone:	

PCI DSS Audit	
Completion Date:	
Assessor Name:	

☐ Quick Stop   Contact Name: Contact Phone: Contact Email:

☐ Imprinter plus one package of sales slips : $25.00

FIRST DATA GLOBAL LEASING INFORMATION: (This is a non-cancelable lease for the full term indicated. See Lease Terms & Conditions for details.)

Lease Term: ______Mos.   Annual Tax Handling Fee: $ 30.20* *Applicable only in states with Property Tax   Total Monthly Lease Charge: $ ____________w/o taxes, late fees, or other charges that apply

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas   MCPS TK 04/13
2 | Page of 10

2

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

Legal Business Name:

VII. Merchant Site Survey (To be completed by sales representative)

Merchant Location:		Area Zoned:	Permanent Signage?	Inventory Consistent with Business?
☒ Store Front	☐ Warehouse	☒ Commercial	☒ Yes ☐ No	☒ Yes ☐ No
☐ Office Building	☐ Website	☐ Industrial	Is Business Legitimate?	
☐ Residence	☐ Other	☐ Residential	☒ Yes ☐ No	

Business Location: ☐ Owned ☐ Leased If leased, Landlord Name Landlord Phone:

☐ I hereby certify that I have conducted my review of this merchant to the best of my ability and that, to the best of my knowledge and belief, the information set forth in this Application is true and accurate.

Inspected By (Print name) Signature X__________________________________ Date

VIII. Trade References

Name	Company	Phone Number
Address		

IX. Product Advertising, Sales, and Delivery -- REQUIRED QUESTIONS 1-9 MUST BE ANSWERED - MOTO QUESTIONS – 1-17 MUST BE ANSWERED

1. Description of product sold: ____Chiropractic Services___ (Sample(s) of product brochure(s)/catalog(s), price list(s), advertisement(s), yellow pages, etc. must be submitted.)

10. Name of fulfillment house, if any: N/A________________

2. How does the customer purchase/order the product? ☒ In Person ☐ By Mail ☐ By Phone ☐ By Fax ☐ Internet

11. At what point is consumer paid in full? ☒ 100% Paid in Advance ☐ 100% Paid Upon Delivery / Completion

3. What is the delivery time frame to the consumer? ☒ 0-7 days ☐ 8-14 days ☐ 15-30 days ☐ 30+ days

12. When you receive an authorization, how long before the merchandise is shipped? N/A

4. What is your return, cancellation, or refund policy? See The Joint Member Contract______________________________

13. List the name(s) and address(es) of vendor(s) from whom the product is purchased: N/A __________

5. What percentage of your business is: ______% Deposits / Future Services? ____100_% Cash & Carry?

14. What shipping service do you use to deliver products to consumers? ☐ Fed Ex ☐ UPS ☐ Airborne ☐ USPS Express

6. In what geographic areas will the product be marketed and sold? ____

15. How do you advertise? ☐ Catalog ☐ TV or Radio ☐ Direct Mail/Flyers ☐ Internet

7. What percentage of sales transactions are with international cards? _______%

16. What is your warranty/guaranty? ☐ By Merchant ☐ By Manufacturer Provide description: ___________________

8. Who owns product? ☒ Merchant ☐ Vendor (Drop Ship Required)

17. Is your business seasonal? Months: N/A ________to ________

9. Are consumers required to provide a deposit? ☒ No ☐ Yes (Percentage: ________%) ☐ Incremental Payments (Percentages________%________%________%________%)

X. IRS Reporting – Backup Withholding Certifications

LEGAL NAME: *(as it appears on your income tax return)*	FEDERAL TAX ID#: *(as it appears on your income tax return)*

1. TAXPAYER I.D. NUMBER - The Tax Payer Identification Number shown above (TIN) is my correct taxpayer identification number.
2. BACKUP WITHHOLDING - I am not subject to backup withholding, either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

☐ Exempt Recipients - I am an exempt recipient under the Internal Revenue Service Regulations.

SIGNATURE: By signing this section, I certify under penalties of perjury the statements in this section are true and accurate and that I am a U.S. citizen or other U.S. person.

Principle #1 Signature X	Date

XI. Merchant Acceptance

I. By signing below, I represent that I have read and am authorized to sign and submit this application for the above entity which agrees to be bound by the American Express® Card Acceptance Agreement ("Agreement"), and that all information provided herein is true, complete, and accurate. I authorize Merchants' Choice Payment Solutions and American Express Travel Related Services Company, Inc. ("AXP") and AXP's agents and Affiliates to verify the information in this application and receive and exchange information about me personally, including by requesting reports from consumer reporting agencies, and disclose such information to their agent, subcontractors, Affiliates and other parties for any purpose permitted by law. I authorize and direct Merchants' Choice Payment Solutions and AXP and AXP agents and Affiliates to inform me directly, or through the entity above, of reports about me that they have requested from consumer reporting agencies. Such information will include the name and address of the agency furnishing the report. I also authorize AXP to use the reports from consumer reporting agencies for marketing and administrative purposes. I understand that upon AXP's approval of the application, the entity will be provided with the Agreement and materials welcoming it either to AXP's program for Merchants' Choice Payment Solutions to perform services for AXP or to AXP's standard Card acceptance program which has different servicing terms (e.g. different speeds of pay). I understand that if the entity does not qualify for the Merchants' Choice Payment Solutions servicing program that the entity may be enrolled in AXP's standard Card acceptance program, and the entity may terminate the Agreement. By accepting the American Express Card for the purchase of goods and/or services, or otherwise indicating its intention to be bound, the entity agrees to be bound by the Agreement."

II. Electronic Check Disclosure: I understand that upon approval of the business entity indicated above to accept Electronic Check services, the Terms and Conditions acceptance will be sent to such business entity along with a Welcome Letter. By signing below, I agree to be bound by these Terms and Conditions which are also available at www.eochk.com.

III. This Merchant Payment Card Agreement contains seven (7) pages including detailed Terms and Conditions ("Terms and Conditions") , one (1) additional page for Lease Terms and Conditions (on page 8) when leasing equipment through FDGL,and two (2) additional pages for Electronic Check Terms and Conditions (on page 9 and 10) when applying for Electronic Check services. Each person signing below certifies that all information provided in this application is true, correct, and complete, and each person agrees to be bound by all provisions set forth in this seven (7) page document (and any additional pages when Leasing through FDGL or when applying for Electronic Check services, including but not limited to the Terms and Conditions stated in the front and back of this Agreement. Each person authorizes the Bank or any credit reporting agency employed by the Bank or any agent of the Bank, to make whatever inquiries the Bank deems appropriate to investigate, verify or research references, statements or data obtained from Merchant for the purpose of this application or any application for accompanying POS terminal(s) or equipment financing. An additional copy of the Terms and Conditions will be sent to the business entity indicated above along with the welcome letter upon approval of such business entity to accept payment cards by Woodforest National Bank. Monthly statements shall also be sent to the address provided. MERCHANT agrees to promptly notify BANK in the event the Terms and Conditions, the Welcome Letter or any monthly statement is not received. For detailed information related to the termination rights and obligations set forth in this Agreement, see Sections 1.14, 1.15, 1.17, 1.26, 1.27, 1.80, 1.85, 7.2, 7.8, Section 8 in its entirety, 10.12, and 10.16. The Terms and Conditions are also available online at http://www.mcpscorp.com/MerchantBankcard/.

Print Principle #1 Name	Title	Principle #1 Signature X	Date
Print Principle #2 Name	Title	Principle #2 Signature X	Date

IV. Personal Guaranty. The undersigned Guarantor(s) hereby, individually, agree to the terms set forth in section 1.85 of this Agreement. The undersigned Guarantors further agree to pay to the BANK all expenses (including attorney fees and court costs) paid or incurred by the BANK in collecting such obligations and in enforcing this Guaranty.

Guarantor Name	Guarantor Signature X	Date

XII. Bank Acceptance – INTERNAL USE ONLY : Woodforest National Bank Principal Signature: X Date

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas MCPS TK 04/13

3 | Page of 10

3

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

MERCHANT PAYMENT CARD APPLICATION - TERMS & CONDITIONS

THIS AGREEMENT is made by and between WOODFOREST NATIONAL BANK ("BANK"), a National Banking Association, and the undersigned "MERCHANT" and is subject to the approval of BANK. The parties hereto agree as follows:

1.0 AGREEMENT:

2.0 Rights, Duties, and Responsibilities of Merchant:

2.1 MERCHANT shall honor all cards presented:

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas MCPS TK 04/13

4 | Page of 10

4

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

[illegible]

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas MCPS TK 04/13

5 | Page of 10

5

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

4.0 Account Monitoring.

4.1 MERCHANT acknowledges that BANK will monitor MERCHANT'S daily deposit activity. MERCHANT agrees that BANK may, upon reasonable grounds, divert the disbursement of MERCHANT'S funds from any account MERCHANT has in ANY financial institution for any reasonable period of time required to investigate suspicious or unusual deposit activity. BANK will make good faith efforts to notify MERCHANT immediately. BANK shall have no liability for any losses, either direct or indirect, which MERCHANT may attribute to any diversion of funds disbursement. Any funds diverted shall be deposited immediately into a non-interest bearing account at BANK, and not be released until such time that questionable/suspect/fraudulent transactions have been resolved to the BANK'S satisfaction.

4.2 Agents of BANK are not permitted to directly access or hold merchant funds whether from settlement or reserves.

5.0 Warranties; Disclaimer of Warranties.

5.1 MERCHANT unconditionally represents and warrants to BANK that all sales drafts submitted to BANK hereunder will represent the indebtedness of cardholder with whom MERCHANT has completed a sales transaction in amounts set forth therein for products only, shall not involve any element of credit for any other purposes and shall not be subject to any defense, dispute, offset or counterclaim which may be raised by a cardholder under the Card Associations' Rules and Regulations, Discover Network Operating Regulations, or the Consumer Credit Protection Act (15 USC 1601) or other relevant state or federal statutes or regulations. Further, MERCHANT warrants that any credit voucher which it issues represents a bonafide refund or adjustment on a card sale by MERCHANT with respect to which a sales draft has been accepted by the BANK.

6.0 Limitations of Liability; Indemnification; Due Care.

6.1 BANK shall have no liability for any negligent design or manufacture of any point-of-sale terminal, printer, or other equipment used by MERCHANT for the acceptance of credit card transactions. BANK MAKES NO WARRANTIES WHATSOEVER, EXPRESSED OR IMPLIED, CONCERNING ANY EQUIPMENT, OR OTHER SERVICE PROVIDED BY OTHERS AND, IN PARTICULAR, MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURCHASE. Should MERCHANT fail to pay for any amounts due to their ISO/MSP, MERCHANT grants to BANK the right to set off against MERCHANT'S deposit account in order to allow BANK to collect any and all equipment payments not made by MERCHANT.

6.2 MERCHANT shall indemnify and hold BANK harmless from all liability, loss and damage, including reasonable attorney's fee and costs which may arise as a result, whether direct or indirect, of any act or failure to act or the breach of any warranty by MERCHANT pursuant to the terms of this Agreement, the Card Associations' Rules and Regulations, and Discover Network Operating Regulations. In the event any Card Association, Discover Network, or other entity assesses a fine to BANK due to the direct or indirect actions of MERCHANT, MERCHANT shall reimburse BANK the amount of the fine.

6.3 BANK will use due care in providing services covered by this Agreement and the performance of all services called for in this Agreement shall be consistent with industry standards. The liability, if any, of BANK under this Agreement for any claims, costs, damages, losses and expenses for which it is or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, will not exceed in the aggregate the amount of fees paid by MERCHANT, less interchange and assessments, over the previous twelve (12) month period, calculated from the date the liability accrued. In no event will BANK or its agents, officers, directors or employees be liable for indirect, special, or consequential damages.

7.0 Display of Materials; Trademarks.

7.1 MERCHANT agrees to prominently display the promotional materials provided by BANK in its place(s) of business. Use of promotional materials and use of any trade name, trademark, service mark or logo type ("Mark") associated with Card(s) shall be limited to informing the public that card(s) will be accepted at MERCHANT'S place(s) of business. MERCHANT'S use of promotional materials and marks is subject to the direction of BANK.

7.2 MERCHANT may use promotional materials and marks during the term of the Agreement and shall immediately cease use and return any inventory to BANK upon any termination thereof.

7.3 MERCHANT shall not use any promotional material or marks associated with VISA, MasterCard or Discover Network in any way which suggests or implies that either endorses any goods or services other than payment card services. Further, MERCHANT may be subject to immediate termination if deemed to be creating harm or loss to the goodwill of VISA, MasterCard, Discover Network, or BANK.

7.4 Discover Network Program Marks. MERCHANT is prohibited from using the Program Marks, as defined below, other than as expressly authorized in writing by BANK. Program Marks mean the brands, emblems, trademarks, and/or logos that identify the Discover Network Cards. Additionally, MERCHANT shall not use the Program Marks other than to display decals, signage, advertising, and other forms depicting the Program Marks that are provided to MERCHANT by BANK or otherwise approved in advance in writing by BANK. MERCHANT may use the Program Marks only to promote the services covered by the Program Marks by using them on decals, indoor and outdoor signs, websites, advertising materials and marketing materials provided that all such uses by MERCHANT are approved in advance by BANK in writing. MERCHANT shall not use the Program Marks in such a way that customers could believe that the products or services offered by MERCHANT are sponsored or guaranteed by the owners of the Program Marks. MERCHANT recognizes that it has no ownership rights in the Program Marks. MERCHANT shall not assign to any third party any of the rights to use the Program Marks.

8.0 Term; Termination.

8.1 This Agreement shall become effective upon acceptance by BANK and shall continue in full force and effect for a term of five (5) years therefrom. At the end of the initial five (5) year term and at the end of every renewal term thereafter, the Agreement will automatically renew for additional five (5) year periods, unless terminated by any party upon written notice at least thirty (30) days prior to the end of the then existing term or twenty (20) days as per the Voyager Merchant Agreement. In the event MERCHANT terminates this Agreement prior to the maturity date of the then existing term, MERCHANT SHALL be liable to BANK for an early termination fee equal to the greater of (i) $495.00 per location; or (ii) an amount equal to the average monthly charges, including but not limited to all card and miscellaneous fees, on MERCHANT statements (for months during which MERCHANT processed any transactions) multiplied by the number of months remaining on the term thereof.

8.2 This Agreement may be immediately terminated by BANK for the following reasons:

(a) Reasonable belief that MERCHANT is employed in practices that involve elements of fraud or conduct deemed to be injurious to cardholders;

(b) Reasonable belief that MERCHANT will constitute a risk to BANK by failing to meet the terms of this Agreement;

(c) issuing cash advances as set forth in Section 3.14; or

(d) MERCHANT appears on any Card Association's and/or Discover Network's security reporting.

(e) MERCHANT fails to comply with Payment Card Industry Security Standards as outlined in the Data Security Section of Merchant Payment Card Application.

8.3 In the event this Agreement is terminated prior to the expiration date for any of the reasons set forth in Section 8.2 and when permitted by state law, MERCHANT SHALL be liable to BANK for an early termination fee equal to the greater of (i) $495.00 per location or (ii) an amount equal to the average monthly charges, including but not limited to all card and miscellaneous fees, on MERCHANT statements multiplied by the number of months remaining on the term thereof.

8.4 BANK may terminate this Agreement immediately and without cause upon providing MERCHANT with written notice of such termination.

8.5 In the event of termination whether with or without cause, MERCHANT expressly authorizes BANK to withhold and discontinue the disbursement of all cards and other payment transactions of MERCHANT in process of being collected and deposited. Collected funds may be placed in an escrow account at BANK until MERCHANT pays any outstanding charges or losses. Further, BANK reserves the right to require MERCHANT to deposit additional amounts, based upon MERCHANT'S processing history and /or anticipated risk of loss to BANK, into an escrow account. BANK shall be granted a continuing security interest in funds held pursuant to this Section. Said escrow account shall be maintained for a minimum of one hundred eighty (180) days after the termination date and for any reasonable period thereafter, during which cardholder disputes may remain valid under the card plans. Any balance remaining after chargeback rights have expired will be disbursed to MERCHANT.

8.6 Security Interests. This Agreement will constitute a Security Agreement under the Uniform Commercial Code. MERCHANT grants to BANK a security interest in and lien upon: (i) all funds at any time in the Account (ii) all funds in diverted account (see Section 4.0), (iii) the Reserve Account (as defined below), (iv) future sales drafts, (v) all rights relating to this Agreement including, without limitation, all rights to receive any payments or credits under this Agreement and (vi) any other account MERCHANT has in any financial institution, (collectively, the "Secured Assets"). Upon request of BANK, MERCHANT will execute one or more financing statements or other documents to evidence and perfect this security interest. MERCHANT represents and warrants that no other party has a security interest in the Secured Assets. These security interest and liens will secure all of MERCHANT'S obligations under this Agreement and any other agreements between MERCHANT and BANK including, but not limited to, MERCHANT'S obligation to pay any amounts due and owing to BANK. With respect to such security interests and liens, BANK will have all rights afforded under the Uniform Commercial Code, any other applicable law and in equity. MERCHANT will obtain from BANK written consent prior to granting a security interest of any kind in the Secured Assets to a third party. Merchant represents and warrants that no other person or entity has a security interest in any property in which you have granted BANK a security interest hereunder. MERCHANT agrees that this is a contract of recoupment and BANK is not required to file a motion for relief from a bankruptcy action automatic stay to realize on any of the Secured Assets. Nevertheless, MERCHANT agrees not to contest or object to any motion for relief from the automatic stay filed by BANK. MERCHANT hereby grants BANK the right to offset by ACH any account MERCHANT has in ANY financial institution in order to collect any amount due from MERCHANT to BANK pursuant to this Agreement.

8.7 Reserve Account. (i) Establishment: Upon termination of this Agreement or upon BANK'S request and within BANK'S sole discretion, MERCHANT will establish and maintain a deposit ("Reserve Account") at BANK in an amount reasonably determined by BANK necessary to protect BANK'S interests under this Agreement. (ii) Funding: BANK has the right to debit the Account to establish or maintain funds in the Reserve Account. BANK may deposit into the Reserve Account funds it would otherwise be obligated to pay MERCHANT, for the purpose of establishing or maintaining the Reserve Account in accordance with this Section, if it determines such action is reasonably necessary to protect its interests. (iii) Funds: In no event will MERCHANT be entitled to return of Reserve Account funds before two hundred seventy (270) days following the effective date of termination of this Agreement, provided however, that MERCHANT will remain liable to BANK for all liabilities occurring beyond such two hundred seventy (270) day period. BANK will have sole control of the Reserve Account. In the event of a bankruptcy proceeding and the determination by the court that this Agreement is assumable under Bankruptcy Code Section 365, as amended from time to time, MERCHANT must establish or maintain a Reserve Account in an amount satisfactory to BANK.

8.8 Recoupment and Set-Off. BANK has the right of recoupment and set off from the Reserve Account or the Account. This means that it may offset any outstanding/uncollected amounts owed from: (i) any amounts it would otherwise be obligated to deposit into the MERCHANT Account, and (ii) any other amounts MERCHANT may owe BANK under this Agreement or any other agreement. MERCHANT acknowledges that in the event of a bankruptcy proceeding, in order for MERCHANT to provide adequate protection under Bankruptcy Code Section 362 to BANK, MERCHANT must create or maintain the Reserve Account as required by BANK, and BANK will have the right of offset against the Reserve Account for any and all obligations which MERCHANT may owe to BANK, without regard to whether the obligations relate to sales drafts initiated or created before or after the filing of the bankruptcy petition.

8.9 If MERCHANT is terminated for cause, MERCHANT acknowledges that BANK may be required to report MERCHANT'S business name and the names and other identification of its principals to the Combined Terminated Merchant File (MATCH) maintained by VISA, MasterCard, and Discover Network. MERCHANT expressly agrees and consents to such reporting in the event MERCHANT is terminated for any of the reasons specified as cause by VISA, MasterCard, and Discover Network. Furthermore, MERCHANT shall hold harmless BANK for claims which MERCHANT may raise as a result of such reporting.

8.10 Bankruptcy. MERCHANT will immediately notify BANK of any bankruptcy, receivership, insolvency or similar action or proceeding initiated by or against MERCHANT or any of its principals. MERCHANT will include BANK on the list and matrix of creditors as filed with the Bankruptcy Court, whether or not a claim may exist at the time of filing, and failure to do so will be cause for immediate termination or any other action available to BANK under applicable rules or law. MERCHANT acknowledges that this Agreement constitutes an executory contract to make a loan, or extend other debt financing or financial accommodations to or for the benefit of MERCHANT, and, as such, cannot be assumed or assigned in the event of MERCHANT'S bankruptcy.

8.11 In the event MERCHANT receives and accepts a rate reduction or a fee reduction on any rate or fee set forth herein and BANK agrees to said reduction, the Term of this Agreement shall automatically be extended for an additional three (3) years from the date said rate or fee reduction takes effect.

9.0 Notices.

9.1 All notices and other communications required or permitted under this Agreement shall be deemed delivered when mailed first class, postage prepaid, addressed as follows:

(a) Woodforest National Bank, P.O. Box 8030, The Woodlands, TX 77387-8030

(b) If to MERCHANT, to any owner or officer stated in this Agreement at the MERCHANT'S place of business as also stated on this Merchant Application.

10.0 Additional Terms.

10.1 Card Plans. This Agreement is subject to the bylaws and rules promulgated by VISA, MasterCard , Discover Network, or any other card plan. The parties hereto are bound by and shall fully comply with these bylaws and rules and by such amendments or additions as may be made hereto. The parties hereto shall further comply with all Debit/ATM Network rules and regulations.

10.2 Inspection of Books and Records. Representatives of BANK may, during normal business hours, inspect, audit and make records of MERCHANT'S books, accounts, records and files pertaining to any card transactions. During the term hereof, at the request of BANK, MERCHANT shall provide up to two (2) years of current financial statements and other related information that is requested by BANK. MERCHANT will preserve its records of any card sale and any refund or credit adjustment thereon for at least seven (7) years from the date of such sale, credit, refund or adjustment.

10.3 Confidentiality. MERCHANT will not use for its own purposes, will not disclose to any third party, and will retain in strictest confidence all information and data belonging to or relating to the business of BANK (including without limitation the terms of this Agreement), and will safeguard such information and data by using the same degree of care that MERCHANT uses to protect its own confidential information.

10.4 Privacy. Woodforest National Bank complies with the Bank Secrecy Act and the USA Patriot Act to help the government fight the funding of terrorism and money laundering activities. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account or becomes a new customer of the financial institution. Our Customer Identification Program is designed to comply with all federal mandates. When MERCHANT opens an account or obtains a service from the bank, BANK will ask for owner/officer name, address, date of birth, and other information that will allow BANK to identify MERCHANT. BANK will also be asking MERCHANT to provide identifying documentation, such as driver's license or other forms of identification. BANK can and will refuse to open an account or provide services if adequate identification is not provided, or BANK is dissatisfied with the identification provided. BANK collects non-public personal information about MERCHANT from the following sources: Information received from on applications or other forms; information about transactions with BANK, our affiliates, or others; and information received from consumer reporting agencies. As required by the USA PATRIOT Act, BANK also collects information and takes actions necessary to verify MERCHANT identity. BANK may disclose all the information collected, as described above, to companies that perform marketing services on BANK's behalf or to other financial institutions with which BANK has joint marketing agreements. BANK does not disclose any non-public personal information about our MERCHANTS to anyone, including our affiliates, except as permitted by law. Internally, BANK restricts access to non-public personal information about MERCHANTS to associates who need to know that information to provide customer support and or to maintain records. BANK's internal conduct clearly defines the manner in which an associate may access, use, or disseminate non-public information. BANK maintains physical, electronic, and procedural safeguards that comply with federal standards to guard MERCHANT's non-public personal information. If MERCHANT decides to close account(s) or become an inactive merchant, BANK will adhere to the policies and practices as described in this notice.

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas MCPS TK 04/13

6 | Page of 10

6

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

10.5 Force Majeure. BANK shall not be liable for any damages resulting from any delay in performance or non-performance caused by circumstances beyond BANK'S control including, but not limited to acts of God, fire, flood, war, governmental action, accident, labor trouble or shortage, or other events of similar effect in connection with BANK's obligation herein.

10.6 Amendment. MERCHANT acknowledges that the terms set forth herein including but not limited to fees, rates, and charges may be changed by BANK. MERCHANT agrees that any such changes shall be considered accurate and final unless MERCHANT disputes them in writing within 30 days of receipt of documentation showing said changes.

10.7 Section Headings. All section headings contained herein are for descriptive purposes only, and the language of such section shall control.

10.8 Assignability. This Agreement may not be assigned, directly or by operation of law, without the prior written consent of BANK.

10.9 Attorney's Fees and Costs. MERCHANT shall be liable for and indemnify BANK for any and all attorney's fees and other costs and expenses paid or incurred by the BANK in the enforcement hereof, or in collecting any amounts due from MERCHANT to BANK hereunder or resulting from any breach by MERCHANT of any of the terms or conditions of this Agreement.

10.10 Binding Effect; Governing Law; Jurisdiction and Venue. Any action or proceeding on this Agreement by or against BANK shall be initiated and maintained under the jurisdiction of the State of Texas with venue in the courts of Harris County, in which case this Agreement shall be construed and governed by the laws of the State of Texas. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the remaining provisions shall remain in effect.

10.11 The rights conferred upon BANK in this Agreement are not intended to be exclusive of each other or of any other rights and remedies. Rather, each and every right of BANK at law or in equity will be cumulative and concurrent and in addition to every other right.

10.12 In the event MERCHANT chooses to participate in the Optional Merchant Club, the following Terms and Conditions shall apply: The term of enrollment is for one (1) year. The term shall be automatically and continually renewed for consecutive one year terms unless the Merchant or Bank provides a written notice of non-renewal at least sixty (60) days prior to end of the then existing term. The fee for membership shall be charged per unit of equipment per month (terminal, printer, pinpad or any combination thereof). MERCHANT understands membership fee is in addition to fees charged by BANK in MERCHANT's Merchant Payment Card Agreement. In the event MERCHANT's Merchant Payment Card Agreement is terminated during the existence of any term of membership, the fee shall be paid for the remainder of the then existing term. Example: In the event a MERCHANT becomes a member and is terminated after seven (7) months, the remaining five (5) months of fees shall still be paid by MERCHANT to BANK. For all members in good standing, and subject to the terms herein, BANK shall provide equipment support or repair during the membership term. If the equipment cannot be repaired, it shall be replaced with refurbished equipment of comparable quality. MERCHANT agrees to pay any and all encryption fees. For any equipment shipped by BANK to MERCHANT hereunder, MERCHANT shall pay BANK the sum of $20.00 per item to cover shipping and handling. MERCHANT agrees to pay BANK additional fees for Saturday or priority delivery. In the event BANK replaces any item of equipment for MERCHANT's faulty equipment, MERCHANT is required to send BANK the faulty equipment within thirty (30) days from the date MERCHANT receives the replacement equipment. In the event MERCHANT fails to comply with this Section, MERCHANT shall be required to pay BANK the full retail price for the replacement equipment immediately upon the expiration of said thirty (30) day period. Full membership benefits do not take effect for thirty (30) days following the Date of Enrollment. In the event BANK provides replacement equipment during the first thirty (30) days of membership, MERCHANT shall pay BANK the sum of $75.00 per unit replaced. The following items are NOT covered under the membership and MERCHANT shall receive NO benefits for said items: wireless terminals, power packs, pin pad cables, check reader cables, printer cables, printer ribbons, or any other cable that would connect a peripheral device to the terminal, equipment which in the sole discretion of BANK has been subject to abuse, accidental damage, alteration, modification, tampering, negligence, misuse, faulty installation, lack of reasonable care, repair or service which in any way is not contemplated in the documentation for the equipment, equipment with alteration tampering or defacing of the serial number or model number, any damage that occurs in shipment due to an act of God, failures due to power surges, cosmetic damage.

10.13 MERCHANT is liable for repayment to BANK for all valid chargebacks related to Debit and/or ATM Transactions. BANK will comply with Debit/ATM Networks' prevailing Rules and Regulations in processing any chargebacks which result from cardholder disputes. However, all disputes which are not or cannot be resolved through established chargeback procedures shall be settled between MERCHANT and the cardholder, and MERCHANT will indemnify BANK and will provide reimbursement for all expenses, including reasonable attorney's costs, which it may incur as the result of any cardholder claim which is pursued outside the Debit/ATM Network Rules and Regulations.

10.14 MERCHANT agrees to $25 per hour, with one (1) hour minimum, research fee to be charged by BANK for research it performs at MERCHANT's request.

10.15 For purposes of compliance with Payment Card Industry Security Standards, MERCHANT is required to notify BANK in writing of any changes to the software type and version number from that originally stated within this Agreement. MERCHANT is liable to BANK for all losses and expenses incurred by BANK arising out of a failure to report changes to BANK.

10.16 MERCHANT must report to BANK its participation in any cash advance program outside of that offered by BANK. Failure to report participation in such a program shall result in immediate termination of MERCHANT account.

11.0 Fleet Card Acceptance.

11.1 If MERCHANT executes a Wright Express ("WEX") Merchant Agreement, MERCHANT understands that BANK will provide such agreement to WEX, but that neither BANK nor WEX shall have any obligation whatsoever to MERCHANT with respect to processing WEX Cards unless and until WEX executes WEX Merchant Agreement. If WEX executes WEX Merchant Agreement and MERCHANT accepts WEX cards, MERCHANT understands that WEX transactions are processed, authorized, and funded by WEX. MERCHANT understands that WEX is solely responsible for all agreements that govern WEX transactions and that BANK is not responsible and assumes absolutely no liability with regard to any such agreement or WEX transactions, including, but not limited to, the funding and settlement of WEX transactions. MERCHANT understands that WEX will charge additional fees for the services that it provides.

11.2 If MERCHANT accepts Voyager Cards, MERCHANT should adhere to the following Voyager Regulations:

(a) MERCHANT should check Fleet Cards for any printer restrictions at the point of sale.

(b) If an increase in the number of Voyager transaction authorization calls from MERCHANT, not due to Voyager system outages, are in excess of 15% for a given month as compared to the previous month, Voyager may, in their sole discretion, deduct telephone charges not to exceed $.25 per call for the increased calls from MERCHANT settlement of MERCHANT's Voyager transactions.

(c) Settlement of Voyager transactions will generally occur by the fourth banking day after the applicable card transaction is processed. Voyager shall reimburse MERCHANT for the dollar amount of sales submitted for a given day by MERCHANT, reduced by the amount of chargebacks, tax exemptions, discounts, credits, and other fees.

(d) For daily transmission of data, MERCHANT shall maintain true and complete records for not less than thirty six (36) months from the date of generation of the data, and MERCHANT is responsible for the expense of retaining such sales data records and sales drafts.

(e) In addition to the information provided in Section 6.5, in no event shall BANK's cumulative liability to MERCHANT for losses, claims, suits, controversies, breaches or damages for any cause whatsoever in connection with Voyager transactions, exceed the lesser of $10,000.00 or the Voyager transaction fees paid by MERCHANT for the two months prior to the action giving arise to the claim.

12.0 Data Security.

12.1 MERCHANT hereby warrants and represents that the POS Software, as listed on this Agreement is 100% accurate and that it is PCI DSS Compliant as listed at https://www.pcisecuritystandards.org/security_standards/vpa/. If MERCHANT conducts any business over the Internet or over a VOIP terminal, MERCHANT must install and maintain a working network firewall to protect data accessible via the Internet; keep security patches up-to-date; encrypt stored data sent over open networks; use and update anti-virus software; restrict access to data by business "need to know"; assign a unique ID to each person with computer access to data by unique ID; regularly test security systems and processes; maintain a policy that addresses information security for employees and contractors; and restrict physical access to cardholder information. When outsourcing administration of information assets, networks, or data, MERCHANT must retain legal control of proprietary information and use limited "need to know" access to such assets, network, or data. Further, MERCHANT must reference the protection of cardholder information and compliance with the PCI Security Standards Council in contract with other service providers. If MERCHANT stores cardholder account numbers, expiration dates, and other personal cardholder data in a database, MERCHANT must follow VISA, MasterCard, and Discover Network guidelines on securing such data as outlined by the Visa Cardholder Information Security Procedures (CISP), MasterCard Site Data Protection (SDP), and Discover Information Security and Compliance Program (DISC). MERCHANT understands that failure to comply with this Section may result in fines by VISA, MasterCard, and/or Discover Network, and MERCHANT agrees to indemnify and reimburse BANK immediately for any fine imposed due to MERCHANT'S breach of this Section. For more information on the Payment Card Industry Security Standards, including each of the specific security programs, see www.pcisecuritystandards.org

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas

MCPS TK 04/13

7 | Page of 10

7

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

LEASE TERMS & CONDITIONS

13.0 Equipment. BANK agrees to lease to MERCHANT and MERCHANT agrees to lease from BANK the equipment identified in Section [illegible] according to the terms and conditions of this Agreement. BANK is providing the Equipment to MERCHANT "as is" and makes [illegible]

13.1 Effective Date and Term of Agreement.

(a) The Lease Agreement becomes effective on the earlier of the date BANK delivers any piece of Equipment to MERCHANT [illegible] obligations and all of BANK'S obligations under it have been satisfied. BANK will deliver the Equipment to the site designated by [illegible]

(b) The term of this Lease Agreement begins on a date designated by BANK after receipt of all required documentation and [illegible] Equipment Lease Agreement. THIS IS A NON-CANCELABLE LEASE FOR THE TERM INDICATED.

(c) MERCHANT agrees to pay an Interim Lease Payment in the amount of one thirtieth (1/30th) of the monthly lease charge for each [illegible]

(d) MERCHANT ACKNOWLEDGES THAT THE EQUIPMENT AND/OR SOFTWARE LEASED UNDER THIS LEASE AGREEMENT MAY NOT BE [illegible] MAKE SUCH SOFTWARE AND/OR AND OR EQUIPMENT COMPATIBLE IN THE EVENT THAT MERCHANT ELECTS TO USE ANOTHER [illegible] ACKNOWLEDGES THAT EQUIPMENT AND/OR SOFTWARE LEASED UNDER THIS AGREEMENT MAY NOT BE ABLE TO BE USED WITH [illegible]

13.2 Site Preparation. MERCHANT will prepare the installation site(s) for the Equipment, including but not limited to the power [illegible] the site(s) available to BANK by the confirmed shipping date.

13.3 Payment of Amounts Due.

(a) The monthly lease charge is due and payable on the same day of each successive month thereafter of the lease period for [illegible] Equipment is due and payable upon acceptance of the Equipment by MERCHANT. MERCHANT agrees to pay all assessed costs [illegible]

[illegible]

13.4 Use and Return of Equipment; Insurance.

[illegible]

13.5 Title to Equipment. [illegible]

13.6 Return or Purchase of Equipment at End of Lease Period. [illegible]

13.7 Software License. [illegible]

13.8 Limitation on Liability. [illegible]

13.9 Warranties.

[illegible]

13.10 Indemnification. [illegible]

13.11 Default; Remedies.

[illegible]

13.12 Assignment. [illegible]

13.13 Lease Guaranty. [illegible]

13.14 Governing Law; Miscellaneous. [illegible]

13.15 Dispute Resolution and Arbitration. [illegible]

13.16 Notices. [illegible]

13.17 Entire Agreement. [illegible]

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas MCPS TK 04/13
8 | Page of 10

8

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

[illegible]

MERCHANT ACCEPTANCE

[illegible]

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas

MCPS TK 04/13

9 | Page of 10

9

MERCHANT PAYMENT CARD APPLICATION/AGREEMENT

19. Retention Of EFT Receipts. Merchant agrees to have the checkwriter sign an EFT receipt in a form approved by EZCheck for each ECT transaction processed through EZCheck. Merchant agrees to maintain the signed EFT receipt for a minimum period of two years from the date of the transaction or for the period specified by the rules of the NACHA, whichever is longer. Upon request by EZCheck, Merchant shall promptly produce either the original or a legible copy of the EFT receipt to EZCheck within seven days of EZCheck's request. Merchant agrees upon reasonable notice and during normal business hours that EZCheck may audit Merchant for its compliance with this requirement.
20. Non-Guarantee . If Merchant utilizes EZCheck's Non-Guarantee services, information is given only to assist Merchant in deciding whether or not to accept a check. EZCheck does not guarantee the accuracy or completeness of the information and there will be no payments to Merchant by EZCheck for any loss from check transactions processed by EZCheck. Merchant assumes all risk on checks accepted by Merchant and processed by EZCheck and EZCheck's liability on any check processed through the Non-Guarantee service shall be zero.
21. Equipment. EZCheck will replace or repair equipment for Merchants that are members of the "Merchants Club" upon Merchant's request. A swap fee of $29.95 will be charged per equipment item replaced. If replacement equipment is mailed to Merchant, it is Merchant's responsibility to return defective equipment to EZCheck's office within 7 business days or Merchant will be deemed to have purchased equipment and be billed for such equipment. A fee of $40.00 per hour plus the cost of parts will be charged for any repair of equipment beyond ordinary wear and tear. A reprogramming fee of $15.00 will be charged for each occasion that a piece of equipment is reprogrammed for additional features or different information. Merchant shall not permit persons other than authorized representatives of EZCheck to adjust, maintain, program or repair any equipment. Merchant shall bear the entire risk of loss, theft, or damage of or to equipment. There is a 90-day manufacturer's warranty on sold equipment.
22. Hold Harmless. Merchant agrees to promptly inform EZCheck of collection or dispute of any amounts recorded, or items submitted, to EZCheck and to hold EZCheck harmless for any liability arising from Merchant's failure to do so.
23. Credit Law Compliance. Merchant certifies that it has a legitimate business need, in connection with a business transaction involving the consumer, for the information provided by EZCheck under this Agreement. Merchant also certifies that the information provided by EZCheck will only be used for permissible purposes as defined in the Fair Credit Reporting Act, and applicable state laws, with the exception that the information will not be used for employment purposes, and will not be used by Merchant for any purpose other than one transaction between Merchant and customer. Merchant agrees that neither it nor its agents or employees will disclose the results of any inquiry made to EZCheck except to the person about whom such inquiry is made and in no case to any other person outside the Merchant's organization and that Merchant shall defend, and hold harmless, EZCheck for all liability resulting directly or indirectly from any disclosure forbidden herein. If Merchant decides to reject any transaction, either wholly or partly because of information obtained from EZCheck, Merchant agrees to provide the customer with all information required by law or EZCheck.
24. Use of EZCheck's Materials. Merchant shall have the use of decals, identification data and other material furnished by EZCheck during the term of this Agreement. Merchant shall not permit any person other than its own officers or employees at subscribing locations to use the EZCheck Merchant Number assigned by EZCheck. Merchant agrees that upon termination it will return or destroy all EZCheck materials and return, in good condition, all EZCheck's equipment. The monthly fees to Merchant will apply for all months or fractions of a month any materials or equipment remain in use.
25. Use of Merchant Information. Merchant agrees that EZCheck may use any credit information provided to EZCheck or an EZCheck affiliate for EZCheck's ECT credit review. Merchant also agrees that EZCheck may share any experiential information it has regarding Merchant with any EZCheck affiliate.
26. Assignment of Agreement. Merchant may assign this Agreement only with prior written consent of EZCheck. EZCheck may freely assign this Agreement, its rights, benefits of duties hereunder. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of EZCheck and the heirs, executors, administrators, successors, and assigns of Merchant.
27. Application. In connection with this Agreement, Merchant has executed and delivered an Application containing, among other things, information describing Merchant's business and the individuals who are the principal owners of Merchant. Merchant warrants that all information and statements contained in such Application are true, correct and complete. Merchant further agrees to promptly notify EZCheck of any and all changes which may occur from time to time regarding any information contained in such Application, including but not limited to, the identity of principal owners and the type of goods and services provided. EZCheck reserves the right to immediately terminate this Agreement based upon the nature of changes reported by Merchant or discovered by EZCheck. Merchant and principal owner(s), identified on the Application shall be jointly and severally liable to EZCheck, and remain liable for any and all loss, costs and expense suffered or incurred by EZCheck, resulting from incorrect or incomplete information contained in Application or Merchant's failure to report all changes to EZCheck in accordance herewith. If, in EZCheck's sole judgment, a significant discrepancy exists between Merchant's actual processing activity and the activity described in Merchant's Application, EZCheck may immediately and without notice, suspend all processing and funding activity until EZCheck, in its sole opinion, feels confident in allowing subsequent processing activity.
28. Legal Responsibility. In the event of Merchant's violation of the terms of this Agreement, Merchant agrees to pay all cost, including reasonable attorneys' fees, for steps taken by EZCheck whether by suit or otherwise, to defend, preserve or enforce its rights under this Agreement and EZCheck shall have the right to immediately repossess all equipment owned by EZCheck. In the event of any legal action with third parties, customers, businesses, or regulatory agencies concerning any transaction or event arising under this Agreement, Merchant agrees to: (a) promptly notify EZCheck of the claim or legal action; (b) reasonably cooperate with EZCheck in the making of any claims or defenses and; (c) provide information, assist in the resolution of the claims and make available at least one employee or agent who can testify regarding said claims or defenses. EZCheck and Merchant shall each be responsible for its own attorneys' fees and court cost except as otherwise provided by this paragraph.
29. Warranty Limitations. Except as expressly set forth herein, EZCheck makes no warranty, express or implied, and it is agreed that no implied at law warranty shall arise from this Agreement or from performance by EZCheck. In no event shall EZCheck be liable to Merchant or to any other person for any loss or injury to earnings, profits or goodwill or for any incidental or consequential damages. Merchant agrees that a decision to reject any check or ECT transaction, driver's license or other forms of identification or payment for its products and/or services shall be made solely Merchant's own responsibility. Notwithstanding anything to the contrary in this Agreement, in no event shall EZCheck's liability under this Agreement exceed the total amount of fees paid to EZCheck by Merchant pursuant to this Agreement during the preceding 12 month period.
30. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be hand delivered or delivered by facsimile transmission or overnight courier or U.S. Postal Service addressed or transmitted to the party to be notified at such party's address or number as provided on the front of this Agreement or at such party's last known address or number. Any notice delivered hereunder shall be deemed effective upon delivery, if hand delivered or sent by overnight courier, or upon deposit with the U.S. Postal service, and upon receipt, as evidenced by the date of transmission indicated on the transmitted material if by facsimile transmission. Merchant's continued use of the affected service after receipt of such notice will evidence Merchant's continued use of the affected service after receipt of such notice. The parties addressed may be changed by written notice to the other party as provided herein.
31. Force Majeure. EZCheck shall not be held responsible for any delays in or failure of suspension of service caused by mechanical or power failure, strikes, labor difficulties, fire, earthquakes, inability to operate or obtain service for its equipment, unusual delay in transportation, act of God, or other causes reasonably beyond the control of EZCheck.
32. Governing Law and Jurisdiction. Merchant agrees to comply with all applicable laws, rules and regulations relating to the services provided hereunder. This Agreement plus any addenda attached herein is the entire Agreement between the parties concerning the processing of electronic and paper checks, and supersedes all previous understanding, representations and agreements in relation to its subject matter. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Any suit brought relating to this Agreement MUST be brought in Houston, Harris County, Texas.
33. Severability. If any provision of this Agreement, or the application of such provisions to any person or circumstance, is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, such fact shall not affect the remaining provisions to persons or circumstances other than those to which it is held invalid, and in lieu of each such provision there shall be substituted a new provision as similar as possible to the provision declared invalid, illegal or unenforceable.
34. Waiver. All rights and duties within this Agreement are material and time is of the essence. No waiver of any right hereunder shall be deemed effective unless in writing executed by the waiving party. The parties agree that no failure to exercise and no delay in exercising, any right hereunder on the part of whether party shall operate as a waiver of any such right. The parties agree that no single or partial exercise of any right hereunder shall preclude its further exercise.
35. Survivability. All representations, warranties, indemnities and covenants made herein shall survive the termination of this Agreement and shall remain enforceable after such termination.
36. Entire Agreement. This Agreement together with any Addenda constitutes a fully integrated agreement and the entire Agreement between the parties with respect to its subject matter. All prior or contemporaneous agreements, understandings or representations in relation to the subject matter of this Agreement are merged herein.

Merchants' Choice Payment Solutions is a registered ISO/MSP of Woodforest National Bank, Houston, Texas
MCPS TK 04/13
10 | P a g e of 10

10

PC States ONLY

Merchant Payment Card Agreement Addendum

This Addendum (the "Addendum") dated ______________________________ is to the Merchant Payment Card Agreement dated on or about ____________________ (the "Agreement") is made and entered into by and between Woodforest National Bank ("WNB"), Merchants' Choice Payment Solutions ("MCPS") and ______ (the "Merchant"),

The parties hereto have agreed to the following terms in addition to all terms and conditions set forth in the Agreement. Any conflict between this Addendum and the Agreement shall be governed by this Addendum. All matters set forth in the Agreement not addressed in this Addendum shall remain in full force and effect.

NOW THEREFORE, the parties have agreed to the following amended terms:

1. The Special Pricing Addendum, attached as Exhibit "A" contains the pricing applicable to the Agreement. Any pricing terms set forth in the Agreement that are not amended in Exhibit "A" shall remain in full force and effect. WNB may amend the pricing to reflect any increase or decrease in the direct costs that it is charged by its vendors, Visa, MasterCard and other similar entities. In the event of such an increase or decrease, WNB shall provide 30 days prior notice to the Merchant.

2. In the event Merchant's relationship with The Joint franchise system is terminated or discontinued for any reason, Merchant acknowledges, understands and agrees that WNB shall follow the directions of the Merchant's management company ______________ (known by Merchant to be a franchisee of The Joint Corp.), or the successor Merchant identified by Merchant's management company, regarding the deposit of funds from payment card transactions submitted by Merchant. Merchant agrees to indemnify and hold WNB, MCPS and MCPS Partners harmless for any action they take pursuant to this section. Merchant understands that this could result in funds from transactions processed by the Merchant being redirected to bank accounts that are not owned by the Merchant.

3. Except to the extent specifically referenced herein, the terms and conditions of the Agreement remain in full force and effect without modification.

WOODFOREST NATIONAL BANK	**MERCHANT CHOICE PAYMENT SOLUTIONS**
BY: ______________________	BY: ______________________
NAME: ______________________	NAME: ______________________
TITLE: ______________________	TITLE: ______________________
DATE: ______________________	DATE: ______________________

11

PC States ONLY

MERCHANT

BY: ______________________________
NAME: ___________________________
TITLE: ___________________________

DATE: ______________________

12

RETAIL RADIO’S SERVICE SALES AGREEMENT

Retail Radio

RETAIL RADIO'S SERVICE SALES AGREEMENT ATTN: Franchisee Name

This is a (36) thirty six month service agreement and is entered on March 1st by and between RETAIL RADIO, LLC ("RR"), a California Limited Liability Company, and Franchisee #, company name or owner (referred to herein as "Client"). WHEREAS, the Client desires to hire RR to provide personalized radio services including, but not limited to, stylized music programming with customer targeted advertising determined and/or created by RR. NOW, THEREFORE, in consideration of the contained mutual covenants and agreements and for good, valuable consideration, the Client and RR agree as follows:

1. **TERMS**

(a) Client agrees to hire RR to provide personalized radio services for a period of (36) thirty six months (for all stores locations identified on **(Addendum A)**. This initial Agreement and its terms will renew after the initial (36) thirty six month period, if a cancellation is not received in writing by the later of (60) sixty days prior to the expiration of the current Agreement. Additional locations can be added to this master contract **(Addendum A)** however contract terms and conditions will be applied from the date the service is to commence at the additional locations. Should any location close or franchise agreement expire with The Joint Corp during the contract term with Retail Radio, the expressed franchisees specific clinic's contract with Retail Radio will be terminated without financial consequences for said franchisee or The Joint Corp

(b) Client will select a music format from multiple stylized music formats, with each format consisting of professionally programmed, and required licensed music, as the content relates to their specific location to meet a particular Client's needs and targeted audience.

(c) Client's service comes with 12 produced pieces of messaging a year of up to 30 seconds each, including branding, thank you or up-selling messages. These spots will run at equal rotation unless otherwise expressed in writing. All copy points for the spots are to be provided by the Client. The included production is for uses within Your in-store music service solely and consists of single voice reads. Additional produced pieces of messaging can be produced for $45 per messaging.

(d) Client is required to use our Plug N Play media player box per location, to be provided by RR, with a (1) one time set-up fee as stated in Section 2, Compensation, of this Agreement. RR shall also provide the initial installed equipment more particularly described in Section 3 Terms of Service set forth hereinafter.

(e) Client, not RR, is fully responsible for establishing and maintaining a successful internet connection, being necessary to receive RR's continuing personalized radio services. RR agrees to provide instructions and customer service to assist Client. For music reliability our players will perform music for a short period of time without an internet connection but will eventually repeat content if it is unable to gain updates performed by RR.

(f) The terms and conditions set forth in the following pages consisting of 6 of 6 total pages (and/or list of locations provided by Client) are part of this Agreement.

2. **COMPENSATION**

(a) Client agrees to pay RR a monthly of $ 21 monthly subscription fee per location for a minimum of (36) thirty six months per location. Within the term of the initial Agreement the monthly subscription fee could increase no more than 5% only if written notice is provided to Client documenting such increase from BMI, SESAC, ASCAP, SOCAN, as it applies to your content.

a. No less than (90) ninety days prior to the end of the initial Term, RR may provide a written notice to Client (i) indicating that RR's costs related to RR's Products and/or Services as stated under Section 1, Terms, have increased and (ii) detailing RR's proposed new prices as a result of such increased costs.

(b) Client will pay RR a (1) one time fee of $ 199 (plus shipping) for the lease of a Plug N Play media player per location used to implement the agreed upon services.

(c) Client to pay an introductory (1) one time production fee of $0
Requested Billing Cycle:

☐Monthly ☐Quarterly ☐Semi-Annually ☐Annual

(d) RR to provide client separate content capabilities for on-hold services. Client understands that their phone system must have an audio input. A 6 foot audio cord will be provided along with a RCA to mono 3.5mm plug adapter. Client agrees to pay $ 0 per location per billing cycle

Page 1 of 6

1

☐ **ACH Payments**: To authorize automatic payments taken directly from Your bank account, please fill out the ACH payment authorization form. There is no billing fee associated to the ACH billing or payments and **initial here:** ________. Check this box if You want monthly invoices emailed to You. Otherwise, individual and summary of services are available upon requests.

☐ **Automatic Credit Card Payment**: To authorize payment by Visa or MasterCard send us a completed Payment Authorization Form (attached) or request one from Your RR account executive, and **initial here** ________. Check this box if You want monthly invoices emailed to You. Otherwise, individual and summary of services are available upon requests.

Automated Payment Terms: By selecting an automated payment method, You authorize us to automatically deduct from Your financial institution or post to Your credit card, all fees and charges payable under the Agreement as they become due. You agree to promptly notify us in writing if Your financial institution or credit card information changes. You can revoke this authorization at any time by giving us Notice. You agree that if we are unable on any occasion to receive automated payments for any reason, we may send a paper invoice to the Service Address for the charges then due, and You will pay such invoice within 10 days after the invoice date. There is a billing there is a $1.25 billing fee per invoice.

☐ Payment options: Invoice by mail. Send paper invoices to the attention of: ____________ at this address: ____________

There is a billing there is a $1.25 billing fee per invoice.

(d) Default: If Client fails to pay any amounts when due, and such non-payment continues for (30) thirty days after RR provides written notice by certified mail of the non-payment, Client agrees that the entire contract balance will become immediately due and payable to RR as liquidated damages. Payments that are more than (60) sixty days past due could assets late fees of 3% of delinquent balance every additional (30) thirty days. Client also agrees RR has the right to discontinue the Services and to remove RR's Equipment and any media at that time, together with any other remedies provided for herein.

Notes

notes about specific agreement, promotion, install or anything of that sort

THE UNDERSIGNED HAS READ THE FOREGOING CONTRACT AND FULLY UNDERSTANDS IT. IN WITNESS WHEHREOF, the Parties hereto have executed this Agreement as of the date and year first written above on page (1) one of this Agreement. This Agreement may be delivered electronically via, Facsimile, Email or other. The receipt of a Facsimile, Email or others copy of any party's signature shall be considered to be receipt of an original copy thereof, provided that any party executing this Agreement by facsimile shall, as soon as practicable following execution of this Agreement, provide an originally executed counterpart of this Agreement to the other parties.

CLIENT

______________________ ______________

[Signature] Date

By:

RETAIL RADIO, LLC

______________________ ______________

By: Bill Louie **Member of Retail Radio, LLC** Date

Page 2 of 6

2

3. TERMS OF SERVICE

THIS LIMITED END USER AGREEMENT ("AGREEMENT") DESCRIBES YOUR RIGHTS TO USE THIS HARDWARE AND ALL ASSOCIATED SOFTWARE ("EQUIPMENT"). YOU SHOULD CAREFULLY READ THIS AGREEMENT BEFORE INSTALLING OR USING THE EQUIPMENT.

This End User Agreement ("Agreement") contains the terms and conditions under which Retail Radio, LLC, a California limited liability company ("RR") agrees to provide You, the Client, with a non-exclusive, limited license to use Retail Radio's Equipment for use as a customized in-store audio system.

This is a legal agreement between Client, the original End User licensee (End User, You or Your) and Retail Radio (RR). You are granted this limited license to use the Equipment only if You accept all of the terms contained in this Agreement. Before installation and use of the Equipment, please read all of the terms and conditions of this Agreement.

(a) License. RR grants to You a nonexclusive, nontransferable, limited license to use the Equipment in connection with retail store in-store audio systems as provided herein, and for no other purpose. You shall not transmit the program nor use the service outside the premises designated in this Agreement. You agree not to disclose or make the Equipment available to any third party and You shall protect the confidentiality of the Equipment with the degree of care which You use to protect the confidentiality of Your own proprietary information of like nature, but with no less than a reasonable degree of care. You may not lease, assign, sublicense or transfer this license and any attempt to lease, sublicense, assign or transfer all or any of Your rights hereunder is void and will result in an immediate termination of this Agreement. Client understands and agrees that RR's music service rights are licensed for background music only. Client further understands and agrees RR's music services do not license music for any other on-premises music uses, including, but not limited to, the following: live music, television use, DJ. performances or businesses charging admission. Such uses require additional licensing that is the responsibility of Client, not RR.

(b) Restrictions. The Equipment and the accompanying printed or written materials are protected by applicable national copyright laws and are also subject to trade secret laws. Unauthorized copying of the Equipment or any related materials, including those instances where any aspects of the Equipment or related material have been modified, merged, or included with other data, code or software for any reason, is expressly forbidden. You will be liable for copyright infringement and all damages that result from any such unauthorized copying. The Equipment contains trade secrets, and in order to protect them, You may not decompile, reverse engineer or disassemble the Equipment, or otherwise reduce the Equipment to a human perceivable form. You may not modify, adapt, translate, rent, lease, loan, resell for profit, distribute, network or create derivative works based on all or any part of the Equipment.

(c)Title. The original and any copies of the Equipment, its associated software, and all accompanying content and documentation, in whole and in part, including translations, compilations, partial copies, modifications, and updates are the property of RR. You have only the limited rights granted by this Agreement. You are not an owner of a copy of the Program, and therefore 17 U.S.C. Section 117 does not apply. Upon terminating RR service the leased Plug N Play media player unit must be returned. If RR does not receive the leased equipment within 60 days of discontinuing service or receiving a replacement unit Client will be billed at the rate of $199. R&R will pay for shipping if required upon request.

(d) Maintenance of Equipment RR shall maintain and update, as necessary, the Plug N Play media player player at no additional charge, except as provided herein below. All maintenance shall be exclusively limited to that resulting from ordinary and proper use of the Equipment.

(e) Limited Warranty. RR warrants to Client that the Equipment as originally distributed to You (if any) is free from defects in materials and workmanship under normal use for a period equal to the length of the Initial first term of this agreement from the date of delivery to You ("Equipment Warranty"). Delivery shall be defined as the date You receive the Equipment from RR. RR does not warrant that the documentation or the functions contained in the Equipment will meet Your requirements or that the operation of the Equipment will be uninterrupted or error free.

No oral or written information or advice given by RR, its dealers, distributors, agents or employees will create a warranty or in any way increase the scope of the limited warranties set forth herein, and You may not rely on any such information or advice.

RR's entire liability and exclusive remedy with respect to breach of the Equipment Warranty will be, at RR's sole option and election, repair or replacement of any Equipment not meeting the Equipment Warranty, or refund of the price paid by You for the Equipment not meeting the Equipment Warranty; provided that the Equipment is returned to Your place of purchase within the Equipment Warranty period in accordance with the provisions set forth herein. You are responsible for any costs, expenses, customs, duties, taxes, and other similar charges relating to Your return shipment of the Equipment to Your place of purchase and RR's return of Equipment to You under the Equipment Warranty. You agree to pay all such costs upon invoice.

EXCEPT FOR THE LIMITED WARRANTY STATED ABOVE, THE EQUIPMENT IS PROVIDED "AS IS" WITHOUT WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESSED OR IMPLIED, AND THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED. IN ADDITION, SHOULD THE EQUIPMENT PROVE DEFECTIVE DUE TO MISUSE, ALTERATIONS OR MODIFICATIONS (INCLUDING MODIFICATIONS TO THE UNDERLYING SOFTWARE) BY YOU, OR SHOULD THE INSTALLED EQUIPMENT BE DAMAGED OR DESTROYED AS A RESULT OF RODENTS, ACTS OF NATURE, FIRE, WATER DAMAGE OR PROPERTY DAMAGE OR SHOULD THE EQUIPMENT BE STOLEN YOU (AND NOT RR OR ANY AUTHORIZED DEALER) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR, REPLACEMENT OR CORRECTION.

As to any equipment previously installed in Client's store (pre-existing equipment), unless provided by RR according to this Agreement, including but not limited to speakers, amplifiers and tuners, said pre-existing equipment is the property and responsibility of the Client. RR shall not be responsible for removal of said pre-existing equipment and any resulting replacement costs, property damage or incidental damages/costs. Replacement of said equipment is the sole responsibility of Client. Furthermore, removal of said pre-existing equipment and any resulting damages or interference with RR's provided service shall in no way constitutee a breach of this Agreement.

(f)Termination RR may terminate this Agreement and the license granted to You hereunder, immediately and upon written notice by certified mail to You upon Your breach of any provision of this Agreement.

(g) Copyrights. Retail Radio takes a firm stance against copyright infringement and file sharing. The unauthorized, direct or indirect, copying of commercial music, voices and messaging including digitally stored music files and/or information, without the copyright holder's permission is strictly prohibited and subject to prosecution.

Client initials___________

Page 3 of 6

3

4. <u>LIMITATION OF LIABILITY</u>

IN NO EVENT WILL RR OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, USE, DELIVERY OR INSTALLATION OF THE EQUIPMENT AND INVOLVED IN PROVIDING RR'S AGREED TO SERVICES BE LIABLE TO YOU FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOST PROFITS, SAVINGS, LOST OR DAMAGED DATA OR OTHER EQUIPMENT ARISING OUT OF THE USE OR INABILITY TO USE THE EQUIPMENT, EVEN IF RR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY NOTHWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR ANY CLAIM BY YOU OR ANY OTHER PARTY. RR'S SOLE LIABILITY TO YOU OR ANY THIRD PARTY AND YOUR SOLE REMEDY ARISING OUT OF OR RELATED TO THIS CONTRACT HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE WILL NOT EXCEED THE LICENSE FEE PAID BY YOU FOR THE EQUIPMENT. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SO ALL OR A PORTION OF THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. **YOU AGREE AND WE AGREE THAT THIS LIMITATION OF LIABILITY REFLECTS A NEGOTIATED ALLOCATION OF RISKS BETWEEN YOU AND US AND IS AN ESSENTIAL PART OF THE CONSIDERATION FOR OUR PERFORMANCE OF THE AGREEMENT.**

5. <u>CONFIDENTIAL INFORMATION/NON-COMPETITION</u>

Client agrees that it will not, during or after the term of this Contract with RR, disclose the specific contract terms of RR's relationships or agreements with its or their respective significant vendors or customers or any other significant and material trade secret of RR's whether in existence or proposed, to any person, firm, partnership, corporation, or business for any reason or purpose whatsoever.

6. <u>ENTIRE CONTRACT/AGREEMENT; MODIFICATION</u>

This Contract constitutes the full and complete understanding of the parties hereto and will supersede all prior contracts, agreements and understandings, oral or written, express or implied, with respect to the subject matter hereof. Each party to this Contract acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other contract, agreement, statement or promise not contained in this Contract shall be valid or binding. This Contract may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

7. <u>INDEMNIFICATION</u>

During the duration of the services sales contract and thereafter, the Client shall indemnify RR to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by law, in connection with any claim, action or proceeding (whether civil or criminal) against RR (other than a claim brought by RR) as a result of RR's services to the Client.

8. <u>SEVERABILITY</u>

Any term or provision of this Contract which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Contract or affecting the validity or enforceability of any of the terms or provisions of this Contract in any other jurisdiction.

9. <u>WAIVER OF BREACH</u>

The waiver by any party of a breach of any provision of this Contract, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

10. <u>ASSIGNABILITY; BINDING EFFECT</u>

This Contract shall be binding upon and inure to the benefit of the Client, its successors and assigns and shall be binding upon and inure to the benefit of RR, its successors and assigns. This Contract may not be assigned by the Client. This Contract may not be assigned by RR except in connection with a merger or a sale by RR of its stock, interests or assets, and then only provided that the assignee specifically assumes in writing all of RR's obligations hereunder.

11. <u>ARBITRATION</u>

Any dispute or controversy arising under or in connection with this Contract, shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in California, in accordance with the rules of the American Arbitration Association then in effect, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The decision of the arbitrator shall be final and binding on the parties. The parties shall equally divide all costs of the American Arbitration Association and the arbitrator, except that the arbitrator shall direct Retail to reimburse Client's portion of the cost on the same basis as set forth in the next sentence with regard to legal fees. Each party shall bear its own legal fees in any dispute except that, in the event the Client prevails on any material issue, the arbitrator shall award the Client his/her legal fees attributable to all matters other than frivolous positions taken by the Client (as determined by the arbitrator).

12. <u>GOVERNING LAW</u>

All issues pertaining to the validity, construction, execution and performance of this Contract shall be construed and governed with the laws of the State of California, without giving effect to the conflict or choice of law provisions thereof.

13. <u>HEADINGS</u>

The headings in this Contract are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Contract.

14. <u>COUNTERPARTS</u>

This Contract may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15. <u>MULTIPLE LOCATIONS</u>

An additional page may be added to this Agreement for Client's additional locations for ease of business. Each additional location and its corresponding activation date will serve as a new Agreement reflecting the terms and conditions of this Agreement.

Client initials__________

Page 4 of 6

4

RETAIL RADIO'S SERVICE SALES AGREEMENT

ADDENDUM A – LOCATION LIST

Locations: For ease of business, multiple locations can be added to the **Retail Radio's Service Sales Agreement** dated 3/1/13 (**Original Date**) ("Agreement") with the following Client: Franchisee #, company name or owner. Each new location will be subject to and governed by the terms of the Agreement, including but not limited to the fees specified therein. However, the duration or length of the contract is according to date that each new location commences Retail Radio service.

New additions to this page or additional pages will serve as an addendum to the Agreement. Each new location will require full signature & date in the "**Signature**" column by **Client** and written acceptance by **RR**.

For Businesses that require additional lines, a **signed** list of locations can be attached to this document and returned. The below spaces can be used for additions to the originally activated locations.

Location Address	Store #	Store Phone #	Start Date	Signature
Franchisee location address	franchised #			

Addendum: Added locations after the initial agreement will require a full signature & date in the signature column above.

Full Client Signature and date: ______________________________

Page 5 of 6

5

Retail Radio

CREDIT CARD AUTHORIZATION FORM

(Retail Radio Executive: Fill in top portions before faxing to Client)

Date: __________

To: ______________________________ Fax No: ________________________

Client Name: ________________________________ (need before submitting)

Retail Radio Executive: ____

Phone No: __________________Return Fax No: ________________________

PLEASE FILL IN ALL INFORMATION REQUESTED BELOW, SIGN, DATE AND FAX TO THE NUMBER ABOVE. WE ALSO ACCEPT ACH OR BANK TO BANK PAYMENTS ASK YOUR ACCOUNT EXECUTIVE FOR DETAILS.

CARD TYPE: ________________________ EXPIRATION DATE: ______________

ACCOUNT NO: ________________________________ **(Please only provide the last 4 digits someone will contact you for the full number**)

CVC# (3 or 4 digit security number on back of card) __________________

NAME ON CARD: ____

SIGNER'S NAME (if different from above):_______________________________________

BILLING ADDRESS (Billing address and phone number associated with this credit card is required.)

ADDRESS: ____

CITY/STATE/ZIP: ____

PHONE NUMBER: ____

AMOUNT TO BE CHARGED (START UP COST): $_______________

IN PAYMENT OF THE FOLLOWING: ____

____

APPROVED MONTHLY CHARGE: $___________________

IN PAYMENT OF THE FOLLOWING: MONTHLY MUSIC SUBSCRIPTION

AUTHORIZED SIGNATURE: _____________________________________DATE:_____________________

Cardholder acknowledges entering into music service contract in the amount shown here on and agrees to perform the obligations set forth in the Cardholder's agreement with the card Issuer. This is a re-occurring charge according to Your contract. You will get a copy of the invoice e-mailed to You for reference.

THANK YOU FOR UTILIZING RETAIL RADIO!

Page 6 of 6

6

RECEIPT

(YOUR COPY – RETAIN FOR YOUR FILES)

This Disclosure Document summarizes certain provisions of the Franchise Agreement and other information in plain language. Read this Disclosure Document and all agreements carefully.

If The Joint Corp. offers you a franchise, it must provide this Disclosure Document to you fourteen (14) days before you sign a binding agreement with, or make a payment to, the franchisor or an affiliate in connection with the proposed franchise sale, or sooner if required by applicable law.

If The Joint Corp. does not deliver this Disclosure Document on time, or if it contains a false or misleading statement, or a material omission, a violation of federal law and state law may have occurred and should be reported to the Federal Trade Commission, Washington, D.C. 20580 and the applicable state agency listed in Exhibit A.

The following franchise seller(s) will represent us in connection with the sale of our franchises: Chad Everts, Brian Markus, and Carol Lee (Name) at 16767 N. Perimeter Dr., Suite 240, Scottsdale, Arizona 85260 (Principal Address)

and (480) 245-5960 (Telephone Number).

Date of Issuance: March 28, 2014

See Exhibit A for our registered agents authorized to receive service of process.

I have received a Franchise Disclosure Document dated ______________. This Disclosure Document included the following Exhibits:

A.	State Administrators/Agents for Service of Process
B.	Franchise Agreement
C.	Operations Manual– Table of Contents
D.	Financial Statements
E.	Confidentiality/Nondisclosure Agreement
F.	Guaranty of Franchise Owner’s Undertakings
G.	List of Franchise Owners
H.	General Release Agreement
I.	Transfer Agreement
J.	Form UCC-1 Financing Statement
K.	State-Specific Addendum
L.	Management Agreement
M.	Amendment to Waive Management Agreement
N.	State-Specific Disclosures
O.	Required Vendor Agreements

Signature of Potential Franchise Owner

Date	Print Name of Potential Franchise Owner

You may return the signed receipt either by signing, dating, and mailing it to us at The Joint Corp., LLC, located at 16767 N. Perimeter Dr., Suite 240, Scottsdale, Arizona 85260, or by faxing a copy of the signed and dated receipt to us at (480) 513-7989.

Receipts

RECEIPT

(OUR COPY – SIGN, DATE AND RETURN TO US)

This Disclosure Document summarizes certain provisions of the Franchise Agreement and other information in plain language. Read this Disclosure Document and all agreements carefully.

If The Joint Corp. offers you a franchise, it must provide this Disclosure Document to you fourteen (14) days before you sign a binding agreement with, or make a payment to, the franchisor or an affiliate in connection with the proposed franchise sale, or sooner if required by applicable law.

If The Joint Corp. does not deliver this Disclosure Document on time, or if it contains a false or misleading statement, or a material omission, a violation of federal law and state law may have occurred and should be reported to the Federal Trade Commission, Washington, D.C. 20580 and the applicable state agency listed in Exhibit A.

The following franchise seller(s) will represent us in connection with the sale of our franchises: Chad Everts, Brian Markus, and Carol Lee (Name) at 16767 N. Perimeter Dr., Suite 240, Scottsdale, Arizona 85260 (Principal Address)

and (480) 245-5960 (Telephone Number).

Date of Issuance: March 28, 2014

See Exhibit A for our registered agents authorized to receive service of process.

I have received a Franchise Disclosure Document dated ______________. This Disclosure Document included the following Exhibits:

A.	State Administrators/Agents for Service of Process
B.	Franchise Agreement
C.	Operations Manual– Table of Contents
D.	Financial Statements
E.	Confidentiality/Nondisclosure Agreement
F.	Guaranty of Franchise Owner’s Undertakings
G.	List of Franchise Owners
H.	General Release Agreement
I.	Transfer Agreement
J.	Form UCC-1 Financing Statement
K.	State-Specific Addendum
L.	Management Agreement
M.	Amendment to Waive Management Agreement
N.	State-Specific Disclosures
O.	Required Vendor Agreements

Signature of Potential Franchise Owner

Date	Print Name of Potential Franchise Owner

You may return the signed receipt either by signing, dating, and mailing it to us at The Joint Corp., LLC, located at 16767 N. Perimeter Dr., Suite 240, Scottsdale, Arizona 85260, or by faxing a copy of the signed and dated receipt to us at (480) 513-7989.

Receipts